Exhibit 10.5
EXECUTION VERSION
AMENDMENT NO. 6 TO
SECOND AMENDED AND RESTATED REVOLVING LOAN CREDIT AGREEMENT
July 30, 2021
Amendment No. 6 to the Second Amended and Restated Revolving Loan Credit Agreement, dated as of October 30, 2015 (this “Amendment”), by and among XPO LOGISTICS, INC., a Delaware corporation (“Parent Borrower”), certain of Parent Borrower’s Subsidiaries signatory thereto, as borrowers (collectively with Parent Borrower, the “Borrowers” and each, individually, as a “Borrower”), the Lenders from time to time party thereto, MORGAN STANLEY SENIOR FUNDING, INC., in its capacity as agent (in such capacity and together with any successors and assigns in such capacity, the “Agent”) and MORGAN STANLEY SENIOR FUNDING, INC., JPMORGAN CHASE BANK, N.A. (up to the Amendment Effective Date (as defined below)) and CITIBANK, N.A. (as successor to JPMORGAN CHASE BANK, N.A. in its capacity as co-collateral agent on and after the Amendment Effective Date), as co-collateral agents (in such capacity and together with any successors and assigns in such capacity, the “Co-Collateral Agents”) (as amended, restated, modified and supplemented prior to the date hereof, the “Credit Agreement”; the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
WHEREAS, pursuant to Section 12.2(a) and 12.2(c) of the Credit Agreement, the Parent Borrower has requested that the Credit Agreement be amended on the Amendment Effective Date (as defined below) to permit the Spin Transactions (as defined in the Amended Credit Agreement) and make the other changes to the Credit Agreement as set forth on Exhibit A hereto (the changes set forth in Section 1(i), the “Stage 1 Amendments”);
WHEREAS, pursuant to Section 12.2(a) and 12.2(c) of the Credit Agreement, the Parent Borrower has further requested that as of, and subject to the occurrence of, the Separation Effective Date (as defined below) (a) the aggregate Commitments be reduced from $1,100 million to $1,000 million, (b) the Commitments and the Canadian Commitments be reallocated among the Lenders as set forth on Exhibit B-1 hereto and (c) the L/C Issuer Fronting Sublimit Amounts of the L/C Issuers be modified as set forth on Exhibit B-2 hereto (the changes set forth in Section 1(ii), the “Stage 2 Amendments”);
WHEREAS, each Consenting Lender has agreed, on the terms and conditions set forth herein and in the Amended Credit Agreement, (x) that after giving effect to the Stage 2 Amendments, it shall have a Commitment or Canadian Commitment, as applicable in the amount set forth opposite such Consenting Lender’s name on Exhibit B-1 hereto and (y) to remain a Lender for all purposes under the Amended Credit Agreement;
WHEREAS, the Lenders identified on the signature pages hereto as a “Consenting Lender” (the “Consenting Lenders”) constitute the Requisite Lenders and all Lenders under the Credit Agreement immediately prior to the Amendment Effective Date;
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.    Amendment.
(i)    Stage 1 Amendments. As of the Amendment Effective Date, (i) the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto and (ii) Citibank, N.A. hereby replaces JPMorgan Chase Bank, N.A. as Co-Collateral Agent.
(ii)    Stage 2 Amendments. As of, and subject to the occurrence of, the Separation Effective Date:
(A)    (i) The aggregate Commitments shall be automatically reduced from $1,100,000,000 to $1,000,000,000 and (ii) the aggregate Canadian Commitments shall be automatically reduced from $150,000,000 to $100,000,000, in each case pursuant to Section 2.3(a) of the Credit Agreement. The parties hereto agree that this Amendment constitutes the required notice pursuant to Section 2.3(a).
(B)    Each Consenting Lender (including each Lender not party to the Credit Agreement immediately prior to the Amendment Effective Date) severally (and not jointly) agrees (i) that it shall have Commitments and Canadian Commitments in the aggregate principal amounts equal to the amounts set forth opposite such Consenting Lender’s name on Exhibit B-1 hereto, (ii) from time to time thereafter to be bound by all obligations of a Lender under the Amended Credit Agreement and to make Revolving Loans in accordance with the terms thereof and (iii) that such Exhibit B-1 replaces in its entirety Annex C to the Credit Agreement.
(C)    Each L/C Issuer (including each L/C Issuer not party to the Credit Agreement in such capacity immediately prior to the Amendment Effective Date) severally (and not jointly) agrees (i) that its L/C Issuer Fronting Sublimit will be in an aggregate principal amount equal to the amount set forth opposite such L/C Issuer’s name on Exhibit B-2 hereto and (ii) that such Exhibit B-2 replaces in its entirety Annex D to the Credit Agreement.
(D)    Schedule A-1 and Schedule 2.2 to the Credit Agreement shall be amended, restated and replaced in their entirety with Schedule A-1 and Schedule 2.2, respectively, attached hereto (as such schedules may be updated by the Borrower prior to the occurrence of the Separation Effective Date).
(E)    For purposes hereof, the “Separation Effective Date” shall be the first date on which (i) the Separation shall have been consummated and (ii) Parent Borrower shall have delivered to the Agent an updated Borrowing Base Certificate as of June 30, 2021 giving effect to the Spin Transactions (which certificate Agent acknowledges and confirms it has received prior to the date hereof).
If the Separation Effective Date shall not have occurred on or before August 15, 2021, (i) the Stage 2 Amendments shall not go into effect, and (ii) the Credit Agreement (as amended by the Stage 1 Amendments) shall remain in effect (for the avoidance of doubt, without any reduction in the aggregate Commitments or Canadian Commitment or any modification of the L/C Issuer Fronting Sublimit Amounts).
Section 2.    Representations and Warranties, No Default.
(i)    Each Credit Party hereby represents and warrants that as of the Amendment Effective Date, after giving effect to this Amendment, (i) no Default or Event of Default has occurred and is continuing under the Credit Agreement (as amended by the Stage 1 Amendments) and (ii) all representations and warranties made by any Credit Party contained in the Credit Agreement (as amended by the Stage 1 Amendments) or in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date hereof or on such earlier date, as the case may be (after giving effect to such qualification).
(ii)    After giving effect to this Amendment, neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment: (i) impairs the grant, validity, priority or perfection of the Liens granted by the Credit Parties party hereto pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.
Section 3.    Reallocation of Outstanding Revolving Loans and Participations in Letters of Credit and Swing Line Loans. As of, and subject to the occurrence of, the Separation Effective Date:
(i)    The Consenting Lenders shall assign to each of the other Consenting Lenders, and each of the Consenting Lenders shall purchase from each of the other Consenting Lenders, at the principal amount thereof, such interests in the Revolving Loans outstanding on the Separation Effective Date (or in lieu of such assignments, the Borrower Representative shall be deemed to have made a borrowing of Revolving Loans from the Consenting Lenders and a prepayment of Revolving Loans outstanding under the Commitments or Canadian Commitments, as applicable, immediately prior to the Separation Effective Date), in each case, as shall be necessary in order that, after giving effect to all such assignments and purchases (or such borrowings and prepayments), such outstanding Revolving Loans will be held by the Consenting Lenders ratably in accordance with their Pro Rata Share of the Commitments as reflected on Exhibit B-1 hereto.
(ii)    All risk participations with respect to Letters of Credit issued for the account of any Borrower on or prior to the Separation Effective Date shall be reallocated to the Consenting Lenders in accordance with their Pro Rata Share of the Commitments as reflected on Exhibit B-1 hereto.
(iii)    All risk participations with respect to Swing Line Loans incurred by any Borrower on or prior to the Separation Effective Date shall be reallocated to the Consenting Lenders in accordance with their Pro Rata Share of the Commitments as reflected on Exhibit B-1 hereto.
Section 4.    Effectiveness. This Amendment shall become effective on the date (such date, the “Amendment Effective Date”) that the following conditions have been satisfied (which date is July 30, 2021):
(i)    Consents. Agent shall have received executed signature pages hereto from each Credit Party, the Agent, each Consenting Lender (which constitute all Lenders under the Credit Agreement immediately before and after the Amendment Effective Date), the Swing Line Lender and each L/C Issuer;

(ii)    Expenses. All fees and out-of-pocket expenses of Agent required to be paid or reimbursed by the Borrowers on the Amendment Effective Date under Section 12.3 of the Credit Agreement shall, in each case to the extent invoiced and provided in writing to the Parent Borrower at least one Business Day prior to the Amendment Effective Date, have been paid or reimbursed;
(iii)    Officer’s Certificate. Agent shall have received, in form and substance reasonably satisfactory to Agent, a certificate of a Financial Officer of Borrower Representative, dated the Amendment Effective Date, stating that: (i) before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and (ii) before and after giving effect to this Amendment, all representations and warranties made by any Credit Party contained in this Amendment, the Credit Agreement (as amended for the Stage 1 Amendments) or in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date hereof or on such earlier date, as the case may be (after giving effect to such qualification).
(iv)    PATRIOT Act; Beneficial Ownership.
(A)    Agent and the Consenting Lenders shall have received, at least three business days prior to the Amendment Effective Date, from the Credit Parties all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, in each case to the extent requested by Agent from Parent Borrower in writing at least 10 business days prior to the Amendment Effective Date.
(B)    Agent shall have received, at least three business days prior to the Amendment Effective Date, from any Borrower that qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230, a certification regarding beneficial ownership in relation to such Borrower to the extent required by such regulation.
Section 5.    [Reserved].
Section 6.    [Reserved].
Section 7.    Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be effective as delivery of a manually executed counterpart of this Amendment. Any signature to this Amendment may be delivered by electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.
Section 8.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.    Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the L/C Issuers, Agent, or Co-Collateral Agents in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and each Credit Party reaffirms its obligations under the Loan Documents to which it is party and the grant of its Liens on the Collateral made by it pursuant to the Collateral Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein or as provided in the exhibits hereto, operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents. This Amendment shall not extinguish the Obligations for the payment of money outstanding prior to the Amendment Effective Date. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement, which shall remain in full force and effect, except to any extent modified hereby or as provided in the exhibits hereto. Except as expressly provided in the Credit Agreement, nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Credit Parties from the Loan Documents. This Amendment shall constitute a Loan Document for purposes of the Amended Credit Agreement and from and after the Amendment Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement. Each of the Credit Parties hereby consents to this Amendment and confirms that all obligations of such Credit Party under the Loan Documents to which such Credit Party is a party shall continue to apply to the Credit Agreement as amended hereby. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties under the Loan Documents, in each case, as amended by this Amendment. Each Credit Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (ii) its guarantee of the Obligations under the Loan Documents and (iii) its grant of Liens on the Collateral to secure the Obligations under the Loan Documents pursuant to the Loan Documents. This Amendment shall be binding on each party hereto and its successors and assigns.
Section 10.    Governing Law.
(a)    EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES.
(b)    EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS RELATED TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO AGENT, CO-COLLATERAL AGENTS OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT

AGENT, CO-COLLATERAL AGENTS, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT OR CO-COLLATERAL AGENTS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
(c)    EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SECTION 12.10 OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR FIVE (5) BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.
Section 11.    [Reserved].
Section 12.    Entire Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
Section 13.    WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO KNOWINGLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS, L/C ISSUERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.
Section 14.    Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

Section 15.    Titles/Roles. With respect to this Amendment, each of the institutions listed below shall have the titles and roles set forth opposite its name.

Institution	Title(s) and Role(s)
Citigroup Global Markets Inc.	Joint Lead Arranger and Joint Bookrunner

Citibank, N.A.	Co-Collateral Agent

Barclays Bank PLC	Joint Lead Arranger and Joint Bookrunner

Credit Agricole Corporate and Investment Bank	Joint Lead Arranger and Joint Bookrunner

Morgan Stanley Senior Funding, Inc.	Administrative Agent and Co-Collateral Agent
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

XPO LOGISTICS, INC.

By:	/s/ Ravi Tulsyan
Name: Ravi Tulsyan
Title: Deputy Chief Financial Officer and Treasurer

XPO LOGISTICS CANADA INC.

By:	/s/ Ravi Tulsyan
Name: Ravi Tulsyan
Title: Senior Vice President and Treasurer
[Signature Page to Amendment No. 6]

BOUNCE LOGISTICS, LLC
CON-WAY MULTIMODAL INC.
GXO ENTERPRISE SERVICES, LLC
GXO LOGISTICS FINANCE, LLC
JACOBSON LOGISTICS COMPANY, L.C.
JACOBSON PACKAGING COMPANY, L.C.
JACOBSON TRANSPORTATION COMPANY, INC.
JACOBSON WAREHOUSE COMPANY, INC.
MANUFACTURERS CONSOLIDATION SERVICE OF CANADA, INC.
XPO AIR CHARTER, LLC
XPO CNW, INC.
XPO COURIER, LLC
XPO CUSTOMS CLEARANCE SOLUTIONS, LLC
XPO DEDICATED, LLC
XPO ENTERPRISE SERVICES, LLC
XPO GLOBAL FORWARDING, INC.
XPO INTERMODAL SERVICES, LLC
XPO INTERMODAL SOLUTIONS, INC.
XPO INTERMODAL, INC.
XPO LAND HOLDINGS, LLC
XPO LAST MILE CANADA INC.
XPO LAST MILE HOLDING, INC.
XPO LAST MILE, INC.
XPO LOGISTICS CARTAGE, LLC
XPO LOGISTICS DRAYAGE, LLC
XPO LOGISTICS EXPRESS, LLC
XPO LOGISTICS FREIGHT, INC.
XPO LOGISTICS MANAGED TRANSPORTATION, LLC
XPO LOGISTICS MANUFACTURING, LLC
XPO LOGISTICS NLM, LLC
XPO LOGISTICS PORT SERVICES, LLC
XPO LOGISTICS SUPPLY CHAIN CANADA INC.
XPO LOGISTICS SUPPLY CHAIN CORPORATE SERVICES, INC.
XPO LOGISTICS SUPPLY CHAIN HOLDING COMPANY
XPO LOGISTICS SUPPLY CHAIN OF NEW JERSEY, LLC
XPO LOGISTICS SUPPLY CHAIN OF TEXAS, LLC
XPO LOGISTICS SUPPLY CHAIN, INC.
XPO LOGISTICS TRANSPORT SERVICES, LLC
XPO LOGISTICS WORLDWIDE GOVERNMENT SERVICES, LLC
GXO LOGISTICS WORLDWIDE, LLC
XPO LOGISTICS WORLDWIDE, LLC
[Signature Page to Amendment No. 6]

XPO LOGISTICS, LLC
XPO LTL HOLDINGS, LLC
XPO LTL SOLUTIONS, LLC
XPO MANUFACTURING HOLDINGS, LLC
XPO NAT SOLUTIONS, LLC
XPO PROPERTIES, INC.
XPO SERVCO, LLC
[Signature Page to Amendment No. 6]

XPO STACKTRAIN, LLC
XPO TRANSPORT, LLC

By:	/s/ Ravi Tulsyan
Name:	Ravi Tulsyan
Title:	Senior Vice President and Treasurer

PDS TRUCKING, INC.
XPO DISTRIBUTION SERVICES, INC.

By:	/s/ Karlis P. Kirsis
Name: Karlis P. Kirsis
Title: President and Secretary
[Signature Page to Amendment No. 6]

AGENTS:

MORGAN STANLEY SENIOR FUNDING, INC., as Agent and as Co-Collateral Agent

By:	/s/ Jack Kuhns
Name:	Jack Kuhns
Title:	Vice President
[Signature Page to Amendment No. 6]

JPMORGAN CHASE BANK, N.A., as Co-Collateral Agent (prior to the Amendment Effective Date)

By:	/s/ Stacey Zoland
Name:	Stacey Zoland
Title:	Authorized Officer
[Signature Page to Amendment No. 6]

CITIBANK, N.A., as Co-Collateral Agent (on and after the Amendment Effective Date)

By:	/s/ Allister Chan
Name:	Allister Chan
Title:	Vice President
[Signature Page to Amendment No. 6]

CITIBANK, N.A., as a Consenting Lender and L/C Issuer

By:	/s/ Allister Chan
Name:	Allister Chan
Title:	Vice President
[Signature Page to Amendment No. 6]

BARCLAYS BANK PLC, as a Consenting Lender and L/C Issuer

By:	/s/ Craig Malloy
Name:	Craig Malloy
Title:	Director
[Signature Page to Amendment No. 6]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Consenting Lender and L/C Issuer

By:	/s/ Christopher Rosenkranz
Name:	Christopher Rosenkranz
Title:	Director

By:	/s/Gordon Yip
Name:	Gordon Yip
Title:	Director
[Signature Page to Amendment No. 6]

MORGAN STANLEY BANK, N.A., as a Consenting Lender and L/C Issuer

By:	/s/ Jack Kuhns
Name:	Jack Kuhns
Title:	Vice President

MORGAN STANLEY SENIOR FUNDING, INC., as a Consenting Lender and Swing Line Lender

By:	/s/ Jack Kuhns
Name:	Jack Kuhns
Title:	Vice President
[Signature Page to Amendment No. 6]

BANK OF AMERICA, N.A., as a Consenting Lender

By:	/s/ Matthew Bourgeois
Name:	Matthew Bourgeois
Title:	Senior Vice President
[Signature Page to Amendment No. 6]

BANK OF AMERICA, N.A., (acting through its Canada Branch), as a Consenting Lender

By:	/s/ Sylwia Durkiewicz
Name:	Sylwia Durkiewicz
Title:	Vice President
[Signature Page to Amendment No. 6]

BNP PARIBAS, as a Consenting Lender and L/C Issuer

By:	/s/ Guelay Mese
Name:	Guelay Mese
Title:	Director

By:	/s/ John McCulloch
Name:	John McCulloch
Title:	Vice President
[Signature Page to Amendment No. 6]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Consenting Lender

By:	/s/ Julianne Low
Name:	Julianne Low
Title:	Senior Director
[Signature Page to Amendment No. 6]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Consenting Lender

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/ Cassandra Droogan
Name:	Cassandra Droogan
Title:	Authorized Signatory
[Signature Page to Amendment No. 6]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Consenting Lender and L/C Issuer

By:	/s/ Michael Strobel
Name:	Michael Strobel
Title:	Vice President

By:	/s/ Yumi Okabe
Name:	Yumi Okabe
Title:	Vice President
[Signature Page to Amendment No. 6]

GOLDMAN SACHS BANK USA, as a Consenting Lender

By:	/s/ Dan Martis
Name:	Dan Martis
Title:	Authorized Signatory
[Signature Page to Amendment No. 6]

JPMORGAN CHASE BANK, N.A., as a Consenting Lender and L/C Issuer

By:	/s/ Stacey Zoland
Name:	Stacey Zoland
Title:	Authorized Officer
[Signature Page to Amendment No. 6]

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Consenting Lender

By:	/s/ Auggie Marchetti
Name:	Auggie Marchetti
Title:	Authorized Officer
[Signature Page to Amendment No. 6]

WELLS FARGO BANK, N.A., as a Consenting Lender and L/C Issuer

By:	/s/ Marc J. Breier
Name:	Marc J. Breier
Title:	Authorized Signatory
[Signature Page to Amendment No. 6]

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Consenting Lender

By:	/s/ David G. Phillips
Name:	David G. Phillips
Title:	Senior Vice President
[Signature Page to Amendment No. 6]

U.S. BANK NATIONAL ASSOCIATION, as a Consenting Lender and L/C Issuer

By:	/s/ Lisa Freeman
Name:	Lisa Freeman
Title:	Senior Vice President
[Signature Page to Amendment No. 6]

CITY NATIONAL BANK, a National Banking Association, as a Consenting Lender

By:	/s/ Brent Phillips
Name:	Brent Phillips
Title:	Senior Vice President
[Signature Page to Amendment No. 6]

HSBC BANK USA, N.A., as a Consenting Lender

By:	/s/ Patrick D. Mueller
Name:	Patrick D. Mueller
Title:	Managing Director
[Signature Page to Amendment No. 6]

KEYBANK NATIONAL ASSOCIATION, as a Consenting Lender

By:	/s/ Paul Steiger
Name:	Paul Steiger
Title:	Vice President
[Signature Page to Amendment No. 6]

MUFG UNION BANK, N.A., as a Consenting Lender

By:	/s/ Thomas Kainamura
Name:	Thomas Kainamura
Title:	Director
[Signature Page to Amendment No. 6]

THE BANK OF NOVA SCOTIA, as a Consenting Lender and L/C Issuer

By:	/s/ Kevin McCarthy
Name:	Kevin McCarthy
Title:	Director
[Signature Page to Amendment No. 6]

EXHIBIT A
To
Amendment No. 6
[See attached]

Exhibit 10.5a
EXECUTION VERSION
Conformed through Amendment No. ~~5~~6, dated as of ~~June 29~~July 30, ~~2020~~2021

$1,100,000,000
SECOND AMENDED AND RESTATED REVOLVING LOAN CREDIT AGREEMENT
by and among
XPO LOGISTICS, INC. AND
CERTAIN SUBSIDIARIES OF XPO LOGISTICS, INC.
NAMED HEREIN,
as Borrowers,
THE OTHER CREDIT PARTIES SIGNATORY HERETO,
as Credit Parties,
THE LENDERS SIGNATORY HERETO
FROM TIME TO TIME,
as Lenders,
MORGAN STANLEY SENIOR FUNDING, INC.,
as Agent,
MORGAN STANLEY SENIOR FUNDING, INC. AND ~~JPMORGAN CHASE BANK~~CITIBANK, N.A.~~,~~
as Co-Collateral Agents
MORGAN STANLEY SENIOR FUNDING, INC.,
J.P. MORGAN SECURITIES LLC,
BARCLAYS BANK PLC,
CITIBANK, N.A. AND
DEUTSCHE BANK SECURITIES INC.,
as Joint Lead Arrangers and Joint Bookrunners1
BANK OF AMERICA, N.A.,
CAPITAL ONE, NATIONAL ASSOCIATION,
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
CREDIT SUISSE SECURITIES (USA) LLC,
GOLDMAN SACHS BANK USA,
U.S. BANK NATIONAL ASSOCIATION AND
WELLS FARGO BANK, N.A.,
as Co-Syndication Agents
Dated as of October 30, 2015

1 For purposes of Amendment No. 6 to this Second Amended and Restated Credit Agreements, Citibank Global Markets, Inc., Barclays Bank PLC and Credit Agricole Corporate and Investment Bank have acted as joint lead arrangers and joint bookrunners.

TABLE OF CONTENTS

PAGE
1.	~~DEFINITIONS, ACCOUNTING PRINCIPLES AND OTHER INTERPRETIVE MATTERS~~Definitions, Accounting Principles and Other Interpretive Matters.		2

	1.1	Definitions	2

	1.2	Rules of Construction	~~83~~93

	1.3	Interpretive Matters	~~83~~93

	1.4	Additional Alternative Currencies	~~84~~94

	1.5	Timing of Payment or Performance	~~84~~94

	1.6	Quebec Matters	~~84~~95

	1.7	Borrowers	~~85~~95

	1.8	Quebec Security	~~85~~95

	1.9	Permitted Liens	~~86~~96

	1.10	Interest Act (Canada)	~~86~~96

	1.11	Criminal Code (Canada)	~~86~~96

	1.12	Anti-Money Laundering (Canada)	~~86~~96

	1.13	Spin Transactions	97

2.	~~AMOUNT AND TERMS OF CREDIT~~Amount and Terms of Credit		~~87~~97

	2.1	Credit Facilities	~~87~~97

	2.2	Letters of Credit	~~90~~101

	2.3	Prepayments	~~98~~109

	2.4	Use of Proceeds	~~100~~111

	2.5	Interest; Applicable Margins	~~100~~111

	2.6	Cash Management Systems	~~102~~113

	2.7	Fees	~~102~~113

	2.8	Receipt of Payments	~~103~~114

	2.9	Application and Allocation of Payments	~~103~~114

	2.10	Loan Account and Accounting	~~104~~115

	2.11	Indemnity	~~105~~116

	2.12	Access	~~106~~117

	2.13	Taxes	~~107~~118

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	2.14	Capital Adequacy; Increased Costs; Illegality	~~110~~121

	2.15	~~Inability to Determine Rates~~Interest Rate Determination	~~113~~123

	2.16	Incremental Revolving Loans; Extensions	~~113~~127

	2.17	Bank Products	~~117~~130

	2.18	Reserves Generally	~~117~~130

3.	~~CONDITIONS PRECEDENT~~Conditions Precedent		~~117~~131

	3.1	Conditions to Restatement Date and the Initial Loans	~~117~~131

	3.2	Further Conditions to Each Loan, Each Letter of Credit Obligation	~~122~~135

4.	~~REPRESENTATIONS AND WARRANTIES~~Representations and Warranties		~~122~~136

	4.1	Corporate Existence; Compliance with Law	~~122~~136

	4.2	Chief Executive Offices; Collateral Locations; FEIN	~~123~~136

	4.3	Corporate Power; Authorization; Enforceable Obligations; No Conflict	~~123~~137

	4.4	Financial Statements	~~124~~137

	4.5	Material Adverse Effect	~~124~~138

	4.6	Ownership of Property; Liens	~~124~~138

	4.7	Labor Matters	~~124~~138

	4.8	Subsidiaries and Joint Ventures	~~125~~138

	4.9	Investment Company Act	~~125~~139

	4.10	Margin Regulations	~~125~~139

	4.11	Taxes/Other	~~125~~139

	4.12	ERISA	~~125~~139

	4.13	No Litigation	~~127~~140

	4.14	Brokers	~~127~~140

	4.15	Intellectual Property	~~127~~140

	4.16	Full Disclosure	~~127~~141

	4.17	Environmental Matters	~~127~~141

	4.18	Insurance	~~128~~142

	4.19	Deposit and Disbursement Accounts	~~128~~142

	4.20	No Default	~~128~~142

	4.21	Creation and Perfection (and Publication of Security Interests (and Hypothecs))	~~128~~142

	4.22	Solvency	~~129~~142
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	4.23	Economic Sanctions and Anti-Money Laundering	~~129~~143

	4.24	Economic Sanctions, FCPA, Patriot Act: Use of Proceeds	~~129~~143

	4.25	[Reserved]	~~130~~143

	4.26	Status as Senior Debt	~~130~~143

	4.27	FCPA and Related	~~130~~144

	4.28	Borrowing Base Certificates	~~130~~144

	4.29	Drivers	~~130~~144

5.	~~FINANCIAL STATEMENTS AND INFORMATION~~Financial Statements and Information		~~131~~145

	5.1	Financial Reports and Notices	~~131~~145

	5.2	Collateral Reporting	~~134~~148

6.	~~AFFIRMATIVE COVENANTS~~Affirmative Covenants		~~136~~150

	6.1	Maintenance of Existence and Conduct of Business	~~136~~150

	6.2	Payment of Charges and Taxes	~~136~~150

	6.3	Books and Records	~~136~~150

	6.4	Insurance; Damage to or Destruction of Collateral	~~136~~150

	6.5	Compliance with Laws	~~137~~151

	6.6	PATRIOT Act	~~137~~151

	6.7	Intellectual Property	~~137~~151

	6.8	Environmental Matters	~~138~~152

	6.9	[Reserved]	~~138~~152

	6.10	Further Assurances	~~138~~152

	6.11	ERISA Matters	~~141~~155

	6.12	New Subsidiaries	~~141~~155

	6.13	Designation of Subsidiaries and Designated Guarantors	~~142~~156

	6.14	Post-Closing Matters	~~143~~157

	6.15	Use of Proceeds	~~143~~157

	6.16	Driver Payables	~~143~~157

	6.17	Rolling Stock	~~143~~157

7.	~~NEGATIVE COVENANTS~~ Negative Covenants		~~144~~159

	7.1	Indebtedness	~~144~~159

	7.2	Limitation on Restricted Payments	~~150~~165

	7.3	Limitation of Restrictions Affecting Subsidiaries	~~156~~170

	7.4	Sale of Capital Stock and Assets	~~158~~172

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	7.5	Affiliate Transactions	~~161~~176

	7.6	Amendment of Certain Documents; Line of Business	~~164~~179

	7.7	Liens	~~164~~179

	7.8	Mergers, Fundamental Changes, Etc.	~~165~~180

	7.9	OFAC and Patriot Act Use of Proceeds	~~166~~182

	7.10	Change of Jurisdiction of Incorporation; Change of Fiscal Year	~~166~~182

	7.11	ERISA, Etc.	~~166~~182

	7.12	Financial Covenants	~~167~~182

	7.13	Hazardous Materials	~~167~~182

8.	~~TERM~~Term		~~167~~182

	8.1	Termination	~~167~~182

	8.2	Survival of Obligations Upon Termination of Financing Arrangements	~~167~~182

9.	~~EVENTS OF DEFAULT; RIGHTS AND REMEDIES~~ Events of Default; Rights and Remedies		~~167183~~

	9.1	Events of Default	~~167~~183

	9.2	Remedies	~~170~~185

	9.3	Waivers by Credit Parties	~~171~~186

	9.4	Cure Right	~~171~~186

10.	~~APPOINTMENT OF AGENT~~ Appointment of Agent		~~172~~188

	10.1	Appointment of Agents	~~172~~188

	10.2	Agents’ Reliance, Etc.	~~173~~188

	10.3	MSSF, ~~JPMorgan Chase~~Citibank and Affiliates	~~174~~189

	10.4	Lender Credit Decision	~~174~~190

	10.5	Indemnification	~~174~~190

	10.6	Successor Agent and Successor Co-Collaterals	~~175~~190

	10.7	Setoff and Sharing of Payments	~~176~~192

	10.8	Advances; Payments; Availability of Lender’s Pro Rata Share; Return of Payments; Non-Funding Lenders; Dissemination of Information; Actions in Concert	~~177~~192

	10.9	Actions in Concert	~~179~~196

	10.10	Procedures	~~180~~197

	10.11	Collateral Matters	~~180~~197

	10.12	Additional Agents	~~181~~198

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	10.13	Distribution of Materials to Lenders and L/C Issuers	~~181~~198

	10.14	Agent	~~182~~199

	10.15	Intercreditor Agreement	~~182~~199

	10.16	Certain ERISA Matters	~~183~~200

11.	~~ASSIGNMENT AND PARTICIPATIONS; SUCCESSORS AND ASSIGNS~~Assignment and Participations; Successors and Assigns		~~184~~201

	11.1	Assignment and Participations	~~184~~201

	11.2	Successors and Assigns	~~188~~205

	11.3	Certain Prohibitions	~~188~~205

12.	~~MISCELLANEOUS~~ Miscellaneous		~~188~~206

	12.1	Complete Agreement; Modification of Agreement	~~189~~206

	12.2	Amendments and Waivers	~~189~~206

	12.3	Fees and Expenses	~~192~~210

	12.4	No Waiver	~~194~~211

	12.5	Remedies	~~194~~211

	12.6	Severability	~~194~~211

	12.7	Conflict of Terms	~~194~~211

	12.8	Confidentiality	~~194~~212

	12.9	GOVERNING LAW	~~196~~213

	12.10	Notices	~~196~~214

	12.11	Section Titles	~~199~~216

	12.12	Counterparts	~~199~~216

	12.13	WAIVER OF JURY TRIAL	~~199~~217

	12.14	Press Releases and Related Matters	~~199~~217

	12.15	Reinstatement	~~200~~217

	12.16	Advice of Counsel	~~200~~217

	12.17	No Strict Construction	~~200~~217

	12.18	Patriot Act Notice	~~200~~218

	12.19	Currency Equivalency Generally; Change of Currency	~~200~~218

	12.20	Judgment Currency	~~201~~218

	12.21	Electronic Transmissions	~~201~~219

	12.22	Independence of Provisions	~~202~~220

	12.23	No Third Parties Benefited	~~202~~220

	12.24	Relationships between Lenders and Credit Parties	~~203~~220

~~-v-~~

	12.25	ABL Intercreditor Agreement	~~203~~221

13.	~~GUARANTY~~Guaranty		~~203~~221

	13.1	Guaranty	~~203~~221

	13.2	Waivers by Credit Parties	~~204222~~

	13.3	Benefit of Guaranty; Stay of Acceleration	~~205~~222

	13.4	Subordination of Subrogation, Etc.	~~205~~223

	13.5	Election of Remedies	~~205~~223

	13.6	Limitation	~~206~~223

	13.7	Contribution with Respect to Guaranty Obligations	~~206~~224

	13.8	Liability Cumulative	~~207~~225

	13.9	Obligations of the Canadian Credit Parties	~~207~~225

	13.10	Name of Agreement	~~207~~225

	13.11	Release of Borrowers and Guarantors	~~208~~225

	13.12	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~209~~227

	13.13	Acknowledgement Regarding Any Supported QFCs	227
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INDEX OF APPENDICES

Annex A	--	Cash Management System
Annex B	--	Agent’s Wire Transfer Information
Annex C	--	Commitments as of the Amendment No. 3 Effective Date
Annex D	--	L/C Issuer Fronting Sublimit Amounts as of the Amendment No. 3 Effective Date
Exhibit 1.1	--	Form of ABL Intercreditor Agreement
Exhibit 1.1(a)	--	Form of Supplemental Guaranty
Exhibit 2.1(a)(i)	--	Form of Notice of Revolving Credit Advance
Exhibit 2.1(a)(ii)	--	Form of Revolving Note
Exhibit 2.1(b)(ii)	--	Form of Swing Line Note
Exhibit 2.5(e)	--	Form of Notice of Conversion/Continuation
Exhibit 3.1		Form of Solvency Certificate
Exhibit 5.2	--	Form of Borrowing Base Certificate
Exhibit 11.1(a)	--	Form of Assignment Agreement
Schedule A-1	--	Subsidiary Guarantors
Schedule 2.1	--	Agent’s Representatives
Schedule 2.2	--	Existing Letters of Credit
Schedule 4.2	--	Chief Executive Office, Jurisdiction of Organization; Principal Place of Business; Collateral Locations; FEIN
Schedule 4.6	--	Real Property Leases
Schedule 4.7	--	Amendment No. 3 Effective Date Labor Matters
Schedule 4.8	--	Subsidiaries and Joint Ventures
Schedule 4.13	--	Amendment No. 3 Effective Date Litigation
Schedule 4.14	--	Brokers
Schedule 4.15	--	Intellectual Property
Schedule 4.17	--	Hazardous Materials
Schedule 4.19	--	Deposit Accounts
Schedule 6.10(b)	--	Material Real Property
Schedule 6.13	--	Unrestricted Subsidiaries
Schedule 6.14	--	Post-Closing Matters
Schedule 7.1	--	Amendment No. 3 Effective Date Indebtedness
-vii-

SECOND AMENDED AND RESTATED REVOLVING LOAN CREDIT AGREEMENT
This SECOND AMENDED AND RESTATED REVOLVING LOAN CREDIT AGREEMENT (as the same may be amended, supplemented, restated or otherwise modified from time to time, this “Agreement”), dated as of October 30, 2015, by and among XPO LOGISTICS, INC., a Delaware corporation (“Parent Borrower”), and certain of Parent Borrower’s wholly-owned domestic subsidiaries from time to time signatory hereto, as borrowers (collectively, referred to herein as the “U.S. Borrowers” and each, individually, as a “U.S. Borrower”), XPO Logistics Canada Inc., an Ontario corporation, and certain of Parent Borrower’s wholly-owned other Canadian subsidiaries from time to time signatory hereto, as borrowers (collectively, referred to herein as the “Canadian Borrowers” and each, individually, as a “Canadian Borrower” and together with the U.S. Borrowers, collectively, referred to herein as “Borrowers” and each, individually, as a “Borrower”); the other Credit Parties (with such term and each other capitalized term used but not defined in this preamble having the meaning assigned thereto in Article 1), from time to time, signatory hereto; MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as administrative agent for the Lenders (together, with any permitted successors in such capacity, “Agent”); MSSF and ~~JPMORGAN CHASE BANK~~CITIBANK, N.A. (“~~JPMorgan Chase~~Citibank”), as co-collateral agents for the Lenders (together, with any permitted successors in such capacity, “Co-Collateral Agents”); the Lenders and L/C Issuers signatory hereto from time to time.
RECITALS
WHEREAS, certain Borrowers, Agent, Co-Collateral Agents, certain Lenders and certain L/C Issuers are party to that certain Amended and Restated Revolving Loan Credit Agreement, dated as of April 1, 2014, and as amended on August 8, 2014 and May 29, 2015 (as amended, restated, amended and restated, extended, supplemented, or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, Borrowers have requested that Agent, Co-Collateral Agents, Lenders and L/C Issuers replace the Existing Credit Agreement with this Agreement to, among other things, permit the Con-way Acquisition and certain related transactions, in each case, on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the U.S. Borrowers and the U.S. Guarantors have agreed to secure all of their Obligations under the Loan Documents by granting to Agent, for the benefit of the Secured Parties, a security interest in the U.S. ABL Priority Collateral and the U.S. Term Priority Collateral;
WHEREAS, the Canadian Borrowers and the Canadian Guarantors have agreed to secure all of their Obligations under the Loan Documents by granting to Agent, for the benefit of the Secured Parties, a security interest in the Canadian Collateral;
WHEREAS, the Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amounts upon the terms and conditions set forth herein; and

WHEREAS, all annexes, schedules, exhibits and other attachments (collectively, “Appendices”) to this Agreement are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:
1.    ~~DEFINITIONS, ACCOUNTING PRINCIPLES AND OTHER INTERPRETIVE MATTERS~~DEFINITIONS, ACCOUNTING PRINCIPLES AND OTHER INTERPRETIVE MATTERS.
1.1    Definitions. For purposes of this Agreement:
“~~2022~~2023 Notes” means Parent Borrower’s ~~6.50~~6.125% Senior Notes due ~~2022~~2023 issued on ~~June 9, 2015~~August 25, 2016 in an initial aggregate principal amount of $~~1,600,000,000~~535,000,000.
“~~2022~~2023 Notes Indenture” means the Indenture dated as of ~~June 9, 2015~~August 25, 2016 among Parent Borrower and The Bank of New York Mellon Trust Company, N.A., ~~a national banking association,~~ as trustee, ~~The Bank of New York Mellon, London Branch as London paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent,~~ under which the ~~2022~~2023 Notes were issued.
~~“2022 Notes Offering Memorandum” means the “Offering Memorandum” (as defined in the 2022 Notes Indenture).~~
“~~2022~~2023 Notes Transactions” means the “Refinancing Transactions” (as defined in the ~~2022~~2023 Notes Indenture).
“~~2023~~2024 Notes” means Parent Borrower’s ~~6.125~~6.750% Senior Notes due ~~2023~~2024 issued on ~~August 25, 2016~~February 22, 2019 in an initial aggregate principal amount of $~~535,000,000~~1,000,000,000.
“~~2023~~2024 Notes Indenture” means the Indenture dated as of ~~August 25, 2016~~February 22, 2019 among Parent Borrower and ~~The Bank of New York Mellon Trust Company, N.A.~~Wells Fargo Bank, National Association, as trustee, under which the ~~2023~~2024 Notes were issued.
“2024 Notes Transactions” means the “Refinancing Transactions” (as defined in the 2024 Notes Indenture).
“~~2024~~2025 Notes” means, collectively, Parent Borrower’s ~~6.750~~6.250% Senior Notes due ~~2024~~2025 issued on ~~February 22, 2019~~April 28, 2020 in an ~~initial~~ aggregate principal amount of $~~1,000,000,000~~850,000,000 and 6.250% Senior Notes due 2025 issued on May 27, 2020 in an aggregate principal amount of $300,000,000.

“~~2024~~2025 Notes Indenture” means the Indenture dated as of ~~February 22, 2019~~April 28, 2020 among Parent Borrower and Wells Fargo Bank, National Association, as trustee, under which the ~~2024~~2025 Notes were issued.
“2025 Notes Offering Memoranda” means, collectively, the “Offering Memorandum” (as defined in the 2025 Notes Indenture) and the Offering Memorandum, dated May 21, 2020, relating to the issuance of the and 6.250% Senior Notes due 2025 issued on May 27, 2020 in an aggregate principal amount of $300,000,000.
“2025 Notes Transactions” means the “Refinancing Transactions” (as defined in the 2025 Notes Indenture).
“30 Day Availability” means the quotient obtained by dividing (a) the sum of each day’s Availability during the 30-consecutive day period immediately preceding a proposed transaction by (b) 30.
“AAR” means the Association of American Railroads or any successor thereto.
“AAR Rules” means the Code of Car Service Rules/Code of Car Hire Rules contained in AAR Circular OT-10 as promulgated in the Official Railway Equipment Register, as in effect from time to time, or any successor thereto.
“ABL Fixed Charges” means, for any period, the sum of (a) any scheduled amortization payments paid or payable during such period on all Indebtedness of Parent Borrower and its Subsidiaries (including the principal component of all obligations in respect of all Capitalized Lease Obligations), plus (b) consolidated cash Interest Expense of Parent Borrower and its Subsidiaries for such period, plus (c) all dividends paid in cash on any series of Disqualified Capital Stock or Preferred Stock of Parent Borrower and its Restricted Subsidiaries, other than dividends payable solely in Qualified Capital Stock of Parent Borrower or to Parent Borrower or a Restricted Subsidiary of Parent Borrower, in each case, on a consolidated basis in accordance with GAAP.
“ABL Intercreditor Agreement” means the intercreditor agreement dated as of the Restatement Date among Agent, the Term Administrative Agent and the Credit Parties, substantially in the form of Exhibit 1.1, as modified by the ABL Intercreditor Agreement Joinder and as the same may be further amended, restated, supplemented or otherwise modified from time to time, or any other intercreditor agreement among the Term Administrative Agent, Agent and the Credit Parties on terms that are not less favorable in any material respect to the Secured Parties than those contained in the form attached as Exhibit 1.1.
“ABL Intercreditor Agreement Joinder” means that certain Lien Sharing and Priority Confirmation Joinder, dated as of April 9, 2020, among Agent, Bilateral Agent and Term Administrative Agent.
“ABL Priority Collateral” has the meaning specified in the ABL Intercreditor Agreement.
“Account” means all “accounts” as defined in the Code or the PPSA, as applicable, now owned or hereafter acquired by any Credit Party.

“Account Debtor” means any Person who may become obligated to any Credit Party on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).
“Acquired Indebtedness” means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. Acquired Indebtedness will be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.
“Acquisition” means, with respect to any Person, (a) the acquisition by such Person of the Capital Stock of any other Person resulting in such other Person becoming a Subsidiary of such Person, (b) the acquisition by such Person of all or substantially all of the assets of any other Person or of a division or business line of such Person, or (c) any merger, amalgamation or consolidation of such Person or a Subsidiary of such Person with any other Person so long as the surviving or continuing entity of such merger, amalgamation or consolidation is such Person or a Subsidiary of such Person.
“Activation Event” and “Activation Notice” have the meanings specified in Annex A.
“Additional Refinancing Amount” means, in connection with the Incurrence of any Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness, Disqualified Capital Stock or Preferred Stock Incurred to pay accrued and unpaid interest, premiums (including tender premiums), expenses, defeasance costs and fees in respect thereof.
“Administrative Services Agreement” means that certain Administrative Services Agreement, dated October 15, 2001, by and between XPO Intermodal and Greenbrier Leasing Company LLC, as amended, restated, supplemented or otherwise modified from time to time.
“Advance” means any Revolving Credit Advance or Swing Line Advance, as the context may require.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected L/C Issuer” has the meaning specified in Section 2.2.
“Affected Lender” has the meaning specified in Section 2.14(d).
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. Notwithstanding the foregoing, the term “Affiliate” shall specifically exclude Agent, each Co-Collateral Agent, each Lender, each L/C Issuer and each Lead Arranger.
“Affiliate Transaction” has the meaning specified in Section 7.5(a).
“Agent” has the meaning specified in the preamble to this Agreement.
“Aggregate Revolving Credit Exposure” means, at any time, the sum of (a) the aggregate amount of U.S. Loans and (b) the aggregate amount of Canadian Loans, in each case at such time.
“Agreement” has the meaning specified in the preamble to this Agreement.
“Allocable Amount” has the meaning specified in Section 13.7(b).
“Alternative Currency” means each of Euros, Pounds Sterling, Singapore Dollars and each other currency (other than Dollars and Canadian Dollars) that is approved by the applicable L/C Issuer in accordance with Section 1.4.
“Amendment No. 3” means that certain Amendment No. 3 to Second Amended and Restated Revolving Loan Credit Agreement dated as of April 30, 2019 by and among the Parent Borrower, the other Credit Parties party thereto, certain Lenders and other parties signatory thereto, and Agent.
“Amendment No. 3 Effective Date” means April 30, 2019.
“Amendment No. 5” means that certain Amendment No. 5 to Second Amended and Restated Revolving Loan Credit Agreement dated as of June 29, 2020 by and among the Parent Borrower, the other Credit Parties party thereto, certain Lenders and other parties signatory thereto, and Agent.
“Amendment No. 5 Effective Date” means June 29, 2020.
“Amendment No. 6” means that certain Amendment No. 6 to Second Amended and Restated Revolving Loan Credit Agreement dated as of July 30, 2021 by and among the Parent Borrower, the other Credit Parties party thereto, certain Lenders and other parties signatory thereto, and Agent.
“Amendment No. 6 Effective Date” means July 30, 2021.
“Appendices” has the meaning specified in the recitals to this Agreement.
“Applicable Commitment Fee Percentage” means, for any day, the applicable percentage set forth below under the caption “Applicable Commitment Fee Percentage” based upon the Quarterly Average Unused Revolving Facility Balance as of the last day of the most recently ended Fiscal Quarter:

Quarterly Average Unused Revolving Facility Balance	Applicable Commitment Fee Percentage
Category 1 > 60% of the Total Commitments	0.25% per annum
Category 2 < 60% of the Total Commitments	0.20% per annum
(i) the Applicable Commitment Fee Percentage shall be calculated once each Fiscal Quarter, as of the last day of each such Fiscal Quarter, based upon the Quarterly Average Unused Revolving Facility Balance for such Fiscal Quarter, (ii) the Applicable Commitment Fee Percentage from the Amendment No. 3 Effective Date through and including the last day of the first Fiscal Quarter to end following the Amendment No. 3 Effective Date shall be the applicable percentage set forth in Category 2 above and thereafter shall be adjusted in accordance with the provisions hereof, (iii) in the event that Borrowers fail to provide any Borrowing Base Certificate required hereunder with respect thereto for any period on the date required hereunder, effective as of the date on which such Borrowing Base Certificate was otherwise required, the Applicable Commitment Fee Percentage shall be deemed to be Category 1 above for all purposes until the date on which such required Borrowing Base Certificate is provided, and (iv) at any time after the occurrence and during the continuance of an Event of Default, the Applicable Commitment Fee Percentage shall be deemed to be Category 1 above.
In the event that the Borrowing Base Certificate delivered is inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Commitment Fee Percentage for any period (an “Applicable Period”) than the Applicable Commitment Fee Percentage applied for such Applicable Period, then (a) Parent Borrower shall as promptly as practicable deliver to Agent a corrected Borrowing Base Certificate for such Applicable Period, (b) the Applicable Commitment Fee Percentage shall be determined based on the corrected Borrowing Base Certificate for such Applicable Period, and (c) Borrowers shall as promptly as practicable pay to Agent (for the account of the Lenders during the Applicable Period or their successors and assigns) the accrued additional Commitment Fee owing as a result of such increased Applicable Commitment Fee Percentage for such Applicable Period. This paragraph shall not limit the rights of Agent, Co-Collateral Agents or the Lenders with respect to Article 9 hereof, and shall survive the termination of this Agreement.
All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.
“Applicable Conditions” means (a) there is no Default or Event of Default existing immediately before or after such transaction, (b) (x) the 30 Day Availability immediately preceding the proposed transaction and (y) Availability on the date of the proposed transaction (in each case, calculated on a pro forma basis for such transaction and/or any Advance) is equal to or greater than the greater of (i) 10.0% of Available Credit and (ii) $~~75,000,000~~70,000,000 and (c) for transactions in an amount in excess of $100,000,000, Parent Borrower shall have delivered a customary Officer’s Certificate to Agent certifying as to compliance with the requirements of clauses (a) and (b).
“Applicable Margin” means for any day with respect to any LIBOR Loan or any Base Rate Loan, the applicable margin per annum set forth below under the caption “LIBOR Margin” or “Base Rate Margin,” as the case may be, based upon the Quarterly Average Availability Percentage as of the last day of the most recently ended Fiscal Quarter:

Quarterly Average Availability Percentage	LIBOR Margin	Base Rate Margin
Category 1 < 40%	1.50%	0.50%
Category 2 > 40%	1.25%	0.25%
(i) the Applicable Margin shall be calculated and established once each Fiscal Quarter, as of the last day of each such Fiscal Quarter and shall remain in effect until adjusted thereafter after the end of each such Fiscal Quarter, (ii) the Applicable Margin from the Amendment No. 3 Effective Date through and including the last day of the first Fiscal Quarter to end following the Amendment No. 3 Effective Date shall be the applicable percentage set forth in Category 2 above and shall be adjusted in accordance with the provisions hereof, (iii) thereafter, each adjustment of the Applicable Margin shall be effective as of the first day of a Fiscal Quarter based on the Quarterly Average Availability Percentage for the immediately preceding Fiscal Quarter, (iv) in the event that Borrowers fail to provide any Borrowing Base Certificate required hereunder with respect thereto for any period on the date required hereunder, effective as of the date on which such Borrowing Base Certificate was otherwise required, the Applicable Margin shall be deemed to be Category 1 above for all purposes until the date on which such required Borrowing Base Certificate is provided and (v) at any time after the occurrence and during the continuance of an Event of Default, upon notice from Agent to Parent Borrower the Applicable Margin shall be deemed to be Category 1 above.
Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Borrowing Base Certificate delivered is inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any applicable period than the Applicable Margin applied for such applicable period, then (i) Parent Borrower shall as promptly as possible deliver to Agent a corrected Borrowing Base Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined based on the corrected Borrowing Base Certificate for such Applicable Period, and (iii) Borrowers shall as promptly as possible pay to Agent (for the account of the Lenders during the applicable period or their successors and assigns) the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period. This paragraph shall not limit the rights of Agent, Co-Collateral Agents or the Lenders with respect to Article 9 hereof, and shall survive the termination of this Agreement.

“Applicable Period” has the meaning specified in the definition of “Applicable Commitment Fee Percentage.”
“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in revolving commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than a natural Person) or any Affiliate of any Person (other than a natural Person) that administers or manages such Lender.
“Assignment Agreement” has the meaning specified in Section 11.1(a)(i).
“Availability” means, as of any date of determination, the amount (if any) by which (a) the Available Credit as of such date, exceeds (b) the sum of the aggregate Dollar Equivalent of (i) Revolving Credit Advances plus (ii) Letter of Credit Obligations (other than Letter of Credit Obligations cash collateralized in accordance with the terms of the Loan Documents) plus (iii) Swing Line Loans, in each case outstanding as of such date.
“Available Credit” means, as of any date of determination, the lesser of (a) the Commitment of all Lenders and (b) the Borrowing Base as most recently reported by Borrowers on or prior to such date of determination.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a LIBOR Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “LIBOR Period” pursuant to clause (g) of Section 2.15.
“Average Availability Percentage” means, as of any date of determination with respect to any period, an amount equal to the sum of the actual amount of Availability on each day during such period expressed as a percentage of the Available Credit for such day, divided by the number of days in such period.
“Average Unused Revolving Facility Balance” means, as of any date of determination, an amount equal to the sum of (a) the Commitments as of such date less (b) the sum of (i) the aggregate Dollar Equivalent of the Revolving Credit Advances outstanding on such day, plus (ii) Letter of Credit Obligations (other than Letter of Credit Obligations cash collateralized in accordance with the terms of the Loan Documents) outstanding as of such date, divided by the number of days in such period.
“BA Rate” means (i) the rate of interest per annum equal to the average rate applicable to bankers’ acceptances with a comparable face amount to the principal amount of the applicable Canadian Dollar Loans and having an identical or comparable term as the LIBOR Period of the proposed Canadian Dollar Loans, displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service as at or about 10:00 A.M. (Toronto time) on the day that is the first day of such LIBOR Period (or, if such day is not a Business Day, as of 10:00 A.M. (Toronto time) on the immediately preceding Business Day) (the “CDOR Screen Rate”), or (ii) if such rates do not appear on the CDOR Page at such time and on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1.0%) as of 10:00 A.M. (Toronto time) on such day at which Agent (or a bank that is listed on Schedule 1 of the Bank Act (Canada) acceptable to Agent) is then offering to purchase such bankers’ acceptances having such specified term (or a term as closely as possible comparable to such specified term). If at any time the BA Rate is less than 0.00%, it shall be deemed to be 0.00%.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, ~~regulation~~ rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Products” means any one or more of the following types of services or facilities extended to the Credit Parties by a Person who at the time such services or facilities were extended was a Lender or Agent (or any Affiliate or branch of a Lender or Agent): (a) any treasury or other cash management services, including (i) deposit account, (ii) automated clearing house (ACH) origination and other funds transfer, (iii) depository (including cash vault and check deposit), (iv) zero balance accounts and sweep, and other ACH Transactions, (v) return items processing, (vi) controlled disbursement, (vii) positive pay, (viii) lockbox, (ix) account reconciliation and information reporting, (x) payables outsourcing, (xi) payroll processing, and (xii) daylight overdraft facilities and (b) card services, including (i) credit card (including purchasing card and commercial card), (ii) prepaid card, including payroll, stored value and gift cards, (iii) merchant services processing, and (iv) debit card services.
“Bank Products Obligations” means any debts, liabilities and obligations as existing from time to time of any Credit Party arising from or in connection with any Bank Products under any Bank Product Document and, if Agent or any Lender ceases to be Agent or a Lender, as applicable, any debts, liabilities and obligations as existing from time to time of any Credit Party to Agent or such Lender, as applicable, arising from or in connection with any Bank Product Documents entered into at a time when Agent was Agent or such Lender was a Lender, as applicable.
“Bank Product Document” means any agreement or instrument providing for Bank Products.
“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq.

“Base Rate” means, for any day, a floating rate equal to the highest of (i) the rate of interest per annum from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Lending Rate” or, if more than one rate is published as the Prime Lending Rate, then the highest of such rates (the “Prime Rate”) (each change in the Prime Rate to be effective as of the date of publication in The Wall Street Journal of a “Prime Lending Rate” that is different from that published on the preceding domestic ~~business day~~Business Day); provided, that in the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Lending Rate, Agent shall choose (in a manner consistent with its choice under similar credit agreements in respect of which Agent is acting as administrative agent) a reasonably comparable index or source to use as the basis for the Prime Lending Rate, (ii) the Federal Funds Rate plus 50 basis points per annum and (iii) LIBOR Rate for a LIBOR Period of one-month beginning on such day plus 1.00%. In no event shall the Base Rate be less than 0.00%. Each change in any interest rate provided for in this Agreement based upon the Base Rate shall take effect at the time of such change in the Base Rate. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.15 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.15(d)), then the Base Rate shall be the greater of clauses (i) and (ii) above and shall be determined without reference to clause (iii) above.
“Base Rate Loan” means a Loan or portion thereof bearing interest by reference to the (a) Base Rate, with respect to Base Rate Loans made in Dollars and (b) Canadian Base Rate, with respect to Canadian Base Rate Loans made in Canadian Dollars.
“Base Rate Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the (a) Base Rate, with respect to Base Rate Loans made in Dollars and (b) Canadian Base Rate, with respect to Canadian Base Rate Loans made in Canadian Dollars, applicable to the Revolving Credit Advances, as determined in accordance with to the definition of Applicable Margin.
“Benchmark” means, initially, the LIBOR Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (h) or clause (i) of Section 2.15.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:
(1)    the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2)    the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)    the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Parent Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the U.S. syndicated loan market and (b) the related Benchmark Replacement Adjustment;
provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice,  on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).
If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable LIBOR Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Agent:
(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such LIBOR Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such LIBOR Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and Parent Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark

Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Agent in its reasonable discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “LIBOR Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement,” the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Agent decides in its reasonable discretion is appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides in its reasonable discretion is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;
(3)    in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Parent Borrower pursuant to Section 2.15(d); or
(4)    in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 P.M. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Requisite Lenders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the ~~Code~~IRC or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the ~~Code~~IRC) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” has the meaning specified in Section 13.13(b).
“BIA” means the Bankruptcy and Insolvency Act (Canada).
“Bilateral Agent” means Credit Agricole Corporate and Investment Bank, in its capacity as administrative agent and collateral agent under the Bilateral Credit Agreement, and any successors thereto.
“Bilateral Credit Agreement” means the Senior Secured Term Loan Credit Agreement, dated as of April 3, 2020 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time prior to the date hereof), among the Parent Borrower, certain subsidiaries of the Parent Borrower from time to time party thereto, the lenders from time to time party thereto and Credit Agricole Corporate and Investment Bank, in its capacity as administrative agent and collateral agent for the lenders party thereto.
“Bilateral Credit Facility” means the term loan and letter of credit facilities under the Bilateral Credit Agreement.
“Blocked Accounts” has the meaning specified in Annex A.
“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person or any direct or indirect parent of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.
“Borrower” and “Borrowers” have the respective meanings specified in the preamble to this Agreement, it being understood that any Person shall cease to be a Borrower if released in accordance with Section 13.11 hereof and any Person shall become a Borrower if joined as such in accordance with Section 13.11(e) hereof. Any Borrower (other than the Parent Borrower) shall cease to be a Borrower hereunder in the event that is ceases to be a Wholly Owned Subsidiary of the Parent Borrower.

“Borrower Materials” has the meaning specified in Section 10.13(a).
“Borrower Representative” means Parent Borrower in its capacity as Borrower Representative pursuant to the provisions of Section 2.1(c).
“Borrower Workspace” has the meaning specified in Section 10.13(a).
“Borrowing Base” means, at any time, the sum of the U.S. Borrowing Base plus the Canadian Borrowing Base.
“Borrowing Base Certificate” means a certificate to be executed and delivered from time to time by Borrower Representative substantially in the form attached to this Agreement as Exhibit 5.2, as such form, subject to the terms hereof, may from time to time be modified as agreed by Parent Borrower and Co-Collateral Agents.
“Borrowing Base Collateral” has the meaning specified in Section 2.18.
“Bridge Credit Agreement” means that certain Credit Agreement, dated as of December 24, 2018, by and among Parent Borrower, as Borrower, Citibank, N.A., as Agent and the other parties thereto.
“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, and in reference to LIBOR Loans means any such day that is also a LIBOR Business Day. When used in connection with any Loan to a Canadian Borrower or any payment made in connection therewith, the term “Business Day” shall also exclude any day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the Province of Ontario.
“Business Plan” means Borrowers’ and their Subsidiaries’ forecasted consolidated: (a) balance sheets; (b) income statements; and (c) cash flow statements, in a format consistent with the historical Financial Statements of Borrowers and their Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.
“Canadian Availability” means, as of any date of determination, the amount (if any) by which (a) Canadian Available Credit, exceeds (b) the sum of the aggregate Dollar Equivalent of (i) Revolving Credit Advances made to the Canadian Borrowers plus (ii) the Canadian Borrowers’ Letter of Credit Obligations (other than the Canadian Borrowers’ Letter of Credit Obligations cash collateralized in accordance with the terms of the Loan Documents).
“Canadian Available Credit” means, as of any date of determination, the lesser of (a) the Canadian Commitment and (b) the Canadian Borrowing Base as most recently reported by the Credit Parties on or prior to such date of determination.
“Canadian Base Rate” means, at any time, the annual rate of interest equal to the greater of (a) the annual rate from time to time publicly announced by Agent (or a bank that is listed on Schedule 1 of the Bank Act (Canada) acceptable to Agent) as its prime rate in effect for determining interest rates on Canadian Dollar denominated commercial loans made in Canada and (b) the annual rate of interest equal to the sum of the 30-day BA Rate at such time plus 1%

percent per annum. In no event shall the Canadian Base Rate be less than zero for purposes of this Agreement.
“Canadian Borrower” and “Canadian Borrowers” has the meaning specified in the preamble to this Agreement.
“Canadian Borrowers’ Letter of Credit Obligations” means the aggregate Dollar Equivalent of all Letter of Credit Obligations in connection with the issuance of Letters of Credit on behalf of a Canadian Borrower or in respect of the Canadian Commitments.
“Canadian Borrowing Base” means, as of any date of determination, from time to time, as to the Canadian Credit Parties, an amount equal to the aggregate Dollar Equivalent of the sum at such time of:
(a)    an amount equal to the least of:
(i)    the sum at such time of (A) the U.S. Borrowing Base minus the sum of (x) Revolving Credit Advances plus (y) Letter of Credit Obligations (other than Letter of Credit Obligations cash collateralized in accordance with the terms of the Loan Documents) plus (z) Swing Line Loans plus (B) the product of (x) 85% multiplied by (y) the Canadian Credit Parties’ Eligible Accounts plus (C) 20% multiplied by (y) the Canadian Credit Parties’ Eligible 90-Day Accounts plus (D) the lesser of (x) the product of (1) 65% multiplied by (2) the cost of the Canadian Credit Parties’ Eligible Equipment (but net of delivery charges, sales tax and other costs incidental to the purchase thereof), and (y) the product of (1) 85% multiplied by (2) the cost of the Canadian Credit Parties’ Eligible Equipment (but net of delivery charges, sales tax and other costs incidental to the purchase thereof) multiplied by the Net Orderly Liquidation Value percentage identified in the most recent Equipment appraisal obtained by Agent, at such time; provided that the Canadian Borrowing Base shall not include sub-clause (D) above until such time as each Co-Collateral Agent consents after the Restatement Date to include assets described in sub-clause (D) above in the calculation of the Canadian Borrowing Base; provided further that (x) a maximum of 25% of the Canadian Borrowing Base that is calculated under this clause (i) shall be attributable to the Canadian Credit Parties’ Eligible Equipment and (y) the amount contributed to the Canadian Borrowing Base at any time pursuant to sub-clause (C) of this clause (i), taken together with the amount contributed to the U.S. Borrowing Base at such time pursuant to clause (b) of the definition of “U.S. Borrowing Base”, shall not exceed at such time the Eligible 90-Day Accounts Cap (it being understood that, unless otherwise elected by Parent Borrower in its sole discretion from time-to-time (which election shall be revocable in its sole discretion), Eligible 90-Day Accounts shall be applied to the Eligible 90-Day Accounts Cap first for the benefit of the U.S. Borrowing Base, and thereafter for the benefit of the Canadian Borrowing Base);
(ii)    $150,000,000 (reducing to $100,000,000 on and after the Separation Effective Date); and
(iii)    Availability; minus

(b)    the Dilution Reserve, the Discretionary FILO Dilution Reserve, if applicable, the Rent Reserve, the Canadian Priority Payables Reserve, and such other Reserves established by Co-Collateral Agents in their Permitted Discretion in conformity with Section 2.18.
The Canadian Borrowing Base shall be determined by reference to the most recent Borrowing Base Certificate delivered to Agent pursuant to Section 5.2. Notwithstanding anything to the contrary contained herein, determinations as to Reserves, and adjustments related to the Canadian Borrowing Base shall be made by Co-Collateral Agents in their Permitted Discretion in conformity with Section 2.18 and to assure that the Canadian Borrowing Base is calculated in accordance with the terms of this Agreement.
“Canadian Collateral” means the Collateral owned by (or, in the event such Collateral has been foreclosed upon, immediately prior to such foreclosure that was owned by) a Canadian Credit Party.
“Canadian Commitment” means, as to any Lender, the commitment of such Lender to make Advances as set forth on Annex C (or, from and after, and subject to the occurrence of, the Separation Effective Date, Annex C to Amendment No. 6) to the Canadian Borrowers, which commitment constitutes a subfacility of the Commitment of such Lender. The aggregate Canadian Commitment on the Amendment No. ~~3~~6 Effective Date is One Hundred Fifty Million Dollars ($150,000,000), which commitment constitutes a subfacility of the aggregate Commitments of all Lenders. Subject to the occurrence of the Separation Effective Date, the aggregate Canadian Commitment on the Separation Effective Date is One Hundred Million Dollars ($100,000,000), which commitment constitutes a subfacility of the aggregate Commitments of all Lenders.
“Canadian Credit Party” means each Canadian Borrower and each Canadian Guarantor.
“Canadian Dollars” or “C$” means the lawful currency of Canada.
“Canadian Guarantor” means each Guarantor that is incorporated or otherwise organized under the laws of Canada or any province or territory thereof.
“Canadian Guaranty” means the guarantee of the Obligations of each Canadian Credit Party hereunder by the Canadian Credit Parties in Article 13 hereunder or in a supplemental guarantee in accordance with Section 6.12 of this Agreement.
“Canadian Lenders” means the Persons (or an Affiliate or branch of any such Person that is acting on behalf of such Person, in which case the term “Canadian Lenders” shall include any such Affiliate or branch with respect to the Canadian Loans made by such Affiliate or branch) having a Canadian Commitment and any other Person that shall acquire a Canadian Commitment, other than any such Person that ceases to be a Canadian Lender pursuant to an Assignment Agreement.
“Canadian Letters of Credit” has the meaning specified in Section 2.2(f).
“Canadian Loans” means, at any time, the sum of the aggregate Dollar Equivalent of (a) the aggregate amount of Revolving Credit Advances outstanding to the Canadian Borrowers plus

(b) the aggregate Canadian Borrowers’ Letter of Credit Obligations. Unless the context otherwise requires, references to the outstanding principal balance of the Canadian Loans shall include the outstanding balance of the Canadian Borrowers’ Letter of Credit Obligations.
“Canadian Overadvance” means, as of any date of determination, the sum of the aggregate Dollar Equivalent of (i) Canadian Loans then outstanding less (ii) the Canadian Available Credit.
“Canadian Pension Plan” means a “registered pension plan”, as that term is defined in subsection 248(1) of the Income Tax Act (Canada).
“Canadian Priority Payables Reserve” means, on any date of determination and only with respect to a Canadian Credit Party, Reserves established by Agent in its Permitted Discretion for amounts secured by any Liens, choate or inchoate, which rank or which would reasonably be expected to rank in priority senior to or pari passu with Agent’s Liens on Collateral in the Canadian Borrowing Base, including, without duplication, amounts deemed to be held in trust, or held in trust, pursuant to applicable law, any such amounts due and not paid for wages, vacation pay, amounts payable under the Wage Earner Protection Program Act (Canada) pursuant to the BIA or the CCAA, amounts due and not paid pursuant to any legislation on account of workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), on account of sales tax, goods and services tax, value added tax, harmonized sales tax, amounts currently or past due and not paid for realty, municipal or similar taxes and all amounts currently or past due and not contributed, remitted or paid to any Canadian Pension Plans or the Canada Pension Plan, and other pension fund obligations and contributions (including in respect of any wind-up deficiency in respect of any Defined Benefit Plan) as required under applicable law, or any similar statutory or other claims that would have or would reasonably be expected to have priority over or be pari passu with any Liens granted to Agent in the future.
“Canadian Security Agreements” means, collectively, those certain Amended and Restated Security Agreements, dated as of the Restatement Date, and those certain deeds of movable hypothec dated on or about the Restatement Date, made by the Canadian Credit Parties party thereto in favor of Agent, on behalf of itself and for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.
“Capital Expenditures” means, for any period, the additions to property, plant and equipment, capitalized investment and development costs, and other capital expenditures (including capitalized software) of Parent Borrower and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of Parent Borrower for such period prepared in accordance with GAAP.
~~“Capital Stock” means:~~
~~(1)    in the case of a corporation, corporate stock or shares;~~
~~(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;~~

~~(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and~~
~~(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.~~
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP, as in effect on December 31, 2018; provided that, for the avoidance of doubt, obligations of Parent Borrower or the Restricted Subsidiaries, or of a special purpose or other entity not consolidated with Parent Borrower and the Restricted Subsidiaries that (a) initially were not included on the consolidated balance sheet of Parent Borrower as capital lease obligations and were subsequently characterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with Parent Borrower and the Restricted Subsidiaries were required to be characterized as capital lease obligations upon such consolidation, in either case, due to a change in accounting treatment or otherwise, or (b) were required to be characterized as capital lease obligations but would not have been required to be treated as capital lease obligations on December 31, 2018 had they existed at that time, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock or shares;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Cash Collateral” has the meaning specified in Section 2.2(c)(i).
“Cash Collateral Account” has the meaning specified in Section 2.2(c)(i).
“Cash Dominion Period” means the date from and after a Cash Dominion Triggering Event and continuing at all times thereafter for a period of 30 consecutive days during which no Cash Dominion Triggering Event exists.
“Cash Dominion Triggering Event” means (a) an Event of Default has occurred and is continuing, (b) one or more of Borrowers have failed to comply in any material respect with cash management provisions relating to cash dominion, or (c) Availability is less than the greater of (x) 10.0% of the Available Credit and (y) $~~75,000,000~~70,000,000 for 5 consecutive Business Days.

“Cash Equivalents” means:
(1)    Dollars, Pounds Sterling, Euros, Canadian Dollars, Singapore Dollars, the national currency of any member state in the European Union or such other local currencies held by Parent Borrower or a Restricted Subsidiary from time to time in the ordinary course of business;
(2)    securities issued or directly and fully guaranteed or insured by the U.S. government, Canada, Switzerland or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;
(3)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated at least “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);
(4)    repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    commercial paper issued by a corporation (other than an Affiliate of Parent Borrower) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;
(6)    readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof or any Canadian province having at least a rating of Aa3 from Moody’s or a rating of AA- from S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;
(7)    Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;
(8)    investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above; and
(9)    instruments equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.
“Cash Management Systems” has the meaning specified in Section 2.6.
“CCAA” means the Companies’ Creditors Arrangement Act (Canada).

“CERCLA” has the meaning specified in the definition of “Environmental Laws”.
“CDOR Successor Amendment” has the meaning specified in Section 2.15.
“CDOR Successor Rate” has the meaning specified in Section 2.15.
“CDOR Successor Rate Conforming Changes” means, with respect to any proposed CDOR Successor Rate, any conforming changes to the definition of BA Rate or the applicable period or provisions herein relating to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of Agent, to reflect the adoption of such CDOR Successor Rate and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such CDOR Successor Rate exists, in such other manner of administration as Agent reasonably determines in consultation with Parent Borrower).
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the IRC.
“Change of Control” means (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35%, or more, of the Capital Stock of Parent Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Parent Borrower, (b) a majority of the members of the Board of Directors of Parent Borrower do not constitute Continuing Directors or (c) any Borrower ceases to be a Wholly Owned Subsidiary of Parent Borrower (unless any such Borrower is not directly liable in respect of a Loan that was requested thereby, or any Letter of Credit Obligation that was issued for the account thereof, at the time it ceases to be a Wholly Owned Subsidiary of Parent Borrower).
“Charges” means all federal, state, provincial, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, claims or encumbrances owed by any Credit Party and upon or relating to (a) the Obligations, (b) the Collateral, (c) the employees, payroll, income, capital or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.
“Chassis” means any intermodal chassis owned by Parent Borrower or any Restricted Subsidiary consisting of steel frames with rubber tires and employed in the conduct of such Person’s business to transport containers over highways.
“Chattel Paper” means any “chattel paper,” as such term is defined in the Code or the PPSA, as applicable, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.
“Citibank” has the meaning specified in the preamble to this Agreement.

“Co-Collateral Agent” has the meaning specified in the preamble to this Agreement.
“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Agent’s, Co-Collateral Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in another State other than the State of New York, the term “Code” means the Uniform Commercial Code in such other State.
“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Borrower or any Guarantor in or upon which a Lien is granted by such Person in favor of Agent under any of the Collateral Documents.
“Collateral Access Agreement” means an agreement in writing, in form and substance reasonably satisfactory to Agent, from any lessor of premises to any Credit Party or any Person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located.
“Collateral Documents” means the U.S. Security Agreement, the Mortgages, the Canadian Security Agreements, the Intellectual Property Security Agreements, the Memorandum of Security Agreement(s) and all similar agreements entered into guarantying payment of, or granting a Lien upon property as security for payment of, the Obligations under this Agreement and the Secured Hedge Agreements.
“Collection Account” means that certain account of Agent specified on Annex B hereto, or such other account as may be specified in writing by Agent as the “Collection Account.”
“Commitment” means with respect to each Lender, its Commitment, and, with respect to all Lenders, the aggregate amount of their Commitments, in each case, as such Dollar amounts are set forth on Annex C (or, from and after, and subject to the occurrence of, the Separation Effective Date, Annex C to Amendment No. 6) or in the most recent Assignment Agreement executed by such Lender as the same may be increased from time to time pursuant to Section 2.16. The aggregate Commitment on the Amendment No. ~~3~~6 Effective Date is $1,100,000,000. Subject to the occurrence of the Separation Effective Date, the aggregate Commitment on the Separation Effective Date is $1,000,000,000.
“Commitment Fee” has the meaning specified in Section 2.7(b).
“Commitment Termination Date” means the earliest of (a) the Stated Termination Date, (b) the date that is 91 days prior to the maturity date of the ~~2022 Notes (or the maturity date of any Refinancing Indebtedness incurred with respect thereto if such Refinancing Indebtedness matures on or earlier than the Stated Termination Date), (c) the date that is 91 days prior to the maturity date of the~~ 2023 Notes (or the maturity date of any Refinancing Indebtedness incurred with respect thereto if such Refinancing Indebtedness matures on or earlier than the Stated Termination Date), ~~and~~(c) the date that is 91 days prior to the maturity date of the 2024 Notes (or the maturity date of any Refinancing Indebtedness incurred with respect thereto if such Refinancing Indebtedness matures on or earlier than the Stated Termination Date), (d) the date that is 91 days prior to the maturity date of the 2025 Notes (or the maturity date of any Refinancing Indebtedness incurred with respect thereto if such Refinancing Indebtedness matures on or earlier than the Stated Termination Date) and (e) the date that is 91 days prior to the maturity date of any Ratio Liens Indebtedness (or the maturity date of any Refinancing Indebtedness incurred with respect thereto if such Refinancing Indebtedness matures on or earlier than the Stated Termination Date) (each such date in the foregoing clauses (b), (c) ~~and~~, (d) and (e), an “Early Termination Date”); provided, that clauses (b), (c), ~~and~~ (d) and (e) shall apply solely in the event that more than $200,000,000 aggregate principal amount of ~~2022~~2023 Notes (or such Refinancing Indebtedness), 2024 Notes (or such Refinancing Indebtedness), ~~2023~~2025 Notes (or such Refinancing Indebtedness) or Ratio Liens Indebtedness (or such Refinancing Indebtedness), as applicable, remains outstanding as of such Early Termination Date.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” has the meaning specified in Section 5.1(b).
“Concentration Account” and “Concentration Accounts” have the meanings specified in Annex A.
“Concentration Account Bank” and “Concentration Accounts Banks” have the meanings specified in Annex A.
“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of intangible assets and deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” means, as of any date of determination, the EBITDA of Parent Borrower and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available, on a consolidated basis, calculated on a pro forma basis consistent with the calculations made under the definition of Consolidated Secured Net Leverage Ratio or Pro Forma Compliance, as applicable.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
(1)    consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Hedging Obligations, amortization of deferred financing fees and original issue discount, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder) under GAAP); plus
(2)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus
(3)    commissions, discounts, yield and other fees and charges Incurred in connection with any Securitization Financing which are payable to Persons other than Parent Borrower and the Restricted Subsidiaries; minus
(4)    interest income for such period.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Parent Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:
(1)    any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges shall be excluded;
(2)    any severance expenses, relocation expenses, restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, expenses, commissions or charges related to any issuance, redemption, repurchase, retirement or acquisition of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses or charges related to the Spin Transactions, the Refinancing Transactions, the Transactions, the Norbert Transactions ~~or~~, the ~~2022~~2023 Notes Transactions, the 2024 Notes Transactions and the 2025 Notes Transactions, in each case, shall be excluded;
(3)    effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries and including, without limitation, the effects of adjustments to (A) Capitalized Lease Obligations or (B) any other deferrals of income) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;
(4)    the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(5)    any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations or fixed assets and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets shall be excluded; provided that notwithstanding any classification of any Person, business, assets or operations as discontinued operations because a definitive agreement for the sale, transfer or other disposition in respect thereof has been entered into, such Person shall not exclude any such net after-tax income or loss or any such net after-tax gains or losses attributable thereto until such sale, transfer or other disposition has been consummated;
(6)    any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of Parent Borrower) shall be excluded;
(7)    any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;
(8)    (a) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period and (b) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the referent Person or a Subsidiary thereof (other than an Unrestricted Subsidiary of such referent Person) from any Person in excess of, but without duplication of, the amounts included in subclause (a);
(9)    [reserved];
(10)    an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with Section 7.2(b)(xi) shall be included as though such amounts had been paid as income taxes directly by such Person for such period;
(11)    any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP shall be excluded;
(12)    any non-cash expense realized or resulting from management equity plans, stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;
(13)    any (a) non-cash compensation charges, (b) costs and expenses related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Amendment No. ~~3~~6 Effective Date of officers, directors and employees, in each case of such Person or any Restricted Subsidiary, shall be excluded;
(14)    accruals and reserves that are established or adjusted within 12 months after the Amendment No. ~~3~~6 Effective Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;
(15)    non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;
(16)    any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;
(17)    (a) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts in respect of which such Person has determined that there exists reasonable evidence that such amounts will in fact be reimbursed by insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount, to the extent included in Net Income in a future period); and
(18)    non-cash charges for deferred tax asset valuation allowances shall be excluded.
“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.
“Consolidated Secured Net Leverage Calculation Date” has the meaning specified in the definition of “Consolidated Secured Net Leverage Ratio.”
“Consolidated Secured Net Leverage Ratio” means, with respect to any Person, at any date, the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred.
In the event that Parent Borrower or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Capital Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Secured Net Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Secured Net Leverage Ratio is made (the “Consolidated Secured Net Leverage Calculation Date”), then the Consolidated Secured Net Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Capital Stock or Preferred Stock as if the same had occurred at the beginning of the applicable four-quarter period; provided that, for purposes of clause 6(B) of the definition of “Permitted Lien”, Parent Borrower may elect pursuant to an Officer’s Certificate delivered to Agent to treat all or any portion of the commitment under any Indebtedness as being Incurred at the time of delivery of such Officer’s Certificate, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time, and to the extent Parent Borrower elects pursuant to such an Officer’s Certificate delivered to Agent to treat all or any portion of the commitment under any Indebtedness as being Incurred at the time of delivery of such Officer’s Certificate, solely for purposes of clause 6(B) of the definition of “Permitted Lien”, Parent Borrower shall deem all or such portion of such commitment as having been Incurred and to be outstanding for purposes of calculating the Consolidated Secured Net Leverage Ratio for any period in which Parent Borrower makes any such election and for any subsequent period until such commitments are no longer outstanding or until Parent Borrower elects to withdraw such election.
For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that Parent Borrower or any Restricted Subsidiary has made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Secured Net Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations or discontinued operations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period; provided that, notwithstanding any classification of any Person, business, assets or operations as discontinued operations because a definitive agreement for the sale, transfer or other disposition in respect thereof has been entered into, Parent Borrower shall not make such computations on a pro forma basis for any such classification for any period until such sale, transfer or other disposition has been consummated. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Parent Borrower or any Restricted Subsidiary since the beginning of such period shall have consummated any pro forma event that would have required adjustment pursuant to this definition, then the Consolidated Secured Net Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such pro forma event had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Consolidated Secured Net Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.
For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Parent Borrower. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of Parent Borrower, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event within 18 months of the date the applicable event is consummated. For the avoidance of doubt, adjustments to the computation of the Consolidated Secured Net Leverage Ratio arising from any pro forma event and made in accordance with this paragraph and the paragraph immediately above shall not be subject to the 20% cap set forth in clause (9) of the definition of “EBITDA”.
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Consolidated Secured Net Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Parent Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Parent Borrower may designate.
For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.
“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and any Tax Distributions taken into account in calculating Consolidated Net Income.
“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate principal amount of all outstanding Indebtedness of Parent Borrower and the Restricted Subsidiaries (excluding any undrawn letters of credit) consisting of bankers’ acceptances and Indebtedness for borrowed money, plus (2) the aggregate amount of all outstanding Disqualified Capital Stock of Parent Borrower and the Restricted Subsidiaries and all Preferred Stock of Restricted Subsidiaries, with the amount of such Disqualified Capital Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a consolidated basis in accordance with GAAP.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(2)    to advance or supply funds:
(a)    for the purchase or payment of any such primary obligation; or
(b)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Continuing Director” means (a) any member of the Board of Directors who was a director of Parent Borrower on the Amendment No. ~~3~~6 Effective Date or the Separation Effective Date and (b) any individual who becomes a member of the Board of Directors after the Amendment No. ~~3~~6 Effective Date if such individual was approved, appointed or nominated for election to the Board of Directors by Jacobs Private Equity, LLC (or any Affiliate thereof) or a majority of the Continuing Directors.
“Contractual Obligations” means, with respect to any Person, any security issued by such Person or any document or undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.
“Contribution” means the transfer of the stock of certain Subsidiaries of Parent Borrower holding the assets, liabilities and/or operations of all or a portion of the logistics and warehousing businesses of the Parent Borrower and its Subsidiaries, along with the transfer and assignment of certain related assets and liabilities of the Parent Borrower or its Subsidiaries to GXO Logistics and its Subsidiaries.
“Controlled Affiliates” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, has Majority Control of or is Majority Controlled by or is under common Majority Control with the Person specified.
“Con-way” means ~~Con-way~~XPO CNW, Inc., a Delaware corporation.

“Con-way Acquisition” means the acquisition by Parent Borrower, directly or indirectly, of all of the outstanding capital stock of Con-way in accordance with the Con-way Acquisition Agreement.
“Con-way Acquisition Agreement” means that certain Agreement and Plan of Merger by and among Parent Borrower, Con-way and Canada Merger Corp. dated as of September 9, 2015, together with all exhibits, annexes and schedules thereto, as amended or modified from time to time.
“Con-way Existing Indebtedness” means Indebtedness under ~~Conway’s~~Con-way’s 6.70% Senior Debentures due 2034.
“Con-way Merger” means the merger of Canada Merger Corp., a wholly owned subsidiary of Parent Borrower, with and into Con-way pursuant to Section 251(h) of the Delaware General Corporation Law, with Con-way surviving such merger as a wholly owned subsidiary of Parent Borrower in accordance with the Con-way Acquisition Agreement.
“Con-way Subsidiary” means any direct or indirect Subsidiary of Con-way.
“Copyrights” has the meaning specified in the U.S. Security Agreement.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covenant Trigger Period” means the period (a) commencing on the date that (i) an Event of Default occurs or (ii) Availability is less than the greater of (x) 10% of Available Credit and (y) $~~75,000,000~~70,000,000 and (b) continuing until there has been a period of 30 consecutive days thereafter during which at all times (i) no Event of Default exists and (ii) Availability shall have been not less than the greater of (x) 10% of Available Credit and (y) $~~75,000,000~~70,000,000.
“Covered Entity” has the meaning specified in Section 13.13(b).
“Covered Party” has the meaning specified in Section 13.13(a).
“Credit Parties” means each Borrower and each Guarantor.
“Cure Amount” has the meaning specified in Section 9.4(a).
“Cure Right” has the meaning specified in Section 9.4(a).
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that, if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.
“Default Rate” has the meaning specified in Section 2.5(d).
“Default Right” has the meaning specified in Section 13.13(b).
“Defined Benefit Plan” means a Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).
“Dentressangle Initiatives” means Dentressangle Initiatives SAS, a French limited liability company (société par actions simplifiée).
“Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Credit Party.
“Designated Guarantor” has the meaning assigned to such term in the definition of “Excluded Subsidiary”.
“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by Parent Borrower) of non-cash consideration received by Parent Borrower or a Restricted Subsidiary in connection with a Disposition that is so designated as Designated Non-cash Consideration ~~pursuant to an Officer’s Certificate~~, setting forth such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
“Designated Preferred Stock” means Preferred Stock of Parent Borrower or any direct or indirect parent of Parent Borrower (other than Disqualified Capital Stock), that is issued for cash (other than to Parent Borrower or any of its Subsidiaries or an employee stock ownership plan or trust established by Parent Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof.
“Dilution” means, without duplication, with respect to any period, a percentage based upon the experience of the immediately prior twelve (12) month period that is the result of dividing the aggregate dollar amount of (a) all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce the Credit Parties’ Accounts in a manner consistent with current and historical accounting practices of the Credit Parties, by (b) the Credit Parties’ total gross sales during such period.
“Dilution Reserve” means, as of any date of determination, with respect to the Initial Revolving Facility Loans and/or Incremental Facility Revolving Loans, a reserve established by Co-Collateral Agents in an amount equal to the result of (a) the percentage by which Dilution is greater than 5%, times (b) the amount of Eligible Accounts as set forth on the most recent Borrowing Base Certificate received by Co-Collateral Agents. If the Dilution does not exceed 5%, the Dilution Reserve shall be zero dollars ($0).
“Disbursement Account” and “Disbursement Accounts” have the meanings specified in Annex A.

“Discretionary FILO Dilution Reserve” means, as of any date of determination, with respect to Permitted Incremental FILO Loans, a reserve which may be established in the discretion of Co-Collateral Agents in an amount equal to the result of (a) the percentage by which Dilution is greater than 2.5%, times (b) the amount of Eligible Accounts as set forth on the most recent Borrowing Base Certificate received by Co-Collateral Agents. If the Dilution does not exceed 2.5%, the Discretionary FILO Dilution Reserve shall be zero dollars ($0).
“Disposition” means with respect to any property, any sale, lease, license, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (including by means of a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law). The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:
(1)    matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),
(2)    is convertible or exchangeable for Indebtedness or Disqualified Capital Stock of such Person or any of its Restricted Subsidiaries, or
(3)    is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale), in each case prior to 91 days after the Latest Maturity Date; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Capital Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Parent Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Capital Stock shall not be deemed to be Disqualified Capital Stock.
“Disqualified Institution” means (i) any Person identified by name in writing to Agent as a Disqualified Institution on or prior to the Restatement Date and (ii) a competitor of any Borrower or its Subsidiaries identified by name in writing to Agent as Disqualified Institutions prior to the Restatement Date and any other Person identified by name in writing to Agent after the Restatement Date to the extent such Person becomes a direct competitor of any Borrower or its Subsidiaries, which designations shall be promptly provided by Agent to the Lenders and shall become effective two days after delivery of each such written supplement to Agent, but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans; provided that a “competitor” shall not include any bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in commercial revolving loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with such competitor, and for which no personnel involved with the investment of such competitor thereof, as applicable, (i) makes any investment decisions or (ii) has access to any information (other than information publicly available) relating to the Credit Parties or any entity that forms a part of the Credit Parties’ business (including their Subsidiaries).
“Distribution” means the distribution, on a pro rata basis, to the equityholders of Parent Borrower of any Equity Interests of GXO Logistics (with cash in lieu of any fractional shares).
“Documents” means all “documents,” as such term is defined in the Code or the PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located.
“Dodd-Frank Act” has the meaning specified in Section 2.14(e).
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in Canadian Dollars or any Alternative Currency, the equivalent in Dollars of such amount as determined by Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Canadian Dollars or such Alternative Currency, as applicable. In making any determination of the Dollar Equivalent, Agent shall use the relevant Spot Rate in effect on the date on which a Dollar Equivalent is required to be determined pursuant to the provisions of this Agreement. As appropriate, amounts specified herein as amounts in Dollars shall be or include any relevant Dollar Equivalent amount. The Agent shall provide written notice to the Parent Borrower of the Spot Rate on each Revaluation Date (it being understood that the Agent may provide such written notice to the Parent Borrower by email).
“Dollars” or “$” means the lawful currency of the United States.
“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.
“Driver” means an operator of a motor vehicle.
“Driver Contract” means any contract, agreement or arrangement between a Credit Party and a Driver for the operation of a motor vehicle owned or leased by such Credit Party.
“Driver Payables” means all amounts owed by any Credit Party to a Driver under the terms of a Driver Contract between such Credit Party and such Driver.
“Early Opt-in Election” means the occurrence of:
(a)    a notification by the Agent to (or the request by Parent Borrower to the Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities in the U.S. syndicated loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(b)    the joint election by the Agent and the Parent Borrower to trigger a fallback from the applicable then-current Benchmark and the provision by the Agent of written notice of such election to the Lenders.
“Early Termination Date” has the meaning specified in the definition of “Commitment Termination Date.”
“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:
(1)    Consolidated Taxes; plus
(2)    Fixed Charges and costs of surety bonds in connection with financing activities; plus
(3)    Consolidated Depreciation and Amortization Expense; plus
(4)    Consolidated Non-Cash Charges; plus
(5)    any expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the Refinancing Transactions, the Transactions, the Norbert Transactions, the ~~2022~~2023 Notes Transactions, the 2024 Notes Transactions and the 2025 Notes Transactions, the Bilateral Credit Facility or the Term Credit Agreement, (ii) any amendment or other modification of the ~~2022~~2023 Notes, 2024 Notes, 2025 Notes or other Indebtedness and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Financing; plus
(6)    business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of facility closures, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); plus
(7)    the amount of loss or discount on sale of assets and any commissions, yield and other fees and charges, in each case in connection with a Qualified Securitization Financing; plus
(8)    any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Parent Borrower or any Credit Party or net cash proceeds of an issuance of Equity Interests of Parent Borrower (other than Disqualified Capital Stock) solely to the extent that such net cash proceeds are excluded from the calculation of Excluded Contributions; plus

(9)    the amount of net cost savings, operating improvements or synergies projected by Parent Borrower in good faith to be realized within eighteen months following the date of any operational changes, business realignment projects or initiatives, restructurings or reorganizations which have been or are intended to be initiated (other than those operational changes, business realignment projects or initiatives, restructurings or reorganizations entered into in connection with any pro forma event (as defined in “Consolidated Secured Net Leverage Ratio”)~~)~~  (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period)), net of the amount of actual benefits realized during such period from such actions; provided that such net cost savings and operating improvements or synergies are reasonably identifiable and quantifiable; provided, further, that the aggregate amount added to EBITDA pursuant to this clause (9) shall not exceed 20% of EBITDA for such period (determined after giving effect to such adjustments); and
less, without duplication, to the extent the same increased Consolidated Net Income,
(10)    non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in ~~clauses~~clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any ~~person~~Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
~~“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.~~
“E-Fax” means any system used to receive or transmit faxes electronically.
“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service acceptable to Agent.
“Eligible 90-Day Account” means any Account that satisfies all of the criteria of the definition of “Eligible Accounts”, other than clause (e) or (g) of such definition, other than any Account (x) for which the Account Debtor has failed to pay within two hundred and ten (210)

days after the date of the original invoice therefor or (y) which is unpaid more than one hundred and eighty (180) days after the original due date therefor.
“Eligible 90-Day Accounts Cap” means $25,000,000.
“Eligible Accounts” means Accounts created by any Credit Party other than any Account:
(a)    with respect to which the applicable Credit Party does not have good and valid title to such Account;
(b)    that is not a valid, legally enforceable obligation of an Account Debtor payable in Dollars (in the case of a U.S. Credit Party) or payable in Canadian Dollars or Dollars (in the case of a Canadian Credit Party), to such Person in the United States (in the case of a U.S. Credit Party) or the United States or Canada (in the case of a Canadian Credit Party) in the ordinary course of business of such Credit Party;
(c)    which is not subject to a first priority perfected security interest in favor of Agent (other than Liens that are the subject of a Canadian Priority Payables Reserve);
(d)    which is subject to any Lien other than (i) a Lien in favor of Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of Agent;
(e)    for which the Account Debtor has failed to pay within one hundred and twenty (120) days after the date of the original invoice therefor;
(f)    with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor; provided that Accounts which satisfy all of the other criteria described in this definition and would be deemed ineligible solely because of the failure to comply with this clause (f) shall nevertheless be eligible in an aggregate amount not to exceed at any time twenty-five percent (25%) of all Eligible Accounts and Eligible 90-Day Accounts if (i) the Account Debtor has not been billed but the goods giving rise to such Account have been shipped and/or the services have been completed, and (ii) the Accounts have been unbilled from the date of shipment or performance, as applicable, for not more than thirty (30) days;
(g)    which is unpaid more than ninety (90) days after the original due date therefor;
(h)    which is owing by an Account Debtor for which fifty percent (50%) or more of the dollar amount of all accounts owing from such Account Debtor and its Controlled Affiliates are ineligible pursuant to clauses (e) or (g) above;
(i)    which is owing by an Account Debtor but only to the extent of the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to all Credit Parties in excess of fifteen percent (15%) (or, with respect to the Account Debtor identified in writing by Parent Borrower to Agent prior to the Restatement Date, twenty percent (20%)) of the aggregate amount of Eligible Accounts and Eligible 90-Day Accounts of all Credit Parties;

(j)    with respect to which any applicable covenant, representation or warranty contained in this Agreement or in any other Loan Document (including documentation with respect to applicable foreign jurisdictions) has been breached or is not true, in each case, in any material respect;
(k)    which (i) does not arise from the sale of goods in the ordinary course of the Credit Parties’ business or from the performance of services in the ordinary course of the Credit Parties’ business, (ii) is not (subject to clause (f)(ii) above) evidenced by an invoice issued by a U.S. Credit Party (in case of the U.S. Borrowing Base) or a Canadian Credit Party (in case of the Canadian Borrowing Base) which has been sent to the Account Debtor (provided, that it is understood and agreed that Railcar Receivables are not evidenced by invoices, and that the absence of such invoice shall not be a basis for excluding such Accounts from Eligible Accounts or Eligible 90-Day Accounts), (iii) represents progress billing or a billing that is contingent upon any Credit Party’s completion of any further performance, (iv) represents a sale on a bill-and-hold, guarantied sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis, (v) relates to payments of interest, (vi) relates to restricted proceeds of Inventory which are subject to a title retention arrangement or (vii) relates to tooling or other similar activities;
(l)    was invoiced more than once (including chargebacks, debit memos, credits and rebills) other than payment reminders and multiple invoices with respect to Accounts in which partial or multiple shipments are made on such Account, in each case, sent in the ordinary course of business;
(m)    with respect to which any check or other instrument of payment has been returned uncollected for any reason (other than bank error);
(n)    which is owed by an Account Debtor which, to the actual knowledge of a Credit Party, has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, monitor, liquidator or similar person of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, monitor, liquidator or similar person of its assets, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, insolvent, winding up, or voluntary or involuntary case under any Insolvency Laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under any Insolvency Laws and reasonably acceptable to Co-Collateral Agents), (iv) has admitted in writing its inability, or is generally unable, to pay its debts as they become due, (v) become insolvent, or (vi) ceased operation (or has announced plans to cease operation) of its business;
(o)    which is owed by any Account Debtor which, to the actual knowledge of a Credit Party, has sold all or substantially all of its assets, other than the discontinuance or sale of a line of business or brand by such Account Debtor;
(p)    which is owed by an Account Debtor which, (x) does not maintain a material place of business in the United States or Canada or (y) is not organized under applicable law of the United States or Canada or any state of the United States or province of Canada;

(q)    [reserved];
(r)    which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the United States or Canada unless such Account is backed by a Letter of Credit reasonably acceptable to Co-Collateral Agents which is in the possession of Agent, (ii) the government of Canada or a province or territory thereof unless the Account has been assigned, if required, to Agent in compliance with the Financial Administration Act (Canada) (or similar applicable law of such province or territory), and any other steps necessary to perfect or render opposable the Lien of Agent in such Account have been complied with to Co-Collateral Agents’ reasonable satisfaction, or (iii) the government of the United States, or any department, agency, public corporation or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of Agent in such Account have been complied with to Agent’s reasonable satisfaction;
(s)    which is owed by any Controlled Affiliate, employee, officer, director or agent of any Credit Party; provided that, so long as transactions between them and the Credit Parties are arms-length, portfolio companies of Jacobs Private Equity, LLC (or any Affiliate thereof), that do business with a Credit Party in the ordinary course of business, will not be treated as Controlled Affiliates for purposes of this clause (s);
(t)    which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Credit Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof, in each case, unless a no-set-off letter in form and substance reasonably acceptable to Co-Collateral Agents has been provided by the Account Debtor with respect to any claims, rights, setoff or dispute;
(u)    which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute (it being understood and agreed that this clause (u) shall apply to Accounts subject to deduction by Account Debtors on account of payables owing from Parent Borrower or any of its Subsidiaries to a third-party logistics provider, Driver or other service provider);
(v)    which is evidenced by any promissory note, chattel paper, or instrument;
(w)    with respect to which such Credit Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Credit Party created a new receivable for the unpaid portion of such Account with a later due date than the original receivable;
(x)    which does not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, state, provincial, foreign, municipal or local, including, without limitation, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Federal Reserve Board;

(y)    which was created on cash on delivery terms; or
(z)    which, in the case of Railcar Receivables, exceed the product of monthly average of Railcar Receivables reported in the three most recent monthly “car-hire reports” made by AAR, or any successor thereto, to Greenbrier Leasing Company LLC or to a U.S. Credit Party, multiplied by two (2).
There shall be excluded from each Account any portion of such Account representing sales tax, excise tax, goods and services tax, harmonized tax or any other Taxes or collections on behalf of any Governmental Authority which such Credit Party is obligated to distribute or remit to such Governmental Authority.
Subject to Section 12.2(b), Agent shall establish a Dilution Reserve and a Rent Reserve and Agent shall have the right to establish, modify or eliminate (i) such other Reserves against Eligible Accounts and Eligible 90-Day Accounts and (ii) with respect to Permitted Incremental FILO Loans only, a Discretionary FILO Dilution Reserve, in each case, from time to time in its Permitted Discretion in conformity with Section 2.18. Any Accounts which are not Eligible Accounts or Eligible 90-Day Accounts shall nevertheless be part of (i) in the case of the U.S. Credit Parties, the ABL Priority Collateral and (ii) in the case of the Canadian Credit Parties, the Canadian Collateral.
In the event that an Account, which was previously an Eligible Account or an Eligible 90-Day Account, ceases to be an Eligible Account or an Eligible 90-Day Account, as applicable, hereunder, Borrower Representative shall exclude such Account from Eligible Accounts and Eligible 90-Day Accounts on, and at the time of submission to Agent of, the next Borrowing Base Certificate. In determining the amount of the Eligible Account or Eligible 90-Day Account, as applicable, the face amount of an Account shall be reduced by, without duplication and to the extent such reduction is not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including, any amount that any Credit Party is obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)), and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by any Credit Party to reduce the amount of such Account.
“Eligible Assignee” means (a) a Lender, (b) a commercial bank, insurance company, finance company, financial institution, any fund that invests in revolving loans, (c) any Affiliate of a Lender, or (d) an Approved Fund of a Lender; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) any Borrower, any Subsidiary or any Affiliate thereof.
“Eligible Billed Accounts” means Eligible Accounts other than Eligible Unbilled Accounts.
“Eligible Equipment” means Equipment of the U.S. Credit Parties (in case of the U.S. Borrowing Base) or all Credit Parties (in case of the Canadian Borrowing Base) (a) that is located at one of the business locations of a Credit Party, (b) that is not excluded as ineligible by virtue of the one or more of the criteria set forth below, and (c) in respect of which Agent has completed a Borrowing Base Collateral review and an appraisal report, in form and substance reasonably satisfactory to Co-Collateral Agents, has been delivered to Agent. An item of Equipment shall not be included in Eligible Equipment if:
(i) a Credit Party does not have good and valid title thereto;
(ii) (A) with respect to Equipment of the U.S. Credit Parties, it is not located in the continental United States, and (B) with respect to Equipment of the Canadian Credit Parties, it is not located in Canada or the continental United States;
(iii) it is located on real property not owned by a Credit Party, unless (A) (1) it is subject to a written subordination or waiver, in form and substance reasonably satisfactory to Co-Collateral Agents, executed by each owner and each lessor of such real property (and any holder of a Lien on such real property) or (2) solely with respect to Equipment, that is located on real property not owned by a Credit Party, a Rent Reserve has been established by Agent with respect to such Equipment, and (B) it is segregated or otherwise separately identifiable from goods of others, if any, located on such real property;
(iv) it is located on real property owned by a Credit Party and is subject to a Lien in favor of a mortgagee, unless it is subject to a written subordination or waiver, in form and substance reasonably satisfactory to Co-Collateral Agents;
(v) it is not subject to a valid and perfected first priority Lien in favor of Agent, other than Permitted Liens in favor of any bailee, landlord, warehouseman, mechanic or other non-consensual Lien arising by operation of law (provided that either (x) the holder of such Permitted Lien has waived or subordinated such Permitted Lien to Agent’s reasonable satisfaction pursuant to a landlord waiver, bailee letter or comparable agreement or (y) a rent reserve has been established by Agent in the exercise of its Permitted Discretion, which rent reserve, with respect to landlord Liens shall not be in excess of three (3) months’ rent (or for such longer time period that is determined by Agent in its Permitted Discretion as reasonably necessary to protect and/or realize upon the Collateral));
(vi) it (A) is not in good repair and normal operating condition in accordance with its intended use in the business of such Credit Party, (B) is substantially worn, damaged, defective or obsolete, or (C) constitutes furnishings, fixtures or parts, or
(vii) the receipts received by any Credit Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person’s assigns.
“Eligible Rolling Stock” means Rolling Stock constituting Railcars, Chassis, trucks, trailers and tractors that:
(i) are owned by any of the U.S. Credit Parties,
(ii) in the case of Rolling Stock other than Railcars, is either subject to a valid certificate of title (other than with respect to trailers that are registered or located in a State that does not provide that a “certificate of title” is an evidence of ownership of trailers registered or located in such State), or if not so subject, has been fully assembled and delivered to a U.S. Credit Party and, in each case, is subject to a manufacturer’s statement of origin that has been delivered to the applicable titling authority to promptly cause such Rolling Stock to become titled and Agent’s Lien (subject to Section 6.17(b)) has been indicated on such “certificate of title”,
(iii) in the case of Railcars, Parent Borrower has elected to include in the Borrowing Base and the applicable U.S. Credit Party has executed and delivered to Agent such Memorandum of Security Agreements as Agent may request and recorded such Memorandum of Security Agreements with the Surface Transportation Board and taken such other action as Co-Collateral Agents may reasonably request to perfect Agent’s first priority Liens and security interests in such Railcars,
(iv) are in good operating condition, are not unmerchantable (other than in connection with Agent’s Liens), are not out for repair for more than 30 consecutive days, meet in all material respects all standards imposed by any Governmental Authority having regulatory authority over such Rolling Stock, are usable and in good working order,
(v) are not located outside the continental United States and Canada, including in connection with any “over the road use” or “over the rail use”,
(vi) (a) other than with respect to Railcars, are not subject to any lease or other similar arrangement (or if subject to a lease or other similar arrangement, such arrangement is reasonably satisfactory to Co-Collateral Agents and is subject to an acknowledgement of Agent’s Liens and, if applicable, Collateral Access Agreements) and (b) with respect to Railcars, are not subject to any lease, contract or arrangement for hire other than in connection with participation in the Interchange System through Brandon Railroad LLC’s (or any successor railroad acceptable to Agent in its Permitted Discretion under whose marks the Railcars operate) status as “Subscriber” under the Interchange System and which participation is managed by Greenbrier Leasing Company LLC (or its successor or assign) in accordance with the terms of the Administrative Services Agreement (or other similar arrangement, including, if applicable, Collateral Access Agreements), and
(vii) in respect of which Co-Collateral Agents are satisfied in their Permitted Discretion that all actions necessary or desirable, including, without limitation pursuant to Section 6.17, in order to create a perfected first priority Lien in favor of Agent on such Rolling Stock have been taken.
“Eligible Unbilled Accounts” means Accounts of the type set forth in the proviso to clause (f) of the definition of Eligible Accounts.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Laws” means all applicable federal, state, provincial, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect,

including any applicable judicial or administrative order, consent decree, order or judgment, in each case having the force or effect of law, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, soil, vapor, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), and any and all regulations promulgated thereunder, and all analogous federal, state, provincial, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes related to the protection of human health, safety or the environment.
“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.
“Environmental Permits” means, with respect to any Person, all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws for conducting the operations of such Person.
“Equipment” means all “equipment,” as such term is defined in the Code or the PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.
“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan (other than an event for which the thirty (30) day notice period is waived); (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the termination of a Title IV Plan or Multiemployer Plan by the PBGC pursuant to Section 4042 of ERISA; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days; (g) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA or a determination that a Multiemployer Plan is in “endangered” or “critical” status under the meaning of Section 432 of the IRC or Section 304 of ERISA; (h) the loss of a Qualified Plan’s qualification or tax exempt status; (i) the termination of a Plan described in Section 4064 of ERISA; (j) any Foreign Benefit Event; ~~or~~ (k) the filing pursuant to Section 412(c) of the ~~Code~~IRC or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Title IV Plan; (l) a determination that any Title IV Plan is in “at risk” status (within the meaning of Section 430 of the ~~Code~~IRC or Section 303 of ERISA; (m) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA (other than ~~non delinquent~~non-delinquent premiums payable to the PBGC under Sections 4006 and 4007 of ERISA); (n) the imposition of liability on any Credit Party or any ERISA Affiliate due to the cessation of operations at a facility under the circumstances described in Section 4062(e) of ERISA; ~~and~~or (o) the occurrence of a ~~non exempt~~non-exempt “prohibited transaction” with respect to which any Credit Party or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the ~~Code~~IRC) or a “party in interest” (within the meaning of Section 406 of ERISA) or with respect to which any Credit Party or any such Subsidiary could otherwise be liable.
“ERISA Lien” has the meaning specified in Section 6.11.
“E-Signature” means the process of attaching to, or logically associating with, an Electronic Transmission, an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.
“E-System” means any electronic system approved by Agent, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” and “€” means the lawful single currency of the Participating Member States.
“Event of Default” has the meaning specified in Section 9.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Accounts” has the meaning specified in Annex A.
“Excluded Contributions” means, at any time the cash and Cash Equivalents received by Parent Borrower after the Restatement Date from:
(1)    contributions to its common equity capital, and
(2)    the sale (other than to a Subsidiary of Parent Borrower or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Capital Stock and Designated Preferred Stock) of Parent Borrower,
in each case designated as Excluded Contributions pursuant to an Officer’s Certificate (but excluding any Cure Amount or amounts distributed pursuant to Section 7.2(b)(ii)).
“Excluded Principal Property” means (a) any Principal Property, (b) any shares of capital stock or Indebtedness (as defined in the Existing Con-way Indenture) of any Restricted Subsidiary (as defined in the Existing Con-way Indenture) or (c) any other assets or property owned by Con-way or any Restricted Subsidiary (as defined in the Existing Con-way Indenture) to the extent, in the case of this clause (c), that the existence of liens on such assets or property in favor of the Lenders as security for the Obligations owing under this Agreement would result in the breach of, or require the equal and ratable securing of, all or any portion of the Con-way Existing Indebtedness; provided that the Borrower may, in its sole discretion, elect to designate any property which is an Excluded Principal Property as not being an Excluded Principal Property.
“Excluded Property” has the meaning assigned to such term in the U.S. Security Agreement or the Canadian Security Agreement, as applicable.
“Excluded Subsidiary” means:
(a) each Domestic Subsidiary that is prohibited from guaranteeing the Obligations hereunder by any requirement of law or that would require consent, approval, license or authorization of a ~~governmental authority~~Governmental Authority to guarantee the Obligations hereunder (unless such consent, approval, license or authorization has been received),
(b) each Domestic Subsidiary that is prohibited by any applicable contractual requirement from guaranteeing the Obligations hereunder on the Amendment No. ~~3~~6 Effective Date or at the time such Subsidiary becomes a Subsidiary (to the extent not incurred in connection with becoming a Subsidiary and in each case for so long as such restriction or any replacement or renewal thereof is in effect),

(c) any Domestic Subsidiary (i) that owns no material assets (directly or through its Subsidiaries) other than ~~equity interests~~Equity Interests of one or more Foreign Subsidiaries or (ii) that is a direct or indirect Subsidiary of a Foreign Subsidiary,
(d) any Foreign Subsidiary,
(e) any Securitization Subsidiary,
(f) any CFC,
(g) any Unrestricted Subsidiary,
(h) any non-Wholly Owned Subsidiary,
(i) any Subsidiary that is a captive insurance company, and
(j) any not-for profit Subsidiary;
provided that the Restricted Subsidiaries of Parent Borrower incorporated or otherwise organized in Canada or any province thereof shall not constitute Excluded Subsidiaries under, and for purposes of, clauses (d) and (f) in connection with guarantees and other credit support with respect to the obligations of the Canadian Borrowers, provided, further, that any Restricted Subsidiary of Norbert and/or Con-way which is incorporated or otherwise organized in Canada or any province thereof shall constitute Excluded Subsidiaries under, and for purposes of, clauses (d) and (f) in connection with guarantees and other credit support with respect to the obligations of the Canadian Credit Parties, unless Parent Borrower determines, in its sole discretion that (and delivers a written notice to Agent that) such Subsidiaries shall no longer constitute Excluded Subsidiaries (it being understood that the assets of any such Restricted Subsidiary so excluded shall not contribute to the Borrowing Base until such time as it becomes a Credit Party hereunder);
provided, further, that, subject to the terms and conditions set forth in Section 6.13(b), Parent Borrower may cause any Domestic Subsidiary that qualifies as an Excluded Subsidiary under clause (c)(ii) above to become a Guarantor in accordance with the definition thereof and thereafter such Domestic Subsidiary shall not constitute an “Excluded Subsidiary” (unless and until Parent Borrower elects to designate such Domestic Subsidiary as an Excluded Subsidiary) (each such Excluded Subsidiary that becomes a Guarantor hereunder, a “Designated Guarantor”).
“Excluded Swap Obligation” means, with respect to any Credit Party, any Hedging Obligation if, and to the extent that, all or a portion of the Obligations of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Hedging Obligation (or any Obligations thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Hedging Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedging

Obligation that is attributable to swaps for which such Obligation or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient, or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Tax imposed on amounts payable to or for the account of such Lender pursuant to any law in effect on the date such Lender becomes a party to this Agreement (other than as an assignee pursuant to a request by Borrower Representative under Section 2.14(d)) or designates a new lending office (unless such designation is at the request of Borrower Representative under Section 2.14(g)), (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13(d) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Con-way Indenture” means that certain Indenture, dated as of March 8, 2000, between CNF Transportation, Inc., as issuer, and Bank One Trust Company, National Association, as trustee, in the case of Con-way’s 6.70% Senior Debentures due 2034.
“Existing Credit Agreement” has the meaning assigned to such term in the recitals hereto.
“Extended Revolving Commitment” has the meaning specified in Section 2.16(c).
“Extending Lender” has the meaning specified in Section 2.16(c).
“Extension” has the meaning specified in Section 2.16(c).
“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §§ 201 et seq.
“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.
“FATCA” means Sections 1471 through 1474 of the IRC as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the IRC and any intergovernmental agreements implementing the foregoing.
“FCPA” means the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.), as amended, and the rules and regulations thereunder.
“Federal Funds Rate” means, for any day, a floating rate equal to (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its reasonable discretion, which determination shall be final, binding and conclusive (absent manifest error).
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.
“Fee Letter” means that certain Fee Letter, dated as of October 27, 2015, between Agent, Parent Borrower and other parties party thereto with respect to certain Fees to be paid from time to time by Borrowers.
“Fees” means any and all fees and other amounts payable to Agent, any Co-Collateral Agent or any Lender pursuant to this Agreement or any of the other Loan Documents.
“Financial Officer” means, with respect to any of Parent Borrower or its Subsidiaries, the chief executive officer, the chief financial officer, the principal accounting officer, the treasurer, the assistant treasurer and the controller thereof.
“Financial Performance Covenant” has the meaning specified in Section 9.4(a).
“Financial Statements” means the consolidated income statements, statements of cash flows and balance sheets of Parent Borrower delivered in accordance with Section 4.4 and Section 5.1.
“Fiscal Month” means any of the monthly accounting periods of Borrowers.
“Fiscal Quarter” means any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30, and December 31 of each year.
“Fiscal Year” means any of the annual accounting periods of Borrowers ending on December 31 of each year.
“Fixed Charge Coverage Ratio” means for any period, the ratio of (a) Consolidated EBITDA for such period minus the sum of (i) Unfinanced Capital Expenditures plus (ii) the portion of taxes based on income actually paid in cash and provisions for cash income taxes to (b) ABL Fixed Charges for such period.
“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person for such period, and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Capital Stock of such Person and its Restricted Subsidiaries.
“Flood Insurance Laws” means the National Flood Insurance Reform Act of 1994 and related or successor legislation (including the regulations of the Board of Governors of the Federal Reserve System of the United States).
“Flood Hazard Property” has the meaning specified in Section 6.10(b)(iv).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBOR Rate.
“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the termination of any such Foreign Pension Plan or appointment of a trustee or similar official to administer any such Foreign Pension Plan, in each case, by a Governmental Authority, (d) the incurrence of any liability in excess of $90,000,000 by any Credit Party or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that would reasonably be expected to result in the incurrence of any liability by any Credit Party or any of the Subsidiaries, or the imposition on any Credit Party or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $90,000,000.
“Foreign Lender” has the meaning specified in Section 2.13(d).
“Foreign Pension Plan” means any pension or benefit plan that under applicable law other than the laws of the United States or any political subdivision thereof, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
“Foreign Subsidiary” means a Restricted Subsidiary that is not organized or established under the laws of the United States of America, any state thereof or the District of Columbia. For the avoidance of doubt, any Subsidiary incorporated or organized under the laws of a territory of the United States (including the Commonwealth of Puerto Rico) shall constitute a “Foreign Subsidiary” hereunder.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Amendment No. 3 Effective Date (unless otherwise specified herein). For the purposes of this Agreement, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.
“General Intangibles” has the meaning specified in the U.S. Security Agreement.
“Governmental Authority” any federal, state, provincial or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 11.1(g).
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.
“Guarantee” means the guarantee of the Obligations by the Credit Parties in Article 13 hereunder or in a supplemental guarantee in accordance with Section 6.12 of this Agreement.
“Guarantied Obligations” means as to any Person, any obligation of such Person guarantying or otherwise having the economic effect of guarantying any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business), or (e) indemnify the owner of such primary obligation against loss in respect thereof; provided, however, that the term Guarantied Obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business or standard contractual indemnities. The amount of any Guarantied Obligations at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guarantied Obligations is incurred, and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guarantied Obligations, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.
~~“Guarantee” means the guarantee of the Obligations by the Credit Parties in Article 13 hereunder or in a supplemental guarantee in accordance with Section 6.12 of this Agreement.~~
“Guaranties” means the U.S. Guaranty, the Canadian Guaranty and any other guaranty executed by any Guarantor in favor of Agent, for the benefit of the Secured Parties, in respect of the Obligations.
“Guarantor Payments” has the meaning specified in Section 13.7.
“Guarantors” means each Subsidiary Guarantor, Designated Guarantor and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of the Secured Parties, in connection with the transactions contemplated by this Agreement and the other Loan Documents; provided, that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document (other than with respect to Designated Guarantors, to which this proviso shall not apply), in no event shall an Excluded Subsidiary be a Guarantor of or otherwise obligated in respect of any Obligation of a U.S. Borrower or any “United States person” as defined in section 7701(a)(30) of the IRC; provided, further that upon the release or discharge of such Person from its Guaranty in accordance with this Agreement, such Person shall cease to be a Guarantor.
“GXO Logistics” means GXO Logistics, Inc., a Delaware corporation formed by or on behalf of the Parent Borrower.
“Hazardous Material” means any substance, material or waste that is regulated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or words of similar import under any Environmental Law, including but not limited to any “Hazardous Waste” as defined by the Resource Conservation and Recovery Act (RCRA) (42 U.S.C. § 6901 et seq. (1976)), any “Hazardous Substance” as defined under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) (42 U.S.C. § 9601 et seq. (1980)), any petroleum or any fraction thereof, asbestos, polychlorinated biphenyls, toxic mold, mycotoxins, toxic microbial matter (naturally occurring or otherwise), infectious waste and radioactive substances or any other substance that is regulated under Environmental Law due to its toxic, ignitable, reactive, corrosive, caustic or dangerous properties.
“Hedge Bank” means (a) any Person counterparty to a Swap Contract who is (or at the time such Swap Contract was entered into, was) a Lender, an Agent or an Affiliate of any thereof, (b) any Person counterparty to a Swap Contract who was, at the time such Swap Contract was entered into, a lender or agent or Affiliate of any thereof under and pursuant to the Existing Credit Agreement, and (c) any Person who is an Agent or a Lender (and any Affiliate thereof) as of the Restatement Date or Amendment No. 3 Effective Date but subsequently, whether before or after entering into a Swap Agreement, ceases to be an Agent or a Lender, as the case may be.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
(1)    currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
(2)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.
“Immaterial Subsidiary” means, with respect to Sections 9.1(j) or (k) (events and/or circumstances described therein, each an “Insolvency Event”) as of any date, any Restricted Subsidiary of Parent Borrower (other than any Borrower) (a) whose total assets at the last day of the of the most recent fiscal period for which financial statements are required to be delivered pursuant to Section 5.1(b) or (c) were equal to or less than 5% of the consolidated total assets of Parent Borrower and its Restricted Subsidiaries at such date; provided that total assets of all Immaterial Subsidiaries subject to Insolvency Events on any date shall not exceed 5% of total assets of Parent Borrower and its Restricted Subsidiaries at such date and (b) that does not contribute EBITDA in excess of 5% of the EBITDA of Parent Borrower and its Restricted Subsidiaries, in each case, for the most recently ended for the twelve month period ending on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.1(b) or (c); provided that, EBITDA (as so determined) of all Immaterial Subsidiaries subject to Insolvency Events on any date shall not exceed 5% of EBITDA of Parent Borrower and its Restricted Subsidiaries for the relevant period.
“Impacted Lender” means any Lender that fails to promptly provide any Borrower or Agent, upon such Person’s reasonable request, reasonably satisfactory evidence that such Lender will not become a Non-Funding Lender.
“Increased Amount” has the meaning specified in Section 7.7.
“Incremental Facility Revolving Loans” has the meaning specified in Section 2.16(a).
“Incremental Lender” has the meaning specified in Section 2.16(a).
“Incremental Revolving Loan Amendment” has the meaning specified in Section 2.16(a).
“Incremental Revolving Loans” has the meaning specified in Section 2.16(a).
“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. “Incurred” and “Incurrence” shall have like meanings.
“Initial Revolving Facility Loans” has the meaning specified in Section 2.16(a).
“Indebtedness” means, with respect to any Person:
(1)    the principal of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (i) a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than twelve months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)    to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(3)    to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by Parent Borrower) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;
provided, however, that, notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) obligations under or in respect of a Qualified Securitization Financing (including all obligations of any Securitization Subsidiary); (5) trade and other ordinary course payables, accrued expenses and intercompany liabilities arising in the ordinary course of business; (6) obligations in respect of cash management services; (7) in the case of Parent Borrower and the Restricted Subsidiaries (x) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (y) intercompany liabilities in connection with cash management, tax and accounting operations of Parent Borrower and the Restricted Subsidiaries; and (8) any obligations under Hedging Obligations; provided that such agreements are entered into for bona fide hedging purposes of Parent Borrower or the Restricted Subsidiaries (as determined in good faith by the ~~board of directors~~Board of Directors or senior management of Parent Borrower, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement, such agreements are related to business transactions of Parent Borrower or the Restricted Subsidiaries entered into in the ordinary course of business and, in the case of any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, such agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of Parent Borrower or the Restricted Subsidiaries Incurred without violation of this Agreement.
Notwithstanding anything in this Agreement to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Agreement.
“Indemnified Liabilities” has the meaning specified in Section 2.11.

“Indemnified Person” has the meaning specified in Section 2.11.
“Indemnified Tax” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of Parent Borrower, qualified to perform the task for which it has been engaged.
“Information” has the meaning specified in Section 12.8.
“Insolvency Laws” means any of the Bankruptcy Code, the BIA, the WRA or the CCAA, in each case, as now and hereafter in effect, any successors to any such statute and any other applicable insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.
“Intellectual Property” means any and all Patents, Copyrights and Trademarks.
“Intellectual Property Security Agreements” means, collectively, any and all Copyright Security Agreements, Patent Security Agreements and Trademark Security Agreements, made in favor of Agent, on behalf of itself and Lenders, by each Credit Party signatory thereto, as amended from time to time.
“Interchange System” means that certain rail interchange system governed by the AAR Rules.
“Interest Expense” means, with respect to any Person for any fiscal period, (i) interest expense of such Person determined in accordance with GAAP for the relevant period ended on such date minus (ii) cash interest income of such Person determined in accordance with GAAP for the relevant period ended on such date.
“Interest Payment Date” means (a) as to any Base Rate Loan, the last Business Day of each Fiscal Quarter to occur while such Loan is outstanding and the final maturity date of such Loan, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three-month intervals and on the last day of such LIBOR Period; and provided further that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an Interest Payment Date with respect to any interest that has then accrued under this Agreement.
“Inventory” means all “inventory,” as such term is defined in the Code or the PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located.
“Investment Grade Securities” means:

(1)    securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),
(2)    securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among Parent Borrower and its Subsidiaries,
(3)    investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold material amounts of cash pending investment and/or distribution, and
(4)    corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary,” Section 6.13 and Section 7.2:
(1)    “Investments” shall include the portion (proportionate to Parent Borrower’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by Parent Borrower) of the net assets of such Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Parent Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:
(a)    its “Investment” in such Subsidiary at the time of such redesignation less
(b)    the portion (proportionate to its equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by Parent Borrower) of the net assets of such Subsidiary at the time of such redesignation; and
(2)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by Parent Borrower) at the time of such transfer, in each case as determined in good faith by the Board of Directors of Parent Borrower.

“IRC” means the Internal Revenue Code of 1986, as amended.
“IRS” means the Internal Revenue Service.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Joinder Agreement” means (a) with respect to the joinder of a Domestic Subsidiary pursuant to Section 6.12(a), a joinder agreement substantially in the form of Exhibit 2 to the U.S. Security Agreement and (b) with respect to the joinder of a Subsidiary organized under the laws of Canada (or and province or territory thereof) pursuant to Section 6.12(a), a joinder agreement substantially in the form of Exhibit 2 to the Canadian Security Agreement.
“Joint Venture” means any Person a portion (but not all) of the Capital Stock of which is owned directly or indirectly by a Borrower or a Subsidiary thereof but which is not a Wholly Owned Subsidiary and which is engaged in a business that is similar to or complementary with the business of Borrowers and their Subsidiaries as permitted under this Agreement.
~~“JPMorgan Chase” has the meaning specified in the preamble to this Agreement.~~
“Judgment Conversion Date” has the meaning specified in Section 12.20.
“Judgment Currency” has the meaning specified in Section 12.20.
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Revolving Loan or any Extended Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.
“L/C Issuer” means each of Morgan Stanley Bank, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Deutsche Bank AG New York Branch, Citibank, N.A., Barclays Bank PLC, PNC Bank, N.A., U.S. Bank National Association or any of their respective Affiliates or branches, each in its capacity as issuer of any Letter of Credit, or such other bank or authorized Person as Borrower Representative may select (subject to Agent’s consent, not to be unreasonably withheld, delayed or conditioned, and the consent of such bank or authorized Person) as an L/C Issuer under this Agreement.
“L/C Issuer Fronting Sublimit Amount” means (a) as to each L/C Issuer party hereto as of the ~~Restatement~~Amendment No. 6 Effective Date, the fronting sublimit amount set forth opposite its name on Annex D (or, from and after, and subject to the occurrence of, the Separation Effective Date, Annex D to Amendment No. 6) and (b) as to each L/C Issuer that becomes an L/C Issuer hereunder after the date hereof, the fronting sublimit amount of such L/C Issuer set forth in the instrument under which such L/C Issuer becomes an L/C Issuer. The L/C Issuer Fronting Sublimit Amount of any L/C Issuer may be changed by written agreement between Parent Borrower and such L/C Issuer, without the consent of any other party hereto (but with notice to Agent), it being understood that no such change shall impact the L/C Sublimit.
“L/C Sublimit” has the meaning specified in Section 2.2(a).
“Lead Arrangers” means each of Morgan Stanley Senior Funding, Inc., J.P. Morgan Securities LLC, Barclays Bank PLC, Citibank, N.A. and Deutsche Bank Securities Inc., in each case in its capacities as Joint Lead Arrangers and Joint Bookrunners.
“Lenders” means the Lenders named on the signature pages of this Agreement and all financial institutions and funds that make Incremental Revolving Loans hereunder; and, if any such Lender shall decide to assign (in accordance with Section 11.1) all or any portion of the Obligations, such term shall include any permitted assignee of such Lender.
“Letter of Credit Fee” has the meaning specified in Section 2.2(d).
“Letter of Credit Obligations” means all outstanding obligations incurred by Agent, L/C Issuers and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of, or payments made in respect of, Letters of Credit by the L/C Issuers or the purchase of a participation as set forth in Section 2.2 with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the Dollar Equivalent of the maximum amount that may be payable (or that has been paid by the L/C Issuers and not reimbursed) at such time or at any time thereafter by L/C Issuers, Agent or Lenders thereupon or pursuant thereto.
“Letters of Credit” means standby letters of credit issued for the account of any Borrower by any L/C Issuer pursuant hereto (including as provided in Section 2.2 (j)), in form and substance satisfactory to such L/C Issuer.
“LIBOR Business Day” means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions and (i) if such day relates to any fundings, disbursements, settlements and payments in Euros, means a TARGET Day, and (ii) if such day relates to any fundings, disbursements, settlements and payments in an Alternative Currency approved pursuant to Section 1.4, any such day treated as a business day based on the customs and practices of the handling of such Alternative Currency.
“LIBOR Loan” means a Loan or any portion thereof bearing interest by reference to the (a) LIBOR Rate, with respect to Loans denominated in Dollars and (b) BA Rate, with respect to Loans denominated in Canadian Dollars.
“LIBOR Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the (a) LIBOR Rate, with respect to LIBOR Loans and Letters of Credit denominated in Dollars, (b) BA Rate, with respect to LIBOR Loans and Letters of Credit denominated in Canadian Dollars, and (c) LIBOR Rate, with respect to Letters of Credit denominated in an Alternative Currency, in each case applicable to the Revolving Credit Advances, as determined in accordance with the definition of Applicable Margin.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to this Agreement and ending one, three or six months (and if available to all Lenders, twelve months) thereafter, as selected by Borrower Representative’s irrevocable notice to Agent as set forth in Section 2.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:
(a)    if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month, in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;
(b)    any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end on such date;
(c)    any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month; and
(d)    Borrower Representative shall select LIBOR Periods so that there shall be no more than ten (10) separate LIBOR Loans in existence at any one time.
It is understood that as of the Amendment No. 6 Effective Date, LIBOR Periods of six and 12 months are not available for Canadian Dollar-denominated LIBOR Loans.
“LIBOR Rate” means for each LIBOR Period, a rate of interest determined by Agent equal to:
(a)    the London interbank offered rate, for any LIBOR Period with respect to a LIBOR Loan, and displayed on the appropriate page of the Reuters screen (or on any successor page or any successor service, or any substitute page or substitute for such service, providing rate quotations comparable to those currently provided on Reuters screen, as determined by Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) (“LIBOR Screen Rate”) for deposits in Dollars or for the relevant Alternative Currency (for delivery on the first day of such LIBOR Period) with a term equivalent to such LIBOR Period two Business Days prior to the commencement of such LIBOR Period (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates), or, if for any reason such rate is not available, the rate at which Dollar deposits for a maturity comparable to such LIBOR Period that would be offered to Agent by major banks in the London or other offshore interbank market for Dollars or the relevant Alternative Currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such LIBOR Period; divided by
(b)    a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve

Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for ~~Eurocurrency~~eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.
In no event shall the LIBOR Rate be less than 0.0%
“LIBOR Screen Rate” has the meaning specified in the definition of “LIBOR Rate.”
~~“LIBOR Successor Amendment” has the meaning specified in Section 2.15.~~
~~“LIBOR Successor Rate” has the meaning specified in Section 2.15.~~
~~“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of LIBOR Rate or LIBOR Period or provisions herein relating to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as Agent reasonably determines in consultation with Borrower).~~
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.
“Litigation” has the meaning specified in Section 4.13.
“Loan Account” has the meaning specified in Section 2.10.
“Loan Documents” means this Agreement, the Guaranties, the ABL Intercreditor Agreement, the Notes, the Collateral Documents, the Fee Letter and all other agreements, instruments, and documents executed and delivered to, or in favor of, Agent, Co-Collateral Agent, or any Lenders pertaining to any Obligation and including all other pledges, powers of attorney, consents and assignments. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loans” means the Revolving Loans and the Swing Line Loans.
“Lock Boxes” has the meaning specified in Annex A.

“Majority Control” means with respect to any Person (the “parent”) at any date, (i) the ownership, control, or holding by parent of securities or other ownership interests representing 50% or more of the ordinary voting power or, in the case of a partnership, 50% or more of the general partnership interest of any other corporation, limited liability company, partnership, association or other entity (the “subject person”), (ii) occupation of 50% or more of the seats (other than vacant seats) on the board of directors of the subject person by Persons who were nominees, designees or Related Persons of parent, or (iii) any circumstances that could require the accounts of the subject Person to be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date. Terms such as “Majority Controlled” and “Majority Controlling” shall have corresponding meanings.
“Material Adverse Effect” means, a material adverse effect on (x) the business, financial condition, operations or properties of Borrowers and their respective Subsidiaries, taken as a whole, after giving effect to the Transactions, (y) the ability of Borrowers or the other Credit Parties to perform their payment obligations under the Loan Documents when due, and (z) the validity or enforceability of any of the Loan Documents or the rights and remedies of Agent and the Lenders under any of the Loan Documents.
“Material Real Property” means any owned Real Property located in the United States (excluding, for the avoidance of doubt, any territory thereof) that is owned in fee simple by a U.S. Credit Party and has an individual fair market value in excess of $15,000,000, other than any Real Property which is an Excluded Principal Property or Excluded Property.
“Maximum Lawful Rate” has the meaning specified in Section 2.5(f).
“Memorandum of Security Agreement” means one or more Memorandum of Security Agreement, dated as of the Restatement Date (and after the Restatement Date with respect to any Railcars acquired after the Restatement Date), executed by the Credit Parties that own any Railcars, in each case, in favor of Agent and in form and substance reasonably satisfactory to Agent and in any event in customary form and including such documents, including any required transmittal letter, for recording such Memorandum of Security Agreement with Surface Transportation Board pursuant to the provisions of 49 USC §11301 and 49 CFR §1177.
“MNPI” means information that is (a) not publicly available with respect to Borrowers (or any Subsidiary of any Borrower, as the case may be) and (b) material with respect to Borrowers (or their Subsidiaries) or their securities for purpose of United States federal and state securities laws.
“Monthly Reporting Triggering Event” shall occur when Availability shall have been less than 75% of the aggregate Commitments for five (5) consecutive Business Days.
“Monthly Reporting Period” means any period (A) beginning on the date on which the Monthly Reporting Triggering Event has occurred and (B) ending on the date on which Availability shall have been equal to or greater than 75% of the aggregate Commitments for twenty (20) consecutive calendar days.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Mortgage Policies” has the meaning specified in Section 6.10(b)(ii).
“Mortgages” means collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Credit Parties in favor or for the benefit of Agent on behalf of the Lenders in form and substance which (i) is consistent with the terms and provisions of this Agreement, (ii) provides for automatic release to the extent the real property subject to the Mortgage is or becomes an Excluded Principal Property or Excluded Property, or if the Lien created thereby is of the type described in Section 6.10(c)(D), and (iii) is otherwise reasonably satisfactory to Agent executed and delivered pursuant to Section 6.10 or 6.14.
“MSSF” has the meaning specified in the preamble to this Agreement.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make, or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.
“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Net Orderly Liquidation Value” means, with respect to any category of Eligible Equipment or Eligible Rolling Stock, as applicable, the estimated net recovery value as set forth in the most recent appraisal report for such Eligible Equipment or Eligible Rolling Stock, as applicable performed by an appraiser reasonably acceptable to Agent, applying an approach to valuation which is consistent with the approach used in appraisals prepared for Agent’s use at the time such Eligible Equipment or Eligible Rolling Stock, as applicable is included in the Borrowing Base, which reflects the estimated net cash value expected by the appraiser to be derived from a sale or disposition at a liquidation or going-out-of-business sale of such Eligible Equipment or Eligible Rolling Stock, as applicable after deducting all reasonable costs, expenses and fees attributable to such sale or disposition, including, without limitation, all reasonable fees, costs and expenses of any liquidator engaged to conduct such sale or disposition, and all reasonable costs and expenses of removing and delivering the same to a purchaser.
“Non-Consenting Lender” has the meaning specified in Section 12.2(d).
“Non-Con-way Subsidiary” means any Subsidiary of Parent Borrower that is not a Con-way Subsidiary.
“Non-Funding Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Agent and Borrower Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent or any other

Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified Borrower Representative and Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Agent or Borrower Representative, to confirm in writing to Agent and Borrower Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Non-Funding Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Borrower Representative), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Insolvency Law, (ii) had appointed for it a receiver, interim receiver, custodian, conservator, trustee, monitor, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or foreign regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Non-Funding Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Non-Funding Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Non-Funding Lender as of the date established therefor by Agent in a written notice of such determination, which shall be delivered by Agent to Borrower Representative and each other Lender promptly following such determination.
“Norbert” means XPO Logistics Europe SA (formerly known as Norbert Dentressangle S.A.), a French public limited company (société anonyme).
~~“Norbert Acquisition” means the acquisition by the Parent Borrower, directly or indirectly, of up to 100% of the outstanding capital stock of Norbert pursuant to (a) the Norbert Private Sale and (b) the Norbert Offer and (c) market purchases or any other purchase of shares not sold in the Norbert Offer or the Norbert Private Sale.~~
~~“Norbert Acquisition Agreement” means that certain Share Purchase Agreement among Dentressangle Initiatives, Mr. Norbert Dentressangle, Mrs. Evelyne Dentressangle, Mr. Pierre-Henri Dentressangle, Ms. Marine Dentressangle and the Parent Borrower, dated as of April 28, 2015, together with all exhibits, annexes and schedules thereto.~~
“Norbert Bridge Credit Agreement” means that certain Senior Unsecured Bridge Term Loan Credit Agreement, dated as of April 28, 2015, by and among the Parent Borrower, certain subsidiaries of the Parent Borrower, MSSF, as administrative agent, and the other parties thereto, including all exhibits, annexes and schedules thereto.

~~“Norbert Offer” means the mandatory public takeover offer made or to be made by the Parent Borrower pursuant to the General Regulation of the French Autorité des marches financiers and in accordance with the Norbert Offer Agreement.~~
~~“Norbert Offer Agreement” means the Tender Offer Agreement between the Parent Borrower and Norbert, dated as of April 28, 2015, together with all exhibits, annexes and schedules thereto.~~
~~“Norbert Private Sale” means the sale of 6,561,776 ordinary shares, nominal value €2, of Norbert acquired by the Parent Borrower pursuant to the Norbert Acquisition Agreement.~~
“Norbert Refinancing Indebtedness” means Indebtedness incurred at Norbert or any of its Subsidiaries and incurred to refund, refinance, replace, renew, extend or defease any Indebtedness of Norbert or any of its Subsidiaries, and any Indebtedness incurred at Norbert or any of its Subsidiaries issued to so refund, refinance, replace, renew, extend or defease such Indebtedness, in an amount not to exceed the principal amount of such Indebtedness plus additional Indebtedness incurred to pay make-wholes, premiums, accrued interest, defeasance costs and fees and related costs and expenses in connection therewith.
“Norbert Transactions” means (a) the consummation of the acquisition of Norbert ~~Acquisition (including the Norbert Private Sale and the Norbert Offer)~~ and transactions contemplated thereby and in connection therewith, (b) the execution, delivery and performance of the Norbert Bridge Credit Agreement, (c) the Parent Borrower’s or any of its Subsidiaries’ incurrence, replacement, redemption, repayment, defeasance, discharge or refinancing of indebtedness or liens in connection with the acquisition of Norbert ~~Acquisition~~, including the incurrence of any Norbert Refinancing Indebtedness, (d) the amendment of the Existing Credit Agreement pursuant to Amendment No. 2 thereto and (e) the payment of fees and expenses in connection with the foregoing.
“Notes” means, collectively, the Revolving Notes and the Swing Line Notes.
“Notice of Conversion/Continuation” has the meaning specified in Section 2.5(e).
“Notice of Revolving Credit Advance” has the meaning specified in Section 2.1(a)(i).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligation Currency” has the meaning specified in Section 12.20.
“Obligations” means all loans, advances, debts, liabilities and obligations for the performance of covenants or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to any Secured Party under any Loan Document, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under this Agreement, any of the other Loan Documents, any Bank Product Documents or any Secured

Hedge Agreement (other than with respect to any Credit Party’s obligations that constitute Excluded Swap Obligations solely with respect to such Credit Party). This term includes all principal, Letter of Credit Obligations, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Secured Hedging Obligations (other than with respect to any Credit Party’s Secured Hedging Obligations that constitute Excluded Swap Obligations solely with respect to such Credit Party), expenses, attorneys’ fees and any other sum chargeable to any Credit Party under this Agreement, any of the other Loan Documents, any Bank Product Documents or any Secured Hedge Agreements.
“OFAC” has the meaning specified in Section 4.23.
“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person.
“Officer’s Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, which meets the requirements set forth in this Agreement.
“Other Connection Taxes” means, with respect to a Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any other Loan Documents, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.14(d)).
“Overadvance” means, at any time, and without duplication, the sum of the U.S. Overadvance plus the Canadian Overadvance.
“Parent Borrower” has the meaning specified in the preamble to this Agreement.
“Participant Register” has the meaning specified in Section 11.1(c).
“Participating Member States” means each state so described in any EMU Legislation.
“Patents” has the meaning specified in the U.S. Security Agreement.
“Patriot Act” has the meaning specified in Section 4.24.

“Payment” has the meaning specified in Section 10.8(c).
“Payment Notice” has the meaning specified in Section 10.8(c).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means a Plan described in Section 3(2) of ERISA.
“Permitted Discretion” means a reasonable determination made by Agent or any Co-Collateral Agent in good faith and in the exercise of reasonable commercial judgment (from the perspective of a secured asset-based revolving lender) and as it relates to the establishment of Reserves or the adjustment or imposition of exclusionary criteria shall require that, (x) such establishment, adjustment or imposition after the Amendment No. ~~3~~6 Effective Date be based on (1) the analysis of facts or events relating to the Accounts, Inventory, Equipment, Rolling Stock or other components of the Borrowing Base first occurring or first discovered by Agent or any Co-Collateral Agent after the Amendment No. ~~3~~6 Effective Date or that are materially different from facts or events occurring or known to Agent or such Co-Collateral Agent on the Amendment No. ~~3~~6 Effective Date or (2) changes in applicable law after the Amendment No. ~~3~~6 Effective Date which result in additional priority claims and liabilities being required to be satisfied in connection with the realization by the Agent upon the Borrowing Base Collateral, (y) the contributing factors to the imposition of any Reserve shall not duplicate any reserves deducted in computing book value and (z) the amount of any such Reserve so established or the effect of any adjustment or imposition of exclusionary criteria be a reasonable quantification of the incremental dilution of the Borrowing Base attributable to such contributing factors. If either Co-Collateral Agent exercises its Permitted Discretion, the other Co-Collateral Agent shall respond to such proposal within three Business Days, and the Co-Collateral Agent asserting the more conservative Permitted Discretion shall prevail.
“Permitted Holders” means Jacobs Private Equity, LLC and each of its Affiliates, Bradley Jacobs (“Jacobs”), any entity controlled by Jacobs, Jacobs’ wife, Jacobs’ children and other lineal descendants and trusts established for the benefit of any of the foregoing.
“Permitted Incremental FILO Loans” has the meaning specified in Section 2.16(a).
“Permitted Investments” means:
(1)    any Investment in Parent Borrower or any Restricted Subsidiary; provided that (i) the aggregate amount of Investments by Credit Parties in Restricted Subsidiaries that are not Credit Parties in reliance on this Clause (1) shall not exceed (when combined with Investments made by Credit Parties in Subsidiaries that are not (or do not become in connection with such transaction) Credit Parties in reliance on Clauses (3), (21) and (22) of the definition of Permitted Investment) the greater of (x) $320 million and (y) 20% of Consolidated EBITDA as of the date of such Investment and (ii) no Credit Party that is a Non-Con-way Subsidiary may make an Investment in a Con-way Subsidiary by transferring any Equity Interests or any Principal Property to such Con-way Subsidiary in reliance on this clause (1) if such Investment would cause such Equity Interests or Principal Property so invested to be Excluded Principal Property, unless Borrower agrees that such property will not constitute Excluded Principal Property;

(2)    any Investment in Cash Equivalents or Investment Grade Securities;
(3)    any Investment by Parent Borrower or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Parent Borrower or a Restricted Subsidiary; provided that (i) the aggregate amount of Investments by Credit Parties in Restricted Subsidiaries that are not Credit Parties (or do not merge into a Credit Party in connection with such transaction) in reliance on this Clause (3) shall not exceed (when combined with Investments made by Credit Parties in Subsidiaries that are not (or do not become in connection with such transaction) Credit Parties in reliance on Clauses (1), (21) and (22) of the definition of Permitted Investment) the greater of (x) $320 million and (y) 20% of Consolidated EBITDA as of the date of such Investment and (ii) no Credit Party that is a Non-Con-way Subsidiary may make an Investment in a Con-way Subsidiary by transferring any Equity Interests or any Principal Property to such Con-way Subsidiary in reliance on this clause (3) if such Investment would cause such Equity Interests or Principal Property so invested to be Excluded Principal Property, unless Borrower agrees that such property will not constitute Excluded Principal Property;
(4)    any Investment in securities or other assets not constituting Cash Equivalents and received in connection with any disposition of assets permitted by Section 7.4;
(5)    any Investment existing on, or made pursuant to binding commitments existing on, the Amendment No. ~~3~~6 Effective Date (including, for the avoidance of doubt, Investments of Con-way and any Restricted Subsidiary which is a Subsidiary thereof) or an Investment consisting of any extension, modification or renewal of any Investment existing on the Amendment No. ~~3~~6 Effective Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Amendment No. ~~3~~6 Effective Date or (y) as otherwise permitted under this Agreement;
(6)    loans and advances to officers, directors, employees or consultants of Parent Borrower or any of its Subsidiaries (i) in the ordinary course of business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $100 million at the time of Incurrence, (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such Person’s purchase of Equity Interests of Parent Borrower or any direct or indirect parent of Parent Borrower solely to the extent that the amount of such loans and advances shall be contributed to Parent Borrower in cash as common equity;
(7)    any Investment acquired by Parent Borrower or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by Parent Borrower or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by Parent Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, or as a result of a Bail-In Action with respect to any contractual counterparty of Parent Borrower or any Restricted Subsidiary;
(8)    Hedging Obligations permitted under Section 7.1(b)(x);
(9)    [reserved];
(10)    additional Investments by Parent Borrower or any Restricted Subsidiary having an aggregate Fair Market Value (as determined in good faith by Parent Borrower), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the ~~sum of the~~ greater of $~~160~~820 million and ~~10~~60% of Consolidated EBITDA as of the date of such Investment; provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Credit Party at the date of the making of such Investment and such Person becomes a Credit Party after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Credit Party;
(11)    loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of Parent Borrower or any direct or indirect parent of Parent Borrower;
(12)    Investments the payment for which consists of Equity Interests of Parent Borrower (other than Disqualified Capital Stock) or any direct or indirect parent of Parent Borrower, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under 7.2(b)(viii);
(13)    any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 7.5(b) (except transactions described in clauses (ii), (iv), (vi), (viii)(B) and (xv) of Section 7.5(b));
(14)    guarantees issued in accordance with Section 7.1 and Section 6.12 including, without limitation, any guarantee or other obligation issued or incurred under this Agreement, the Term Loan Credit Agreement or the Bilateral Credit Agreement (or any credit facility or facilities which amend, restate, refinance, replace, increase or otherwise modify this Agreement, the Term Loan Credit Agreement or the Bilateral Credit Agreement) in connection with any letter of credit issued for the account of Parent Borrower or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);
(15)    Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(16)    (A) any Investment by a Subsidiary that is not a Credit Party in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness, and (B) any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness; provided that the aggregate amount of outstanding Investments made pursuant to this clause (16)(B), taken together with all outstanding Investments made pursuant to clause (17)(B), shall not exceed $100,000,000 at the time of such Investment;
(17)    (A) any Investment by a Subsidiary that is not a Credit Party in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells Securitization Assets pursuant to a Securitization Financing, and (B) any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells Securitization Assets pursuant to a Securitization Financing; provided that the aggregate amount of outstanding Investments made pursuant to this clause (17))(B), taken together with all outstanding Investments made pursuant to clause (16)(B), shall not exceed $100,000,000 at the time of such Investment;
(18)    Investments of a Restricted Subsidiary acquired after the Amendment No. ~~3~~6 Effective Date or of an entity merged into, amalgamated with, or consolidated with Parent Borrower or a Restricted Subsidiary in a transaction that is not prohibited by Section 7.8 after the Amendment No. ~~3~~6 Effective Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(19)    Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;
(20)    advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of Parent Borrower or the Restricted Subsidiaries;
(21)    Investments in joint ventures or Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by Parent Borrower), taken together with all other Investments made pursuant to this clause (21) that are at that time outstanding, not to exceed the sum of (x) the greater of (A) $160 million and (B) 10% of Consolidated EBITDA in the aggregate as of the date of such Investment, plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (with the Fair Market Value each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that the aggregate amount of Investments made in reliance on this Clause (21) shall not exceed (when combined with Investments made by Credit Parties in Subsidiaries that are not (or do not become in connection with such transaction) Credit Parties in reliance on Clauses (1), (3) and (22) of the definition of Permitted Investment) the greater of (x) $320 million and (y) 20% of Consolidated EBITDA as of the date of such Investment; provided, however, that if any Investment pursuant to this clause (21) is made in any Person that is not a Credit Party at the date of the making of such Investment and such Person becomes a Credit Party after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (21) for so long as such Person continues to be a Credit Party;
(22)    any Investment in any Subsidiary of Parent Borrower or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; provided that the aggregate amount of Investments made by Credit Parties in Subsidiaries or joint ventures that are not Credit Parties in reliance on this Clause (22) shall not exceed (when combined with Investments made by Credit Parties in Subsidiaries that are not (or do not become in connection with such transaction) Credit Parties in reliance on Clauses (1), (3) and (21) of the definition of Permitted Investment) the greater of (x) $320 million and (y) 20% of Consolidated EBITDA as of the date of such Investment; provided, however, that if any Investment pursuant to this clause (22) is made in any Person that is not a Credit Party at the date of the making of such Investment and such Person becomes a Credit Party after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (22) for so long as such Person continues to be a Credit Party;
(23)    Guarantied Obligations of any Credit Party or any Restricted Subsidiary of leases or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(24)    subject to Pro Forma Compliance with the Restricted Conditions, any other Investments; ~~and~~
(25)    loans and advances to independent contractors, owner-operators, drivers and carriers in an amount not to exceed $25 million at any time~~.~~; and
(26)    Investments pursuant to the Spin Transactions.
“Permitted Liens” means, with respect to any Person:
(1)    pledges, bonds or deposits and other Liens granted by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds, performance and return of money bonds, or deposits as security for contested Taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(2)    Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;
(3)    Liens for Taxes, assessments or other governmental charges not yet overdue by more than 30 days, or that are being contested in good faith by appropriate proceedings;
(4)    Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit, bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(5)    minor survey exceptions, minor encumbrances, trackage rights, special assessments, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(6)    (A) Liens on assets of a Subsidiary that is not a Credit Party securing Indebtedness of a Subsidiary that is not a Credit Party permitted to be Incurred pursuant to Section 7.1;
(B)    Liens securing any Indebtedness permitted to be Incurred by this Agreement if, as of the date such Indebtedness was Incurred, and after giving pro forma effect thereto and the application of the net proceeds therefrom (but without netting the proceeds thereof), the Consolidated Secured Net Leverage Ratio of Parent Borrower does not exceed 3.00 to 1.00; provided that
(I) (x) any Lien on the ABL Priority Collateral or the Canadian Collateral in reliance on this clause (6)(B) shall be junior to the Liens on the ABL Priority Collateral or the Canadian Collateral, as applicable, securing the Obligations pursuant to the ABL Intercreditor Agreement and/or a junior lien intercreditor agreement or collateral trust agreement reasonably satisfactory to Agent reflecting the junior-lien status of the Liens securing such Indebtedness as it relates to the

ABL Priority Collateral and Canadian Collateral and (y) any Lien on the Term Priority Collateral in reliance on this clause 6(B) may be senior to, pari passu with or junior to the Liens on the Term Priority Collateral securing the Obligations pursuant to the ABL Intercreditor Agreement as it relates to the Term Loan Priority Collateral; provided that, any such Lien is an “Additional Term Loan Debt Lien” securing “Additional Term Loan Debt” under the terms of, and subject to, the ABL Intercreditor Agreement,
(II) the Indebtedness secured by such Liens shall not be secured by any property or assets of Parent Borrower or any Restricted Subsidiary other than Collateral, and
(III) none of the obligors or guarantors with respect to such Indebtedness shall be a Person that is not a Credit Party;
(C)    Liens securing obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (iv) or (xiv) (to the extent such guarantees are issued in respect of any Indebtedness) of Section 7.1(b); provided that, in the case of clause (xiv), any Lien on the ABL Priority Collateral or the Canadian Collateral in reliance on this clause (6)(C) shall be junior to the Liens on the ABL Priority Collateral and the Canadian Collateral securing the Obligations pursuant to the ABL Intercreditor Agreement and/or a junior lien intercreditor agreement or collateral trust agreement reasonably satisfactory to Agent reflecting the junior-lien status of the Liens securing such Indebtedness as it relates to ABL Priority Collateral and Canadian Collateral;
(D)    Liens securing obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (i) or (ii) of Section 7.1(b); and
(E)    Liens created pursuant to the Collateral Documents or otherwise securing the Obligations;
(7)    Liens existing on the Amendment No. ~~3~~6 Effective Date (including, for the avoidance of doubt, Liens on assets of Con-way and any Restricted Subsidiary which is a Subsidiary thereof but excluding Liens in favor of the lenders under the Term Credit Agreement or the Bilateral Credit Agreement);
(8)    Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Parent Borrower or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);
(9)    Liens on assets or property at the time Parent Borrower or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into Parent Borrower or any Restricted

Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by Parent Borrower or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);
(10)    [Reserved];
(11)    Liens securing Hedging Obligations (and, for the avoidance of doubt, Swap Obligations) not incurred in violation of this Agreement;
(12)    Liens on inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit, bank guarantees or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(13)    leases, subleases, licenses and sublicenses of real property which do not materially interfere with the ordinary conduct of the business of Parent Borrower or any of the Restricted Subsidiaries;
(14)    Liens arising from Uniform Commercial Code financing statement filings (or equivalent filings including under the PPSA) regarding operating leases or other obligations not constituting Indebtedness;
(15)    Liens in favor of Parent Borrower or any Credit Party;
(16)    Liens on assets of the type specified in the definition of “Securitization Financing” Incurred in connection with a Qualified Securitization Financing;
(17)    pledges and deposits and other Liens made in the ordinary course of business to secure liability to insurance carriers;
(18)    Liens on the Equity Interests of Unrestricted Subsidiaries;
(19)    leases or subleases, and licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business, and Liens on real property which is not owned but is leased or subleased by Parent Borrower or any Restricted Subsidiary;
(20)    Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (11), (15) ~~and~~, (25) and (38) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced, refunded, extended, renewed or replaced), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount of the applicable Indebtedness described under clauses (6), (7), (8), (9), (~~10), (~~11), (15) ~~and~~, (25) and (38) at the time the original Lien became a Permitted Lien under this Agreement, (B) unpaid accrued interest and premiums (including tender premiums), and (C) an amount necessary to pay any underwriting discounts, defeasance costs, commissions, fees and expenses related to such refinancing, refunding, extension, renewal or replacement; provided, further, however, that (X) in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B), (6)(C) or (25), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B), (6)(C) or (25) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B) or (6)(C) or (25) and (Y) in the case of Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B), (8), (9), (15) or (25), such new Lien shall have priority equal to or more junior than the Lien securing such refinanced, refunded, extended or renewed Indebtedness;
(21)    except to the extent the applicable equipment constitutes Borrowing Base Collateral, Liens on equipment of Parent Borrower or any Restricted Subsidiary granted in the ordinary course of business to Parent Borrower’s or such Restricted Subsidiary’s client at which such equipment is located;
(22)    judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(23)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;
(24)    Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;
(25)    other Liens securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens incurred under this clause (25) that are at that time outstanding, exceed the greater of $480 million and 30% of Consolidated EBITDA at the time of incurrence, provided that (x) any Lien on the Term Priority Collateral in reliance on this clause (25)(x) may be senior to, pari passu with or junior to the Liens on the Term Priority Collateral securing the Obligations pursuant to the ABL Intercreditor Agreement as it relates to the Term Loan Priority Collateral (provided that, any such Lien is an “Additional Term Loan Debt Lien” securing “Additional Term Loan Debt” under the terms of, and subject to, the ABL Intercreditor Agreement), except to the extent such

Liens secure any Capitalized Lease Obligation or any purchase money Indebtedness, in which case such Liens may be prior to the Liens securing the Obligations, but only as to the applicable assets securing the Capitalized Lease Obligation or purchase money Indebtedness and (y) any Lien on the ABL Priority Collateral and the Canadian Collateral in reliance on this clause (25) shall be junior to the Liens on the ABL Priority Collateral or the Canadian Collateral securing the Obligations pursuant to the ABL Intercreditor Agreement and/or a junior lien intercreditor agreement or collateral trust agreement reasonably satisfactory to Agent reflecting the junior-lien status securing such Indebtedness as it relates to the ABL Priority Collateral and Canadian Collateral.
(26)    any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement securing obligations of such joint venture or pursuant to any joint venture or similar agreement;
(27)    any amounts held by a trustee in the funds and accounts under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture pursuant to customary discharge, redemption or defeasance provisions;
(28)    Liens (i) arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(29)    Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;
(30)    Liens disclosed by the title commitments or title insurance policies delivered pursuant to this Agreement or the Bilateral Credit Agreement and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted under this Agreement;
(31)    Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or service providers of Parent Borrower or any Restricted Subsidiary in the ordinary course of business;
(32)    in the case of real property that constitutes a leasehold or subleasehold interest, (x) any Lien to which the fee simple interest (or any superior leasehold interest) is subject or may become subject and any subordination of such leasehold or subleasehold interest to any such Lien in accordance with the terms and provisions of the applicable leasehold or subleasehold documents, and (y) any right of first refusal, right of first negotiation or right of first offer which is granted to the lessor or sublessor;
(33)    agreements to subordinate any interest of Parent Borrower or any Restricted Subsidiary in any accounts receivable or other prices arising from inventory consigned by Parent Borrower or any such Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;
(34)    Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;
(35)    ~~[Reserved]~~Liens created pursuant to or arising in connection with the consummation of the Spin Transactions;
(36)    Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;
(37)    Liens granted in the ordinary course of business consistent with past practice to lessors of Railcars, Chassis, trucks, trailers or tractors, leased by Parent Borrower or any Restricted Subsidiary thereof pursuant to arrangements which are intended to be true leases;
(38)    ~~[Reserved]~~Liens securing the Bilateral Credit Facility;
(39)    if and for so long as any Capital Stock of Con-way constitutes “margin stock” within the meaning of Regulation U, Liens on such Capital Stock to the extent the value of such Capital Stock, together with the value of all other margin stock held by Parent Borrower and its Subsidiaries, exceeds 25% of the total value of all their assets subject to Section 7.7; and
(40)    Liens arising from the cash-collateralization of letters of credit and other obligations of Con-way and its Subsidiaries, in each case to the extent such letters of credit or other obligations are in existence on the Amendment No. ~~3~~6 Effective Date.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Plan” means, at any time, an “employee benefit plan”, as defined in Section 3(3) of ERISA (other than a Multiemployer Plan), that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past seven (7) years on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.
“Pounds Sterling” and “£” means the lawful currency of the United Kingdom.
“PPSA” means the Personal Property Security Act (Ontario) (or any successor statute) or similar legislation (including the Civil Code of Quebec) of any other Canadian jurisdiction the laws of which are required by such legislation to be applied in connection with the issue, perfection, effect of perfection, enforcement, enforceability, opposability, validity or effect of security interests or other applicable lien.
“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.
“Prime Rate” has the meaning specified in the definition of “Base Rate.”
“Principal Property” means any “Principal Property” (as defined in the Existing Con-way Indenture) owned by Con-way or any of its Restricted Subsidiaries (as defined in the Existing Con-way Indenture).
“Pro Forma Compliance” means, with respect to any determination for any period and any transaction, that such determination shall be made by giving pro forma effect to each such transaction, as if each such transaction had been consummated on the first day of such period, based on, in the case of determinations made in reliance on pro-forma financial statement calculations only, historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable assumptions that are specified in detail in the relevant compliance certificate, financial statement or other document provided to Agent or any Lender in connection herewith (which shall be prepared by Parent Borrower in good faith (subject to the approval of Agent, not to be unreasonably withheld)) and for such purposes historical financial statements shall be recalculated as if such transaction had been consummated at the beginning of the applicable period, and any Indebtedness or other liabilities to be incurred, assumed or repaid had been incurred, assumed or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to such Indebtedness incurred during such period) and, to the extent pro forma financial statements are required to be prepared by Parent Borrower under Regulation S-X of the Securities Act of 1933 (“Reg. S-X”) reflecting such transaction for any period, all pro forma calculations made hereunder with respect to such transaction and for such period shall be in conformity with Reg. S-X at all times after such pro-forma financial statements reflecting such transactions are required to be filed by Parent Borrower under Reg. S-X.
“Pro Rata Extension Offers” has the meaning specified in Section 2.16(c).
“Pro Rata Share” means with respect to all matters relating to any Lender, (i) with respect to the Revolving Loans, the percentage obtained by dividing (A) the Commitment of that Lender by (B) the aggregate Commitments of all Lenders, as any such percentages may be adjusted by increases or decreases in Commitments pursuant to the terms and conditions hereof or by assignments permitted pursuant to Section 11.1, (ii) with respect to all Loans, the percentage obtained by dividing (A) the aggregate Commitments of that Lender by (B) the aggregate Commitments of all Lenders, and (iii) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (A) the aggregate outstanding principal balance of the Loans held by that Lender, by (B) the outstanding principal balance of the Loans held by all Lenders. For purposes of Canadian Loans and Canadian Letter of Credit Obligations,

each use of the term “Commitment” above shall be deemed to refer to the Canadian Commitments.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 10.13(a).
“QFC” has the meaning specified in Section 13.13(b).
“QFC Credit Support” has the meaning specified in Section 13.13.
“Qualified Capital Stock” means any Capital Stock other than Disqualified Capital Stock.
“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.
“Qualified Securitization Financing” means any Securitization Financing that meets the following conditions:
(1)    the Parent Borrower shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Parent Borrower or the applicable Subsidiary, as the case may be;
(2)    all sales of Securitization Assets and related assets by Parent Borrower or the applicable Subsidiary (other than a Securitization Subsidiary) either to the applicable Securitization Subsidiary or directly to the applicable third-party financing providers (as the case may be) are made at Fair Market Value (as determined in good faith by Parent Borrower); and
(3)    the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Parent Borrower) and may include Standard Securitization Undertakings.
For the avoidance of doubt, Indebtedness under the Term Credit Agreement, Indebtedness under the Bilateral Credit Agreement, Indebtedness in respect of the ~~2022 Notes,~~ 2023 Notes, 2024 Notes, 2025 Notes, Indebtedness hereunder or any Refinancing Indebtedness with respect to the foregoing (in each case, to the extent not constituting a Securitization Financing) shall not be deemed a Qualified Securitization Financing.
“Quarterly Average Availability Percentage” means, at any time, the Average Availability Percentage for the three (3) most recently ended months or the most recently ended Fiscal Quarter, for which a Borrowing Base Certificate was delivered.
“Quarterly Average Unused Revolving Facility Balance” means, at any time, the Average Unused Revolving Facility Balance for the three (3) most recently ended months or the most recently ended Fiscal Quarter for which a Borrowing Base Certificate was delivered.

“Railcar Receivables” means an Account owing to a U.S. Borrower that arises in the ordinary course of business under or in connection with agreements associated with car hire settlements managed by the Railroad Clearinghouse, an entity of the AAR, or any successor thereto.
“Railcars” means the railroad cars, locomotives or other rolling stock (including stacktrain), or accessories used on such railroad cars, locomotives or other rolling stock (including superstructures and racks) owned by Parent Borrower or any Restricted Subsidiary and employed in the conduct of such Person’s business.
“Ratio Liens Indebtedness” means any Indebtedness secured by a Lien in reliance on clause 6(B) of the definition of “Permitted Liens” that matures before the Stated Termination Date.
“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Credit Party, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Recipient” means (a) Agent and (b) any Lender, as applicable.
“Reference Time” with respect to any setting of the then-current Benchmark means 11:00 A.M. (London time) on the day that is two London banking days preceding the date of such setting.
“Refinancing Indebtedness” has the meaning specified in Section 7.1.
“Refinancing Transactions” means (A) the issuance and sale of the 2023 Notes, (B) the ~~incurrence of indebtedness on or prior to the Amendment No. 3 Effective Date pursuant to the Term Credit Agreement and/or the repricing, refinancing, amendment, restatement or supplement, in whole or in part, of the Term Credit Agreement, (C) the redemption (including any satisfaction and discharge in connection therewith) of all of Parent Borrower’s then outstanding 7.875% Senior Notes due 2019 and 5.75% Senior Notes due 2021, (D) the~~ issuance and sale of the 2024 Notes and the entry into, incurrence of indebtedness pursuant to and prepayment of all amounts outstanding under the Bridge Credit Agreement, (~~E~~C) the issuance and sale of the 2025 Notes, (D) the entry into and incurrence of indebtedness pursuant to this Agreement and any repricing, refinancing, amendment, restatement or supplement, in whole or in part, of this Agreement, including Amendment No. ~~3 and (F~~6, (E) the entry into and incurrence of indebtedness pursuant to the Term Credit Agreement and/or any repricing, refinancing, amendment, restatement or supplement, in whole or in part, of the Term Credit Agreement, (F) the redemption (including any satisfaction and discharge in connection therewith) of all of the Parent Borrower’s then outstanding 7.875% Senior Notes due 2019, 5.75% Senior Notes due 2021 and 6.50% Senior Notes due 2022 and (G) the payment of fees and expenses in connection with the foregoing.

“Refunded Swing Line Loan” has the meaning specified in Section 2.1(b)(iii).
“Refunding Capital Stock” has the meaning specified in Section 7.2.
“Register” has the meaning specified in Section 11.1(a)(i).
“Regulation U” has the meaning specified in Section 4.10.
“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.
“Relationship Bank” has the meaning specified in Annex A.
“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the environment, including the migration of Hazardous Material through or in the air, soil, surface water, ground water or property.
“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.
“Rent Reserve” means, with respect to any store, warehouse distribution center, regional distribution center or depot where any Eligible Equipment subject to Liens arising by operation of law is located (other than any Eligible Equipment with respect to which Agent has determined that such Liens have been waived or subordinated to Agent’s reasonable satisfaction pursuant to a landlord waiver, bailee letter or comparable agreement), a rent reserve not in excess of three (3) months’ rent (or for such longer time period that is determined by Agent in its Permitted Discretion as reasonably necessary to protect and/or realize upon the Collateral located at any) at such store, warehouse distribution center, regional distribution center or depot.
“Replacement Lender” has the meaning specified in Section 2.14(d).
“Requisite Lenders” means Lenders having (a) more than 50% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 50% of the aggregate outstanding amount of the Loans, in each case, excluding Non-Funding Lenders.
“Reserves” means reserves against the Borrowing Base, including, without limitation, the Dilution Reserve, the Discretionary FILO Dilution Reserve, if applicable, the Rent Reserve, the Canadian Priority Payables Reserve and such additional other reserves as Co-Collateral Agents may establish from time to time in their Permitted Discretion as provided in Section 2.18 hereof, including related to any material downward trend in monthly Railcar Receivables (if included in the Borrowing Base at the time).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restatement Date” means October 30, 2015.
“Restricted Cash” means cash and Cash Equivalents held by Parent Borrower and the Restricted Subsidiaries that would appear as “restricted” on a consolidated balance sheet of Parent Borrower or any of the Restricted Subsidiaries.
“Restricted Conditions” means (a) there is no Default or Event of Default existing immediately before or after such transaction, (b) (i) the 30 Day Availability immediately preceding the proposed transaction and (ii) Availability on the date of the proposed transaction (in each case, calculated on a pro forma basis for such transaction and/or any Advance) is equal to or greater than the greater of (x) 10.0% of Available Credit and (y) $~~75,000,000~~70,000,000, (c) the Fixed Charge Coverage Ratio is at least 1.00 to 1.00 determined as of the end of the most recent Fiscal Quarter for which financial statements were required to have been delivered to Agent for the twelve-month period then ended; provided that, if each of 30 Day Availability and Availability on the date of the proposed transaction (in each case, calculated on a pro forma basis for such transaction and/or any Advance) is greater than the greater of (x) 15.0% of Available Credit and (y) $~~95,000,000~~90,000,000 at such time, clause (c) shall not apply and (d) for transactions which are consummated in reliance on the Restricted Conditions in an amount in excess of $100,000,000 only, Parent Borrower shall have delivered a customary Officer’s Certificate to Agent certifying as to compliance with the requirements of clauses (a) through (c) (if applicable).
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Payments” has the meaning specified in Section 7.2.
“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless the context otherwise requires, the term “Restricted Subsidiary” shall mean a Restricted Subsidiary of Parent Borrower. Each Credit Party shall constitute a Restricted Subsidiary.
“Retired Capital Stock” has the meaning specified in Section 7.2(b)(ii)(A).
“Retiree Welfare Plan” means, at any time, a welfare plan (within the meaning of Section 3(1) of ERISA) that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or other similar state law and at the sole expense of the participant or the beneficiary of the participant.
“Revaluation Date” means (a) with respect to any Loan made to a Canadian Borrower, each of the following: (i) each date of an Advance to a Canadian Borrower and (ii) each date of a continuation of a Loan made to a Canadian Borrower and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit for or on behalf of a Canadian Borrower or for or on behalf of a U.S. Borrower if such Letter of Credit is denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof and (iii) the latest to occur of (1) each date of any payment by any L/C Issuer under any Letter of Credit denominated in Canadian Dollars or an Alternative Currency, (2) each date of reimbursement payment made by a

Borrower to any L/C Issuer under any Letter of Credit denominated in Canadian Dollars or an Alternative Currency, or (3) payment over to any L/C Issuer under any Letter of Credit denominated in Canadian Dollars or an Alternative Currency by a Lender of its Pro Rata Share of a participation interest or a Revolving Loan advanced as reimbursement.
“Revolving Credit Advance” has the meaning specified in Section 2.1(a)(i).
“Revolving Loan” means, at any time, the sum of (a) the aggregate amount of Revolving Credit Advances outstanding to Borrowers plus (b) the aggregate Letter of Credit Obligations incurred on behalf of Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.
“Revolving Note” and “Revolving Notes” have the meaning specified in Section 2.1(a)(ii).
“Rolling Stock” means all Railcars, Chassis, trucks, trailers, tractors, wherever located, except for automobiles used by the Credit Parties’ employees.
“Rolling Stock Collateral” means all Rolling Stock constituting Collateral that is included in the U.S. Borrowing Base.
“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.
“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by Parent Borrower or a Restricted Subsidiary whereby Parent Borrower or such Restricted Subsidiary transfers such property to a Person and Parent Borrower or such Restricted Subsidiary leases it from such Person, other than leases between any of Parent Borrower and a Restricted Subsidiary or between Restricted Subsidiaries.
“Scheduled Unavailability Date” has the meaning specified in Section 2.15.
“Schedules” means the Schedules prepared by Borrowers and attached to this Agreement.
“SEC” means the United States Securities and Exchange Commission.
“Secured Hedge Agreement” means any Swap Contract by and between any Credit Party and any Hedge Bank.
“Secured Hedging Obligations” means the obligations of any Credit Party arising under any Secured Hedge Agreement.
“Secured Indebtedness” means any Consolidated Total Indebtedness secured by a Lien.
“Secured Parties” means, collectively, with respect to the Obligations, Agent, Co-Collateral Agents, the Lenders, the L/C Issuers, the Swing Line Lender, any Lender or Agent (or

any Affiliate of a Lender or Agent) that is a party to the Bank Product Documents and any Lender, Agent or any Hedge Bank that is a party to a Secured Hedge Agreement.
“Securitization Assets” means any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by Parent Borrower or any Restricted Subsidiary or in which Parent Borrower or any Restricted Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (1) receivables, payment obligations, installment contracts, and similar rights, whether currently existing or arising or estimated to arise in the future, and whether in the form of accounts, chattel paper, general intangibles, instruments or otherwise (including any drafts, bills of exchange or similar notes and instruments), (2) royalty and other similar payments made related to the use of trade names and other intellectual property, business support, training and other services, including, without limitation, licensing fees, lease payments and similar revenue streams, (3) revenues related to distribution and merchandising of the products of Parent Borrower and its Restricted Subsidiaries, (4) intellectual property rights relating to the generation of any of the foregoing types of assets, (5) parcels of or interests in real property, together with all easements, hereditaments and appurtenances thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof, and (6) any other assets and property to the extent customarily included in securitization transactions or factoring transactions of the relevant type in the applicable jurisdictions (as determined by Parent Borrower in good faith).
“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Securitization Financing.
“Securitization Financing” means any transaction or series of transactions that may be entered into by Parent Borrower or any of its Subsidiaries pursuant to which Parent Borrower or any of its Subsidiaries may sell, assign, convey or otherwise transfer (including, for the avoidance of doubt, any conveyance or transfer effected by means of declaration of a trust over the relevant assets) to any other Person, or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of Parent Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily sold, assigned, conveyed, or transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions or factoring transactions involving Securitization Assets and any Hedging Obligations entered into by Parent Borrower or any such Subsidiary in connection with such Securitization Assets.
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a Securitization Asset or portion thereof becoming subject to any asserted defense, dispute, dilution, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a Wholly Owned Restricted Subsidiary (or another Person formed for the purposes of engaging in a Qualified Securitization Financing with Parent Borrower or any of its Subsidiaries in which Parent Borrower or any of its Subsidiaries makes an Investment and Parent Borrower or any of its Subsidiaries transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of one or more Subsidiaries that are not Credit Parties, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Parent Borrower as a Securitization Subsidiary and:
(a)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Parent Borrower or any other Restricted Subsidiary (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Parent Borrower or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of Parent Borrower or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
(b)    with which neither Parent Borrower nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which Parent Borrower reasonably believes to be no less favorable to Parent Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Parent Borrower (other than pursuant to Standard Securitization Undertakings); and
(c)    to which neither Parent Borrower nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings).
“Senior Representative” means, with respect to any Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Separation” means each of the Contribution, the Distribution and each of the other transactions ancillary to the foregoing, including but not limited to any distributions or other transfers of cash and/or other property or liabilities by GXO Logistics or its Subsidiaries to Parent Borrower or its Subsidiaries in connection with the Contribution and, as and to the extent determined by the Parent Borrower to be necessary or desirable in connection with the foregoing, the assumption by GXO Logistics or any of its Subsidiaries of any liabilities of Parent Borrower.
“Separation Effective Date” has the meaning specified in Amendment No. 6.
“Settlement Date” has the meaning specified in Section 10.8(a)(ii).
“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provisions).

“Similar Business” has the meaning specified in Section 7.6.
“Singapore Dollars” means the lawful currency of Singapore.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Solvent” means, with respect to any Person organized under the laws of the United States or any state thereof, on a particular date, that on such date (a) the fair value of the assets of such Person, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person; (b) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Person will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are conducted on such date and are proposed to be conducted after such date.
“SPC” has the meaning specified in Section 11.1(g).
“Specified Entity” means an entity (i) treated as a partnership or disregarded entity for U.S. Federal income tax purposes and (ii) the equity interests of which are not treated as held, directly or indirectly, by a CFC for purposes of section 956 of the IRC.
“Specified Equity Contribution” has the meaning specified in Section 9.4.
“Spin Documents” has the meaning specified in the definition of “Spin Transactions”.
“Spin Transactions” means (a) the Incurrence of Indebtedness by GXO Logistics, (b) any distributions paid by or on behalf of GXO Logistics to the Parent Borrower in connection with the Separation, (c) the consummation of each of the Contribution, Distribution and Separation and the other transactions related thereto or to facilitate the Contribution, Distribution or Separation, as applicable, as determined in good faith by the Parent Borrower, which determination shall be conclusive, (d) the execution and performance of all agreements (along with schedules and exhibits thereto) entered into by or between Parent Borrower or any of its Subsidiaries, on the one hand, and GXO Logistics or any of its Subsidiaries, on the other hand, relating to or in connection with the Contribution, the Separation, the Distribution or any other transactions necessary to complete the Contribution, the Separation or the Distribution, including but not limited to, the separation and distribution agreement, the transition services agreement, the tax matters agreement, the employee matters agreement, the intellectual property license agreement and the transfer documents (the items in this clause (d), collectively, the “Spin Documents”) and (e) the payment of fees and expenses related to the foregoing.
“Spot Rate” means, on any day, the rate quoted or published by Agent (or a designated Affiliate of Agent) at which Canadian Dollars or any Alternative Currency may be exchanged into Dollars. The applicable L/C Issuer may use such Spot Rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities, reimbursement obligations, performance undertakings, guarantees of performance, and other customary payment obligations entered into by Parent Borrower or any of its Subsidiaries, whether joint and several or otherwise, which Parent Borrower has determined in good faith to be customary in a Securitization Financing including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Termination Date” means April 30, 2024.
“Subordinated Indebtedness” means (a) with respect to any Borrower, any Indebtedness of such Borrower which is by its terms subordinated in right of payment to the Loans on which it is obligated, and (b) with respect to any Credit Party, any Indebtedness of such Credit Party which is by its terms subordinated in right of payment to its guarantee of Indebtedness under this Agreement.
“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. Unless the context otherwise requires, the term “Subsidiary” shall mean a Subsidiary of Parent Borrower.
“Subsidiary Guarantors” means each Subsidiary of Parent Borrower, other than Excluded Subsidiaries and Designated Guarantors. As of the Restatement Date, the Subsidiary Guarantors are listed on Schedule (A-1).

“Supermajority Lenders” means Lenders having (a) 66.67% or more of the Commitments of all Lenders, or (b) if the Commitments have been terminated, 66.67% or more of the aggregate outstanding amount of the Revolving Credit Advances.
“Supported QFC” has the meaning specified in Section 13.13.
“Surface Transportation Board” means the Surface Transportation Board, an agency of the Federal Government of the United States, and any successor agency thereof.
“Swap Contract” means (a) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, cross-currency hedges, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Borrowers or any of their respective Subsidiaries shall be a “Swap Agreement” and (b) any agreement with respect to any transactions (together with any related confirmations) which are subject to the terms and conditions of, or are governed by, any master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other similar master agreement.
“Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act.
“Swing Line Advance” has the meaning specified in Section 2.1(b)(i).
“Swing Line Availability” has the meaning specified in Section 2.1(b)(i).
“Swing Line Commitment” means, as to Swing Line Lender, the commitment of Swing Line Lender to make Swing Line Advances as set forth on Annex C (or, from and after, and subject to the occurrence of, the Separation Effective Date, Annex C to Amendment No. 6), which commitment constitutes a subfacility of the Commitment of Swing Line Lender. The aggregate Swing Line Commitment on the Amendment No. ~~3~~6 Effective Date is fifty million Dollars ($50,000,000), which commitment constitutes a subfacility of the aggregate Commitments.
“Swing Line Lender” means MSSF.
“Swing Line Loan” means, as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to any Borrower or to all Borrowers.
“Swing Line Note” and “Swing Line Notes” have the meanings specified in Section 2.1(b)(ii).
“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Tax Compliance Certificate” has the meaning specified in Section 2.13(d).
“Tax Distributions” means any distributions described in Section 7.2(b)(xi).
“Tax Group” has the meaning specified in Section 7.2.
“Tax Structure” has the meaning specified in Section 12.8.
“Taxes” means present and future taxes (including, but not limited to, income, corporate, capital, excise, property, ad valorem, sales, use, payroll, value added and franchise taxes, deductions, withholdings and custom duties), charges, fees, imposts, levies, deductions or withholdings (including backup withholding) and all liabilities (including interest, additions to tax and penalties) with respect thereto, imposed by any Governmental Authority.
“Temporary U.S. Borrowing Base Adjustment” has the meaning specified in Section 6.13(b).
“Term Administrative Agent” means MSSF, in its capacity as administrative agent and collateral agent under the Term Credit Agreement.
“Term Collateral Account” has the meaning specified in Annex A.
“Term Credit Agreement” means the Senior Secured Term Loan Credit Agreement, dated as of October 30, 2015, by and among Parent Borrower, certain subsidiaries of Parent Borrower, MSSF, as administrative agent and collateral agent, and the other parties thereto, including all exhibits, annexes and schedules thereto, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified by the Incremental and Refinancing Amendment (Amendment No. 1 to Credit Agreement), dated as of August 25, 2016, the Refinancing Amendment (Amendment No. 2 to Credit Agreement), dated as of March 10, 2017, the Refinancing Amendment (Amendment No. 3 to Credit Agreement), dated as of February 23, 2018, the Amendment No. 4 to Credit Agreement, dated as of March 7, 2019, and the Incremental Amendment (Amendment No. 5 to Credit Agreement), dated as of March 18, 2019.
“Term Priority Collateral” has the meaning specified in the ABL Intercreditor Agreement.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Notice” means a notification by the Agent to the Lenders and Borrower of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” means the determination by the Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the

administration of Term SOFR is administratively feasible for the Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.15 that is not Term SOFR.
“Termination Date” means the date on which (a) the Loans have been repaid in full in cash, (b) all other Obligations under this Agreement and the other Loan Documents have been completely discharged or paid (other than contingent indemnification obligations for which no claim has been asserted, Bank Products Obligations and Secured Hedging Obligations), (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Section 2.2, and (d) none of Borrowers shall have any further right to borrow any monies under this Agreement.
“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA or Section 412 of the IRC, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.
“Trademarks” has the meaning to it in the U.S. Security Agreement.
“Transactions” means (a) the consummation of the Con-way Acquisition and transactions contemplated thereby and in connection therewith, (b) the execution, delivery and performance of this Agreement, the Term Credit Agreement, the Bridge Credit Agreement and any documentation relating to Indebtedness incurred in lieu thereof or to refinance the foregoing, and the incurrence of Indebtedness thereunder and Liens in connection therewith, (c) Parent Borrower’s or any of its Subsidiaries’ incurrence, replacement, redemption, repayment, defeasance, discharge or refinancing of indebtedness or liens in connection with the Con-way Acquisition, including the assumption of the Con-way Existing Indebtedness and other existing Indebtedness of Con-way and its Subsidiaries, (d) the entry by Parent Borrower into this Agreement and the borrowing of loans hereunder in connection with the Con-way Acquisition and (e) the payment of fees and expenses in connection the foregoing.
“UIIA” means that Uniform Intermodal Interchange and Facilities Access Agreement, effective as of April 20, 2009, administered by The Intermodal Association of North America, together with each addendum thereto executed by Pacer Stacktrain, Inc. or Union Pacific Railroad Company and each Motor Carrier (as defined in the UIIA) party thereto, each in the form delivered to Agent prior to April 1, 2014, pursuant to which Pacer Stacktrain, Inc. or Union Pacific Railroad Company and each Motor Carrier have agreed additional terms and conditions applicable to the interchange of Chassis to such Motor Carrier by Pacer Stacktrain, Inc. or Union Pacific Railroad Company.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfinanced Capital Expenditures” means for any period, Capital Expenditures of Parent Borrower and its Restricted Subsidiaries made in cash during such period, except to the extent financed with the proceeds of Capitalized Lease Obligations or other Indebtedness (other than Loans incurred hereunder), common Capital Stock or Qualified Capital Stock, casualty proceeds, condemnation proceeds or other proceeds that would not be included in EBITDA, less cash received from the sale of any fixed assets of Parent Borrower and its Restricted Subsidiaries (including, without limitation, assets of the type that may constitute Equipment hereunder) during such period; provided that the aggregate amount of Unfinanced Capital Expenditures during such period may not be less than zero.
“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan, allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Subsidiary” means:
(1)    any Subsidiary of Parent Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Parent Borrower in the manner provided below; and
(2)    any Subsidiary of an Unrestricted Subsidiary.
Parent Borrower may designate any Subsidiary of Parent Borrower (including any newly acquired or newly formed Subsidiary of Parent Borrower) to be an Unrestricted Subsidiary unless at the time of such designation such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, Parent Borrower or any other Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated, in each case at the time of such designation; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of Parent Borrower or any of the Restricted Subsidiaries unless otherwise permitted under Section 7.2; provided, further, however, that either:
(a)    the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b)    if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 7.2.
Parent Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation, Borrowers are in Pro Forma Compliance with the Restricted Conditions.
In no event may Parent Borrower be an Unrestricted Subsidiary. Notwithstanding anything to the contrary herein, on the Amendment No. ~~3~~6 Effective Date, XPO Escrow Sub, LLC and GXO Logistics, Inc. (and any Subsidiary thereof) shall be automatically deemed an Unrestricted Subsidiary.
As of the Restatement Date, each entity listed on Schedule 6.13 is an Unrestricted Subsidiary.
“U.S. ABL Priority Collateral” means all U.S. Collateral that is ABL Priority Collateral.
“U.S. Availability” means, as of any date of determination, the amount (if any) by which (a) U.S. Available Credit, exceeds (b) the sum of (i) Revolving Credit Advances plus (ii) Letter of Credit Obligations (other than Letter of Credit Obligations cash collateralized in accordance with the terms of the Loan Documents) plus (iii) Swing Line Loans.
“U.S. Available Credit” means, as of any date of determination, the lesser of (a) the Commitment and (b) the U.S. Borrowing Base as most recently reported by the Credit Parties on or prior to such date of determination.
“U.S. Borrower” and “U.S. Borrowers” have the meanings specified in the preamble to this Agreement.
“U.S. Borrowing Base” means, as of any date of determination, from time to time, as to the U.S. Credit Parties, an amount equal to the sum at such time of:
(a)    the product of (i) 85% multiplied by (ii) the U.S. Credit Parties’ Eligible Accounts; plus
(b)    the product of (i) 20% multiplied by (ii) the U.S. Credit Parties’ Eligible 90-Day Accounts; provided that the amount contributed to the U.S. Borrowing Base at any time pursuant to this clause (b), taken together with the amount contributed to the Canadian Borrowing Base at such time pursuant to sub-clause (C) of clause (i) of the definition of “Canadian Borrowing Base”, shall not in any event exceed the Eligible 90-Day Accounts Cap (it being understood that, unless otherwise elected by Parent Borrower in its sole discretion from time-to-time (which election shall be revocable in its sole discretion), Eligible 90-Day Accounts shall be applied to the Eligible 90-Day Accounts Cap first for the benefit of the U.S. Borrowing Base, and thereafter for the benefit of the Canadian Borrowing Base); plus
(c)    the lesser of:
(i)    the product of (A) 65% multiplied by (B) the cost of the U.S. Credit Parties’ Eligible Equipment (but net of delivery charges, sales tax and other costs incidental to the purchase thereof); and
(ii)    the product of (A) 85% multiplied by (B) the cost of the U.S. Credit Parties’ Eligible Equipment (but net of delivery charges, sales tax and other costs incidental to the purchase thereof) multiplied by the Net Orderly Liquidation Value percentage identified in the most recent Equipment appraisal obtained by Agent, at such time; plus
(d)    the Temporary U.S. Borrowing Base Adjustment; plus
(e)    the lesser of
(i)    85% of the net book value of aggregate Eligible Rolling Stock; and
(ii)    the product of (A) 75% multiplied by (B) the Net Orderly Liquidation Value of the U.S. Credit Parties’ Eligible Rolling Stock; minus
(f)    the Dilution Reserve, the Discretionary FILO Dilution Reserve, if applicable, the Rent Reserve, the Canadian Priority Payables Reserve and such other Reserves established by Co-Collateral Agents in their Permitted Discretion in conformity with Section 2.18;
provided that a maximum of 25% of the U.S. Borrowing Base shall be attributable to the U.S. Credit Parties’ Eligible Equipment and the U.S. Credit Parties’ Eligible Rolling Stock in the aggregate.
The U.S. Borrowing Base shall at any time be determined by reference to the most recent Borrowing Base Certificate delivered to Co-Collateral Agents pursuant to Section 5.2. Notwithstanding anything to the contrary contained herein, determinations as to Reserves, adjustments and similar matters related to the U.S. Borrowing Base shall be made by Co-Collateral Agents in their Permitted Discretion in accordance with Section 2.18.
“U.S. Collateral” means the Collateral owned by (or, in the event such Collateral has been foreclosed upon, immediately prior to such foreclosure that was owned by) a U.S. Credit Party.
“U.S. Credit Party” means each U.S. Borrower and each U.S. Guarantor.
“U.S. Guarantor” means each Guarantor that is a Domestic Subsidiary.
“U.S. Guaranty” means the guarantee of the Obligations of each Credit Party hereunder by the U.S. Credit Parties in Article 13 hereunder or in a supplemental guarantee in accordance with Section 6.12 of this Agreement.
“U.S. Loans” means, at any time, the sum of (a) the aggregate amount of Revolving Credit Advances and Swing Line Loans outstanding to the U.S. Borrowers plus (b) the aggregate Dollar Equivalent of the U.S. Borrowers’ Letter of Credit Obligations. Unless the context otherwise requires, references to the outstanding principal balance of the U.S. Loans shall include the aggregate Dollar Equivalent of the outstanding balance of the U.S. Borrowers’ Letter of Credit Obligations.

“U.S. Overadvance” means, as of any date of determination, the sum of (i) Loans then outstanding less (ii) the Available Credit.
“U.S. Security Agreement” means that certain Second Amended and Restated Security Agreement, dated as of the Restatement Date, made by the Credit Parties party thereto in favor of Agent, on behalf of Agent, Co-Collateral Agents and Lenders, as amended, restated, supplemented or otherwise modified from time to time.
“U.S. Special Resolution Regimes” has the meaning specified in Section 13.13.
“U.S. Term Priority Collateral” means all U.S. Collateral that is Term Priority Collateral.
“Value” means, with respect to Eligible Rolling Stock, net book value as reported by Borrowers to Co-Collateral Agents in accordance with GAAP; provided that for purposes of the calculation of the U.S. Borrowing Base, the Value of the Eligible Rolling Stock shall not include (a) the portion of the value Eligible Rolling Stock equal to the profit earned by any Affiliate of Parent Borrower on the sale thereof to any Borrower or (b) write-ups or write-downs in value with respect to currency exchange rates.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Capital Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Capital Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.
“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
“Withholding Agent” means any Credit Party and Agent.
“WRA” means the Winding-Up and Restructuring Act (Canada).
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“XPO Intermodal” means XPO Intermodal, Inc. (f/k/a Pacer International, Inc.), a Tennessee corporation.
1.2    Rules of Construction. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition in Article or Division 9 shall control. Unless otherwise specified, references in this Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in this Agreement. The words “herein”, “hereof” and “hereunder”, and other words of similar import refer to this Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement or any such Annex, Exhibit or Schedule.
1.3    Interpretive Matters. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to agreements and instruments, statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance. In addition, for purposes hereof, (a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (b) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; (c) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of a Person dated such date prepared in accordance with GAAP; (d) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; provided, that, if Borrower Representative notifies Agent that Borrower Representative requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Amendment No. 3 Effective Date in GAAP or in the application thereof on the operation of such provision (or if Agent notifies Borrower Representative that the Requisite Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
1.4    Additional Alternative Currencies.
(a)    Parent Borrower may from time to time request that Letters of Credit be issued in a currency other than Dollars or those specifically listed in the definition of “Alternative Currency” for the account of a U.S. Borrower; provided that such requested currency is a lawful currency that is freely transferable and readily convertible into Dollars in the London interbank market. Such request shall be subject to the approval of Agent and the applicable L/C Issuer(s).
(b)    Any such request shall be made to Agent not later than 11:00 a.m. (New York, New York time), ten Business Days prior to the date of the desired issuance of a Letter of Credit in such other currency (or such other time or date as may be agreed by Agent and the applicable L/C Issuer, in its or their sole discretion). In the case of any such request, Agent shall also promptly notify the applicable L/C Issuer thereof. The applicable L/C Issuer shall notify Agent, not later than 11:00 a.m. (New York, New York time), five Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency.
(c)    Any failure by an L/C Issuer to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such L/C Issuer to issue a Letters of Credit in such requested currency. If Agent and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, Agent shall so notify Parent Borrower and such currency shall thereupon be deemed for all purposes herein to be an Alternative Currency hereunder. If Agent shall fail to obtain consent to any request for an additional currency under this Section 1.4, Agent shall promptly so notify Parent Borrower.
(d)    As of the Amendment No. ~~3~~6 Effective Date, each L/C Issuer has agreed to issue Letters of Credit in the currencies specified on Exhibit B to Amendment No. 3.
1.5    Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of LIBOR Period) or performance shall extend to the immediately succeeding Business Day.
1.6    Quebec Matters. For purposes of any assets, liabilities or entities located in the Province of Quebec and for all other purposes pursuant to which the interpretation or construction of this Agreement or any other Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall include “movable property”; (b) “real property” or “real estate” shall include “immovable property”; (c) “tangible property” shall include “corporeal property”; (d)

“intangible property” shall include “incorporeal property”; (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” and a resolutory clause; (f) all references to filing, perfection, priority, remedies, registering or recording under the Code or a PPSA shall include publication under the Civil Code of Quebec; (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” hypothec, lien or security interest as against third parties; (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”; (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities; (j) an “agent” shall include a “mandatary”; (k) “construction liens” shall include “legal hypothecs”; (l) “joint and several” shall include “solidary”; (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”; (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”; (o) “easement” shall include “servitude”; (p) “priority” shall include “prior claim”; (q) “survey” shall include “certificate of location and plan”; (r) “state” shall include “province”; (s) “fee simple title” shall include “absolute ownership”; (t) “accounts” shall include “claims”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c'est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.
1.7    Borrowers. Notwithstanding anything herein or in any Loan Document to the contrary, including any generic use of the term “Borrowers” as being liable for any payment or obligation, in no event shall any Canadian Borrower or Canadian Guarantor be liable for any Obligation of a U.S. Borrower or U.S. Guarantor.
1.8    Quebec Security. For greater certainty, and without limiting the powers of Agent, each of the Secured Parties hereby irrevocably appoints Agent as hypothecary representative of the Secured Parties as contemplated under Article 2692 of the Civil Code of Quebec in order to hold hypothecs and security granted by any Credit Party on property pursuant to the laws of the Province of Quebec and to exercise such powers and duties which are conferred upon the Secured Parties thereunder. The execution by Agent as hypothecary representative prior to the Credit Agreement of any deeds of hypothec or other security documents is hereby ratified and confirmed. The appointment of Agent as hypothecary representative shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of any Secured Parties’ rights and obligations under the Credit Agreement by the execution of an assignment, including an Assignment Agreement or a joinder or other agreement pursuant to which it becomes such assignee or participant, and by each successor Agent by the execution of an Assignment Agreement or other agreement, or by the compliance with other formalities, as the case may be, pursuant to which it becomes a successor Agent under the Credit Agreement.
1.9    Permitted Liens. Any references in this Agreement or any other Loan Document to “Permitted Liens” is not intended to subordinate or postpone, and shall not be interpreted as subordination or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Permitted Lien.
1.10    Interest Act (Canada). For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith by a Canadian Borrower is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.
1.11    Criminal Code (Canada). If any provision of this Agreement would oblige a Canadian Borrower to make any payment of interest or other amount payable to any Secured Party in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Secured Party of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Secured Party of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:
(a)    first, by reducing the amount or rate of interest; and
(b)    thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).
1.12    Anti-Money Laundering (Canada). The Canadian Borrowers acknowledge that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Canadian Lenders and Agent may be required to obtain, verify and record information regarding the Canadian Borrowers, their directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Canadian Borrowers, and the transactions contemplated hereby. Canadian Borrowers shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Canadian Lender or Agent, or any prospective assign or participant of a Canadian Lender or Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence. Notwithstanding the foregoing and except as may otherwise be agreed in writing, each of the Canadian Lenders agrees that Agent has no obligation to ascertain the identity of any Canadian Borrower or any authorized signatories of any Canadian Borrower on behalf of any Canadian Lender, or to confirm the completeness or accuracy of any information it obtains from a Canadian Borrower or any such authorized signatory in doing so.

1.13    Spin Transactions. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, no provision of this Agreement or any Loan Document shall prevent the consummation of any of the Spin Transactions, nor shall the Spin Transactions give rise to any default or constitute a utilization of any basket or ratio under this Agreement or any Loan Document.
2.    ~~AMOUNT AND TERMS OF CREDIT~~AMOUNT AND TERMS OF CREDIT
2.1    Credit Facilities.
(a)    Revolving Credit Facility.
(i)    Subject to the terms and conditions hereof, each Lender severally agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a “Revolving Credit Advance”). The Pro Rata Share of any Lender of (A) the Aggregate Revolving Credit Exposure shall not at any time exceed its separate Commitment at such time and (B) the Canadian Loans shall not at any time exceed its separate Canadian Commitment at such time. The obligations of each Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrowers may borrow, repay and reborrow under this Section 2.1(a); provided, that (x) the Aggregate Revolving Credit Exposure at any time shall not exceed Availability at such time, (y) the amount of U.S. Loans at any time shall not exceed the U.S. Availability at such time and (z) the Canadian Loans at any time shall not exceed the Canadian Availability at such time. Each Revolving Credit Advance shall be made on notice by Borrower Representative to one of the representatives of Agent identified in Schedule 2.1 at the address specified therein. Any such notice must be given no later than (1) 12 noon (New York, New York time) on the date of the proposed Revolving Credit Advance, in the case of a Base Rate Loan, or (2) 12 noon (New York, New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a “Notice of Revolving Credit Advance”) may be given verbally by telephone but must be immediately confirmed in writing (by fax, electronic mail or overnight courier) substantially in the form of Exhibit 2.1(a)(i), and shall include the information required in such Exhibit. If any Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, with respect to LIBOR Loans denominated in Dollars, and BA Rate, with respect to LIBOR Loans denominated in Canadian Dollars, Borrower Representative must comply with Section 2.5(e). All Revolving Credit Advances (x) made to a U.S. Borrower shall be denominated in Dollars and (y) made to a Canadian Borrower shall be denominated in Dollars or Canadian Dollars but shall be deemed to have been made (in the case of Canadian Dollar Revolving Credit Advances) in the Dollar Equivalent of such Revolving Credit Advance.
(ii)    Except as provided in Section 2.10, if requested by Lenders, (x) the U.S. Borrowers, jointly and severally, shall execute and deliver to each Lender a note to evidence the Commitment of that Lender and (y) the Canadian Borrowers, jointly and severally, shall execute and deliver to each Lender a note to evidence the Canadian Commitment of that Lender. Each note shall be in the principal amount of the Commitment (or the Canadian Commitment) of the applicable Lender, and substantially in the form of

Exhibit 2.1(a)(ii) (each a “Revolving Note” and, collectively, the “Revolving Notes”). Each Revolving Note (or, if a Revolving Note is not requested, this Agreement) shall represent the joint and several obligation of the appropriate Borrowers to pay the amount of the applicable Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Revolving Loans to such Borrower together with interest thereon as prescribed in Section 2.5. The entire unpaid balance of the aggregate Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date (and the Commitment, for purposes of this Agreement, shall thereafter be zero).
(b)    Swing Line Facility.
(i)    Agent shall notify Swing Line Lender upon Agent’s receipt of any Notice of Revolving Credit Advance from a U.S. Borrower which requests Base Rate Loans. Subject to the terms and conditions hereof, Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances to a U.S. Borrower (each, a “Swing Line Advance”) in accordance with any such notice. The provisions of this Section 2.1(b) shall not relieve Lenders of their obligations to make Revolving Credit Advances under Section 2.1(a); provided, that if Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) U.S. Available Credit, in each case, less the outstanding balance of the U.S. Revolving Loans at such time (“Swing Line Availability”). Only the U.S. Borrowers may receive a Swing Line Advance. Until the Commitment Termination Date, the U.S. Borrowers may from time to time borrow, repay and reborrow under this Section 2.1(b). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Agent by Borrower Representative in accordance with Section 2.1(a)(i). Any such notice must be given no later than 2:00 p.m. (New York time) on the Business Day of the proposed Swing Line Advance. Unless Swing Line Lender has received at least one Business Day’s prior written notice from Requisite Lenders instructing it not to make any Swing Line Advance, Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 3.2, be entitled to fund any requested Swing Line Advance, and to have each Lender make Revolving Credit Advances in accordance with Section 2.1(b)(iii) or purchase participating interests in accordance with Section 2.1(b)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute a Base Rate Loan and shall be denominated in Dollars. The U.S. Borrowers shall repay the Swing Line Loan upon written demand therefor by Agent.
(ii)    Upon request by Swing Line Lender, the U.S. Borrowers shall execute and deliver to Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of Swing Line Lender and substantially in the form of Exhibit 2.1(b)(ii) (each a “Swing Line Note” and, collectively, the “Swing Line Notes”). Each Swing Line Note (or, if Swing Line Notes are not requested, this Agreement) shall represent the obligation of each U.S. Borrower to pay the amount of the aggregate unpaid principal amount of all Swing Line Advances made to such Borrower together with interest thereon as prescribed in Section 2.5.

The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.
(iii)    The Swing Line Lender, at any time, and from time to time in its sole and absolute discretion, but not less frequently than weekly, shall on behalf of the U.S. Borrowers (and each U.S. Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender (including the Swing Line Lender) to make a Revolving Credit Advance for the account of the U.S. Borrowers (which shall be a Base Rate Loan) in an amount equal to that Lender’s Pro Rata Share of the principal amount of the U.S. Borrowers’ Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given. If any Lender is a Non-Funding Lender, and the conditions precedent set forth in Section 3.2 are satisfied at such time, that Non-Funding Lender’s reimbursement obligations with respect to the Swing Line Loans shall be reallocated to and assumed by the other Lenders in accordance with their Pro Rata Share of the Revolving Loans (calculated as if the Non-Funding Lender’s Pro Rata Share was reduced to zero and each other Lender’s Pro Rata Share had been increased proportionately); provided that no Lender shall be reallocated any such reimbursement obligations to the extent such reallocation shall cause its Pro Rata Share of the Aggregate Revolving Credit Exposure to exceed its Commitment. If any Lender is a Non-Funding Lender, upon receipt of the demand described above, each Lender that is not a Non-Funding Lender will be obligated to pay to Agent for the account of the Swing Line Lender its Pro Rata Share of the outstanding Swing Line Loans (increased as described above); provided that no Lender shall be required to fund any amount to the extent such funding shall cause its Pro Rata Share of the Aggregate Revolving Credit Exposure to exceed its Commitment. Unless any of the events described in Sections 9.1(j) or (k) has occurred (in which event the procedures of Section 2.1(b)(iv) shall apply), and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the U.S. Borrowers.
(iv)    If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 2.1(b)(iii), one of the events described in Sections 9.1(j) or 9.1(k) has occurred, then, subject to the provisions of Section 2.1(b)(v) below, each Lender shall, on the date such Revolving Credit Advance was to have been made, purchase, or be deemed to have purchased, from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.
(v)    Each Lender’s obligation to make Revolving Credit Advances in accordance with Section 2.1(b)(iii) and to purchase participation interests in accordance with Section 2.1(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against Swing Line Lender, any U.S. Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time; or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to Agent or Swing Line Lender, as applicable, the amount required pursuant to Sections 2.1(b)(iii) or 2.1(b)(iv), as the case may be, Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Base Rate thereafter.
(c)    Reliance on Notices; Appointment of Borrower Representative. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation, or similar notice reasonably believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower hereby designates Parent Borrower or any of its authorized representatives as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents, and taking all other actions (including in respect of providing notices in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all U.S. Borrowers or Canadian Borrowers, as the case may be, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement, and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower, and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.
2.2    Letters of Credit.
(a)    Issuance. Subject to the terms and conditions of this Agreement, Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of the U.S. Borrowers or the Canadian Borrowers, as the case may be, and for such Borrowers’ account (or, in the case of a U.S. Borrower, for the account of any of such U.S. Borrower’s Restricted Subsidiaries designated thereby, provided that such U.S. Borrower shall be liable hereunder for all Letter of Credit Obligations incurred by its Restricted Subsidiaries), Letter of Credit Obligations with respect to Letters of Credit to be issued by an L/C Issuer for such Borrowers’ account (or, in the case of a U.S. Borrower, for the account of any of such U.S. Borrower’s Restricted Subsidiaries, provided that such U.S. Borrower shall be liable hereunder for all Letter of Credit

Obligations incurred by its Restricted Subsidiaries). For the avoidance of doubt, no Letter of Credit shall be issued for the account of any Unrestricted Subsidiary. Each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit as more fully described in Section 2.2(b)(ii). The Parent Borrower shall be a co-obligor on any Letter of Credit issued on account of any U.S. Borrower. The aggregate amount of all such Letter of Credit Obligations shall, subject to Section 2.3(b)(ii) and Section 2.3(b)(iii), as applicable, not at any time exceed the Dollar Equivalent of $350,000,000 (the “L/C Sublimit”). No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, but may contain provisions for automatic renewal thereof for periods not in excess of one (1) year, unless otherwise reasonably determined by Agent and the applicable L/C Issuer, in their respective sole discretion, and no Lender shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the fifth (5th) Business Day prior to the Stated Termination Date; provided, further that a Letter of Credit may, upon the request of the applicable Borrower, be issued or renewed for a period beyond the date that is five (5) Business Days prior to the maturity date thereof if such Letter of Credit becomes subject to cash collateralization on such fifth (5th) Business Day prior to the Stated Termination Date (at 103% of the face value of such Letter of Credit) or other arrangements, in each case reasonably satisfactory to Agent and the applicable L/C Issuer, have been provided, and the applicable L/C Issuer has released the Lenders in writing from their participation obligations with respect to such Letter of Credit on the Stated Termination Date. Notwithstanding anything to the contrary contained herein, any L/C Issuer may only issue Letters of Credit to the extent permitted by applicable law. If (i) any Lender is a Non-Funding Lender or Agent determines that any of the Lenders is an Impacted Lender, and (ii) the reallocation of that Non-Funding Lender’s or Impacted Lender’s Letter of Credit Obligations to the other Lenders would reasonably be expected to cause the Letter of Credit Obligations and Loans of any Lender to exceed its Commitment (an “Affected L/C Issuer”), taking into account the amount of outstanding Aggregate Revolving Credit Exposure, then no Affected L/C Issuer shall be obligated to issue or renew any Letters of Credit unless the Non-Funding Lender or Impacted Lender has been replaced, the Letter of Credit Obligations have been cash collateralized to the extent of any shortfall in Commitments, or the Commitment of the other Lenders has been increased in accordance with Section 12.2(c) by an amount sufficient to satisfy Agent that all additional Letter of Credit Obligations will be covered by all Lenders who are not Non-Funding Lenders or Impacted Lenders. Notwithstanding anything to the contrary contained herein, no L/C Issuer shall be obligated to issue or renew any Letter of Credit if, after giving effect to the issuance or renewal thereof, the aggregate amount of all Letter of Credit Obligations in respect of Letters of Credit issued by such L/C Issuer would exceed the Dollar Equivalent of such L/C Issuer’s L/C Issuer Fronting Sublimit Amount. Each Letter of Credit will be denominated in Dollars, Canadian Dollars, or (in the case of a Letter of Credit requested for the account of a U.S. Borrower or any of its Restricted Subsidiaries) any Alternative Currency, as specified by the Borrower Representative.
(b)    Advances Automatic; Participations.
(i)    If no Lender is a Non-Funding Lender, in the event that any L/C Issuer shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Loan under Section 2.1(a) regardless of whether a Default or Event of Default has occurred and is continuing, and notwithstanding any Borrowers’ failure to satisfy the conditions precedent set forth in Section 3.2, and, if no Lender is a Non-Funding Lender (or if the only Non-Funding Lender is the L/C Issuer that issued such Letter of Credit), each Lender shall be obligated to pay its Pro Rata Share of the Dollar Equivalent thereof in accordance with this Agreement. If any Lender is a Non-Funding Lender, in the event that any L/C Issuer shall make any payment on or pursuant to any Letter of Credit Obligation and the conditions precedent set forth in Section 3.2 are satisfied at such time, such payment shall then be deemed automatically to constitute a Revolving Loan and that Non-Funding Lender’s Letter of Credit Obligations shall be reallocated to and assumed by the other Lenders pro rata in accordance with their Pro Rata Share of the Dollar Equivalent of the Revolving Loan (calculated as if the Non-Funding Lender’s Pro Rata Share was reduced to zero and each other Lender’s Pro Rata Share had been increased proportionately); provided that no Lender shall be reallocated any Letter of Credit Obligations to the extent such reallocation shall cause its Pro Rata Share of the Dollar Equivalent of the Aggregate Revolving Credit Exposure to exceed its Commitment. If any Lender is a Non-Funding Lender, each Lender that is not a Non-Funding Lender shall pay to Agent for the account of such L/C Issuer its Pro Rata Share (increased as described above) of the Dollar Equivalent of the Letter of Credit Obligations that from time to time remain outstanding; provided that no Lender shall be required to fund any amount to the extent such funding shall cause its Pro Rata Share of the Aggregate Revolving Credit Exposure to exceed its Commitment. The failure of any Lender to make available to Agent for the applicable L/C Issuer’s account its Pro Rata Share of the Dollar Equivalent of any such Revolving Loan or payment by Agent to the applicable L/C Issuer shall not relieve any other Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof.
(ii)    If it shall be illegal or unlawful for Borrowers to incur Revolving Loans as contemplated by Section 2.2(b)(i) above, or if it shall be illegal or unlawful for any Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to any L/C Issuer, then (A) immediately and without further action whatsoever, each Lender shall be deemed to have irrevocably and unconditionally purchased from such L/C Issuer an undivided interest and participation equal to such Lender’s Pro Rata Share (based on its Commitment) of the Dollar Equivalent of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding, and (B) thereafter, immediately upon issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from such L/C Issuer an undivided interest and participation in such Lender’s Pro Rata Share (based on its Commitment) of the Dollar Equivalent of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in this Agreement with respect to Revolving Loans, it being understood that each Lender’s obligation to fund its participation in all payments or disbursements made under Letters of Credit denominated in an Alternative Currency shall be funded in Dollars as provided in Section 2.2(b)(i) above.
(iii)    In determining whether to pay under any Letter of Credit, no L/C Issuer shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an L/C Issuer under or in connection with any Letter of Credit issued by it shall not create for such L/C Issuer any resulting liability to Borrowers, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence, or willful misconduct on the part of such L/C Issuer (as determined by a court of competent jurisdiction in a final and non-appealable decision).
(c)    Cash Collateral.
(i)    If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to this Agreement prior to the Stated Termination Date, Parent Borrower will pay to Agent for the ratable benefit of itself, the L/C Issuers and applicable Lenders cash or Cash Equivalents (“Cash Collateral”) in an amount in Dollars equal to 103% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding in the applicable currency of the Letter of Credit. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the “Cash Collateral Account”) maintained at a bank or financial institution acceptable to Agent, and Agent shall use its commercially reasonable efforts to make such Cash Collateral Account an interest bearing account. The Cash Collateral Account shall be in the name of Parent Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent, Co-Collateral Agents, applicable Lenders and applicable L/C Issuers, in a manner satisfactory to Agent. Parent Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. This Agreement shall constitute a security agreement under applicable law.
(ii)    If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Credit Parties shall either (A) provide Cash Collateral therefor in the manner described above, or (B) cause all such Letters of Credit to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration and currency (plus thirty (30) additional days) as, and in an amount equal to 103% of, the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate, and in any case shall be issued by a banking institution, and shall be subject to such terms and conditions, as are reasonably satisfactory to Agent and the applicable L/C Issuer in its reasonable sole discretion.
(iii)    From time to time after funds are deposited in the Cash Collateral Account by Parent Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by any Borrowers to Agent, L/C Issuers and Lenders with respect to such Letter of Credit Obligations, and, upon the satisfaction in full of all Letter of Credit Obligations, and after the Commitment Termination Date, to any other Obligations of any Borrower then due and payable.
(iv)    No Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Credit Parties to Agent, L/C Issuers and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Parent Borrower or as otherwise required by law. Interest, if any, earned on deposits in the Cash Collateral Account shall be held as additional collateral.
(d)    Fees and Expenses. Borrowers agree to pay to Agent for the benefit of applicable Lenders and L/C Issuers, as compensation to such Lenders and L/C Issuers for Letter of Credit Obligations incurred hereunder, (i) all reasonable documented out-of-pocket costs and expenses incurred by Agent, any L/C Issuer or any Lender on account of such Letter of Credit Obligations, and (ii) to each applicable Lender, for each Fiscal Quarter during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to LIBOR Margin then in effect multiplied by the Dollar Equivalent of the aggregate face amount of each outstanding Letter of Credit, calculated on the basis of a 360-day year and for the actual number of days such Letter of Credit Obligations was outstanding during such Fiscal Quarter. Such Letter of Credit Fee shall be paid to Agent for the benefit of the Lenders in arrears, on the last Business Day of each Fiscal Quarter and on the Commitment Termination Date. In addition, Borrowers shall pay in Dollars to each L/C Issuer, (i) for each Fiscal Quarter during which any Letter of Credit shall remain outstanding, a fee in an amount equal to 0.125% multiplied by the Dollar Equivalent of the aggregate face amount of each such outstanding Letter of Credit issued by such L/C Issuer, calculated on the basis of a 360-day year and for the actual number of days such Letter of Credit was outstanding during such Fiscal Quarter, and (ii) on demand, such reasonable fees, reasonable documented out-of-pocket charges and expenses of each L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of any Letter of Credit issued by such L/C Issuer or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued; provided, that any such fees, charges or expenses payable in respect of Letters of Credit denominated in an Alternative Currency may be paid in the applicable Alternative Currency if the Parent Borrower and the applicable L/C Issuer so agree (in each case, in its respective sole discretion). The Obligations of the Canadian Borrowers hereunder are subject to the provisions of Section 13.9.
(e)    Request for Incurrence of Letter of Credit Obligations. Borrower Representative shall give Agent and the applicable L/C Issuer at least five (5) Business Days’ prior written notice requesting the incurrence of any Letter of Credit Obligation and identifying whether such Letter of Credit is to be issued on behalf of the U.S. Borrowers (or for the account of any Restricted Subsidiary of any U.S. Borrower) or the Canadian Borrowers. Each such request for a Letter of Credit, and any Letter of Credit issued pursuant thereto, shall be on the applicable L/C Issuer’s standard form documents. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Agent and the applicable L/C Issuer may be made and transmitted pursuant to communication methods mutually agreed upon and established by and among Borrower Representative, Agent and the applicable L/C Issuer.
(f)    Obligation Absolute. The joint and several obligations of Borrowers to reimburse Agent, L/C Issuers and Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest, or other formalities, and the obligations of each Lender to make payments to Agent and L/C Issuers with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrowers and Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:
(i)    any lack of validity or enforceability of any Letter of Credit or this Agreement or the other Loan Documents or any other agreement;
(ii)    the existence of any claim, setoff, defense, or other right that any Borrower or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, any L/C Issuer or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);
(iii)    any draft, demand, certificate, or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(iv)    payment by Agent (except as otherwise expressly provided in Section 2.2(g)(ii)(C) below) or the applicable L/C Issuer under any Letter of Credit against presentation of a demand, draft, or certificate or other document that does not comply with the terms of such Letter of Credit;
(v)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to Borrowers or any Restricted Subsidiary or in the relevant currency markets generally;
(vi)    any other circumstance or event whatsoever, that is similar to any of the foregoing; or
(vii)    the fact that a Default or an Event of Default has occurred and is continuing;
provided that, the Canadian Borrowers shall be liable only for Letter of Credit Obligations under Letters of Credit (x) for which a Canadian Borrower is the co-applicant of such Letter of Credit, (y) that are issued for the account of such the Canadian Borrower or any of its Subsidiaries or (z) issued on account of the Canadian Commitment (“Canadian Letters of Credit”).

Neither Agent, the Lenders nor the L/C Issuers, nor any of their Related Person, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable L/C Issuer; provided that the foregoing shall not be construed to excuse any L/C Issuer from liability to Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by Borrowers to the extent permitted by applicable law) suffered by Borrowers that are caused by such L/C Issuer's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct, or breach of its obligations hereunder, on the part of any L/C Issuer (as finally determined by a court of competent jurisdiction), such L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Indemnification; Nature of Lenders’ Duties.
(i)    In addition to amounts payable as elsewhere provided in this Agreement, the U.S. Borrowers or the Canadian Borrowers, as the case may be, jointly and severally, hereby agree to pay and to protect, indemnify, and save harmless Agent, each Co-Collateral Agent, each L/C Issuer and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges, and expenses (including reasonable documented attorneys’ fees of one counsel in each relevant jurisdiction) that Agent, any Collateral Agent, any L/C Issuer or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit (or, the case of the Canadian Borrowers, Canadian Letters of Credit), or (B) the failure of Agent, any Co-Collateral Agent, any L/C Issuer or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit (or, the case of the Canadian Borrowers, Canadian Letters of Credit) as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent such failure is a result of the gross negligence, bad faith, or willful misconduct of Agent, such Co-Collateral Agent, such L/C Issuer or such Lender (as finally determined by a court of competent jurisdiction). The Obligations of the Canadian Borrowers hereunder are subject to the provisions of Section 13.9.
(ii)    As between Agent, any L/C Issuer and any Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of, any Letter of Credit by beneficiaries, of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Agent nor any L/C Issuer or Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of clause (A), (B), or (C) of this Section 2.2(g)(ii), in the case of any payment by any L/C Issuer under any Letter of Credit, such L/C Issuer shall be liable to the extent such payment was made solely as a result of its gross negligence, bad faith, or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit; and (H) any consequences arising from causes beyond the control of Agent, any L/C Issuer or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent’s, any L/C Issuer’s or any Lender’s rights or powers hereunder or under this Agreement.
(iii)    In the event of any conflict between the terms of this Agreement and the terms of any letter of credit application, reimbursement agreement, or similar document, instrument or agreement between or among Borrowers and any L/C Issuer, the terms of this Agreement shall control.
(h)    Reporting Obligations of L/C Issuers. Each L/C Issuer agrees to provide Agent, in form and substance satisfactory to Agent, each of the following on the following dates: (i) (A) on or prior to any issuance of any Letter of Credit by such L/C Issuer, (B) immediately after any drawing under any such Letter of Credit or (C) immediately after payment (or failure to pay when due) by Borrowers of any related Letter of Credit Obligation, notice thereof, which shall contain a reasonably detailed description of such issuance, drawing or payment, and Agent shall provide copies of such notices to each Lender reasonably promptly after receipt thereof; (ii) upon the request of Agent (or any Lender through Agent), copies of any Letter of Credit issued by such L/C Issuer and any related Letter of Credit reimbursement agreement and such other documents and information as may be reasonably requested by Agent; and (iii) on the first Business Day of each calendar month, a schedule of the Letters of Credit issued by such L/C Issuer, in form and substance reasonably satisfactory to Agent, setting forth the Letter of Credit Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar month.
(i)    Replacement of L/C Issuer. Any L/C Issuer may be replaced with another Lender (or an Affiliate of a Lender) at any time by written agreement among Borrower Representative, Agent, the Requisite Lenders, and the successor L/C Issuer. Agent shall notify the Lenders of any such replacement of such L/C Issuer. At the time any such replacement shall become effective, Borrowers shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of the applicable L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter, and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor L/C Issuer and all previous L/C Issuers, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.
(j)    Existing Letters of Credit. On the Restatement Date, each letter of credit listed on Schedule 2.2, to the extent outstanding, shall be automatically and without further action by the parties thereto (and without payment of any fees otherwise due upon the issuance of a Letter of Credit) deemed converted into Letters of Credit issued pursuant to this Section 2.2 and subject to the provisions hereof.
2.3    Prepayments.
(a)    Voluntary Prepayments; Reductions in Commitments. Borrowers may prepay the Loans at any time and from time to time without prior notice, and Borrowers may at any time on at least three (3) Business Days’ prior written notice by Borrower Representative to Agent permanently reduce or terminate the Commitment (or the Canadian Commitment); provided that (i) any such prepayments or reductions (not providing for the repayment of the Revolving Loans in full) shall be in a minimum principal amount of $1,000,000 or C$1,000,000, as applicable, or a whole multiple thereof, (ii) the Commitment shall not be reduced to an amount that is less than the amount of the Aggregate Revolving Credit Exposure then outstanding unless such Commitment reduction is accompanied by a prepayment of Loans (and, to the extent necessary, the cash collateralization of Letters of Credit outstanding) necessary to ensure that the Aggregate Revolving Credit Exposure does not exceed the Commitment (as so reduced), (iii) the Canadian Commitment shall not be reduced to an amount that is less than the amount of Canadian Loans then outstanding unless such Canadian Commitment reduction is accompanied by a prepayment of Canadian Loans (and, to the extent necessary, the cash collateralization of Letter of Credit Obligations with respect to Canadian Letters of Credit) necessary to ensure that the Canadian Loans do not exceed the Canadian Commitment (as so reduced), and (iv) after giving effect to such reductions, Borrowers shall comply with Section 2.3(b)(i). In addition, if Borrowers terminate the Commitment, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Section 2.2 hereto upon the effectiveness of such termination. Any voluntary prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. Any voluntary prepayment and any reduction or termination of the Commitment must be accompanied by the payment of any LIBOR funding breakage costs in accordance with Section 2.11(b). Upon any such reduction or termination of the Commitment, each Borrower’s right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be. Each notice of partial prepayment shall designate the Loans or other Obligations to which such prepayment is to be applied, and any notice delivered pursuant to this Section 2.3(a) may be conditioned on the occurrence of one or more events described in the applicable notice.
(b)    Mandatory Prepayments.
(i)    If at any time the outstanding amount of the Aggregate Revolving Credit Exposure exceeds the Available Credit, subject to Section 13.9, Borrowers shall immediately repay outstanding Loans to the extent required to eliminate such excess. If any such excess remains after repayment in full of all outstanding Revolving Credit Advances, subject to Section 13.9, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 2.2 to the extent required to eliminate such excess.
(ii)    If at any time the outstanding amount of the U.S. Loans exceeds the U.S. Available Credit, U.S. Borrowers shall immediately repay outstanding Revolving Credit Advances and Swing Line Loans made to the U.S. Borrowers to the extent required to eliminate such excess. If any such excess remains after repayment in full of all outstanding Revolving Credit Advances and Swing Line Loans made to the U.S. Borrowers, U.S. Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 2.2 to the extent required to eliminate such excess.
(iii)    If any time the outstanding amount of the Canadian Loans exceeds the Canadian Available Credit, Borrowers shall immediately repay outstanding Revolving Credit Advances made to the Canadian Borrowers to the extent required to eliminate such excess. If any such excess remains after repayment in full of all outstanding Revolving Credit Advances made to the Canadian Borrowers, Borrower shall provide cash collateral for the Canadian Borrowers’ Letter of Credit Obligations in the manner set forth in Section 2.2 to the extent required to eliminate such excess.
(iv)    Upon the occurrence of a Cash Dominion Period, and on each Business Day (or on such other dates and with such frequency as Agent and the related Relationship Bank may agree in the related deposit account control agreement between them) during the continuation of a Cash Dominion Period, all amounts on deposit in any Blocked Account shall be delivered to Agent to prepay the outstanding Loans and to cash collateralize all Letters of Credit in an amount equal to all such amounts on deposit.
(c)    Application of Certain Mandatory Prepayments. Any prepayments made by any Borrower pursuant to Section 2.3(b) above shall be applied as follows: first, to reasonable fees and reimbursable expenses of Agent and Co-Collateral Agents then due and payable pursuant to any of the Loan Documents; second, to prepayment of the Swing Line Advances until paid in full; third, to prepayment of the Revolving Credit Advances until paid in full; fourth, if any Event of Default has occurred and is continuing, at Agent’s election, to cash collateralize outstanding Letter of Credit Obligations pursuant to Section 2.2(c); and fifth, if no Event of Default has occurred and is continuing, as Borrower Representative may direct. The Commitment and the Swing Line Commitment shall not be permanently reduced by the amount of any prepayments made by Borrowers to the extent applied pursuant to clauses second or third above. The application of any such prepayment to the Revolving Credit Advances shall be made, first, to Base Rate Loans and, second, to LIBOR Loans. Each prepayment of Loans under Section 2.3(b)(iv) when an Event of Default has occurred and is continuing shall be accompanied by accrued and unpaid interest to the date of such prepayment on the amount prepaid.
(d)    No Implied Consent. Nothing in this Section 2.3 shall be construed to constitute Agent’s or any Lender’s consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.
(e)    L/C Reimbursement. If any L/C Issuer shall make any payments made in respect of a Letter of Credit, Borrowers shall reimburse such payments by paying to Agent an amount equal to such payment not later than 2:00 p.m., New York City time, on the date that such payment is made, if Parent Borrower shall have received notice of such payment prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by Parent Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on the Business Day immediately following the day that Parent Borrower receives such notice. If Parent Borrower fails to make such payment when due, Agent shall notify each Lender of the applicable payment, the payment then due from Borrowers in respect thereof and such Lender's Pro Rata Share thereof. Promptly following receipt of such notice, each Lender shall pay to Agent its Pro Rata Share of the payment then due from Borrowers, in the same manner as provided in Section 10.8 with respect to Loans made by such Lender (and Section 10.8 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and Agent shall promptly pay to the applicable L/C Issuer the amounts so received by it from the Lenders. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the applicable L/C Issuer or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the applicable L/C Issuer, then to such Lenders and the applicable L/C Issuer as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the applicable L/C Issuer for any payments made in respect of a Letter of Credit shall not constitute a Loan and shall not relieve Borrowers of their obligation to reimburse such payment.
2.4    Use of Proceeds. Borrowers shall utilize the proceeds of the Loans (a) to provide working capital from time to time for Borrowers and their respective Subsidiaries, and (b) for other general corporate purposes, including investments and acquisitions not prohibited hereunder.
2.5    Interest; Applicable Margins.
(a)    Borrowers shall pay interest to Agent, for the ratable benefit of Lenders, in arrears on each applicable Interest Payment Date, at the following rates of interest on the unpaid principal amount of each:

(i)    Base Rate Loan made to Borrowers at the (x) Base Rate, with respect to Base Rate Loans made in Dollars, plus the Base Rate Margin and (y) Canadian Base Rate, with respect to Canadian Base Rate Loans made in Canadian Dollars, plus the Base Rate Margin.
(ii)    LIBOR Loans at the (x) LIBOR Rate, with respect to LIBOR Loans denominated in Dollars, plus the LIBOR Margin and (y) BA Rate, with respect to LIBOR Loans denominated in Canadian Dollars, plus the LIBOR Margin.
(b)    If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period), and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.
(c)    All computations of Fees are calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable, except that with respect to Base Rate Loans and LIBOR Loans made at the BA Rate based on the prime or base commercial lending rate the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The (a) Base Rate, with respect to Base Rate Loans made in Dollars, and (b) Canadian Base Rate, with respect to Canadian Base Rate Loans made in Canadian Dollars, is a floating rate determined for each day. Each determination by Agent of an interest rate and Fees hereunder shall be presumptive evidence of the correctness of such rates and Fees.
(d)    All overdue amounts not paid when due hereunder shall bear interest in an amount equal to two percentage points (2.00%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder unless Agent and Requisite Lenders elect to impose a smaller increase (the “Default Rate”), accruing from the initial date of such non-payment until such payment is made and shall be payable upon demand.
(e)    Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan or a Base Rate Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Base Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to a Base Rate Loan and subject to payment of LIBOR breakage costs in accordance with Section 2.11(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued; provided, however, that no Revolving Credit Advance shall be converted to, or continued at the end of the LIBOR Period applicable thereto as a LIBOR Loan for a LIBOR Period of longer than one (1) month if any Event of Default has occurred and is continuing. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount (i) with respect to LIBOR Loans denominated in Dollars, of $5,000,000 and integral multiples of $1,000,000 in excess of such amount and (ii) with respect to LIBOR Loans denominated in Canadian Dollars, of C$5,000,000 and integral multiples of C$1,000,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third Business Day prior to (1) the date of any proposed Advance which is to bear interest at the (x) LIBOR Rate, with respect to LIBOR Loans denominated in Dollars and (y) BA Rate, with respect to LIBOR Loans denominated in Canadian Dollars, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Base Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if an Event of Default has occurred and is continuing), that LIBOR Loan shall be converted to a LIBOR Loan with a LIBOR Period of one (1) month at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing, by fax or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) in the form of Exhibit 2.5(e).
(f)    Anything herein to the contrary notwithstanding, the obligations of Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender (including, without limitation, Criminal Code (Canada)) limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event Borrowers shall pay such Lender interest at the highest rate permitted by applicable law (the “Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Amendment No. ~~3~~6 Effective Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 2.5(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 2.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 2.9 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.
2.6    Cash Management Systems. On or prior to the date set forth in Annex A, Borrowers will establish and will maintain until the Termination Date, the cash management systems described in Annex A (the “Cash Management Systems”).

2.7    Fees.
(a)    Parent Borrower shall pay the Fees specified in the Fee Letter at the times specified for payment therein.
(b)    As additional compensation for the Lenders, Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the last Business Day of each Fiscal Quarter, on the date of any permanent reduction of the Commitment in accordance with Section 2.3(a) and on the Commitment Termination Date, a Fee (the “Commitment Fee”) for Borrowers’ non-use of available funds in an amount equal to the Applicable Commitment Fee Percentage per annum multiplied by the difference between (A) the average for the period of the daily closing balances of the Commitment and (B) the average for the period of the daily closing balances of the aggregate Revolving Credit Advances and Letter of Credit Obligations allocable to the Lenders outstanding during the period for which such Commitment Fee is due; provided that the obligations of the Canadian Borrowers hereunder are subject to the provisions of Section 13.9.
(c)    Borrowers shall pay to Agent, for the ratable benefit of Lenders, the Letter of Credit Fee as provided in Section 2.2.
(d)    Each Borrower shall pay to the applicable Lead Arranger, Bookrunner or Lender any other fees that have been separately agreed to between such Borrower and any applicable Lead Arranger, Bookrunner or Lender.
2.8    Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 3:00 p.m. (New York, New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds are received in the Collection Account prior to 3:00 p.m. (New York time). Payments received after 3:00 p.m. (New York time) on any Business Day, or on a day that is not a Business Day, shall be deemed to have been received on the following Business Day. Unless stated otherwise, all calculations, comparisons, measurements, or determinations under this Agreement shall be made in Dollars. If Agent receives any payment from or on behalf of any Credit Party in a currency other than Dollars (or, with respect to amounts received in respect of Canadian Revolving Loans made in Canadian Dollars, Canadian Dollars), Agent may convert the payment (including the monetary proceeds of realization upon any Collateral and any funds then held in a cash collateral account) into Dollars at the Dollar Equivalent thereof or at the exchange rate that Agent would be prepared to sell Dollars against the currency received on the Business Day immediately preceding the date of actual payment. The Obligations shall be satisfied only to the extent of the amount actually received by Agent upon such conversion. Agent shall distribute such payments to Lender or other applicable Persons in like funds as received.
2.9    Application and Allocation of Payments.
(a)    So long as no Event of Default has occurred and is continuing, (i) payments of regularly scheduled payments then due shall be applied to those scheduled payments, (ii) voluntary prepayments shall be applied in accordance with the provisions of Section 2.3(a), and (iii) mandatory prepayments shall be applied as set forth in Section 2.3(c). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower. All voluntary prepayments shall be applied as directed by Borrower Representative. In all circumstances after an Event of Default, subject to the ABL Intercreditor Agreement, all payments and proceeds of Collateral shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent’s and Co-Collateral Agents’ expenses reimbursable hereunder and to all obligations owing to Agent, any Co-Collateral Agent, Swing Line Lender, any L/C Issuer or any other Lender by any Non-Funding Lender under the Loan Documents; (2) to interest on the Swing Line Loans; (3) to principal payments on the Swing Line Loans; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the other Loans (or cash collateral with respect to the Letter of Credit Obligations), ratably in proportion to the principal balance of such Loan and the Letter of Credit Obligations; (6) to the payment of the Bank Products Obligations then due and payable; and (7) to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 12.3.
(b)    Agent is authorized to, and at its sole election may, upon prior notice to Borrower Representative charge to the Revolving Loan balance on behalf of each U.S. Borrower or Canadian Borrower, as the case may be, and cause to be paid all Fees, expenses, costs (including, insurance premiums in accordance with Section 6.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by such Borrowers under this Agreement or any of the other Loan Documents, if and to the extent such Borrowers fail to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Availability at such time or would cause the balance of the Revolving Loan and the Swing Line Loan to exceed the Borrowing Base after giving effect to such charges (provided, any such Overadvance shall be subject to the cure period with respect to fees as set forth in Section 9.1(a)(ii)). At Agent’s option, and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.
(c)    This Section 2.9 is subject in its entirety to the provisions of Section 13.9 hereof.
2.10    Loan Account and Accounting. Agent, as Borrowers’ agent, shall maintain a loan account (the “Loan Account”) on its books and records: all Advances, Letters of Credit, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balances in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each appropriate Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay the Obligations owed by such Borrower. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within sixty (60) days after the date thereof, each and every such accounting shall be deemed presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by the applicable Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.
2.11    Indemnity.
(a)    Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Co-Collateral Agents, Lead Arrangers, L/C Issuers, the Lenders, and their respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents, advisors and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, actual losses, liabilities, and out-of-pocket expenses (including reasonable attorneys’ fees and disbursements and other reasonable documented out-of-pocket costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder (including the syndication of the Commitments) and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and reasonable, out-of-pocket legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”); provided that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, actual loss, liability, or expense results from that Indemnified Person’s (or such Indemnified Person’s Related Persons) gross negligence, bad faith, willful misconduct or material breach of any of its obligations under any Loan Document as determined by a court of competent jurisdiction in a final and non-appealable judgment; provided, further, that no Indemnified Person will be indemnified for any such cost, expense or liability to the extent of any dispute solely among Indemnified Persons (other than any claims against Agent or Co-Collateral Agents or Lead Arrangers acting in its capacity as such) that does not involve actions or omissions of any Credit Party or any of its Affiliates; provided, further, that none of the Canadian Borrowers shall have any obligation to make any payment with respect to any of the U.S. Borrowers’ Obligations under this Agreement or any other Loan Document. In the absence of an actual or potential conflict of interest, Borrowers and their Subsidiaries will not be responsible for the fees and expenses of more than one legal counsel for all Indemnified Persons and appropriate local legal counsel; provided that in the case of an actual conflict of interest, or the written opinion of counsel that a potential conflict of interest exists, Borrowers and their Subsidiaries shall be responsible for one additional counsel in each applicable jurisdiction for the affected Indemnified Persons, taken as a whole. To the extent permitted by applicable law, no party hereto shall be responsible or liable to any other Person party to any Loan Document, any successor, assignee, or third party beneficiary of such person or any other person asserting claims derivatively through such party, for indirect, punitive, exemplary or consequential damages which may be alleged as a result of credit having been extended, suspended, or terminated under any Loan Document or as a result of any other transaction contemplated hereunder or thereunder; provided that nothing hereunder in this sentence shall limit any Credit Party’s indemnity and reimbursement obligations to the extent set forth herein. No Indemnified Person referred to in this clause (a) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(b)    To induce Lenders to provide the LIBOR Rate or the BA Rate, as applicable, option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith; or (v) an assignment of LIBOR Loans is mandated pursuant to Sections 2.14(d) or 12.2(d), then Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all actual losses, costs and reasonable documented out-of-pocket expenses resulting from or arising from any of the foregoing (provided, that the Canadian Borrowers shall not be required to pay any such amounts with respect to LIBOR Loans of the U.S. Borrowers). Such indemnification shall include any actual and documented out-of-pocket loss or expense (other than loss of anticipated profits), if any, arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this Section 2.11(b), each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the (x) LIBOR Rate, with respect to LIBOR Loans denominated in Dollars and (y) BA Rate, with respect to LIBOR Loans denominated in Canadian Dollars, in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.11(b). This covenant shall survive the termination of this Agreement and the payment of the Obligations and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written and detailed calculation of all amounts payable pursuant to this Section 2.11(b), and such calculation shall be binding on the parties hereto absent manifest error, in which case Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

(c)    This Section 2.11 is subject in its entirety to the provisions of Section 13.9 hereof.
2.12    Access. Each Credit Party shall, during normal business hours, from time to time upon reasonable notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent, Co-Collateral Agents (coordinated through Agent), Lenders (coordinated through Agent) and any of their representatives and designees access to its properties, facilities, advisors, officers and employees, (b) permit Agent, Co-Collateral Agents, Lenders and any of their officers, employees and agents, to inspect, audit and make extracts from any Credit Party’s books and records, and (c) permit Agent, Co-Collateral Agents, Lenders and their representatives and other designees, to inspect, review, evaluate and make test verifications and counts of the Accounts, Equipment and other Collateral of any Credit Party; provided, that to the extent that no Event of Default has occurred and is continuing, Borrowers shall only be responsible for the costs of such activities as set forth in Section 5.2. Furthermore, so long as any Event of Default has occurred and is continuing or at any time after all or any portion of the Obligations have been declared due and payable pursuant to Section 9.2(b), Borrowers shall provide reasonable assistance to Agent to obtain access, which access shall be coordinated in scope and substance in consultation with Borrowers, to their suppliers and customers.
2.13    Taxes.
(a)    All payments by or on account of any obligation of any Credit Party hereunder or under any other Loan Document shall be made, in accordance with this Section 2.13, free and clear of and without withholding or deduction for any Taxes, except as required by applicable law. If any Withholding Agent shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder (including any payments made pursuant to this Section 2.13) or under any other Loan Document, (i) if such Tax is an Indemnified Tax, the sum payable by the applicable Credit Party shall be increased, without duplication, as much as shall be necessary so that, after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 2.13), Agent, Co-Collateral Agents or Lenders, as applicable, receive an amount equal to the sum they would have received had no such withholdings and deductions been made, (ii) the relevant Withholding Agent shall make such withholdings and deductions, and (iii) such Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Each Lender agrees that, as promptly as reasonably practicable after it becomes aware of any circumstances referred to above which would result in additional payments under this Section 2.13, it shall notify Borrowers thereof.
(b)    Without duplication of any obligation set forth in subsection (a), each Credit Party shall timely pay any Other Taxes to the relevant Governmental Authority (or, at the option of Agent, to Agent as reimbursement for Agent’s payment thereof).
(c)    Each Credit Party shall, without duplication of any obligation set forth in subsection (a), jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent, each Co-Collateral Agent and each Lender for the full amount of Indemnified Taxes (including, any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by (or on behalf of) Agent, such Co-Collateral Agent or such Lender as a result of payments made pursuant to this Agreement or any other Loan Document, as appropriate, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such Taxes and evidence of payment thereof submitted to the Credit Parties shall be conclusive evidence, absent manifest error, of the amount due from the Credit Parties to Agent, such Co-Collateral Agent or such Lenders. Upon actually learning of the imposition of any such Taxes, Agent, such Co-Collateral Agent or such Lender, as the case may be, shall act in good faith to notify Borrower Representative of the imposition of such Taxes arising hereunder.
(d)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement or any other Loan Documents shall deliver to Borrower Representative (with a copy to Agent), at the time or times reasonably requested by Borrower Representative or Agent, such properly completed and executed documentation reasonably requested by Borrower Representative or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. Without limiting the generality of the foregoing, each Lender and the successors and assignees of such Lender, that is a “United States person” within the meaning of section 7701(a)(30) of the IRC shall deliver to Borrower Representative (with a copy to Agent) a properly completed and executed IRS Form W-9 and such other documentation or information prescribed by applicable law or reasonably requested by Agent or Borrower Representative to (i) determine whether such Lender is subject to backup withholding or information reporting requirements and (ii) for Borrowers to comply with their obligations under FATCA. Each Lender, and the successors and assignees of such Lender, that is not a “United States person” as defined in section 7701(a)(30) of the IRC (“Foreign Lender”) to whom payments to be made under this Agreement or under the Notes may be exempt from, or eligible for a reduced rate of, United States withholding tax (as applicable) shall, at the time or times prescribed by applicable law, provide to Borrower Representative (with a copy to Agent) a properly completed and executed IRS Form W-8ECI, Form W-8BEN, Form W-8BEN-E, Form W-8IMY or other applicable form, certificate (including, but not limited to, certification, if applicable, that such Foreign Lender is not a “bank,” a “10 percent shareholder,” or a “controlled foreign corporation” for purposes of the portfolio interest exemption of section 881(c) of the IRC (a “Tax Compliance Certificate”)) or document prescribed by the IRS or the United States. Each Lender shall deliver to Borrowers and Agent (in such number of copies as shall be requested by such Borrower or Agent) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Borrower or Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Parent Borrower or Agent, as applicable, to determine the withholding or deduction required to be made. Notwithstanding anything to the contrary in this paragraph, the completion, execution, and submission of such documentation (other than (A) IRS Form W-9, (B) applicable IRS Form W-8, (C) a Tax Compliance Certificate, if applicable, and (D) any information or documentation reasonably requested by Parent Borrower or Agent in connection with FATCA (which, for this purpose shall include any amendments made to FATCA after the date hereof)) shall not be required if in the Lender’s reasonable judgment such completion, execution, or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Parent Borrower and Agent in writing of its legal inability to do so.
(e)    If Agent, any Co-Collateral Agent or any Lender, as applicable, determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 2.13, it shall pay over such refund to such Credit Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of Agent, such Co-Collateral Agent or Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such Credit Party, upon the request of Agent, such Co-Collateral Agent or Lender, shall repay to Agent, such Co-Collateral Agent or Lender the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that Agent, such Co-Collateral Agent or Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will Agent, a Co-Collateral Agent or Lender be required to pay any amount to a Credit Party pursuant to this paragraph (e) the payment of which would place Agent, such Co-Collateral Agent or Lender in a less favorable net after-Tax position than Agent, such Co-Collateral Agent or Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require Agent, any Co-Collateral Agent or Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to a Credit Party or any other Person.
(f)    Each Lender shall severally indemnify Agent and each Co-Collateral Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Credit Party has not already indemnified Agent or such Co-Collateral Agent for such Indemnified Taxes and without limiting the obligation of any Credit Party to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.1(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent or such Co-Collateral Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent or such Co-Collateral Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this paragraph (f).

(g)    The provisions of this Section 2.13 shall survive the termination of this Agreement and repayment of all Obligations. Each L/C Issuer shall be deemed to be a Lender for purposes of this Section 2.13.
2.14    Capital Adequacy; Increased Costs; Illegality.
(a)    If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, liquidity, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, liquidity, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Amendment No. ~~3~~6 Effective Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then the U.S. Borrowers or the Canadian Borrowers, as the case may be, shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and setting forth in reasonable detail the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.
(b)    If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Amendment No. ~~3~~6 Effective Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining, continuing, converting to any LIBOR Loan, or there shall be a Tax (other than Indemnified Taxes or Excluded Taxes) on any Recipient on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, or other liabilities, or capital attributable thereto, then the U.S. Borrowers or the Canadian Borrowers, as the case may be, shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate setting forth in reasonable detail the amount of such increased cost and the basis of the calculation thereof, submitted to Borrower Representative and to Agent by such Lender, shall, absent manifest error, be final, conclusive and binding for all purposes. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 2.14(b).
(c)    Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, as contemplated by this Agreement, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s reasonable opinion, materially adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain such LIBOR Loans, as the case may be, shall terminate and (ii) each U.S. Borrower or Canadian Borrower, as the case may be, shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless such Lender may maintain such LIBOR Loans through the end of such LIBOR Period under applicable law or unless Borrower Representative on behalf of such Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Base Rate Loans. Notwithstanding the foregoing, if Borrower provides Agent and the Affected Lender notice that it seeks to replace such Affected Lender in accordance with Section 2.14(d), Borrower’s obligation to prepay Loans pursuant to this Section 2.14(c) shall be suspended; provided that if no Replacement Lender is found within the time provided for in Section 2.14(d), Borrower shall have five Business Days to prepay such Affected Lender’s LIBOR Loans. In the event Borrower relies on this provision to suspend its obligation to prepay LIBOR Loans, such LIBOR Loans shall be converted to Base Rate Loans at the end of the applicable LIBOR Period.
(d)    Within thirty (30) days after receipt by Borrower Representative of written notice and demand from any Lender (an “Affected Lender”) for payment of additional amounts or increased costs as provided in Sections 2.13(a), 2.14(a) or 2.14(b), or notice and demand that Borrower prepay Loans pursuant to Section 2.14(c), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Event of Default has occurred and is continuing, Borrower Representative, with the consent of Agent, may obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale and such assignment shall not require the payment of an assignment fee to Agent; provided, that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrowers’ notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers’ rights under this Section 2.14(d) shall terminate with respect to such Affected Lender for such request for additional amounts or increased costs and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 2.13(a), 2.14(a) and 2.14(b). An exercise of Borrowers’ option under this Section 2.14(d) shall not suspend Borrowers’ obligation to pay such increased costs or additional amounts demanded by such

Affected Lender pursuant to Sections 2.13(a), 2.14(a) and 2.14(b) until such Affected Lender is replaced.
(e)    It is understood and agreed that (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith (collectively, the “Dodd-Frank Act”) are deemed to have been adopted and gone into effect after the date of this Agreement to the extent necessary to provide Lenders with the benefit of this Section 2.14 with respect to any “change in law or regulation” resulting from the Dodd-Frank Act and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, for the purposes of this Agreement, be deemed to have been adopted and gone into effect after the date of this Agreement to the extent necessary to provide Lenders with the benefit of this Section 2.14 with respect to any “change in law or regulation” resulting from Basel III.
(f)    No Lender shall request compensation under Section 2.14(a) or (b) hereof unless such Lender is generally requesting similar compensation from its borrowers with similar provisions in their loan or credit documents. No Borrower shall be required to compensate a Lender for any increased costs incurred or reduced rate of return suffered more than six months prior to the date that the Lender notifies Borrower Representative of the change in law giving rise to such increased costs or reduced return and of such Lender’s intention to claim compensation therefor; provided that to the extent the change is law is retroactive to a date that is prior to the date such change in law is enacted, such six months period shall commence on the date of enactment of such change in law.
(g)    Within thirty (30) days after receipt by Borrower Representative of written notice and demand from any Affected Lender for payment of additional amounts or increased costs as provided in Sections 2.13(a), 2.14(a) or 2.14(b), then such Lender shall (at Borrower Representative’s request) use reasonable efforts to designate a different lending office for funding or booking its Loans or to assign its rights and obligations hereunder to another of its offices, branches, or affiliates, if, in the good-faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.13(a), 2.13(b), 2.14(a), or 2.14(b), as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
2.15    ~~Inability to Determine Rates~~Interest Rate Determination~~.~~
. With respect to Loans and other Obligations denominated in Canadian Dollars, the following Sections 2.15(a) through (c) shall be applicable:
(a)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if Agent determines (which determination shall be conclusive absent manifest error and made by notice to Parent Borrower), or Parent Borrower or Requisite

Lenders notify Agent (with, in the case of the Requisite Lenders, a copy to Parent Borrower) that Parent Borrower or Requisite Lenders (as applicable) have determined, that:
(i)    (A) deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and LIBOR Period of any requested LIBOR Loan denominated in Canadian Dollars or (B) adequate and reasonable means do not exist for ascertaining the ~~LIBOR~~BA Rate for any requested LIBOR Period of any requested LIBOR Loan denominated in Canadian Dollars, including, without limitation, because the ~~LIBOR~~CDOR Screen Rate is not available or published on a current basis, and in each case such circumstances are unlikely to be temporary, or
(ii)    the administrator of the ~~LIBOR~~CDOR Screen Rate or a Governmental Authority having jurisdiction over Agent has made a public statement identifying a specific date after which the ~~LIBOR~~BA Rate or the ~~LIBOR~~CDOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans denominated in Canadian Dollars (such specific date, the “Scheduled Unavailability Date”), or
(iii)     syndicated credit facilities in the U.S. market providing for credit facilities denominated in Canadian Dollars currently being executed, or that include language similar to that contained in this Section, are generally being executed or amended (as applicable) to incorporate or adopt (as applicable) a new benchmark interest rate to replace the ~~LIBOR~~BA Rate, then, reasonably promptly after such determination by Agent or receipt by Agent of such notice, as applicable, Agent and Parent Borrower may amend this Agreement (a “~~LIBOR~~CDOR Successor Amendment”) to replace the ~~LIBOR~~BA Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar ~~U.S. dollar~~Canadian Dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “~~LIBOR~~CDOR Successor Rate”), together with any proposed ~~LIBOR~~CDOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after Agent shall have posted such proposed amendment to all Lenders and Parent Borrower unless, prior to such time, Lenders comprising the Requisite Lenders have delivered to Agent written notice that such Requisite Lenders do not accept such amendment.
(b)    If no ~~LIBOR~~CDOR Successor Rate has been determined and the circumstances under clause (a)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), Agent will promptly so notify Parent Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans denominated in Canadian Dollars shall be suspended (to the extent of the affected LIBOR Loans or LIBOR Periods), and (y) the ~~LIBOR~~BA Rate component shall no longer be utilized in determining the Canadian Base Rate. Upon receipt of such notice, the Borrowers may revoke any pending request for an Advance of, conversion to or continuation of LIBOR Loans denominated in Canadian Dollars (to the extent of the affected LIBOR Loans or LIBOR Periods) or, failing that, will be deemed to have converted such request into a request for an Advance of Canadian Base Rate Loans (subject to the foregoing clause (y)) at on the date and in the amount specified therein.
(c)    Notwithstanding anything else herein, any definition of ~~LIBOR~~CDOR Successor Rate shall provide that in no event shall such ~~LIBOR~~CDOR Successor Rate be less than zero for purposes of this Agreement.
With respect to Loans and other Obligations denominated in Dollars or any Alternative Currency, the following Sections 2.15(d) through (j) shall apply:
(d)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 P.M. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders.
Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the provisos below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (d) shall not be effective unless the Agent has delivered to the Lenders and Parent Borrower a Term SOFR Notice.
(e)    In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(f)    The Agent will promptly notify Parent Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and (if known at such time) the related Benchmark Replacement, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (h) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.15, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.15.
(g)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the LIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “LIBOR Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “LIBOR Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(h)    (i) Upon Parent Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period or (ii) if a Benchmark Unavailability Period has not commenced and Agent determines (which determination shall be conclusive absent manifest error and made by notice to Parent Borrower), or Parent Borrower or Requisite Lenders notify Agent (with, in the case of the Requisite Lenders, a copy to Parent Borrower) that Parent Borrower or Requisite Lenders (as applicable) have determined, that (A) deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and LIBOR Period of any requested LIBOR Loan denominated in Dollars or (B) adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested LIBOR Period of any requested LIBOR Loan denominated in Dollars, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis, and in each case such circumstances are unlikely to be temporary, in each case Parent Borrower may revoke any request for a conversion to or continuation of LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period or any other such period described in clause (ii) above and, failing that, all Borrowers will be deemed to have converted any such request into a request for a conversion to Base Rate Loans. During any Benchmark

Unavailability Period, any other such period described in clause (ii) above or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Furthermore, if any LIBOR Loan is outstanding on the date of Parent Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period or any notice described in clause (ii) above, then on the last day of the LIBOR Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Agent to, and shall constitute, a Base Rate Loan on such day.
(i)    If Parent Borrower shall fail to select the duration of any LIBOR Period for any LIBOR Loans in accordance with the provisions contained in the definition of “LIBOR Period” in Section 1.1, the Agent will forthwith so notify Parent Borrower and Lenders and such Loans will automatically, on the last day of the then existing LIBOR Period therefor convert into Base Rate Loans.
(j)    Upon the occurrence and during the continuance of any Event of Default under Section 9.1(a), (x) each LIBOR Loan will automatically, on the last day of the then existing LIBOR Period therefor, be Converted into Base Rate Loans and (y) the obligation of the Lenders to make, or to convert Loans into, LIBOR Loans shall be suspended.
2.16    Incremental Revolving Loans; Extensions.
(a)    Borrowers may on any date after the Amendment No. ~~3~~6 Effective Date, by notice to Agent (whereupon Agent shall promptly deliver a copy to each of the Lenders), increase the Commitment hereunder with incremental revolving or term loan commitments (the “Incremental Revolving Loans”) in an amount not to exceed $500,000,000 in the aggregate (with minimum amounts of not less than $25,000,000 per increase) which Incremental Revolving Loans may take the form of (x) commitments to make additional Revolving Loans (such additional Revolving Loans, the “Incremental Facility Revolving Loans”) on the same terms and conditions applicable to the Loans made pursuant to the Commitments in effect on the Amendment No. ~~5~~6 Effective Date (~~the “~~or, from and after, and subject to the occurrence of, the Separation Effective Date, on the the Separation Effective Date) (the “Initial Revolving Facility Loans”) or (y) subject to compliance with the Permitted FILO Tranche Conditions, commitments to make revolving or term loans which are expressly subordinated in right of payment to the Initial Revolving Facility Loans and other Incremental Facility Revolving Loans, which, for the avoidance of doubt, shall be implemented as a separate class of loans hereunder (such loans, the “Permitted Incremental FILO Loans”); provided that at the time of the effectiveness of any Incremental Revolving Loan Amendment referred to below, (a) no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to extensions of credit to be made on such date, (b) each of the representations and warranties made by any Credit Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, in all respects, if qualified by materiality) as of such earlier date) and (c) Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of Borrower Representative. Incremental Revolving Loans may be made by any existing Lender or by any other financial institution or any fund that regularly invests in bank loans selected by Borrower Representative (any such other financial institution or fund being called an “Incremental Lender”); provided that (i)(A) Agent and (B) (except in the case of Permitted Incremental FILO Loans) each L/C Issuer and the Swing Line Lender shall have consented (such consent not to be unreasonably withheld) to such Lender’s or Incremental Lender’s making such Incremental Revolving Loans if such consent would be required under Section 11.1 for an assignment of Loans to such Lender or Incremental Lender, and (ii) Borrowers shall not be permitted to increase the Commitment pursuant to this Section more than three (3) times during the term of this Agreement. No consent of the Lenders shall be required (other than the Lenders providing such Incremental Revolving Loans) to an Incremental Revolving Loan Amendment. Commitments in respect of Incremental Revolving Loans shall be delivered to Borrower Representative within 10 days of a Borrower’s request therefor, and shall be effected pursuant to an amendment (an “Incremental Revolving Loan Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Borrowers, each Lender agreeing to provide such Incremental Revolving Loans, if any, each Incremental Lender providing such Incremental Revolving Loans, if any, Co-Collateral Agents and Agent; provided, such documentation shall only contain amendments to this Agreement and the other Loan Documents that are necessary to implement the increase to the Commitment (for the avoidance of doubt, including, in the case of Permitted Incremental FILO Loans, amendments to Sections 2.3 and 2.9 that are necessary or appropriate to reflect the “last out” nature of such Permitted Incremental FILO Loans, which may be effected with the consent of Agent, Co-Collateral Agents and each Incremental Lender providing such Permitted Incremental FILO Loans pursuant to an Incremental Revolving Loan Amendment, but without the consent of any other Lender); provided, further, the Incremental Facility Revolving Loans shall not require any scheduled amortization or mandatory commitment reduction prior to the Stated Termination Date and the maturity date of all Incremental Revolving Loans shall be the Commitment Termination Date. Any upfront fees paid to the Incremental Lenders shall be determined, and agreed upon, between Borrowers and such Incremental Lenders. Any Incremental Revolving Loans made hereunder shall be deemed “Loans” hereunder and shall be subject to the same terms and conditions applicable to the existing Loans, except that Permitted Incremental FILO Loans (x) may, notwithstanding anything herein to the contrary, be structured as term loans or revolving loans, and may have pricing terms, a final maturity date (subject to the immediately succeeding proviso), upfront or similar fees and priority which are different from those applicable to the Initial Revolving Facility Loans and other Incremental Facility Revolving Loans; provided that the final maturity date of any Permitted Incremental FILO Loans shall be no earlier than (and there shall be no mandatory commitment reductions with respect thereto prior to) the Commitment Termination Date with respect to the Initial Revolving Facility Loans; provided, further, for the avoidance of doubt, nothing in this Section 2.16 shall obligate any existing Lender to participate in any class of Permitted Incremental FILO Loans, regardless of whether the maturity date with respect to such Permitted Incremental FILO Loans is the Commitment Termination Date with respect to the Initial Revolving Facility Loans or otherwise, (y) for purposes of determining availability under any applicable borrowing base, may have advance rates with respect to the amount of Eligible Billed Accounts, Eligible Unbilled Accounts

and/or Eligible Rolling Stock, as applicable, in amounts as agreed upon between Parent Borrower and the Incremental Lenders providing such Permitted Incremental FILO Loans; provided that in no case shall such advance rates with respect to Eligible Billed Accounts, Eligible Unbilled Accounts and Eligible Rolling Stock exceed 10%, 5% and 5%, respectively, above the respective advance rates herein; provided, further, such advance rate for Permitted Incremental FILO Loans with respect to Eligible Rolling Stock may be decreased from time to time in the discretion of Co-Collateral Agents (and, for the avoidance of doubt, a maximum of 25% of the borrowing base applicable to any Permitted Incremental FILO Loans shall be attributable to Eligible Equipment, if applicable, and Eligible Rolling Stock in the aggregate) and (z) shall, once borrowed, not be permitted to be repaid so long as any Loans (other than other Loans incurred as Permitted Incremental FILO Loans) are outstanding, subject to customary exclusions to the requirement in this clause (z) as reasonably agreed upon by Agent, Parent Borrower and the Incremental Lenders providing such Permitted Incremental FILO Loans, including customary scheduled amortization payments not to exceed amounts as agreed upon by Agent, Parent Borrower and such Incremental Lenders (the conditions set forth in this sentence applicable to Permitted Incremental FILO Loans, the “Permitted FILO Tranche Conditions”). On the date of any borrowing of Incremental Revolving Loans (other than Permitted Incremental FILO Loans), Borrowers shall be deemed to have repaid and reborrowed all outstanding Loans as of such date (with such reborrowing to consist of the types of Loans, with related LIBOR Periods, if applicable, specified in a notice to Agent (which notice must be received by Agent in accordance with the terms of this Agreement)). The deemed payments made pursuant to the immediately preceding sentence in respect of each LIBOR Loan shall be subject to indemnification by Borrowers pursuant to the provisions of Section 2.14 if the deemed payment occurs other than on the last day of the related LIBOR Periods.
(b)    In connection with any Incremental Revolving Loans, Parent Borrower, Agent and each applicable Incremental Lender and existing Lender making such Incremental Revolving Loans shall deliver to Agent the Incremental Revolving Loan Amendment and such other documentation as Agent shall reasonably specify to evidence the Incremental Revolving Loans of each applicable Incremental Lender and existing Lender making such Incremental Revolving Loans. Agent shall promptly notify each Lender as to the effectiveness of each Incremental Revolving Loan Amendment. Any Incremental Revolving Loan Amendment may, without consent of any other Lender, effect such amendments to this Agreement (including, for the avoidance of doubt and notwithstanding anything herein to the contrary, amendments to Sections 2.3 and 2.9 that are necessary or appropriate to reflect the “last out” nature of any Permitted Incremental FILO Loans, which may be effected with the consent of Agent, Co-Collateral Agents and each Incremental Lender providing such Permitted Incremental FILO Loans pursuant to an Incremental Revolving Loan Amendment, but without the consent of any other Lender) and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Agent and Parent Borrower, to effect the provisions of this Section 2.16. No existing Lender shall be obligated to provide Commitments in respect of Incremental Revolving Loans.
(c)    Pursuant to one or more offers made from time to time by Borrowers to all Lenders of the U.S. Loans and/or the Canadian Loans, as applicable, on a pro rata basis (based on the aggregate outstanding Canadian Commitments or the Commitments, as applicable) and on the same terms (“Pro Rata Extension Offers”), Borrowers are hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Commitments of U.S. Loans and/or the Canadian Loans. Any such extension (an “Extension”) agreed to between Borrowers and any such Lender (an “Extending Lender”) will be established under this Agreement (such extended Canadian Commitments or the Commitments, as applicable, an “Extended Revolving Commitment”). Each Pro Rata Extension Offer shall specify the date on which Borrowers propose that the Extended Revolving Commitment shall be extended, which shall be a date not earlier than ten Business Days after the date on which notice is delivered to Agent (or such shorter period agreed to by Agent in its reasonable discretion).
(d)    The applicable Borrowers and each Extending Lender shall execute and deliver to Agent such documentation as Agent shall reasonably specify to evidence the Extended Revolving Commitments of such Extending Lender. Each such document shall specify the terms of the applicable Extended Revolving Commitments; provided, that (i) except as to interest rates, fees and final maturity (which interest rates, fees and final maturity shall be determined by Borrowers and set forth in the Pro Rata Extension Offer), any Extended Revolving Commitment shall have the same terms as the existing U.S. Loans or the Canadian Loans, as applicable, and (ii) any Extended Revolving Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder. Upon the effectiveness of any such Extended Revolving Commitment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Revolving Commitments evidenced thereby. With respect to any Extended Revolving Commitments, and with the consent of the Swing Line Lender and each L/C Issuer, participations in Swing Line Loans and Letters of Credit shall be reallocated to lenders holding such Extended Revolving Commitments upon effectiveness of such Extended Revolving Commitment.
(e)    Upon the effectiveness of any such Extension, the applicable Extending Lender’s Canadian Commitment or Commitment, as applicable, will be automatically designated an Extended Revolving Commitment.
(f)    All Extended Revolving Commitments and all obligations in respect thereof shall be Obligations of the relevant Credit Parties under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations of the relevant Credit Parties under this Agreement and the other Loan Documents and no L/C Issuer or Swing Line Lender shall be obligated to provide Swing Line Loans or issue Letters of Credit under such Extended Revolving Commitments unless it shall have consented thereto.
2.17    Bank Products. Any Credit Party may request and any Lender or Agent may, in its sole and absolute discretion, arrange for such Credit Party to obtain from such Lender or any Affiliate of such Lender or Agent, as applicable, Bank Products although no Credit Party is required to do so. The Credit Parties acknowledge and agree that the obtaining of Bank Products from any Lender or Agent or their respective Affiliates (a) is in the sole and absolute discretion of such Lender or Agent or their respective Affiliates, and (b) is subject to all rules and regulations of such Lender or Agent or their respective Affiliates.
2.18    Reserves Generally. Notwithstanding anything contained in this Agreement to the contrary, Co-Collateral Agents may establish or change Reserves, in the exercise of their Permitted Discretion, but only upon not less than five (5) Business Days’ notice to Borrower Representative (unless an Event of Default exists in which case prior notice shall not be required prior to the establishment or change in any Reserve). Co-Collateral Agents will be available during such period to discuss any such proposed Reserve (or change thereto) with Borrower Representative and, without limiting the right of Co-Collateral Agents to establish or change such Reserves in Co-Collateral Agents’ Permitted Discretion, Borrowers may take such action as it may elect so that the event, condition or matter that gave rise to such Reserve no longer exists, in which event Co-Collateral Agents shall reduce or remove such Reserve in a manner that they determine appropriate in the exercise of their Permitted Discretion. The amount of Reserves established by Co-Collateral Agents pursuant to the first sentence of this Section 2.18 shall have a reasonable relationship as determined by Co-Collateral Agents in their Permitted Discretion to the event, condition or other matter that is the basis for the Reserves and shall relate to the Eligible Accounts, Eligible 90-Day Accounts or Eligible Equipment or Eligible Rolling Stock (collectively, the “Borrowing Base Collateral”).
3.    ~~CONDITIONS PRECEDENT~~CONDITIONS PRECEDENT
3.1    Conditions to Restatement Date and the Initial Loans. The Restatement Date shall not occur, and no Lender shall be obligated to make any Loan and no Lender or L/C Issuer shall be obligated to incur any Letter of Credit Obligations on the Restatement Date until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agent, each Co-Collateral Agent, each Lead Arranger and each Lender, or waived in writing by Agent, Co-Collateral Agents, each Lead Arranger and each Lender:
(a)    Credit Agreement; Loan Documents. The following documents shall have been duly executed by each Borrower, each other Credit Party, Agent, Co-Collateral Agents and the Lenders party thereto; and Agent shall have received such documents, instruments and agreements, each in form and substance reasonably satisfactory to Agent, each Lead Arranger and each Lender:
(i)    Credit Agreement. Duly executed originals of this Agreement, dated the Restatement Date, and all annexes, exhibits and schedules hereto.
(ii)    Revolving Notes and Swing Line Notes. If requested by any Lender, duly executed originals of the Revolving Notes and Swing Line Notes for each applicable Lender, dated the Restatement Date.
(iii)    U.S. Security Agreement. Duly executed originals of the U.S. Security Agreement, dated the Restatement Date, and all annexes, exhibits and schedules thereto.
(iv)    Canadian Security Agreement. Duly executed originals of the Canadian Security Agreements, dated the Restatement Date.

(v)    Intellectual Property Security Agreements. Duly executed originals of Intellectual Property Security Agreements, dated the Restatement Date in form and substance reasonably satisfactory to Agent (it being understood that the forms attached to the U.S. Security Agreement are reasonably satisfactory to Agent).
(vi)    ABL Intercreditor Agreement. Duly executed originals of the ABL Intercreditor Agreement, dated the Restatement Date.
(vii)    Lien, Tax, and Judgment Searches. Agent shall have received the result of recent lien, Tax and judgment searches in each of the jurisdictions reasonably requested by it and such lien searches shall reveal no Liens on any of the assets of the Credit Parties, other than Permitted Liens.
(viii)    Repayment of the Existing Credit Agreement. All principal on Loans under (and as defined in) the Existing Credit Agreement, and all accrued and unpaid interest, fees and other amounts owing under the Existing Credit Agreement (except to the extent Letters of Credit (as defined in the Existing Credit Agreement) thereunder are converted to Letters of Credit hereunder in accordance with Section 2.2(j)) shall have been repaid.
(ix)    Filings, Registrations, and Recordings. Agent shall have received each document (including, without limitation, any financing statement authorized for filing under the Code or the PPSA, as applicable) reasonably requested by Agent to be filed, registered or recorded in order to create in favor of Agent, for the benefit of the Lenders and other Secured Parties, a (x) first priority perfected Lien on the U.S. ABL Priority Collateral and the Canadian Collateral (subject to Permitted Liens) and (y) a second priority perfected Lien on the U.S. Term Priority Collateral (subject to Permitted Liens), in either case, which can be perfected by the filing of such document and authorization for filing, registering or recording each such document (including, without limitation, any financing statement authorized for filing under the Code or the PPSA, as applicable) and (y) Memorandum of Security Agreements dated the Restatement Date shall have been delivered for recording with the Surface Transportation Board.
(x)    [reserved].
(xi)    Borrowing Base Certificate. Agent shall have received duly executed originals of a Borrowing Base Certificate for Borrowers, dated the Restatement Date, reflecting information concerning calculation of the Borrowing Base as of the last day of the most recent calendar month ended at least 20 days prior to the Restatement Date.
(xii)    Formation and Good Standing. For each Credit Party, such Person’s (a) articles of incorporation or certificate of formation, as applicable, and all amendments thereto, each certified as of the Restatement Date by such Person’s corporate secretary or an assistant secretary, managing member, manager or equivalent senior officer, as applicable, as being in full force and effect without any further modification or amendment (b) for each Borrower only, a good standing certificate (including verification of Tax status) or like certificate in its jurisdiction of incorporation or formation, as applicable, and (c) for each Credit Party other than a Borrower, a “bring down” certificate of good standing or like certificate in its jurisdiction of incorporation or formation, as applicable.
(xiii)    Bylaws and Resolutions. For each Credit Party, (a) such Person’s bylaws, operating agreement, limited liability company agreement or limited partnership agreement, as applicable, together with all amendments thereto and (b) resolutions of such Person’s members or board of directors, as the case may be, and, to the extent required under applicable law, stockholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Restatement Date by such Person’s corporate secretary or an assistant secretary, managing member, manager or equivalent senior officer, as applicable, as being in full force and effect without any modification or amendment.
(xiv)    Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Restatement Date by such Person’s corporate secretary or an assistant secretary, managing member, manager or equivalent senior officer, as applicable, as being true, accurate, correct and complete.
(xv)    Opinions of Counsel. Duly executed originals of legal opinions of (i) Wachtell, Lipton, Rosen & Katz, U.S. special counsel to the Credit Parties, (ii) Gowling LaFleur Henderson LLP, Canadian special counsel to the Credit Parties, (iii) Spencer Fane LLP, Missouri special counsel to the Credit Parties and (iv) Louis E. Gittomer, U.S. special railroad counsel to the Credit Parties, each in form and substance reasonably satisfactory to Agent and its counsel, dated the Restatement Date.
(xvi)    Officer’s Certificate. Agent shall have received duly executed originals of a certificate of a Financial Officer of Borrower Representative, dated the Restatement Date, stating that:
(A)        the Con-way Merger has been consummated on the Restatement Date substantially simultaneously with the closing of the Facility on the terms described in the Con-way Acquisition Agreement, without giving effect to any amendment, modification or waiver thereof by Parent Borrower or any consent thereunder (including, for the avoidance of doubt, with respect to the conditions to the Offer set forth in the Con-way Acquisition Agreement) by Parent Borrower which is materially adverse to the Lenders or the Lead Arrangers without the prior written consent of each Lead Arranger who, together with its affiliates, holds 20% or more of the Commitments under the Facility (it being understood and agreed that any (a) decrease in the price paid per share in connection with the Con-way Acquisition of (x) more than 10% or (y) less than 10% if such decrease is not allocated to reduce the aggregate amount of the Facility, (b) increase in the price paid in connection with the Con-way Acquisition that is not funded with the proceeds of a substantially concurrent issuance of equity or (c) any waiver or modification of the

Minimum Condition (as defined in the Con-way Acquisition Agreement as in effect on September 9, 2015) shall, in each case, be deemed to be a modification that is materially adverse to the Lenders);
(B)        since December 31, 2014, no Material Adverse Effect shall have occurred and be continuing; and
(C)        the conditions set forth in clauses (a) and (b) of Section 3.2 are satisfied.
(xvii)    Solvency Certificate. Agent shall have received a duly completed solvency certificate substantially in the form of Exhibit 3.1 hereto.
(xviii)    Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated the Restatement Date, with respect to the initial Revolving Credit Advance(s), if any, to be requested by Borrower Representative on the Restatement Date.
(xix)     Financial Statements. Parent Borrower shall have caused Agent to have received (and Agent hereby acknowledges receipt of, in the case of the 2012, 2013 and 2014 fiscal year financial statements described in clause (a) and, as to the Fiscal Quarters ending on March 31, 2015 and June 30, 2015, clause (b)) (a) audited consolidated balance sheets and related consolidated statements of income, stockholders’ equity and cash flows of Parent Borrower and Con-way for the 2012, 2013 and 2014 fiscal years (or, if the Restatement Date occurs 90 days or more after December 31, 2015, audited consolidated balance sheets and related consolidated statements of income, stockholders’ equity and cash flows of Parent Borrower and Con-way for the 2013, 2014 and 2015 fiscal years) and (b) unaudited consolidated balance sheets and related consolidated statements of income, stockholders’ equity and cash flows of Parent Borrower and Con-way for each subsequent Fiscal Quarter (other than a quarter that is also a fiscal year-end) ended at least 45 days before the Restatement Date.
(b)    Repayment of Indebtedness and Release of Collateral. On the Restatement Date, Agent shall have received satisfactory evidence that all existing Indebtedness, other than Indebtedness permitted pursuant to Section 7.1, of or related to Borrowers and their Subsidiaries shall have been repaid or cancelled and all documentation representing such indebtedness shall have been terminated and all guarantees, liens and security interests associated therewith have been released, or that adequate measures shall have been taken to terminate such documentation and release such guarantees, liens and security interests, except as otherwise agreed by Agent.
(c)    Payment of Fees. Parent Borrower shall have paid (or caused to be paid) to Agent, Co-Collateral Agents and Lead Arrangers and the Lenders all Fees required to be paid on or before the Restatement Date in the respective amounts specified in Section 2.7 (including, the Fees specified in the Fee Letter), and shall have reimbursed Agent for all reasonable fees, costs and expenses, including due diligence expenses, syndication expenses, the fees and expenses of the appraisers and auditors performing collateral field examinations and appraisals, travel expenses and reasonable fees, disbursements and other charges of counsel presented at least three (3) Business Days prior to the Restatement Date.
(d)    Material Adverse Effect. There shall not have been, since December 31, 2014, a Material Adverse Effect.
(e)    Patriot Act. Agent and the Lenders shall have received, at least three business days prior to the Restatement Date, from the Credit Parties prior to the Restatement Date all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case to the extent requested by Agent from Parent Borrower in writing at least 10 business days prior to the Restatement Date.
(f)    Perfection Certificate. Agent shall have received a completed perfection certificate dated the Restatement Date and signed by a Responsible Officer of each Credit Party, together with all attachments contemplated thereby.
(g)    Phase 1 Field Audit and Appraisals; Minimum Availability. (a) Agent shall have received a Phase 1 field audit and appraisals with respect to the assets of Con-way and its subsidiaries to be included in the Borrowing Base as of the Restatement Date, which Phase 1 field audit and appraisals shall be reasonably satisfactory to Agent and Co-Collateral Agents and (b) after giving effect to the Transactions and the Revolving Credit Advances and issuances of Letters of Credit under this Agreement, the sum of Availability plus unrestricted cash and Cash Equivalents (but excluding the proceeds of any Advance), in each case on the Restatement Date, shall not be less than $250,000,000.
3.2    Further Conditions to Each Loan, Each Letter of Credit Obligation. No Lender shall be obligated to fund any Advance (which conditions shall not apply to conversions or continuations of Advances made pursuant to Section 2.5(e)) and no Lender or L/C Issuer shall be obligated to incur any Letter of Credit Obligation, if, as of the date thereof:
(a)    any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (with respect to any representation or warranty that is not otherwise qualified as to materiality) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement;
(b)    any Default or Event of Default has occurred and is continuing; or
(c)    after giving effect to such Advance (or the incurrence of any Letter of Credit Obligations), (i) the Aggregate Revolving Credit Exposure would exceed the Available Credit, (ii) the Canadian Loans would exceed the Canadian Available Credit or (iii) the U.S. Loans would exceed the U.S. Available Credit.
The request and acceptance by any Borrower of the proceeds of any Advance or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date thereof, a representation and warranty by Borrowers that the conditions in this Section 3.2 have been satisfied.
Notwithstanding the failure to satisfy the conditions precedent set forth in paragraphs (a) or (b) of this Section 3.2, unless otherwise directed by the Requisite Lenders, Agent may, but shall have no obligation to, continue to make Loans and an L/C Issuer may, but shall have no obligation to, issue, amend, renew or extend, or cause to be issued, amended, renewed or extended, any Letter of Credit for the ratable account and risk of Lenders from time to time if Agent believes that making such Loans or issuing, amending, renewing or extending, or causing the issuance, amendment, renewal or extension of, any such Letter of Credit is in the best interests of the Lenders.
4.    ~~REPRESENTATIONS AND WARRANTIES~~REPRESENTATIONS AND WARRANTIES
To induce Lenders to make the Loans and Lenders and L/C Issuers to incur Letter of Credit Obligations, the Credit Parties executing this Agreement make the following representations and warranties to Agent, each L/C Issuer and each Lender with respect to itself and its Restricted Subsidiaries, each and all of which shall survive the execution and delivery of this Agreement.
4.1    Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation, limited liability company, limited partnership or other entity duly organized or incorporated, as applicable, validly existing and is in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of its respective jurisdiction of incorporation or organization; (b) is duly qualified to conduct business and is in good standing (to the extent such concept is applicable in the relevant jurisdiction) in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; (c) has the requisite power and authority, and the legal right to own and operate in all material respects its properties, to lease the property it operates under lease and to conduct its business in all material respects as now, heretofore and proposed to be conducted and has the requisite power and authority and the legal right to pledge, mortgage, hypothecate or otherwise encumber all material Collateral; (d) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction over such Credit Party, to the extent required for such ownership, operation and conduct or other organizational documents; and (e) is in compliance in material respects with all applicable provisions of law except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.
4.2    Chief Executive Offices; Collateral Locations; FEIN. As of the Restatement Date, each Credit Party’s name as it appears in official filings in its jurisdiction of incorporation or organization, organizational identification number, if any, issued by its jurisdiction of incorporation or organization and the location of each Credit Party’s chief executive office, principal place of business or registered office are set forth in Schedule 4.2, and except as set forth on such schedule each Credit Party has only one jurisdiction of incorporation or organization.

4.3    Corporate Power; Authorization; Enforceable Obligations; No Conflict. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party: (a) are within such Person’s power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person’s charter, bylaws or partnership or operating agreements or other organizational documents, as applicable; (d) do not violate any material provision of any law or regulation, or any material provision of any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material indenture, mortgage, deed of trust, lease, loan agreement or other material instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property or assets of such Person other than (i) those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents and (ii) the filings referred to in Section 4.21; and (g) do not require the consent or approval of any Governmental Authority or any other Person, other than those which will have been duly obtained, made or complied with prior to the Restatement Date. Each of the Loan Documents have been duly executed and delivered by each Credit Party that is a party thereto and, each such Loan Document constitutes a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
4.4    Financial Statements. All Financial Statements concerning Parent Borrower and its consolidated Subsidiaries that are referred to in clause (a) below have been prepared in accordance with GAAP (as in effect at the time delivered) consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and fairly present, in all material respects, the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.
(a)    Financial Statements. The audited consolidated balance sheet at December 31, 2018 and the related statement of income and cash flows of Parent Borrower and its consolidated Subsidiaries certified by KPMG LLP for the Fiscal Year then ended and audited consolidated balance sheet at December 31, 2016, December 31, 2017 and December 31, 2018 have been delivered to Agent on or prior to the Amendment No. 3 Effective Date.
(b)    [Reserved].
(c)    [Reserved].
(d)    Undisclosed Liabilities; Burdensome Restrictions. None of Borrowers or the Restricted Subsidiaries has any material Guarantied Obligations, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are required by GAAP to be reflected or reserved against on a balance sheet of Borrowers and the Restricted Subsidiaries other than (i) as are reflected in the financial statements described in clause (a)

hereof (including the footnotes thereto) and (ii) as otherwise permitted hereunder. No Credit Party is a party or is subject to any contract, agreement or charter restriction that would reasonably be expected to have a Material Adverse Effect.
4.5    Material Adverse Effect. Since December 31, 2018, no event has occurred, that alone or together with other events, has had a Material Adverse Effect.
4.6    Ownership of Property; Liens. As of the Restatement Date, the Real Property listed in Schedule 4.6 constitutes all of the real property owned, leased or subleased by any Credit Party. Each Credit Party owns fee simple title to all of its owned material Real Property and valid leasehold interests in all of its leased material Real Property, subject in each case to Agent’s Liens and Permitted Liens. Each Credit Party is the sole legal and beneficial owner of and has good and marketable title (subject to Agent’s Liens and Permitted Liens) to each component of the Collateral. Each Credit Party also has title to, or valid leasehold interests in, all of its other personal property and assets, in each case, material in the ordinary course of their respective businesses or where failure to so own or possess would not reasonably be expected to have a Material Adverse Effect. As of the Restatement Date, none of the Real Property and assets of any Credit Party are subject to any Liens other than Permitted Liens.
4.7    Labor Matters. Except as set forth on Schedule 4.7 or as would not reasonably be expected to result in a Material Adverse Effect, to the knowledge of each Credit Party (a) no strikes or other labor disputes against any Credit Party or any Restricted Subsidiary of any Credit Party are pending or, to the knowledge of any Credit Party, threatened; (b) hours worked by and payment made to employees of each Credit Party and each Restricted Subsidiary of any Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party or any Restricted Subsidiary of any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party or such Restricted Subsidiary; (d) there is no organizing activity involving any Credit Party or any Restricted Subsidiary of any Credit Party pending or threatened by any labor union or group of employees; (e) there are no representation proceedings pending or, to the knowledge of any Credit Party, threatened with the National Labor Relations Board or any other applicable labor relations board, and no labor organization or group of employees of any Credit Party or any Restricted Subsidiary of any Credit Party has made a pending demand for recognition; and (f) there are no material complaints or charges against any Credit Party or any Restricted Subsidiary of any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party or any Restricted Subsidiary of any Credit Party of any individual.
4.8    Subsidiaries and Joint Ventures. As of the Restatement Date, (a) Schedule 4.8 sets forth the name and jurisdiction of incorporation of each direct Subsidiary and Joint Venture of each Credit Party and, as to each such direct Subsidiary and Joint Venture, the percentage of each class of Capital Stock owned by any Credit Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Borrower or any of their respective Subsidiaries.

4.9    Investment Company Act. No Credit Party is an “investment company” or a company controlled by an “investment company,” as such terms are defined in the Investment Company Act of 1940 as amended.
4.10    Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U (“Regulation U”) or Regulation X of the Federal Reserve Board.
4.11    Taxes/Other. Except as would not reasonably be expected to result in a Material Adverse Effect: (i) all income and other Tax returns, reports, and statements, including information returns, required by any Governmental Authority to have been filed by any Credit Party or any Restricted Subsidiary have been filed (after giving effect to any extensions) with the appropriate Governmental Authority, and (ii) all Taxes have been paid on or prior to the due date therefor, excluding Taxes or other amounts being contested in accordance with Section 6.2(b).
4.12    ERISA.
(a)    Borrowers have previously delivered or made available to Agent all Pension Plans (including Title IV Plans and Multiemployer Plans) and all Retiree Welfare Plans, as now in effect. Except with respect to Multiemployer Plans, and except as would not reasonably be expected to have a Material Adverse Effect, each Qualified Plan has either received a favorable determination letter from the IRS or may rely on a favorable opinion letter issued by the IRS, and to the knowledge of any Credit Party nothing has occurred that would be reasonably expected to cause the loss of such qualification or tax-exempt status. Each Pension Plan, to the knowledge of any Borrower, is in compliance in all respects with the applicable provisions of ERISA, the IRC and its terms, including the timely filing of all reports required under the IRC or ERISA except where the failure to comply would not reasonably be expected to have a Material Adverse Effect. Except as has not resulted, or would not reasonably be expected to result, in an ERISA Lien (whether or not perfected), neither any Credit Party nor ERISA Affiliate has failed to make any material contribution or pay any material amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Pension Plan. No “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, has occurred with respect to any Pension Plan that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.
(b)    Except as would not reasonably be expected to have a Material Adverse Effect: (i) no Title IV Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the IRC or Section 303 of ERISA); (ii) no ERISA Event has occurred or to the knowledge of any Credit Party is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; and (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041 of ERISA, nor has any

Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time).
(c)    Except as would not reasonably be expected to result in a Material Adverse Effect, each Foreign Pension Plan is in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan. With respect to each Foreign Pension Plan, neither any Credit Party nor any Subsidiaries or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject any Credit Party or any Subsidiary, directly or indirectly, to a tax or civil penalty which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, except as would not reasonably be expected to result in a Material Adverse Effect, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans would not reasonably be expected to result individually or in the aggregate in a Material Adverse Effect.
4.13    No Litigation. Except as set forth on Schedule 4.13, no action, claim, lawsuit, demand, or proceeding is now pending or, to the knowledge of any Credit Party, threatened in writing against any Credit Party or any Restricted Subsidiary of any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), (a) on the Restatement Date that challenges such Credit Party’s right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that would reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 4.13, as of the Restatement Date there is no Litigation pending or threatened in writing, that would reasonably be expected to have a Material Adverse Effect.
4.14    Brokers. Except as set forth on Schedule 4.14, no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection with the making of the Loans or the Transactions which will be unpaid after the Restatement Date.
4.15    Intellectual Property. As of the Restatement Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it and material to such Credit Party’s business, taken as a whole. Each issued or applied for Patent, registered or applied for Trademark, and registered or applied for Copyright owned by any Credit Party on the Restatement Date is listed, together with application or registration numbers, as applicable, on Schedule 4.15. To each Borrowers’ knowledge, as of the Restatement Date, each Credit Party conducts its business and affairs without infringement of any Intellectual Property of any other Person that would reasonably be expected to result in a Material Adverse Effect. Except as set forth in Schedule 4.15, on the Restatement Date no Credit Party is aware of any material infringement claim by any other Person that is pending or threatened in writing against any Credit Party with respect to any material Intellectual Property owned by such Credit Party on the Restatement Date.
4.16    Full Disclosure. No information contained in this Agreement, any of the other Loan Documents or Financial Statements or other written reports from time to time prepared by any Credit Party (other than the projections referred to below, forward-looking information and information of a general economic or industry nature) and delivered hereunder or under any other Loan Document (in each as modified or supplemented by other information so furnished and taken as a whole) by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which they were made (after giving effect to all supplements and updates thereto).
4.17    Environmental Matters.
(a)    Except as set forth in Schedule 4.17 or would not reasonably be expected to have a Material Adverse Effect, as of the Restatement Date: (i) the Real Property of each Credit Party and each of their Restricted Subsidiaries is free of contamination from any Hazardous Material; (ii) no Credit Party nor any Restricted Subsidiary of any Credit Party has caused or knowingly allowed to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Property; (iii) the Credit Parties and each of their Restricted Subsidiaries are and, except for matters which have been fully resolved, have, for the past three (3) years, been in compliance with all Environmental Laws; (iv) the Credit Parties and each of their Restricted Subsidiaries (A) have obtained, (B) possess as valid, uncontested and in good standing, and (C) are in compliance with all Environmental Permits required by Environmental Laws for the operation of their respective businesses as presently conducted; (v) there is no Litigation by a Governmental Authority arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses from, or that alleges criminal misconduct by, any Credit Party or any Restricted Subsidiary of any Credit Party; (vi) except for matters which have been fully resolved, no written notice has been received by any Credit Party or any Restricted Subsidiary of any Credit Party identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes; and (vii) the Credit Parties and each of their Restricted Subsidiaries have provided to Agent copies of existing material environmental reports, reviews and audits relating to actual or potential material Environmental Liabilities and relating to any Credit Party or any Restricted Subsidiary of any Credit Party.
(b)    Each Credit Party hereby acknowledges and agrees that none of Agent or any of its officers, directors, employees, attorneys, agents and representatives (i) is now, or has ever been, in control of any of the Real Property or any Credit Party’s or any Restricted Subsidiary of any Credit Party’s affairs, and (ii) has the capacity or the authority through the provisions of the Loan Documents or otherwise to direct or influence any (A) Credit Party’s or any Restricted Subsidiary of any Credit Party’s conduct with respect to the ownership, operation or management of any of its Real Property, (B) undertaking, work or task performed by any employee, agent or contractor of any Credit Party or any Restricted

Subsidiary of any Credit Party or the manner in which such undertaking, work or task may be carried out or performed, or (C) compliance of any Credit Party or any Restricted Subsidiary of any Credit Party with Environmental Laws or Environmental Permits.
4.18    Insurance. Borrowers have previously delivered or made available to Agent lists of all material insurance policies of any nature maintained, as of the Restatement Date, for current occurrences by each Credit Party and each Restricted Subsidiary.
4.19    Deposit and Disbursement Accounts. Schedule 4.19 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Restatement Date, including any Disbursement Accounts, and such Schedule correctly identifies the name of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.
4.20    No Default. No Default or Event of Default has occurred and is continuing.
4.21    Creation and Perfection (and Publication of Security Interests (and Hypothecs)). Once executed and delivered (and, in the case of the Province of Quebec, registered), each of the U.S. Security Agreement and the Canadian Security Agreement will create a valid and enforceable security interest in the Collateral described therein, subject to any exceptions contained therein. In the case of the portion of the pledged Collateral consisting of the certificated securities represented by the certificates described in the U.S. Security Agreement or the Canadian Security Agreement, as applicable, when stock certificates representing such pledged Collateral are delivered to Agent (or to the Term Administrative Agent or another agent pursuant to the terms of the ABL Intercreditor Agreement) and such stock certificates are held in New York, and in the case of the other Collateral described in the U.S. Security Agreement or the Canadian Security Agreement, as applicable, when UCC or PPSA (or, in the case of the Province of Quebec, RPMRR forms) financing statements in appropriate form are filed in the appropriate UCC or PPSA or RPMRR filing offices in the relevant jurisdictions, the Liens created under the U.S. Security Agreement or the Canadian Security Agreement, as applicable, shall be perfected under the Code or the PPSA or the Civil Code of Quebec, as applicable (to the extent a Lien on such Collateral can be perfected by such possession or filings), in respect of all right, title and interest of the Credit Parties signatory to the U.S. Security Agreement or the Canadian Security Agreement, as applicable, in such pledged Collateral and other Collateral, as security for the Obligations.
4.22    Solvency. Immediately after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Amendment No. 3 Effective Date, (b) the disbursement of proceeds of such Loans (if any) pursuant to the instructions of Borrower Representative, and (c) the payment and accrual of all transaction costs in connection with the foregoing, Parent Borrower and its Subsidiaries, taken as a whole on a consolidated basis, are Solvent.
4.23    Economic Sanctions and Anti-Money Laundering. Each Credit Party and each Subsidiary of each Credit Party is in compliance in all material respects with all United States economic sanctions, laws, executive orders, and implementing regulations as promulgated by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all

applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Credit Party and no Subsidiary of a Credit Party (a) is a Person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a United States Person cannot deal with or otherwise engage in business transactions, (b) is a Person who is otherwise the target of United States economic sanctions laws such that a United States Person cannot deal or otherwise engage in business transactions with such Person or (c) is controlled by (including, without limitation, by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a foreign government that is the target of United States economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under United States law.
4.24    Economic Sanctions, FCPA, Patriot Act: Use of Proceeds. Each Credit Party, and each of its Subsidiaries is in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, the “Patriot Act”), and (c) other federal or state laws relating to anti-money laundering rules and regulations. Borrowers shall use the proceeds of the Loans only as provided in Section 2.4. No part of the proceeds of any Loan or any Letter of Credit will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA. Borrowers will not, directly or, to the knowledge of Borrowers, indirectly, use the proceeds of any Loan or Letter of Credit to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the target of United States economic sanctions laws.
4.25    [Reserved].
4.26    Status as Senior Debt. The Obligations in respect of the Loans are “senior debt” or “designated senior debt” (or any comparable term) under, and as may be defined in, any indenture or document governing any applicable Indebtedness that is subordinated in right of payment to the Loans.
4.27    FCPA and Related. No Credit Party nor any of its Subsidiaries nor any director, officer or, to the knowledge of such Credit Party, agent or employee of such Credit Party or Subsidiary, is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA. Each Credit Party, and its Subsidiaries have conducted their businesses in compliance with, in all material respects, the FCPA and have established, and maintain, and will continue to maintain, policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. No Credit Party or any of its employees, officers, directors, agents, independent contractors, consultants, joint venture partners or representatives, in carrying out or representing its business anywhere in the world, has violated the Corruption of Foreign Public Officials Act (Canada) (or any successor statute thereto).
4.28    Borrowing Base Certificates. The information set forth in each Borrowing Base Certificate is true and correct in all material respects.
4.29    Drivers.
(a)    Neither Parent Borrower nor any of its Subsidiaries,
(i)    is party to a Driver Contract under which Drivers would have claims with priority over Agent, or
(ii)    holds or is required to hold any portion of its Accounts collected from an Account Debtor which Borrowers have reported as Eligible Accounts in respect of a Driver’s services in trust for such Driver.
(b)    No Driver, whether pursuant to any Driver Contract or otherwise, at any time controls the method of collection of Parent Borrower’s and its Subsidiaries’ Accounts or restricts the use of the proceeds thereof after receipt by Parent Borrower or any of its Subsidiaries.
(c)    No Driver, whether pursuant to any Driver Contract or otherwise, at any time has the right to seek payment from, or otherwise has recourse to, any Account Debtor for Driver Payables by Parent Borrower or any of its Subsidiaries to such Driver with respect to Accounts that constitute Eligible Accounts.
(d)    All payments by Parent Borrower and its Subsidiaries in respect of payables to Drivers, whether pursuant to any Driver Contract or otherwise, are made from Parent Borrower’s and its Subsidiaries’ general funds in the normal course of business.
5.    ~~FINANCIAL STATEMENTS AND INFORMATION~~FINANCIAL STATEMENTS AND INFORMATION
5.1    Financial Reports and Notices. Each Credit Party executing this Agreement hereby agrees that from and after the Amendment No. ~~3~~6 Effective Date and until the Termination Date, it shall deliver to Agent or to Agent for distribution to Lenders, as required, the following Financial Statements, notices, Business Plans and other information at the times, to the Persons and in the manner set forth below:
(a)    Monthly Financials. At such time in which Cash Dominion Period exists, to Agent and Lenders, within thirty (30) days after the end of each Fiscal Month, financial information regarding Parent Borrower and its consolidated Restricted Subsidiaries, certified by a Financial Officer of Parent Borrower, consisting of consolidated (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income for that portion of the Fiscal Year ending as of the close of such Fiscal Month and (ii) unaudited statements of income for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year. Such financial information shall be accompanied by the certification of a Financial Officer of Parent Borrower that such financial information and any other information presented is true, correct and complete in all material respects and that no Default or Event of Default has occurred and is continuing as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.
(b)    Quarterly Financials. To Agent, within forty-five (45) days after the end of the first three Fiscal Quarters of each Fiscal Year, consolidated financial information regarding Parent Borrower and its consolidated Restricted Subsidiaries, certified by a Financial Officer of Parent Borrower, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, all prepared in accordance with GAAP (subject to absence of footnotes and normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a “Compliance Certificate”) showing the calculations used in determining compliance with the financial covenant set forth in Section 7.12, if applicable, and (B) including the certification of a Financial Officer of Parent Borrower (which certification may be included in the applicable Compliance Certificate) that (i) such financial information fairly presents, in all material respects in accordance with GAAP (except as approved by accountants or officers, as the case may be, and disclosed in reasonable detail therein, including the economic impact of such exception, and subject to normal year-end adjustments and the absence of footnote disclosure), the financial position, results of operations and statements of cash flows of Parent Borrower and its consolidated Restricted Subsidiaries, on a consolidated basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, and (ii) that no Default or Event of Default has occurred and is continuing as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers shall deliver to Agent and Lenders, within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a management discussion and analysis that includes a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.
(c)    Annual Audited Financials. To Agent, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Parent Borrower and its consolidated Restricted Subsidiaries on a consolidated basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP (except as approved by accountants or officers), as the case may be, and disclosed in reasonable detail therein, including the economic impact of such exception, and certified without qualification as to going-concern or qualification arising out of the scope of the audit, by KPMG LLP, another independent certified public accounting firm of national standing or a firm otherwise reasonably acceptable to Agent. Such Financial Statements shall be accompanied by (i) a Compliance Certificate showing the calculations used in determining compliance with the financial covenant set forth in Section 7.12, if applicable, and (ii) a certification of a Financial Officer of Borrower Representative (which certification may be included in the applicable Compliance Certificate) that no Default or Event of Default has occurred and is continuing as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Agent and Lenders, together with such audited Financial Statements delivered pursuant to this clause, a management discussion and analysis that includes a comparison of performance for that Fiscal Year to the corresponding period in the prior year.
(d)    Simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (b) and (c) above, to the extent that the Unrestricted Subsidiaries of the Parent Borrower, as of the last day of the applicable fiscal period, taken in the aggregate, constituted a Significant Subsidiary, the related consolidating financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.
(e)    Business Plan. To Agent, as soon as available, but not later than ninety (90) days after the end of each Fiscal Year, an annual business plan for Borrowers, on a consolidated basis, for the then current Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes projected quarterly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections, all prepared on the same basis and in similar detail as that on which operating results are reported (in each case, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities. The projections and pro forma financial information contained in the materials referenced above will be based upon good faith estimates and assumptions believed by management of Parent Borrower to be reasonable at the time made, it being acknowledged and agreed by the Lenders that (a) such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount, (b) the financial and business projections furnished to Agent or the Lenders are subject to significant uncertainties and contingencies, which may be beyond the control of Parent Borrower and its Subsidiaries and (c) no assurances are given by any of Parent Borrower or its Subsidiaries that the results forecasted in the projections will be realized.
(f)    Information required to be delivered pursuant to this Section 5.1 may be delivered by electronic communication pursuant to procedures approved hereunder.
(g)    Default Notices. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after a Financial Officer of any Borrower has actual knowledge of the existence of any Default, or Event of Default, telephonic or fax or electronic notice specifying the nature of such Default or Event of Default, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.
(h)    [reserved].
(i)    Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened in writing against any Credit Party that (i) would reasonably be expected to result in damages in excess of $90,000,000 (net of insurance coverages for such damages), (ii) seeks injunctive relief which, if granted, would reasonably be expected to have a Material Adverse Effect or (iii) would otherwise reasonably be expected to have a Material Adverse Effect.
(j)    Insurance Notices. To Agent, disclosure of losses or casualties of Borrowing Base Collateral with a value in excess of $25,000,000 covered by insurance.
(k)    Other Documents. To Agent for distribution to Lenders, such other financial and other information respecting any Credit Party’s or any Subsidiary of any Credit Party’s business or financial condition as Agent shall from time to time reasonably request.
(l)    Lender Calls. Upon request of Agent (but no more frequently than annually), at a time mutually agreed with Agent and Parent Borrower that is promptly after the delivery of the information required pursuant to clause (c) above, unless otherwise agreed by the Requisite Lenders, participate in a conference call for Lenders to discuss the financial condition and results of operations of Borrowers and their Subsidiaries for the most recently-ended Fiscal Year for which financial statements have been delivered.
(m)    Environmental Matters. To Agent, notice of any matter under any Environmental Law that has resulted or is reasonably expected to result in a Material Adverse Effect, including arising out of or resulting from the commencement of, or any material adverse development in, any litigation or proceeding affecting any Credit Party or any Restricted Subsidiary and arising under any Environmental Law.
(n)    ERISA/Pension Matters. To Agent, notice of the occurrence of any ERISA Event that has resulted or would reasonably be expected to result in a liability of any Credit Party and the Restricted Subsidiaries in an aggregate amount exceeding $90,000,000 and a statement of a Financial Officer of Borrower setting forth details as to such ERISA Event and the action, if any, that Borrower proposes to take with respect thereto and, upon Agent’s request, copies of each Schedule SB (Actuarial Information) to the Annual Report (Form 5500 Series) with respect to each Title IV Plan.
(o)    Lease Default Notices. To Agent, within five (5) Business Days after receipt thereof, copies of any and all default notices received under or with respect to any leased location or warehouse where Eligible Equipment Collateral is located.
(p)    Change of Name; etc. Parent Borrower agrees to notify Agent in writing, promptly, but in any event within 15 Business Days (or such longer period as Agent may agree in its discretion) after any change in (i) the legal name of any Credit Party, (ii) the identity or type of organization or corporate structure of such Credit Party, or (iii) the jurisdiction of organization of such Credit Party.
5.2    Collateral Reporting. Each Credit Party executing this Agreement hereby agrees that, from and after the Amendment No. ~~3~~6 Effective Date and until the Termination Date, it shall deliver (or cause to be delivered) ~~to Agent~~, as required, the following documents and reports (including Borrowing Base Certificates in the form of Exhibit 5.2) at the times, to the Persons and in the manner set forth below:
(a)    To Agent (a copy of which the Agent shall provide to the Co-Collateral Agents), and in any event no less frequently than on the twentieth day of the first month of each Fiscal ~~Month~~Quarter, commencing with the ~~first full Fiscal Month during the term of this Agreement~~Fiscal Quarter ending September 30, 2021, each of the following reports, each of which shall be prepared by the Credit Parties as of the last day of the immediately preceding month; provided~~, however~~ that, during the time of a Monthly Reporting Period (or if Parent Borrower elects), such reports shall be provided no less frequently than on the twentieth day of each Fiscal Month; provided, further, that if a Cash Dominion Period has occurred and is continuing (or if Parent Borrower elects, so long as the frequency of delivery is maintained by Parent Borrower for the immediately following twenty (20) calendar day period after the delivery of the first Borrowing Base Certificate so delivered), then the following shall be delivered no less frequently than 12:00 p.m. (New York time) on the third Business Day of each week:
(i)    a Borrowing Base Certificate accompanied by such supporting detail and documentation as shall be reasonably requested by Agent, in its Permitted Discretion; and
(ii)    on the date of the delivery of monthly Borrowing Base Certificates only a monthly trial balance showing Accounts outstanding aged from due date as follows: 1 to 90 days, 91 to 120 days and 121 days or more, accompanied by such supporting detail (including invoice date) and documentation as shall be reasonably requested by Agent in its Permitted Discretion;
(b)    [Reserved];
(c)    To Agent, at the time of delivery of each of the Financial Statements delivered pursuant to Section 5.1, an aging of accounts payable, accompanied by such supporting detail and documentation as shall be reasonably requested by Agent in its Permitted Discretion.
(d)    To Agent, at the time of delivery of each of the quarterly or annual Financial Statements delivered pursuant to Section 5.1, a list of any application for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, or United States Copyright Office, respectively, or any successor office or agency in the prior Fiscal Quarter;
(e)    Parent Borrower shall pay (or cause to be paid) all reasonable fees incurred by Agent and Co-Collateral Agents in connection with (i) one (1) appraisal of

Equipment and Rolling Stock (which, with respect to Railcars will be in the nature of limited inspections consistent with past practices) that is part of the Borrowing Base per calendar year and (ii) one (1) field examination per calendar year; provided, that at any time after the date on which Availability has been less than the greater of 15.0% of the Available Credit and $~~100,000,000~~80,000,000, for five consecutive Business Days during such calendar year, one (1) additional field exam and one (1) additional appraisal of Equipment and Rolling Stock that is part of the Borrowing Base will be permitted in such calendar year (each at the expense of Borrowers) and at any time during the continuation of an Event of Default, field examinations and appraisals of Equipment and Rolling Stock that is part of the Borrowing Base may be conducted (each at the expense of Borrowers) as frequently as determined by Agent and Co-Collateral Agents in their reasonable discretion; provided, further, that notwithstanding anything to the contrary Agent and Co-Collateral Agents may conduct additional appraisals and field examinations in the exercise of their Permitted Discretion at each of their own cost and expense;
(f)    [reserved]; and
(g)    Such other reports, statements and reconciliations (including reconciliations of Accounts, Equipment and Rolling Stock from general ledger to financial statements to Borrowing Base) with respect to the Borrowing Base, Collateral or Obligations of any or all Credit Parties as Agent or any Co-Collateral Agent shall from time to time reasonably request.
(h)    Notwithstanding anything to the contrary contained herein, upon written notice to Agent by Parent Borrower, any Borrowing Base assets identified by Parent Borrower in such notice shall be excluded from the Borrowing Base until such notice is withdrawn.
6.    ~~AFFIRMATIVE COVENANTS~~AFFIRMATIVE COVENANTS
Each Credit Party executing this Agreement agrees as to itself and its Restricted Subsidiaries that from and after the Amendment No. ~~3~~6 Effective Date and until the Termination Date:
6.1    Maintenance of Existence and Conduct of Business. Except as otherwise permitted under Section 7.8, each Credit Party shall, and shall cause each Restricted Subsidiary to, do or cause to be done all things necessary to (a) preserve and keep in full force and effect (i) its corporate existence (except, as to Persons other than Credit Parties, where the failure to do so would not reasonably be expected to result in a Material Adverse Effect) and (ii) its material rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; and (c) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear and except for casualties and condemnations) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, except, in each case, referred to in this Section 6.1(a)(ii), (b) and (c) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.2    Payment of Charges and Taxes.
(a)    Subject to Section 6.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all material Charges, Taxes and claims payable by it, including: (i) material Charges and Taxes imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all material Charges with respect to Tax, social security, employer contributions and unemployment withholding with respect to its employees; (ii) lawful material claims for labor, materials, supplies and services or otherwise, in each case, before any thereof shall become past due and (iii) all material storage or rental charges payable to warehousemen or bailees at which Eligible Equipment is located, in each case, where the non-payment of such Charge, Tax or claim could give rise to a material Lien (other than Permitted Liens) or a Material Adverse Effect.
(b)    Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 6.2(a) and not pay or discharge such Charges, Taxes or claims while so contested; provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP and (ii) the failure to make such payment would not reasonably be expected to result in a Material Adverse Effect.
6.3    Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all material financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements delivered pursuant to Section 4.4.
6.4    Insurance; Damage to or Destruction of Collateral.
(a)    Borrowers will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies insurance in such amounts and against such risks, as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance reasonable and customary for similarly situated companies). Borrowers will furnish to Agent, upon written request, information in reasonable detail as to the insurance so maintained. It is understood and agreed that Borrowers shall be deemed to be in compliance with this Section 6.4(a) so long as Borrowers and their Restricted Subsidiaries shall maintain all insurance in effect as of the date hereof.
(b)    All insurance policies insuring the Collateral, or certificates (or certified copies thereof) with respect to such insurance, (i) shall be endorsed to Agent’s reasonable satisfaction for the benefit of Agent (including, without limitation, by naming Agent as loss payee and/or additional insured) and (ii) shall state that such insurance policies shall not be canceled without at least thirty (30) days’ prior written notice thereof by the respective insurer to Agent (or at least ten (10) days’ prior written notice in the case of non-payment of premium); provided that Parent Borrower shall have 15 Business Days following the Restatement Date (or such later date as may be agreed by Agent in its Permitted Discretion) to comply with this Section 6.4(b) in respect of insurance in effect as of the Restatement Date.

(c)    If Borrowers or any Credit Party shall fail to maintain insurance in accordance with this Section 6.4, Agent shall have the right, upon ten (10) days’ prior notice to Borrowers (but shall be under no obligation), to procure such insurance and Borrowers agree to reimburse Agent for all reasonable costs and reasonable out-of-pocket expenses of procuring and maintaining such insurance.
(d)    Sections 6.4(b) and (c) shall only apply to insurance in respect of assets included in the Collateral; provided, however, Sections 6.4(b) and (c) shall not apply to credit insurance.
6.5    Compliance with Laws. Each Credit Party shall, and shall cause each Restricted Subsidiary to, comply in all material respects with all applicable provisions of law of any Governmental Authority, unless such failure of compliance would not reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the specific property affected by such non-compliance.
6.6    ~~PATRIOT~~Patriot Act. No Credit Party or any Subsidiary thereof is in breach of or is the subject of any action or investigation under the ~~PATRIOT~~Patriot Act.
6.7    Intellectual Property. Each Credit Party shall, and shall cause each Restricted Subsidiary to, (a) conduct its business without knowingly infringing any Intellectual Property of any other Person which infringement would reasonably be expected to result in a Material Adverse Effect, and (b) comply in all material respects with the obligations under its material Intellectual Property licenses.
6.8    Environmental Matters. Except where the failure to do so would not result in a Material Adverse Effect, each Credit Party shall, and shall cause the Restricted Subsidiaries to:
(a)    comply in all material respects with, and use commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all Environmental Permits, except in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and
(b)    conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.
6.9    [Reserved].
6.10    Further Assurances.
(a)    Each Credit Party executing this Agreement agrees that it shall and shall cause each applicable Subsidiary to, at such Credit Party’s reasonable expense and upon the reasonable request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and take all such further actions (including the authorization of filing and recording of Code and PPSA financing statements, fixture filings, and other documents, in each case to the extent reasonably requested by Agent), which may be required under any applicable law, or which Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Collateral Documents or the validity or priority of any such Liens (subject to Permitted Liens), all at the reasonable expense of the Credit Parties and to the extent required by the Loan Documents. With respect to any Acquisition of assets, if any asset acquired therein or thereby is requested to be included in the Borrowing Base, Agent and Co-Collateral Agents shall have completed its review of such assets, including, without limitation, field examinations, audits, appraisals and other due diligence as Agent and Co-Collateral Agents shall in their Permitted Discretion require; it being acknowledged and agreed that, (1) such additional assets, if any, to be included in the Borrowing Base may be subject to Reserves with respect thereto in the Co-Collateral Agents’ Permitted Discretion, and (2) prior to the inclusion of any additional assets in the Borrowing Base, all actions shall have been taken to ensure that Agent has a perfected and continuing first-priority security interest in and Lien on such assets (subject to a Permitted Lien which does not have priority over the Lien in favor of Agent (other than with respect to Equipment and Rolling Stock, Liens in favor of any bailee, landlord, warehouseman, mechanic or other non-consensual Lien arising by operation of law) (provided that either (x) the holder of such Permitted Lien has waived or subordinated such Permitted Lien to Agent’s reasonable satisfaction pursuant to a landlord waiver, bailee letter or comparable agreement or (y) a rent or other reserve has been established by the Co-Collateral Agents in the exercise of their Permitted Discretion, which reserve, with respect to landlord Liens shall not be in excess of three (3) months’ rent (or for such longer time period that is determined by the Co-Collateral Agents in their Permitted Discretion as reasonably necessary to protect and/or realize upon the Collateral)).
(b)    In the case of any Material Real Property, each applicable U.S. Credit Party shall provide Agent with Mortgages with respect to such Material Real Property within 90 days (or such longer period as may be reasonably required with diligence and dispatch for the applicable Credit Party to secure compliance with the provisions of subdivisions (ii), (iii) and/or (iv) below not to exceed an additional 45 days in the aggregate, unless further extended by Agent as Agent may agree in its sole discretion) of (x) the date hereof with respect to all Material Real Property on Schedule 6.10(b) which lists completely and correctly each Material Real Property owned by Borrower or Guarantor on the date hereof, and (y) the acquisition of Material Real Property which is acquired after the date hereof, in each case together with:
(i)    evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to Agent;
(ii)    fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements available in the applicable jurisdiction and in amount, reasonably acceptable to Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, subject only to Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as Agent may reasonably request and is available in the applicable jurisdiction; provided, however, that zoning reports from a nationally recognized provider may be substituted for any zoning endorsement;
(iii)    (A) American Land Title Association/American Congress on Surveying and Mapping form surveys for which all necessary fees have been paid, dated no more than 90 days before the date of acquisition of the property by the applicable Credit Party, certified to Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to Agent by a land surveyor duly registered and licensed in the states in which the property described in such surveys is located and reasonably acceptable to Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to Agent, or (B) existing surveys in lieu thereof so long as each such survey is accompanied by an affidavit of no material change, reasonably satisfactory to Agent and sufficient for the applicable title insurer to eliminate all standard survey-related exceptions to the applicable Mortgage Policy;
(iv)    (A) evidence as to whether each Material Real Property that is subject to a Mortgage (a “Mortgaged Property”) is in an area designated by the Federal Emergency Management Agency as having special flood hazard (a “Flood Hazard Property”) pursuant to a standard “life-of-loan” flood hazard determination form ordered and received by Agent (together with a notice about special flood hazard area status and flood disaster assistance duly executed by Parent Borrower and each Credit Party relating thereto), and (B) if such Mortgaged Property is a Flood Hazard Property, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to Agent, in each case sufficient to comply with the Flood Insurance Laws;
(v)    opinions of local counsel for the Credit Parties in states in which the real properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to Agent; and
(vi)    such other reasonably satisfactory evidence that all other actions that Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.
(c)    Notwithstanding anything to the contrary contained herein, neither Parent Borrower nor any Subsidiary of Parent Borrower shall be required to execute and deliver any joinder agreement, Collateral Document or any other document or grant a Lien in any Capital Stock or other property held by it if such action (A) is restricted or prohibited by general statutory limitations, financial assistance, corporate benefit, fraudulent preference, “thin capitalization” rules or similar principles, (B) is not within the legal capacity of Parent Borrower or such Subsidiary or would conflict with the fiduciary duties of its directors or contravene any legal prohibition or result in personal or criminal liability on the part of any officer, (C) for reasons of cost, legal limitations or other matters is unreasonably burdensome in relation to the benefits to the Lenders of Parent Borrower’s or such Subsidiary’s guaranty or security or (D) in the case of Con-way or any Subsidiary of Con-way, if the Con-way Existing Indebtedness is outstanding, would result in the breach of, or require the equal and ratable securing of, such outstanding Con-way Existing Indebtedness or the documents governing such Con-way Existing Indebtedness (as in effect on the Amendment No. ~~3~~6 Effective Date).
(d)    In each jurisdiction in which there is a mortgage recording tax, intangible tax or other tax, levy, charge or assessment imposed with respect to the delivery or recordation of any Mortgage based upon the amount secured thereby, each such Mortgage shall not secure the amount of Indebtedness under this Agreement, but shall expressly state that the maximum amount secured thereby shall be an amount equal to the fair market value of the respective Material Real Property as determined hereunder.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, no Credit Party shall be required to amend, modify, or otherwise revise the Mortgage relating to the property owned thereby and located at 2220 Claremont Court, Hayward, CA, to update title or obtain any title policy endorsement, or to take any other step with respect to such property described in Section 6.10(b) above or otherwise, to the extent that Parent Borrower reasonably concludes that any such amendment, modification, revision or other step described herein cannot be obtained or completed in spite of Parent Borrower’s commercially reasonable efforts, and Agent and Lenders hereby acknowledge that, as of the Amendment No. ~~3~~6 Effective Date, Parent Borrower has made such determination. In addition, no Credit Party shall be deemed to be in breach of any representation, warranty, covenant, or other provision of this Agreement or any other Loan Document by virtue of any failure to grant or maintain a perfected lien on such property.
6.11    ERISA Matters. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party and each Restricted Subsidiary to timely make all contributions, pay all amounts due, and otherwise perform such actions necessary to prevent the imposition of any Liens under ERISA or Section 412 of the IRC (each an “ERISA Lien”).
6.12    New Subsidiaries.
(a)    Within thirty (30) Business Days of the formation of any Restricted Subsidiary, acquisition of a Restricted Subsidiary, the designation of a Designated Guarantor or at any time a Subsidiary becomes a Restricted Subsidiary, Borrowers shall notify Agent of such event and, promptly thereafter (and in any event within 30 days or such longer period as Agent may agree) (i) cause each such new Restricted Subsidiary that is not an Excluded Subsidiary to deliver to Agent (A) a Joinder Agreement (which Joinder Agreement will specify whether such new Credit Party will be a “Borrower” hereunder) and (B) a supplemental Guaranty in the form attached hereto as Exhibit 1.1(a), and to deliver to Agent such security documents related to personalty, together with appropriate financing statements, reasonably requested by Agent, all in form and substance reasonably satisfactory to Agent, (ii) with respect to all new Restricted Subsidiaries that are directly owned in whole or in part by a U.S. Credit Party or a Canadian Credit Party, cause such Credit Party to provide to Agent a supplement to the U.S. Security Agreement or the Canadian Security Agreement, as applicable, providing for the pledge of the Capital Stock in such new Restricted Subsidiary owned by it (or, in the case of a Foreign Subsidiary (other than a Foreign Subsidiary of a Credit Party organized under the laws of Canada (or any province or territory thereof) that is not a Specified Entity), sixty-five percent (65%) of the total combined voting power of all classes of the voting Capital Stock of such Foreign Subsidiary and one-hundred percent (100%) of the non-voting Capital Stock of such Foreign Subsidiary, in each case to the extent that such Capital Stock does not constitute Excluded Property or Excluded Principal Property), as shall be requested by Agent together with appropriate certificates and powers or financing statements under the Code or the PPSA, as applicable, or other applicable personal property or moveable property registries or other documents necessary to perfect such pledge, in form and substance reasonably satisfactory to Agent, and (iii) provide or cause to be provided to Agent all other customary and reasonable documentation requested thereby, including, to the extent requested by Agent, one or more opinions of counsel reasonably satisfactory to Agent, which in its opinion is appropriate and customary with respect to such execution and delivery of the applicable documentation referred to above. Upon execution and delivery of the Joinder Agreement by each such new Restricted Subsidiary, such Restricted Subsidiary shall become a Credit Party hereunder with the same force and effect as if originally named as a Credit Party herein. The execution and delivery of the Joinder Agreement shall not require the consent of any Credit Party or Lender hereunder. The rights and obligations of each Credit Party hereunder shall remain in full force and effect notwithstanding the addition of any Credit Party hereunder. For the avoidance of doubt and notwithstanding anything herein or in any other Loan Document to the contrary, no Excluded Subsidiary (other than a Designated Guarantor) shall execute a Guaranty or any Collateral Document in respect of, or otherwise guaranty or grant any Lien to secure, any Obligation of a U.S. Borrower or other U.S. Credit Party or of any “United States person” as defined in section 7701(a)(30) of the IRC.
(b)    Notwithstanding anything to the contrary contained herein, neither Borrower nor any Subsidiary of any Borrower shall be required to execute and deliver any joinder agreement, Guaranty, Collateral Document or any other document or grant a Lien in any Capital Stock or other property held by it if such action (A) is restricted or prohibited by general statutory limitations, financial assistance, corporate benefit, fraudulent preference, “thin capitalization” rules or similar principles, (B) is not within the legal capacity of Borrowers or such Subsidiary or would conflict with the fiduciary duties of its directors or contravene any legal prohibition or result in personal or criminal liability on the part of any officer, (C) for reasons of cost, legal limitations or other matters is unreasonably burdensome in relation to the benefits to the Lenders of such Borrower’s or such Subsidiary’s guaranty or security as reasonably determined by Parent Borrower and Agent or (D) is Excluded Property or Excluded Principal Property or otherwise would not be required with respect to the Collateral owned by a Credit Party pursuant to the terms of the Collateral Documents.
6.13    Designation of Subsidiaries and Designated Guarantors.

(a)    A Financial Officer of Borrower Representative may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary”. With respect to the assets of Unrestricted Subsidiaries and Restricted Subsidiaries that are Credit Parties being included in the calculation of the Borrowing Base, (a) if a Restricted Subsidiary is designated by Borrowers as an Unrestricted Subsidiary, the assets of such Subsidiary shall immediately be excluded from the Borrowing Base, and (b) if an Unrestricted Subsidiary is designated by Borrowers as a Restricted Subsidiary after the Amendment No. ~~3~~6 Effective Date, then the assets of such Subsidiary shall not be included in the calculation of the Borrowing Base until (i) Agent consents (such consent not to be unreasonably withheld) to such inclusion (except to the extent such Subsidiary’s assets were previously included in the Borrowing Base) and (ii) Agent has received satisfactory appraisals and field exams with respect to the assets of such Subsidiary, if applicable, as reasonably required by Agent and (iii) the Credit Parties have complied with Section 6.12(a) with respect to such Subsidiary. As of the Restatement Date, the Unrestricted Subsidiaries of Borrowers are set forth on Schedule 6.13.
(b)    If an Excluded Subsidiary is designated by Parent Borrower as a Designated Guarantor in accordance with the definition of “Excluded Subsidiary”, then the assets of such Subsidiary shall be included in the calculation of the Borrowing Base upon satisfaction of the following conditions: (i) Agent and Co-Collateral Agents shall have consented (such consent not to be unreasonably withheld or delayed) to such inclusion (except to the extent such Subsidiary’s assets were previously included in such Borrowing Base), (ii) Agent and Co-Collateral Agents shall have received satisfactory appraisals and field exams with respect to the assets of such Subsidiary, if applicable, as reasonably required by Agent and Co-Collateral Agents, and (iii) the Credit Parties shall have complied with Section 6.12(a) with respect to such Subsidiary. As of the Amendment No. 5 Effective Date, the Designated Guarantors are Jacobson Transportation Company, Inc., an Iowa corporation, Jacobson Warehouse Company, Inc., an Iowa corporation, Jacobson Logistics Company, L.C., an Iowa limited liability company, and Jacobson Packing Company, L.C., an Iowa limited liability company. Notwithstanding the foregoing, upon satisfaction of the requirements in respect of the foregoing Designated Guarantors set forth in Section 6.12(a), the U.S. Borrowing Base shall be increased by an amount equal to the sum of (I) the product of (A) 75% multiplied by (B) the Eligible Billed Accounts of such Designated Guarantors plus (II) the product of (A) 70% multiplied by (B) the Eligible Unbilled Accounts of such Designated Guarantors, in each case, calculated as of the Amendment No. 5 Effective Date (the “Temporary U.S. Borrowing Base Adjustment”), until the earliest of (x) 90 days after the Amendment No. 5 Effective Date, (y) Agent and Co-Collateral Agents having received satisfactory appraisals and field exams with respect to the assets of such Subsidiary, if applicable, as reasonably required by Agent and Co-Collateral Agents, and (z) any such Designated Guarantor ceasing to be a Guarantor hereunder.
6.14    Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 6.14, in each case within the time limits specified on such schedule, as such time limits may be extended from time to time by Agent in its reasonable discretion.

6.15    Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 2.4.
6.16    Driver Payables. Pay before the same become delinquent all Driver Payables, except to the extent that the non-payment thereof would not reasonably be expected to give rise to a Lien in an aggregate amount in excess of $20,000,000 (it being understood that Agent may establish a Reserve for any such delinquent Driver Payables which would result in a Lien in an aggregate amount in excess of $10,000,000).
6.17    Rolling Stock.
(a)    Each U.S. Credit Party shall at all times maintain records with respect to Rolling Stock Collateral reasonably satisfactory to Agent, keeping correct, detailed and accurate records describing the Rolling Stock Collateral and such U.S. Credit Party’s cost therefor. With respect to each Railcar, U.S. Credit Parties shall maintain (i) the documents and other written information originally furnished by the manufacturer and/or seller thereof, (ii) the documents or other data maintained (or required to be maintained) pursuant to the terms of the lease thereof and (iii) the documents or other data maintained (or required to be maintained) pursuant to the terms of applicable laws.
(b)    Prior to the date that any Rolling Stock Collateral is included in the U.S. Borrowing Base, with respect to the Rolling Stock Collateral subject to certificates of title, the U.S. Credit Parties shall have submitted applications to the relevant state agencies for lien notations in Agent’s name with respect to such certificates of title of such Rolling Stock Collateral and delivered, promptly after its receipt of certificates of title noting Agent’s interest, all such certificates of title to Agent, unless Agent consents that a third-party administrator acceptable to Agent may retain such certificates of title after having entered into a required custody agreement in favor of Agent; provided that, in those states where submitting an application to have a Lien noted on a certificate of title for any Rolling Stock Collateral is not sufficient to perfect such Lien under the applicable state law, then in addition, Agent shall have received evidence that Agent’s Lien with respect to such Rolling Stock Collateral has been noted on the certificate of title, except as Agent may otherwise agree.
(c)    Unless and until Agent may direct otherwise, the following items of Rolling Stock Collateral shall be located only at any office or facility of Parent Borrower or any of its Subsidiaries or such other location that is reasonably acceptable to Agent: (i) any manufacturers’ statements of origin or manufacturers’ certificates of origin and other certificates, statements, bills of sale or other evidence of the transfer to or ownership of any U.S. Credit Party of any of the Rolling Stock Collateral; and (ii) any certificates of title at any time issued under the laws of any State or other jurisdiction with respect to any of the Rolling Stock Collateral. In addition, and not in limitation of the rights of Agent hereunder, promptly upon Agent’s request, Agent may require delivery of the documents identified in the prior sentence to it or to such third party as Agent may specify.
(d)    Each U.S. Credit Party will keep the Rolling Stock Collateral of such Credit Party only at the locations reasonably acceptable to Agent (except for, in each case:

(i) Rolling Stock out for repair; (ii) Rolling Stock in transit between locations; (iii) Rolling Stock Collateral in “over the road use” or “over the rail use” retained for the purpose of loading or unloading, fueling, driver scheduling and compliance with hours of service, and other customary trucking or rail use and (iv) Railcars placed in the Interchange System).
(e)    The U.S. Credit Parties shall not allow the name of any Person (other than the name “BRAN”) to be placed on any Railcar or Chassis as a designation that might be interpreted as a claim of ownership without the consent of Agent, which consent shall not be unreasonably withheld.
(f)    In the event a U.S. Credit Party acquires a Railcar from a seller other than the relevant manufacturer thereof and other than from a lessor of such Railcar under a sale-leaseback with such Credit Party upon the termination of the related lease, deliver to Agent a physical inspection report of an independent inspector, which report shall set forth, among other things, any material unrepaired damage or maintenance deficiencies and the total number of hours and miles with respect to such Railcar.
7.    ~~NEGATIVE COVENANTS~~NEGATIVE COVENANTS
Each Credit Party executing this Agreement agrees as to itself and all of its Restricted Subsidiaries that from and after the Amendment No. ~~3~~6 Effective Date until the Termination Date:
7.1    Indebtedness.
(a)    (i) Parent Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Capital Stock; and (ii) Parent Borrower shall not permit any of the Restricted Subsidiaries (other than any Credit Party) to issue any shares of Preferred Stock;
(b)    The limitations set forth in Section 7.1(a) shall not apply to:
(i)    the Incurrence by Parent Borrower or any Restricted Subsidiary of Indebtedness pursuant to any Loan Document or the Bilateral Credit Agreement (including any guarantees thereof);
(ii)    the Incurrence by Parent Borrower and the other Credit Parties of Indebtedness under the Term Credit Agreement (including any guarantees thereof) in an aggregate principal amount of $2,045,000,000;
(iii)    Indebtedness, Preferred Stock and Disqualified Capital Stock of Parent Borrower, the Credit Parties and their Restricted Subsidiaries (including, for the avoidance of doubt, Con-way and any Restricted Subsidiary which is a Subsidiary thereof) existing on the Amendment No. ~~3~~6 Effective Date (other than Indebtedness described in clauses (i) and (ii) of this Section 7.1(b)) and, if such Indebtedness is for borrowed money and is in excess of $100,000,000, listed on Schedule 7.1 hereto;

(iv)    Indebtedness (including Capitalized Lease Obligations) Incurred by Parent Borrower or any Restricted Subsidiary, Disqualified Capital Stock issued by Parent Borrower or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Capital Stock or Preferred Stock then outstanding and Incurred pursuant to this clause (iv), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) below, does not exceed at any one time outstanding the greater of $800 million and 50% of Consolidated EBITDA as of the date such Indebtedness is Incurred (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);
(v)    Indebtedness Incurred by Parent Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental law or permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;
(vi)    Indebtedness arising from agreements of Parent Borrower or any Restricted Subsidiary providing for indemnification, adjustment of acquisition or purchase price or similar obligations (including earn-outs), in each case, Incurred or assumed in connection with the Transactions, any Investments or any acquisition or disposition of any business, assets or a Subsidiary not prohibited by this Agreement, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
(vii)    Indebtedness of Parent Borrower to a Restricted Subsidiary, provided that (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Parent Borrower and its Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not a Credit Party is subordinated in right of payment to the Obligations; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);
(viii)    shares of Preferred Stock of a Restricted Subsidiary issued to Parent Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a

Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Parent Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);
(ix)    Indebtedness of a Restricted Subsidiary to Parent Borrower or another Restricted Subsidiary; provided that if a Credit Party incurs such Indebtedness to a Restricted Subsidiary that is not a Credit Party (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Parent Borrower and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Obligations; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Parent Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);
(x)    Hedging Obligations that are not incurred for speculative purposes but (A) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding; (B) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (C) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales and, in each case, extensions or replacements thereof;
(xi)    obligations (including reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts and similar instruments) in respect of performance, bid, appeal and surety bonds, completion guarantees and similar obligations provided by Parent Borrower or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;
(xii)    Indebtedness or Disqualified Capital Stock of Parent Borrower or Indebtedness, Disqualified Capital Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Capital Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xii), together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (xv) below, does not exceed at any one time outstanding the greater of $~~160~~820 million and ~~10~~60% of Consolidated EBITDA as of the date such Indebtedness is Incurred (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);
(xiii)    [reserved];
(xiv)    any guarantee by Parent Borrower or any Restricted Subsidiary of Indebtedness or other obligations of Parent Borrower or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by Parent Borrower or such Restricted Subsidiary is permitted under the terms of this Agreement; provided that (A) if such Indebtedness is by its express terms subordinated in right of payment to the

Obligations by such Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Obligations, substantially to the same extent as such Indebtedness is subordinated to the Obligations, (B) if such guarantee is of Indebtedness of Parent Borrower, such guarantee is Incurred in accordance with, or not in contravention of, Section 6.12 solely to the extent Section 6.12 is applicable and (C) the aggregate principal amount of Indebtedness or other obligations of a Subsidiary that is not a Credit Party guaranteed by a Credit Party in reliance on this clause (xiv) shall not exceed (when combined with the aggregate principal amount of Indebtedness incurred by Restricted Subsidiaries that are not Credit Parties in reliance on Section 7.1(b)(xvi)) the greater of (x) $~~480~~820 million and (y) ~~30~~60% of Consolidated EBITDA as of the date of such Incurrence, at any time outstanding;
(xv)    the Incurrence by Parent Borrower or any of the Restricted Subsidiaries of Indebtedness or Disqualified Capital Stock, or by any Restricted Subsidiary of Preferred Stock of a Restricted Subsidiary, that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Capital Stock or Preferred Stock issued as permitted under clauses (i), (ii), (iii), (iv), (xii), (xv), (xvi), (xxiv) and (xxviii) of this Section 7.1(b) up to the outstanding principal amount (or, if applicable, the liquidation preference, face amount, or the like) or, if greater, committed amount (only to the extent the committed amount could have been Incurred on the date of initial Incurrence and was deemed Incurred at such time for the purposes of this Section 7.1) of such Indebtedness or Disqualified Capital Stock or Preferred Stock, in each case at the time such Indebtedness was Incurred or Disqualified Capital Stock or Preferred Stock was issued pursuant to clauses (i), (ii), (iii), (iv), (xii), (xv), (xvi), (xxiv) and (xxviii) of this Section 7.1(b), or any Indebtedness, Disqualified Capital Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Capital Stock or Preferred Stock, plus any additional Indebtedness, Disqualified Capital Stock or Preferred Stock Incurred to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:
(A)    has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Capital Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Capital Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the Latest Maturity Date were instead due on such date;
(B)    to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior in right of payment to the Obligations, such Refinancing Indebtedness is junior in right of payment to the Obligations, (b) Disqualified Capital Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Capital Stock or Preferred Stock, (c) Indebtedness secured by a Lien on the Collateral that is pari passu or junior to the Lien on the Collateral securing the Obligations, such Refinancing Indebtedness is secured by a Lien on the Collateral that is pari passu with or junior to the Lien on the Collateral securing the Obligations to the same extent as such Indebtedness, and a Senior Representative of such

Refinancing Indebtedness acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of ABL Intercreditor Agreement and (d) obligations under the Term Credit Agreement, the Lien on the Collateral securing such Indebtedness shall have the priorities contemplated by the ABL Intercreditor Agreement (or priorities junior thereto), and a Senior Representative of such Refinancing Indebtedness acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of the ABL Intercreditor Agreement; and
(C)    shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Credit Party that refinances Indebtedness of Parent Borrower or a Credit Party, or (y) Indebtedness of Parent Borrower or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;
(xvi)    Indebtedness, Disqualified Capital Stock or Preferred Stock of (A) Parent Borrower or any Restricted Subsidiary incurred to finance an acquisition or (B) Persons that are acquired by Parent Borrower or any Restricted Subsidiary or are merged, consolidated or amalgamated with or into Parent Borrower or any Restricted Subsidiary in accordance with the terms of this Agreement (so long as such Indebtedness is not incurred in contemplation of such acquisition, merger, consolidation or amalgamation); provided that (A) after giving effect to the Incurrence of any such Indebtedness, Borrowers shall be in Pro Forma Compliance with the Restricted Conditions and (B) the aggregate principal amount of Indebtedness Incurred by Restricted Subsidiaries in reliance on this clause (xvi) that are not Credit Parties shall not exceed (when combined with the aggregate principal amount of Indebtedness or other obligations of Restricted Subsidiaries that are not Credit Parties guaranteed by Credit Parties in reliance on Section 7.1(b)(xiv)) the greater of (x) $~~480~~820 million and (y) ~~30~~60% of Consolidated EBITDA as of the date of such Incurrence, at any time outstanding;
(xvii)    [Reserved];
(xviii)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;
(xix)    Indebtedness of Parent Borrower or any Restricted Subsidiary supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;
(xx)    [Reserved];
(xxi)    Indebtedness of Parent Borrower or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(xxii)    Indebtedness consisting of Indebtedness of Parent Borrower or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Parent Borrower or any direct or indirect parent of Parent Borrower to the extent described in Section 7.2(b)(iv);
(xxiii)    Indebtedness in respect of Obligations of Parent Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Obligations;
(xxiv)    Indebtedness under asset-level financings, Capitalized Lease Obligations and purchase money indebtedness incurred by (1) Norbert or any of its Subsidiaries or (2) any Foreign Subsidiary of Parent Borrower, in each case in the ordinary course of business consistent with past practice; provided that the amount of Indebtedness outstanding under this Section 7.1(b)(xxiv), together with any Refinancing Indebtedness in respect thereof incurred pursuant to Section 7.1(b)(xv) shall not exceed, in the aggregate, the greater of $1,200 million and 75% of Consolidated EBITDA (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);
(xxv)    [Reserved];
(xxvi)    [Reserved];
(xxvii)    Capitalized Lease Obligations and purchase money Indebtedness; provided that after giving effect to the incurrence of such Indebtedness in each case, the Borrowers shall be in Pro Forma Compliance with the Restricted Conditions, and Refinancing Indebtedness in respect in respect thereof; ~~and~~
(xxviii)     any Indebtedness of Parent Borrower or its Restricted Subsidiaries; provided that after giving effect to the incurrence of such Indebtedness in each case, Borrowers shall be in Pro Forma Compliance with the Restricted Conditions~~.~~; and
(xxix)    Indebtedness of GXO Logistics incurred in connection with the Spin Transactions, provided that such Indebtedness is not of recourse to the Parent Borrower or any Subsidiary of the Parent Borrower, other than GXO Logistics and its Subsidiaries.
(c)    For purposes of determining compliance with this Section 7.1 at the time of incurrence, the Parent Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the categories of Indebtedness described (i) through (xxviii) of Section 7.1(b) (or any portion thereof) without giving pro forma effect to the Indebtedness Incurred pursuant to any other clause or paragraph of Section 7.1(a) (or any portion thereof) when calculating the amount of Indebtedness that may be Incurred pursuant to any such clause or paragraph (or any portion thereof).
Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Capital Stock or Preferred Stock, as applicable,

amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Capital Stock or Preferred Stock for purposes of this Section 7.1. In addition, Guaranties of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 7.1.
For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower Dollar equivalent), in the case of revolving credit debt. However, if the Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the Dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced.
Notwithstanding any other provision of this Section 7.1, the maximum amount of Indebtedness that Parent Borrower and the Restricted Subsidiaries may Incur pursuant to this Section 7.1 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the respective Indebtedness is denominated that is in effect on the date of the refinancing.
7.2    Limitation on Restricted Payments.
(a)    Parent Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:
(i)    declare or pay any dividend or make any distribution on account of any of Parent Borrower’s or any of the Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving Parent Borrower (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Capital Stock) of Parent Borrower; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, Parent Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii)    purchase or otherwise acquire or retire for value any Equity Interests of Parent Borrower or any direct or indirect parent of Parent Borrower;
(iii)    make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of Parent Borrower, or any Credit Party (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (vii) and (ix) of Section 7.1(b)); or
(iv)    make any Restricted Investment
(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”).
(b)    The provisions of Section 7.2(a) shall not prohibit:
(i)    the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof, if at the date of declaration or the giving of notice of such irrevocable redemption, as applicable, such payment would have complied with the provisions of this Agreement; provided that if such dividend, distribution or redemption is being made pursuant to Section 7.2(b)(xix), a Reserve shall be established by Agent in an amount equal to the Restricted Payment so declared;
(ii)    ~~(a)~~ the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of Parent Borrower, any direct or indirect parent of Parent Borrower or any Credit Party in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of Parent Borrower or any direct or indirect parent of Parent Borrower or contributions to the equity capital of Parent Borrower (other than any Disqualified Capital Stock or any Equity Interests sold to a Subsidiary of Parent Borrower) (collectively, including any such contributions, “Refunding Capital Stock”);
(A)    the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of Parent Borrower) of Refunding Capital Stock; and
(B)    if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (vi) of this Section 7.2(b) and not made pursuant to clause (ii)(B), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of Parent Borrower) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(iii)    the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of Parent Borrower or any Credit Party made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Parent Borrower or a Credit Party, which is Incurred in accordance with Section 7.1 so long as:
(A)    the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, plus any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith);
(B)    such Indebtedness is subordinated to the Loans or the related Guarantee of such Credit Party, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;
(C)    such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the Latest Maturity Date; and
(D)    such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the Latest Maturity Date;
(iv)    so long as no Cash Dominion Period is continuing immediately before or after the making of such Restricted Payment, a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of Parent Borrower or any direct or indirect parent of Parent Borrower held by any future, present or former employee, director, officer or consultant of Parent Borrower or any Subsidiary of Parent Borrower or any direct or indirect parent of Parent Borrower pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed $45 million in any calendar year, with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years up to a maximum of $60 million in any calendar year; provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A)    the cash proceeds received by Parent Borrower or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Capital Stock) of Parent Borrower or any direct or indirect parent of Parent Borrower (to the extent contributed to Parent Borrower) to employees, directors, officers or consultants of Parent Borrower and the Restricted Subsidiaries or any direct or indirect parent of Parent Borrower that occurs after the Restatement Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under Section 7.2(b)(viii)), plus
(B)    the cash proceeds of key man life insurance policies received by Parent Borrower or any direct or indirect parent of Parent Borrower (to the extent contributed to Parent Borrower) or the Restricted Subsidiaries after the Restatement Date;
provided that Parent Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to Parent Borrower or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of Parent Borrower, any Restricted Subsidiary or the direct or indirect parents of Parent Borrower in connection with a repurchase of Equity Interests of Parent Borrower or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this Section 7.2 or any other provision of this Agreement;
(v)    the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Capital Stock of Parent Borrower or any Restricted Subsidiary issued or incurred in accordance with Section 7.1;
(vi)    the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) issued after the Restatement Date;
(vii)    [reserved];
(viii)    so long as no Cash Dominion Period is continuing immediately before or after the making of such Restricted Payment, Restricted Payments that are made with (or in an aggregate amount that does not exceed the aggregate amount of) Excluded Contributions;
(ix)    other Restricted Payments in any calendar year not to exceed $150 million (it being understood that amounts under this clause (ix) are counted as of the date such Restricted Payment is made) in any calendar year so long as no Default or Event of Default has occurred and is continuing or would result therefrom and no Cash Dominion Period exists, in each case, after giving pro forma effect to such Restricted Payment;
(x)    the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Parent Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(xi)    with respect to any taxable period for which Parent Borrower and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which a direct or indirect parent of Parent Borrower is the common parent (a “Tax Group”), distributions (“Tax Distributions”) to any direct or indirect parent of Parent Borrower to pay the portion of the taxes of such Tax Group attributable to the income of Parent Borrower and/or its applicable Subsidiaries in an amount not to exceed the amount of any U.S. federal, state and/or local income taxes (as applicable) that Parent Borrower and/or its applicable Subsidiaries would have paid for such taxable period had Parent Borrower and/or its applicable Subsidiaries been a stand-alone corporate taxpayer or a stand-alone corporate group with respect to such taxes; provided that distributions attributable to the income of any Unrestricted Subsidiary shall be permitted only to the extent that such Unrestricted Subsidiary made distributions to Parent Borrower or any Restricted Subsidiary for such purpose;
(xii)    any Restricted Payment, if applicable:
(A)    in amounts required for any direct or indirect parent of Parent Borrower to pay fees and expenses (including franchise or similar Taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of Parent Borrower and general corporate operating and overhead expenses of any direct or indirect parent of Parent Borrower, in each case, to the extent such fees and expenses are attributable to the ownership or operation of Borrower, if applicable, and its Subsidiaries;
(B)    [reserved]; and
(C)    in amounts required for any direct or indirect parent of Parent Borrower to pay fees and expenses related to any equity or debt offering of such parent (whether or not successful);
(xiii)    repurchases of Equity Interests that occur or are deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(xiv)    purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing and the payment or distribution of Securitization Fees;
(xv)    Restricted Payments by Parent Borrower or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;
(xvi)    [reserved];
(xvii)    payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of Parent Borrower and the Restricted Subsidiaries, taken as a whole, that complies with Section 7.8; provided that if such consolidation, amalgamation, merger or transfer of assets constitutes a Change of Control, all Obligations shall have been repaid in full (or the Event of Default specified in Section 9.1(i) shall have been waived);
(xviii)    [Reserved]; and
(xix)    any Credit Party or their Restricted Subsidiaries may make Restricted Payments so long as Borrowers are in Pro Forma Compliance with the Restricted Conditions; and
(xx)    the Distribution, and any other Restricted Payment pursuant to or in connection with the Spin Transactions;
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (ix), and (x) of this Section 7.2(b), no Default shall have occurred and be continuing or would occur as a consequence thereof (provided, however, that Borrower may make regularly-scheduled dividend payments on its existing Series A Preferred Stock in accordance with the terms thereof pursuant to Section 7.2(b)(ix), regardless of whether any Default has occurred or is continuing or would occur as a consequence thereof); provided, further, that any Restricted Payments made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by Parent Borrower) of such property.
(c)    As of the Amendment No. ~~3~~6 Effective Date, all of the Subsidiaries of Parent Borrower other than XPO Escrow Sub, LLC and GXO Logistics, Inc. (and any Subsidiary thereof) will be Restricted Subsidiaries. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Parent Borrower and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
7.3    Limitation of Restrictions Affecting Subsidiaries. No Credit Party shall, or shall permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or consensual restriction which prohibits or limits the ability of any Credit Party or Restricted Subsidiary to:
(a)    pay dividends or make any other distributions to Parent Borrower or any Restricted Subsidiary (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or
(b)    make loans or advances to Parent Borrower or any Restricted Subsidiary that is a direct or indirect parent of such Restricted Subsidiary;
except in each case for such encumbrances or restrictions existing under or by reason of:
(i)    (1) contractual encumbrances or restrictions in effect on the Amendment No. ~~3~~6 Effective Date (including encumbrances or restrictions imposed on Con-

way and any Subsidiary thereof which is a Restricted Subsidiary) and (2) contractual encumbrances or restrictions pursuant to this Agreement, the other Loan Documents, the Term Credit Agreement (and all guarantee, security and other documents relating thereto), the Bilateral Credit Agreement and, in each case, similar contractual encumbrances effected by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;
(ii)    (x) ~~the 2022 Notes Indenture, the 2022 Notes or the guarantees thereunder, (y)~~ the 2023 Notes Indenture, the 2023 Notes or the guarantees thereunder ~~or~~, (~~z~~y) the 2024 Notes Indenture, the 2024 Notes or the guarantees thereunder or (z) the 2025 Notes Indenture, the 2025 Notes or the guarantees thereunder;
(iii)     applicable law or any applicable rule, regulation or order;
(iv)    any agreement or other instrument of a Person acquired by Parent Borrower or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;
(v)    contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;
(vi)    Secured Indebtedness otherwise permitted to be Incurred pursuant to Section 7.1 and Section 7.7 that limits the right of the debtor to dispose of the assets securing such Indebtedness;
(vii)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(viii)    customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;
(ix)    purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business;
(x)    customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;
(xi)    any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license (including without limitation, licenses of intellectual property) or other contracts;

(xii)    any encumbrance or restriction of a Securitization Subsidiary effected in connection with a Qualified Securitization Financing; provided, however, that such restrictions apply only to such Securitization Subsidiary;
(xiii)    other Indebtedness, Disqualified Capital Stock or Preferred Stock (a) of Parent Borrower or any Restricted Subsidiary that is a Credit Party or a Foreign Subsidiary or (b) of any Restricted Subsidiary that is not a Credit Party or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect Parent Borrower’s or any Credit Party’s ability to make anticipated principal or interest payments on the Loans (as determined in good faith by Parent Borrower), provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Capital Stock or Preferred Stock is permitted to be Incurred subsequent to the Amendment No. ~~3~~6 Effective Date pursuant to Section 7.1;
(xiv)    any Restricted Investment not prohibited by Section 7.2 and any Permitted Investment; ~~or~~
(xv)    any encumbrances or restrictions of the type referred to in Section 7.3(a) or (b) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiv) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Parent Borrower, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing~~.~~; or
(xvi)    the Spin Transactions.
For purposes of determining compliance with this Section 7.3, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to Parent Borrower or a Restricted Subsidiary to other Indebtedness Incurred by Parent Borrower or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
7.4    Sale of Capital Stock and Assets. Except as set forth herein, no Credit Party shall, or shall permit any of its Restricted Subsidiaries to, sell, transfer, convey, assign or otherwise Dispose of any of its properties or other assets, including the Capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise), other than:
(a)    the Disposition (including the abandonment of any Copyright, Patent, Trademark or other intellectual property or surrender or transfer for no consideration) of obsolete, no longer used or useful, surplus, uneconomic, negligible or worn out property in the ordinary course of business or otherwise as may be required pursuant to the terms of any lease, sublease, license or sublicense;

(b)    the sale of inventory or other assets in the ordinary course of business;
(c)    Dispositions permitted by Sections 7.2, 7.7 and 7.8;
(d)    (i) the sale or issuance of any Subsidiary’s Capital Stock to Parent Borrower or any Restricted Subsidiary and (ii) the sale or issuance of Capital Stock of Parent Borrower to any employee (and, where required by law, to any officer or director) under any employment or compensation plans or to qualify such officers and directors;
(e)    the sale of assets that do not constitute Borrowing Base assets subsequent to the Amendment No. ~~3~~6 Effective Date, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale or other disposition is in an arm’s-length transaction and the respective Borrower or Subsidiary receives at least fair market value, and (iii) the consideration received by such Borrower or such Subsidiary consists of at least 75% cash and is paid at the time of the closing of such sale; provided, however, that the following shall be deemed to be cash in respect of assets that are not ABL Priority Collateral: (A) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of Parent Borrower or any of its Restricted Subsidiaries (other than Subordinated Indebtedness) and the valid release of Parent Borrower or such Restricted Subsidiary, by all applicable creditors in writing, from all liability on such Indebtedness or other liability in connection with such Disposition, (B) Indebtedness (other than Subordinated Indebtedness) of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that Parent Borrower and each other Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with such Disposition and (C) any Designated Non-cash Consideration received by Parent Borrower or any Restricted Subsidiary in such asset sale having an aggregate Fair Market Value (as determined in good faith by Parent Borrower), taken together with all other Designated Non-cash Consideration received pursuant to this Section 7.4(e) that is at that time outstanding, not to exceed the greater of $400 million and 25% of Consolidated EBITDA at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);
(f)    subject to compliance with Applicable Conditions, the sale of assets that constitute Borrowing Base assets subsequent to the Amendment No. ~~3~~6 Effective Date, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale or other disposition is in an arm’s-length transaction and the respective Borrower or Subsidiary receives at least fair market value and (iii) the consideration received by such Borrower or such Subsidiary consists of at least 75% cash and is paid at the time of the closing of such sale;
(g)    Dispositions of cash and Cash Equivalents;
(h)    Dispositions of Accounts in connection with compromise, write down or collection thereof in the ordinary course of business and consistent with past practice;

(i)    leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of Borrowers and their Restricted Subsidiaries;
(j)    Dispositions of Capital Stock to directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries;
(k)    Dispositions of the Capital Stock of any Joint Venture to the extent required by the terms of customary buy/sell type arrangements entered into in connection with the formation of such Joint Venture;
(l)    transfer or disposition of property subject to or as a result of a casualty or condemnation (or agreement in lieu of condemnation) (i) upon receipt of net cash proceeds of such casualty or (ii) to a Governmental Authority as a result of condemnation (or agreement in lieu of condemnation);
(m)    Dispositions of property in connection with (i) Sale/Leaseback Transactions for fair value (as determined at the time of the consummation thereof in good faith by the applicable Credit Party or Restricted Subsidiary) so long as (x) 75% of the consideration received by such Credit Party or Restricted Subsidiary from such Sale/Leaseback Transaction is in the form of cash and (y) if such Sale/Leaseback Transaction involves Borrowing Base Collateral with a Fair Market Value in excess of $20,000,000, Parent Borrower shall have delivered to Agent on updated Borrowing Base Certificate giving pro forma effect to such Disposition, (ii) other Sale/Leaseback Transactions for fair value (as determined at the time of the consummation thereof in good faith by the applicable Credit Party or Restricted Subsidiary) consummated with respect to Railcars that such Credit Party or Restricted Subsidiary acquires from the original lessor thereof in connection with the termination of the related lease and with the intent of refinancing such Railcars under a new Sale/Leaseback Transactions and (A) such Sale/Leaseback Transactions is consummated within 60 days of acquisition of such Railcars, (B) the consideration received is not less than the consideration paid for such Railcars and (C) the cash consideration received for such Railcars is not less than the cash consideration actually paid by any such Borrower or its Restricted Subsidiary and (iii) Sale/Leaseback Transactions between Excluded Subsidiaries;
(n)    (i) any Credit Party may Dispose of its property to another Credit Party, (ii) any Restricted Subsidiary that is not a Credit Party may Dispose of its property to another Restricted Subsidiary that is not a Credit Party and (iii) asset Dispositions among Credit Parties and their Restricted Subsidiaries in the ordinary course of business; provided that, in the case of clauses (i) and (ii), no Credit Party that is a Non-Con-way Subsidiary may Dispose of its property to a Con-way Subsidiary if such Disposition would cause Collateral to be Excluded Property.
(o)    Dispositions of any property to the extent that (i) (x) such property is exchanged for credit against the purchase price of similar replacement property or (y) such Disposition represents an exchange of assets (including a combination of Cash Equivalents and assets) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of Parent Borrower and the Restricted Subsidiaries as a whole, as determined in good faith by Parent Borrower or (z) such Disposition represents a swap of assets or lease, assignment or sublease of any real of personal property in exchange for services (including in connection with any outsourcing arrangements) or comparable or greater value or usefulness to the business of Parent Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by Parent Borrower, or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; provided that, in the case of both clauses (i) and (ii), if such Disposition involves Borrowing Base Collateral with a Fair Market Value in excess of $20,000,000, Parent Borrower shall deliver to Agent an updated Borrowing Base Certificate giving pro forma effect to such Disposition;
(p)    Dispositions of assets which constitute Investments permitted under Section 7.2;
(q)    making Chassis, containers and Railcars available, on a non-exclusive basis, to third parties in accordance with the UIIA and the Interchange System, as the case may be, in the ordinary course of business consistent with past practices and undertaken in good faith;
(r)    (1) Dispositions of assets by a Restricted Subsidiary that is not a Credit Party of the type specified in the definition of “Securitization Financing” (or a fractional undivided interest therein), including by a Securitization Subsidiary in a Qualified Securitization Financing and (2) Dispositions of assets by a Credit Party in connection with Securitization Financings; provided that the aggregate outstanding balance of accounts receivable and other similar assets disposed of pursuant to this Section 7.4(r)(2) shall not exceed $200,000,000 at any one time outstanding (provided that, for the avoidance of doubt, accounts receivable and other similar assets so disposed of will no longer be considered outstanding for purposes of this clause (2) to the extent that the applicable obligor of such receivable or asset has made payment thereof, or to the extent such receivable has been repurchased by a Credit Party);
(s)    Dispositions of assets or issuances of Parent Borrower or any Restricted Subsidiary or sale of Capital Stock of Parent Borrower or any Restricted Subsidiary which assets or Capital Stock so Disposed or issued, in any single transaction or related series of transactions, have a fair market value (as determined in good faith by Parent Borrower) of less than $55,000,000; provided that if such Disposition involves Borrowing Base Collateral with a Fair Market Value in excess of $25,000,000, Parent Borrower shall deliver to Agent an updated Borrowing Base Certificate giving pro forma effect to such Disposition;
(t)    foreclosure or any similar action with respect to any property or other asset of Parent Borrower or any of its Subsidiaries;
(u)    any Disposition of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(v)     any Disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than Parent Borrower or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;
(w)    Dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(x)    any surrender, expiration or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;
(y)    Dispositions of real property for the purpose of (x) resolving minor title disputes or defects, including encroachments and lot line adjustments or, or (y) granting easements, rights of way or access and egress agreements, or (z) to any Governmental Authority in consideration of the grant, issuance, consent or approval of or to any development agreement, change of zoning or zoning variance, permit or authorization in connection with the conduct of any Credit Party’s business, in each case which does not materially interfere with the business conducted on such real property; ~~and~~
(z)    Dispositions of assets that do not constitute Borrowing Base Collateral with an individual value of less than $100,000,000~~.~~; and
(aa)    The Distribution and any other Dispositions pursuant to the Spin Transactions.
Notwithstanding the foregoing, if and for so long as ~~the~~Parent Borrower or any of its Subsidiaries holds Capital Stock ~~of Con-way~~that constitutes “margin stock” within the meaning of Regulation U, this Section 7.4 shall not apply to and shall not restrict Parent Borrower or any of its Subsidiaries’ ability to dispose of such Capital Stock to the extent that the value of such Capital Stock, together with the value of all other margin stock held by Parent Borrower and its Subsidiaries, exceeds 25% of the total value of their assets subject to this Section 7.4.
7.5    Affiliate Transactions
(a)    Parent Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $80 million, unless:
(i)    such Affiliate Transaction is on terms that are not materially less favorable to Parent Borrower or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by Parent Borrower or such Restricted Subsidiary with an unrelated Person; and
(ii)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $112.5 million, Parent Borrower delivers to Agent a resolution adopted in good faith by the majority of the Board of Directors of Parent Borrower, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.
(b)    The provisions of Section 7.5(a) shall not apply to the following:
(i)    transactions between or among Parent Borrower and/or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of Parent Borrower and any direct parent of Parent Borrower; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of Parent Borrower and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose;
(ii)    Restricted Payments permitted by Section 7.2 and Permitted Investments;
(iii)    the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Parent Borrower, any Restricted Subsidiary, or any direct or indirect parent of Parent Borrower;
(iv)    transactions in which Parent Borrower or any Restricted Subsidiary, as the case may be, delivers to Agent a letter from an Independent Financial Advisor stating that such transaction is fair to Parent Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 7.5(a);
(v)    payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of Parent Borrower in good faith;
(vi)    any agreement as in effect as of the Amendment No. ~~3~~6 Effective Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Amendment No. ~~3~~6 Effective Date) or any transaction contemplated thereby as determined in good faith by Parent Borrower;
(vii)    the existence of, or the performance by Parent Borrower or any Restricted Subsidiary of its obligations under the terms of any stockholders or limited liability Parent Borrower agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Amendment No. ~~3~~6 Effective Date, any transaction, agreement or arrangement described in the ~~2022~~2025 Notes Offering

~~Memorandum~~Memoranda and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by Parent Borrower or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Amendment No. ~~3~~6 Effective Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Lenders in any material respect than the original transaction, agreement or arrangement as in effect on the Amendment No. ~~3~~6 Effective Date;
(viii)    (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to Parent Borrower and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of Parent Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;
(ix)    any transaction effected as part of a Qualified Securitization Financing;
(x)    the issuance of Equity Interests (other than Disqualified Capital Stock) of Parent Borrower to any Person;
(xi)    the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, management equity plans, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of Parent Borrower or the Board of Directors of any direct or indirect parent of Parent Borrower, or the Board of Directors of a Restricted Subsidiary, as applicable, in good faith;
(xii)    the entering into of any tax sharing agreement or arrangement that complies with Sections 7.2(b)(x) and 7.2(b)(xi) and the performance under any such agreement or arrangement;
(xiii)    any contribution to the capital of Parent Borrower;
(xiv)    transactions permitted by, and complying with, Section 7.8;
(xv)    transactions between Parent Borrower or any Restricted Subsidiary and any Person, a director of which is also a director of Parent Borrower or any direct or indirect parent of Parent Borrower; provided, however, that such director abstains from voting as a director of Parent Borrower or such direct or indirect parent of Parent Borrower, as the case may be, on any matter involving such other Person;

(xvi)    pledges of Equity Interests of Unrestricted Subsidiaries;
(xvii)    the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;
(xviii)    any employment agreements entered into by Parent Borrower or any Restricted Subsidiary and their respective officers and employees in the ordinary course of business;
(xix)    transactions undertaken in good faith (as ~~certified~~determined by a responsible financial or accounting officer of Parent Borrower ~~in an Officer’s Certificate~~) for the purpose of improving the consolidated tax efficiency of Parent Borrower and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement; ~~and~~
(xx)    non-exclusive licenses of Intellectual Property to or among Borrowers, their respective Restricted Subsidiaries and their Affiliates~~.~~; and
(xxi)    the Spin Transactions, including the execution, delivery and performance of any Spin Documents.
7.6    Amendment of Certain Documents; Line of Business. No Credit Party shall amend its charter, bylaws or other organizational documents in any manner materially adverse to the interest of the Lenders or such Credit Party’s duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it on the Amendment No. ~~3~~6 Effective Date or businesses that are similar, reasonably related, incidental or ancillary thereto or is a reasonable extension, development or expansion thereof (a “Similar Business”).
7.7    Liens. Parent Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien securing Indebtedness of the Parent Borrower or any Restricted Subsidiary, other than Permitted Liens, on any asset or property of Borrower or such Restricted Subsidiary.
(a)    Notwithstanding anything herein to the contrary, Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien securing Indebtedness for borrowed money in excess of $100,000,000 on any Excluded Principal Property owned by any Credit Party without effectively providing that the Obligations (together with, if Borrower shall so determine, any other Indebtedness for borrowed money of Borrower or such Restricted Subsidiary existing at such time or thereafter created that is not subordinate to the Loans) shall be secured by Liens on such Excluded Principal Property (as and to the extent such assets would otherwise constitute Collateral were they not an Excluded Principal Property) (i) to the extent such Excluded Principal Property is Term Priority Collateral, on a pari passu basis with, or on a senior or junior basis to, such secured Indebtedness for borrowed money and (ii) to the extent such Excluded Principal Property is ABL Priority Collateral, on a senior basis to, such secured Indebtedness for borrowed money, in each case so long as such secured Indebtedness for borrowed money shall be so secured (and, for the avoidance of doubt, the Loans shall no longer be required to be secured by Liens on any such Excluded Principal Property at any time that such Excluded Principal Property ceases to be subject to Liens securing Indebtedness for borrowed money in excess of $100,000,000).
(b)    [reserved].
(c)    With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of Parent Borrower, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of “Indebtedness.”
7.8    Mergers, Fundamental Changes, Etc.. No Credit Party shall, or shall permit any of its Restricted Subsidiaries to, directly or indirectly, by operation of law or otherwise, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business (in each case other than in connection with the Spin Transactions), except that:
(a)    any Borrower may be merged, amalgamated or consolidated with or into another Borrower; provided that in all mergers, amalgamations or consolidations involving Parent Borrower, Parent Borrower shall be the continuing or surviving entity;
(b)    any Restricted Subsidiary of a Borrower may be merged, amalgamated or consolidated with or into a Borrower (provided that such Borrower shall be the continuing or surviving entity) or with or into any Subsidiary Guarantor (provided that such Subsidiary Guarantor shall be the continuing or surviving entity);
(c)    any Subsidiary of a Borrower that is not a Subsidiary Guarantor (other than a Designated Guarantor for so long as such Subsidiary is designated as such) may be merged, amalgamated or consolidated with or into any other Subsidiary of a Borrower that is not a Subsidiary Guarantor; provided that if one Subsidiary to such merger, amalgamation or consolidation is a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving entity;
(d)    any U.S. Borrower may Dispose of any or all of its assets to another U.S. Borrower, any Canadian Borrower may Dispose of any or all of its assets to another Borrower and any Subsidiary of a Borrower may Dispose of any or all of its assets to, or enter into any merger, amalgamation or consolidation with, (i) a Borrower or any Subsidiary Guarantor (upon voluntary liquidation or otherwise), (ii) a Subsidiary that is not a Subsidiary Guarantor if the Subsidiary making the Disposition is not a Subsidiary Guarantor or a

Designated Guarantor; provided that any such Disposition by a Wholly Owned Subsidiary must be to a Wholly Owned Subsidiary, or (iii) pursuant to a Disposition otherwise permitted by Section 7.4;
(e)    any Investment expressly permitted by Section 7.2 may be structured as a merger, consolidation or amalgamation;
(f)    any Subsidiary may be dissolved or liquidated so long as any Dispositions of assets of such Person in connection with such liquidation or dissolution would be to Persons entitled to receive such assets;
(g)    any Designated Guarantor may be merged, amalgamated or consolidated with or into any other Designated Guarantor;
(h)    any Subsidiary of a Borrower that is not a Subsidiary Guarantor (other than a Designated Guarantor for so long as such Subsidiary is designated as such) may be merged, amalgamated or consolidated with or into any Designated Guarantor; and
(i)    any Subsidiary may enter into any merger, amalgamation or consolidation in connection with a Disposition otherwise permitted by Section 7.4.
Notwithstanding the foregoing, in no event shall any Credit Party that is a Non-Con-way Subsidiary be merged, amalgamated or consolidated with or into, or transfer all or substantially all of its property or business to, a Con-way Subsidiary if such transaction would cause Equity Interests or any Principal Property owned by a Non-Con-way Subsidiary to become Excluded Principal Property, unless Parent Borrower agrees that such property will not constitute Excluded Property.
7.9    OFAC and Patriot Act Use of Proceeds. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, fail to comply in all material respects with the laws, regulations and executive orders referred to in Section 4.23 and Section 4.24.
7.10    Change of Jurisdiction of Incorporation; Change of Fiscal Year. No Credit Party shall change its jurisdiction of incorporation or organization to a jurisdiction outside of the country in which it is currently incorporated or organized. Parent Borrower shall not change its Fiscal Year.
7.11    ERISA, Etc.. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event that could result in the imposition of an ERISA Lien or (ii) an ERISA Event, to the extent such ERISA Lien or ERISA Event either alone or together with all such other ERISA Events would reasonably be expected to have a Material Adverse Effect.
7.12    Financial Covenants. If a Covenant Trigger Period exists, the Credit Parties and their Restricted Subsidiaries, on a consolidated basis, shall not permit the Fixed Charge Coverage Ratio, determined as of the last day of the most recent Fiscal Quarter immediately preceding the commencement of a Covenant Trigger Period and as of the last day of each Fiscal Quarter ending prior to the expiration of such Covenant Trigger Period and, in each case, calculated for the 12 month period then ended (taken as a single accounting period) to be less than 1.00 to 1.00.
7.13    Hazardous Materials. No Credit Party shall, or shall authorize any of the Restricted Subsidiaries to, cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the real estate where such Release would violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits other than such Releases, violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.
8.    ~~TERM~~TERM
8.1    Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.
8.2    Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent, Co-Collateral Agents, L/C Issuers and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent, each Co-Collateral Agent, L/C Issuers and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the payment obligations under Sections 2.13 and 2.14, and the indemnities contained in the Loan Documents shall survive the Termination Date.
9.    ~~EVENTS OF DEFAULT; RIGHTS AND REMEDIES~~EVENTS OF DEFAULT; RIGHTS AND REMEDIES
9.1    Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:
(a)    Any Borrower (i) fails to make any payment of principal of the Loans when due and payable hereunder, (ii) fails to pay any interest or Fees owing in respect of the Loans within three (3) Business Days after the same becomes due and payable, or (iii) fails to pay or reimburse Agent, Co-Collateral Agents or Lenders for any other Obligations hereunder or under any other Loan Document within ten (10) days after the same becomes due and payable.
(b)    Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 2.4, 2.6, 6.1 (with respect to Borrowers’ existence), 6.14 or 7, or any of the provisions set forth in Annex A, respectively.

(c)    Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Section 5.1 or Section 5.2, respectively, and the same shall remain unremedied for five (5) Business Days or more.
(d)    Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 9.1) and the same shall remain unremedied for thirty (30) days or more after written notice to Borrower Representative from Agent or any Lender to Borrower Representative.
(e)    a default or breach occurs under any other agreement, document or instrument to which any Credit Party or any Restricted Subsidiary is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party or any Restricted Subsidiary in an aggregate amount of not less than $140,000,000, or (ii) causes or permits any holder of such Indebtedness or a trustee, with the giving of notice, if required, to cause Indebtedness or a portion thereof in excess of $140,000,000 in the aggregate outstanding principal amount to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof (in excess of $140,000,000) is demanded as a result of any such breach or default, in each case, regardless of whether such right is exercised, by such holder or trustee; provided that this clause (e)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness.
(f)    Any information contained in any Borrowing Base Certificate is untrue or incorrect in any material respect or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made; provided, that, if any inadvertent errors with respect to the Borrowing Base Certificate shall have been made by Borrowers, such inadvertent errors shall not constitute an Event of Default hereunder so long as (i) Borrowers provide a corrected Borrowing Base Certificate to Agent promptly upon Borrowers’ obtaining knowledge of the errors therein, and in any event no later than two (2) days after first knowledge thereof, and (ii) as a result of the error, no Overadvance shall have occurred. In the event an Overadvance shall have occurred as a result of the error, Borrowers shall repay all advanced amounts within one (1) Business Day from the date of notice from Agent of such Overadvance.
(g)    A final judgment or judgments for the payment of money in excess of $140,000,000 in the aggregate at any time are outstanding against one or more of the Credit Parties or Restricted Subsidiaries (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and does not deny coverage or third party indemnity), and the same are not, within sixty (60) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

(h)    Any material provision of any Loan Document for any reason (other than due to (i) Agent’s failure to take or refrain from taking any action under its sole control or (ii) Agent’s loss of possessory Collateral that was in their possession) ceases to be in full force and effect (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Loan Document ceases to create a valid and perfected security interest in any material portion of the Collateral purported to be covered thereby (subject to Permitted Liens and qualifications with respect to perfection set forth in this Agreement), except to the extent that any such loss of perfection or priority results from the failure of Agent to maintain possession of certificates actually delivered to them representing securities pledged under the Collateral Documents or to file Code or PPSA financing statements or continuation statements or other equivalent filings.
(i)    Any Change of Control occurs.
(j)    An involuntary case or application or proceeding is commenced against any Credit Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) seeking a decree or order in respect of such Credit Party or such Restricted Subsidiary (other than an Immaterial Subsidiary) (i) under any Insolvency Law or any other applicable federal, state or foreign bankruptcy or other similar law or any incorporation law, (ii) appointing a custodian, receiver, interim receiver, receiver and manager, custodian, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or such Restricted Subsidiary (other than an Immaterial Subsidiary) or for any substantial part of any such Credit Party’s or such Restricted Subsidiary’s (other than an Immaterial Subsidiary) assets, or (iii) ordering the winding up, dissolution, insolvency suspension of general operations or liquidation of the affairs of such Credit Party or such Restricted Subsidiary (other than an Immaterial Subsidiary) or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief under any federal, provincial or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors of any Canadian Credit Party (other than an Immaterial Subsidiary), and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction.
(k)    Any Credit Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) (i) files a petition seeking relief under any Insolvency Law, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to the institution of proceedings referred to in Section 9.1(j) thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or such Restricted Subsidiary (other than an Immaterial Subsidiary) or for any substantial part of any such Credit Party’s or such Restricted Subsidiary’s (other than an Immaterial Subsidiary) assets, (iii) makes an assignment for the benefit of creditors, or (iv) institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any federal, provincial or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors.
(l)    (i) an ERISA Event shall have occurred that, when taken either alone or together with all other such ERISA Events then outstanding, would reasonably be expected to have a Material Adverse Effect.
9.2    Remedies.
(a)    To the extent permitted under Section 2.5(d), the rate of interest applicable to the Loans and the Letter of Credit Fees shall increase to the Default Rate. In addition, with the consent of Requisite Lenders, Agent may, or at the request of the Requisite Lenders, Agent shall, suspend the Commitments with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made or incurred in the sole discretion of the Requisite Lenders so long as such Event of Default is continuing.
(b)    If any Event of Default has occurred and is continuing, Agent may, and at the written request of the Requisite Lenders shall, take any or all of the following actions: (i) terminate the obligations of the Secured Parties under this Agreement with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) reduce the Commitments from time to time; (iii) declare all or any portion of the Obligations (other than Bank Products Obligations and Secured Hedging Obligations), including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in Section 2.2, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; or (iv) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code or the PPSA, as applicable, and any other applicable law of any jurisdiction; provided, that upon the occurrence of an Event of Default specified in Section 9.1(j) or Section 9.1(k), all Commitments shall be terminated and all of the Obligations (other than Bank Products Obligations and Secured Hedging Obligations) shall become immediately due and payable without declaration, notice or demand by any Person. Agent shall, as soon as reasonably practicable, provide to Borrower Representative notice of any action taken pursuant to this Section 9.2(b) (but failure to provide such notice shall not impair the rights of Agent, Co-Collateral Agents or the Lenders hereunder and shall not impose any liability upon Agent or the Lenders for not providing such notice).
9.3    Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives, to the fullest extent permitted by law (including for purposes of Article 13): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent as Collateral on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws. Each Credit Party acknowledges that in the event such Credit Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to Agent, Co-Collateral Agents and the Lenders; therefore, such Credit Party agrees, except as otherwise provided in this Agreement or by applicable law, that Agent, Co-Collateral Agents and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
9.4    Cure Right. (a) Notwithstanding anything to the contrary contained in Section 9.1, in the event that the Credit Parties fail to comply with the covenant contained in Section 7.12 (the “Financial Performance Covenant”) with respect to any Fiscal Quarter, after the end of such Fiscal Quarter until the expiration of the 10th day subsequent to the date on which financial statements with respect to the Fiscal Quarter for which Financial Performance Covenant is being measured are required to be delivered pursuant to Section 5.1(b) or (c), one or more investors shall have the right to make a Specified Equity Contribution to Parent Borrower (collectively, the “Cure Right”), and upon the receipt by Parent Borrower of cash (the “Cure Amount”) pursuant to the exercise by one or more investors of such Cure Right (and so long as such Cure Amount is actually received by Parent Borrower no later than 10 days after the date on which financial statements with respect to the Fiscal Quarter for which the Financial Performance Covenant is being measured are required to be delivered pursuant to Section 5.1(b), and (c) upon notice from Parent Borrower to Agent as to the Fiscal Quarter with respect to which such Cure Amount is made), then the Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments (but without regard to any reduction in Indebtedness made with all or any portion of such Cure Amount or any portion of the Cure Amount on the balance sheet of Parent Borrower and its Restricted Subsidiaries):
(i)    EBITDA shall be increased, solely for the purpose of measuring the Financial Performance Covenant and determining the existence of an Event of Default set forth in Section 9.1 resulting from a breach of the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount for such Fiscal Quarter and any four Fiscal Quarter period that contains such Fiscal Quarter; and
(ii)    if, after giving effect to the foregoing recalculations, the Credit Parties shall then be in compliance with the requirements of the Financial Performance Covenant, the Credit Parties shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and no breach or default of the Financial Performance Covenant shall have been deemed to have occurred for purposes of this Agreement.

Notwithstanding anything herein to the contrary, (i) in each four consecutive Fiscal Quarter period there shall be at least two Fiscal Quarters in which the Cure Right is not exercised, (ii) the Cure Amount shall be no greater than 100% of the amount required for purposes of complying with the Financial Performance Covenant, (iii) the Cure Right shall not be exercised more than four times during the term of this Agreement and (iv) no Specified Equity Contribution nor the proceeds thereof may be relied on for purposes of calculating any financial ratios (other than as applicable to the Financial Performance Covenant for purposes of increasing EBITDA as provided in clause (a) of this Section 9.4) or any available basket or thresholds under this Agreement and shall not result in any adjustment to any amounts or calculations other than the amount of the EBITDA to the extent provided in clause (a) of this Section 9.4. During the period, Borrowers elect to exercise the Cure right, Lender shall be under no obligation to make any Loans or advances hereunder.
As used herein, “Specified Equity Contribution” means any cash contribution to the common Capital Stock or preferred equity that is Qualified Capital Stock of Parent Borrower.
10.    ~~APPOINTMENT OF AGENT~~APPOINTMENT OF AGENT
10.1    Appointment of Agents. MSSF, as Agent, is hereby appointed to act on behalf of all Lenders with respect to the administration of the Loans and the Commitments made to Borrowers and to act as agent on behalf of all Lenders with respect to Collateral of the Credit Parties under this Agreement and the other Loan Documents. The provisions of this Section 10.1 are solely for the benefit of Agent, Co-Collateral Agents and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof (other than Sections 10.6 and 10.11). In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume or shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and no Agent shall have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agent and Co-Collateral Agents shall not have any duty to disclose, nor shall they be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by Agent or any of its Affiliates in any capacity. Neither Agent or any Co-Collateral Agent nor any of their respective Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.
If Agent shall request instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite

Lenders, Supermajority Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the reasonable opinion of Agent expose Agent to Environmental Liabilities, or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable.
10.2    Agents’ Reliance, Etc. Neither any of Agent or any Co-Collateral Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct or that of its Affiliates or their respective directors, officers, agents or employees as determined by a court of competent jurisdiction in a final and non-appealable judgment. Without limiting the generality of the foregoing, each of Agent and each Co-Collateral Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by fax, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (g) shall be entitled to delegate any of its duties hereunder to one or more sub-agents.
Except for action requiring the approval of Requisite Lenders, Supermajority Lenders or all Lenders, as the case may be, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless Agent shall have been instructed by Requisite Lenders, Supermajority Lenders or all Lenders, as the case may be, to exercise or refrain from exercising such rights or to take or refrain from taking such action. No Agent shall incur any liability to the Lenders under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its own gross negligence, bad faith, material breach or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. No Agent shall be liable to any Lender in acting or refraining from acting under this Agreement in accordance with the instructions of Requisite Lenders, Supermajority Lenders or all Lenders, as the case may be, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.
10.3    MSSF, ~~JPMorgan Chase~~Citibank and Affiliates. With respect to its Commitments hereunder, each of MSSF and ~~JPMorgan Chase~~Citibank shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not and Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include MSSF in its individual capacity. Each of MSSF and ~~JPMorgan Chase~~Citibank and each of their Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if MSSF and/or ~~JPMorgan Chase~~Citibank, as applicable, were not Agent and without any duty to account therefor to Lenders. Each of MSSF and ~~JPMorgan Chase~~Citibank and each of their Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.
10.4    Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 4.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest. Each Lender acknowledges the potential conflict of interest between MSSF, as a Lender, holding disproportionate interests in the Loans, and MSSF, as an Agent.
10.5    Indemnification. Each Lender severally agrees to indemnify Agent, each Co-Collateral Agent and each L/C Issuer (to the extent not reimbursed by Credit Parties and without limiting the obligations of Credit Parties hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent, any Co-Collateral Agent or any L/C Issuer in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent, any Co-Collateral Agent or any L/C Issuer in connection therewith in accordance with its Pro Rata Share; provided, that no Lender shall be liable to Agent, any Co-Collateral Agent or any L/C Issuer for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from gross negligence or willful misconduct of Agent or such Co-Collateral Agent or L/C Issuer, as applicable, as determined by a court of competent jurisdiction in a final and non-appealable judgment. Without limiting the foregoing, each Lender severally agrees to reimburse Agent, each Co-Collateral Agent and each L/C Issuer promptly upon demand for its Pro Rata Share of any out-of-pocket expenses

(including reasonable counsel fees) incurred by Agent, any Co-Collateral Agent or any L/C Issuer in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent or such Co-Collateral Agent or L/C Issuer is not reimbursed for such expenses by Credit Parties.
10.6    Successor Agent and Successor Co-Collaterals.
(a)    Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders (in consultation with Borrower Representative) shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank, financial institution or trust company. If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder, in each case, until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.
(b)    Any Co-Collateral Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Agent, Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders (in consultation with Borrower Representative) shall have the right to appoint a successor Co-Collateral Agent. If no successor Co-Collateral Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Co-Collateral Agent, such resignation shall become effective and, if both Co-Collateral Agents have resigned without being replaced, the Requisite Lenders shall thereafter perform all the duties of Co-Collateral Agent hereunder, in each case, until such time, if any, as the Requisite Lenders appoint a successor Co-Collateral Agent as provided above. Any successor Co-Collateral Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed;

provided that such approval shall not be required if an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Co-Collateral Agent hereunder by a successor Co-Collateral Agent, such successor Co-Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Co-Collateral Agent. Upon the earlier of the acceptance of any appointment as Co-Collateral Agent hereunder by a successor Co-Collateral Agent or the effective date of the resigning Co-Collateral Agent’s resignation, the resigning Co-Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Co-Collateral Agent shall continue. After any resigning Co-Collateral Agent’s resignation hereunder, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Co-Collateral Agent under this Agreement and the other Loan Documents.
10.7    Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and L/C Issuer is hereby authorized at any time or from time to time, without prior notice to any Credit Party or to any Person other than Agent, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account (other than Excluded Accounts (as defined in the U.S. Security Agreement)) of a Credit Party (regardless of whether such balances are then due to such Credit Party) and any other Indebtedness at any time held or owing by that Lender or that holder to or for the credit or for the account of a Credit Party against and on account of any of the Obligations that are not paid when due; provided that the Lender exercising such offset rights shall give notice thereof to the affected Credit Party promptly after exercising such rights and provided, further that the Lender may not offset or appropriate and apply any balances held by it for the account of any Canadian Borrower or any Canadian Guarantor or any other Indebtedness held or owing by that Lender to or for the credit or for the account of any Canadian Borrower or any Canadian Guarantor against or on account of any Obligations of a U.S. Borrower or U.S. Guarantor. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 2.11, 2.13 or 2.14). Each Lender’s obligation under this Section 10.7 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 2.1 and Letter of Credit Obligations under Section 2.2. Each Credit Party agrees, to the fullest extent permitted by law and subject to the limitations set forth herein, that any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations owed to it and may sell participations in such amounts so offset to other Lenders and holders. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest. If a Non-Funding Lender or Impacted Lender receives any such payment as described in this Section 10.7, such Lender shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in Section 10.8(a). Notwithstanding anything in this Section 10.7, amounts in accounts of the Canadian Borrowers shall not be used to set off the Obligations of the U.S. Borrowers.
10.8    Advances; Payments; Availability of Lender’s Pro Rata Share; Return of Payments; Non-Funding Lenders; Dissemination of Information; Actions in Concert.
(a)    Advances; Payments.
(i)    Lenders shall refund or participate in the Swing Line Loan in accordance with clause (iii) of Section 2.1(b). If Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Credit Advance is received, by fax, telephone or other similar form of transmission. Each Lender shall make the amount of such Lender’s Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent’s account as set forth in Annex B not later than 3:00 p.m. (New York time) on the requested funding date, in the case of a Base Rate Loan, and not later than 11:00 a.m. (New York time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the applicable Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.
(ii)    Not less than once during each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone (confirmed promptly thereafter in writing), fax, or similar form of transmission, of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. Agent shall be entitled to set off the funding short-fall against any Non-Funding Lender’s Pro Rata Share of all payments received from Borrowers and hold, in a non-interest bearing account, all payments received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement as cash collateral for any unfunded reimbursement obligations of such Non-Funding Lender until the Obligations are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized and all Commitments have been terminated, and upon such unfunded obligations owing by a Non-Funding Lender becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender. Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans. Such payments shall be made by wire transfer to such Lender’s account (as specified in writing by such Lender to Agent) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.
(b)    Availability of Lender’s Pro Rata Share. Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date unless Agent has received prior written notice from such Lender that it does not intend to make its Pro Rata Share of a Loan because all or any of the conditions set forth in Section 3.2 have not been satisfied. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower Representative and Borrowers shall repay such amount to Agent within three (3) Business Days of such demand. Nothing in this Section 10.8(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. Unless Agent has received prior written notice from a Lender that it does not intend to make its Pro Rata Share of each Loan available to Agent because all or any of the conditions set forth in Section 3.2 have not been satisfied to the extent that Agent advances funds to any Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by such Lender.
(c)    Return of Payments.
(i)    If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.
(ii)    If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any Insolvency Law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.
(iii)    Each Lender hereby agrees that (x) if the Agent notifies such Lender that the Agent has determined in its sole discretion that any funds received by such Lender from the Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender by the Agent or any of its Affiliates (whether or not known to such Lender), upon demand of the return of such Payment (or a portion thereof) from such Agent, such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to such Agent at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Agent to any Lender under this paragraph shall be conclusive, absent manifest error.
(iv)    Each Lender hereby further agrees that if it receives a Payment from the Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(v)    Each party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Parent Borrower or any other Credit Party, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds of the Parent Borrower or any other Credit Party or Subsidiary thereof for the purpose of making a payment on the Obligations.
(vi)    Each party’s obligations under the preceding three paragraphs shall survive the resignation or replacement of the Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
(d)    Non-Funding Lenders. The failure of any Non-Funding Lender to make any Advance, reimbursement of any Letter of Credit Obligation or any payment required by it hereunder or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder subject to the reallocation provisions in Sections 2.2(b)(i) and 2.1(b)(iii). Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be, or have its Loans and Commitments, included in the determination of “Requisite Lenders”, “Supermajority Lenders” or “Lenders directly affected” hereunder) for any voting or consent rights under or with respect to any Loan Document except with respect to any amendment, modification or consent described in Section 12.2(c)(i)–(iv) that directly affects such Non-Funding Lender. Moreover, for the purposes of determining Requisite Lenders and Supermajority Lenders, the Loans and Commitments held by any Non-Funding Lender shall be excluded from the total Loans and Commitments outstanding. At Borrower Representative’s request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent’s reasonable consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement. In the event that a Non-Funding Lender does not execute an Assignment Agreement pursuant to Section 11.1 within five (5) Business Days after receipt by such Non-Funding Lender of notice of replacement pursuant to this Section 10.8(d) and presentation to such Non-Funding Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 10.8(d), Agent shall be entitled (but not obligated) to execute such an Assignment Agreement on behalf of such Non-Funding Lender, and any such Assignment Agreement so executed by the replacement Lender and Agent, shall be effective for purposes of this Section 10.8(d) and Section 11.1.
(e)    Dissemination of Information. Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by Agent from any Credit Party, any Subsidiary, any Lender or any other Person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided for in this Agreement or any other Loan Document, and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.
10.9    Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (other than exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders; provided, however, that (i) each Lender shall be entitled to file a proof of claim in any proceeding under any Insolvency Law to the extent that such Lender disagrees with Agent’s composite proof of claim filed on behalf of all Lenders, (ii) each Lender shall be entitled to vote its claim with respect to any plan of reorganization in any proceeding under any Insolvency Law and, (iii) each Lender shall be entitled to pursue its deficiency claim after liquidation of all or substantially all of the Collateral and application of the proceeds therefrom.
10.10    Procedures. Agent is hereby authorized by each Credit Party and each other Person to whom any Obligations are owed to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto. Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, E-Systems. The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete in all material respects except as expressly noted in such communication or otherwise on such E-System.
10.11    Collateral Matters.
(a)    Lenders hereby irrevocably authorize and direct Agent to release any Liens upon any Collateral (and any such Liens shall be automatically released, without any action by Agent or any other Person), (i) upon the Termination Date; (ii) in respect of property of any Subsidiary being sold or disposed of or transferred (including property owned by any Subsidiary being sold or disposed of or transferred) if the sale or Disposition or transfer is made in compliance with this Agreement and the Loan Documents (or otherwise is not prohibited) (and Agent may, in its discretion, request, and rely conclusively without further inquiry on a certificate from the Borrower certifying as such prior to Agent taking any action to evidence such release) or such sale or Disposition is approved by the Requisite Lenders (or such greater number of Lenders as may be required under Section 12.2); (iii) to the extent the applicable Collateral is or becomes Excluded Property and/or Excluded Principal Property; (iv) to the extent the applicable Collateral constitutes property leased to Credit Parties under a lease which has expired or been terminated in a transaction permitted under this Agreement; (v) to the extent the Credit Party owning such Collateral is released from its Obligations hereunder (pursuant to Section 13.11 or otherwise); or (vi) as required by the terms of the ABL Intercreditor Agreement. Upon request by Agent or Parent Borrower at any time, Lenders will confirm in writing Agent’s authority to release any Lien upon particular types or items of Collateral pursuant to this Section 10.11. In addition, the Lenders hereby authorize Agent, to subordinate any Lien granted to or held by Agent upon any Collateral to any Lien on such asset permitted pursuant to paragraph (6)(C) of the definition of Permitted Lien. In addition, the Guaranty of the Obligations by, and the liens on the assets of, any Restricted Subsidiary which is designated as an Unrestricted Subsidiary will automatically be terminated and released at the time of such designation.

(b)    Promptly, and in any event not later than five (5) Business Days’ following written request by Parent Borrower, Agent shall (and is hereby irrevocably authorized and directed by Lenders to) execute such documents as may be necessary to evidence the release (or subordination) of its Liens upon such Collateral as contemplated by Section 10.11(a); provided, however, that (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Credit Parties in respect of) all interests retained by Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral to the extent contemplated by the Collateral Documents. Co-Collateral Agent shall act in concert with Agent in matters delegated to the both of them under this Agreement; however, in the event of any disagreement or dispute between Agent and Co-Collateral Agent in any such matter, the determination or decision of Agent shall, in all cases, control.
10.12    Additional Agents. None of the Lenders or other entities identified on the facing page of this Agreement as a “syndication agent”, “arranger” or “bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lenders as such. No Agent, Lender, “syndication agent”, “arranger” or “bookrunner” has any fiduciary relationship with or duty to any Credit Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent and Lenders, on one hand, and the Credit Parties, on the other hand, in connection herewith or with such other Loan Documents is solely that of debtor and creditor. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other entities so identified in deciding to enter into this Agreement or any other Loan Document or in taking or not taking action hereunder or thereunder. If necessary or appropriate Agent may appoint a Person to serve as separate collateral agent under any Loan Document. Each right and remedy intended to be available to Agent under the Loan Document shall also be vested in Agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If such Person appointed by Agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of Agent, to the extent permitted by applicable law, shall vest in and be exercised by Agent until appointment of a new agent.
10.13    Distribution of Materials to Lenders and L/C Issuers.
(a)    Borrowers acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, Borrowers hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available to, the Lenders and L/C Issuers by posting such Borrower Materials on an E-System (the “Borrower Workspace”). Borrowers authorize Agent to download copies of its logos from its website and post copies thereof on the Borrower Workspace. Borrowers hereby acknowledge that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive MNPI) (each, a “Public Lender”). Borrowers hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” Borrowers shall be deemed to have authorized Agent and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive, confidential and proprietary) with respect to Borrowers, their Subsidiaries or their securities for purposes of United States federal and state securities laws, (iii) all the Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Borrower Workspace designated “Public Investor”, and (iv) Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Borrower Workspace not designated “Public Investor.”
(b)    Each Lender and L/C Issuer represents, warrants, acknowledges and agrees that (i) the Borrower Materials may contain MNPI concerning Borrowers, their Affiliates or their securities, (ii) it has developed compliance policies and procedures regarding the handling and use of MNPI, and (iii) it shall use all such Borrower Materials in accordance with Section 12.8 and any applicable laws and regulations, including federal and state securities laws and regulations.
(c)    If any Lender or L/C Issuer has elected to abstain from receiving MNPI concerning Borrowers, their Affiliates or their securities, such Lender or L/C Issuer acknowledges that, notwithstanding such election, Agent and/or Borrowers will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the credit facilities, including this Agreement and the other Loan Documents, to the credit contact(s) identified for receipt of such information on the Lender’s or L/C Issuer’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s or L/C Issuer’s compliance policies and Contractual Obligations and applicable law, including federal and state securities laws; provided that if such contact is not so identified in such questionnaire, the relevant Lender or L/C Issuer hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to Agent and Borrower Representative upon oral or written request therefor by Agent or Borrower Representative. Notwithstanding such Lender’s or L/C Issuer’s election to abstain from receiving MNPI, such Lender or L/C Issuer acknowledges that if such Lender or L/C Issuer chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning Borrowers, their Affiliates or their securities.
10.14    Agent. Notwithstanding anything to the contrary set forth in this Agreement, all determinations of Agent under the Loan Documents shall be made by Agent.
10.15    Intercreditor Agreement. The Lenders and the other Secured Parties hereby irrevocably authorize and instruct Agent to, without any further consent of any Lender or any other Secured Party, amend, extend, supplement, restate, replace, waive or otherwise modify the ABL Intercreditor Agreement, provided that (i) the consent of the Co-Collateral Agents shall be required in connection with any amendment, extension, supplement, restatement, replacement, waiver or modification, other than any amendment, extension, supplement, restatement, replacement, waiver or modification of the type described in clause (i) or (ii) of Section 12.2 (g) and (ii) no such amendment, extension, supplement, restatement, replacement, waiver or modification (other than any such amendment, extension, supplement, restatement, replacement, waiver or modification of the type described in clause (i) or (ii) of Section 12.2(g)) shall modify the terms of the ABL Intercreditor Agreement in any manner that is adverse to the Secured Parties in any material respect. The Lenders and the other Secured Parties irrevocably agree that (x) Agent may rely exclusively on a certificate of an Officer of Parent Borrower as to whether the Liens governed by the ABL Intercreditor Agreement and the priority of such Liens as contemplated thereby are not prohibited and (y) the ABL Intercreditor Agreement entered into by Agent shall be binding on the Secured Parties, and each Lender and the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, the ABL Intercreditor Agreement. The foregoing provisions are intended as an inducement to any provider of any Indebtedness not prohibited by Section 7.1 hereof to extend credit to the Credit Parties and such persons are intended third-party beneficiaries of such provisions.
10.16    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of Agent and not, for the avoidance of doubt, to or for the benefit of Borrowers or any other Credit Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE

84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement, or
(iv)     such other representation, warranty and covenant as may be agreed in writing between Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of Borrowers or any other Credit Party, that Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
11.    ~~ASSIGNMENT AND PARTICIPATIONS; SUCCESSORS AND ASSIGNS~~ASSIGNMENT AND PARTICIPATIONS; SUCCESSORS AND ASSIGNS
11.1    Assignment and Participations.
(a)    Subject to the terms of this Section 11.1, any Lender may make an assignment, or sell participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder, to an Eligible Assignee. Any assignment by a Lender shall be subject to the following conditions:
(i)    Assignment Agreement. Any assignment by a Lender shall require (A) the execution of an assignment agreement (the “Assignment Agreement”) substantially in the form attached hereto as Exhibit 11.1(a) or otherwise in form and substance reasonably satisfactory to and acknowledged by Agent and (B) the payment of a processing and recordation fee of $3,500 by the assignor or assignee to Agent (unless such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund). Agent, acting as Borrowers’ agent, shall maintain at one of its offices listed in Section 12.10 (as may be updated from time to time pursuant to Section 12.10), a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of each Lender pursuant to the terms hereof from time to time (the “Register”). Agent shall accept and record into the Register each Assignment Agreement that it receives which is executed and delivered in accordance with the terms of this Agreement. The entries in the Register shall be conclusive, absent manifest error, and Borrowers, Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this

Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrowers and the Lenders, at any reasonable time and from time to time upon reasonable prior notice.
(ii)    Minimum Amounts.
(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B) in any case not described in Section 11.1(a)(ii)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to Agent or, if “Effective Date” is specified in the Assignment Agreement, as of the Effective Date) shall not be less than $5,000,000, and in increments of $1,000,000, unless each of (1) Agent and (2) so long as no Event of Default under Sections 9.1(a), (j) or (k) has occurred and is continuing, Borrowers, otherwise consent (each such consent not to be unreasonably withheld or delayed, and Borrowers shall be deemed to have consented to such assignment unless Borrower Representative shall have objected thereto by written notice to Agent within ten (10) Business Days after having received such Assignment Agreement).
(iii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this Section 11.1(a)(iii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis (if any).
(iv)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.1(a)(ii)(B) and, in addition:
(A) the consent of Borrowers for any assignment (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) such assignment is to or by MSSF in connection with the initial syndication of the Loans and Commitments; provided that Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Agent within ten (10) Business Days after having received written notice thereof;
(B) the consent of Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for assignments in respect of any Revolving Loan or Commitment if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent of each L/C Issuer (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of the Swing Line Loans.
(b)    In the case of an assignment by a Lender under this Section 11.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a “Lender”. In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 11.1, (i) any Lender may at any time pledge the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender’s obligations hereunder or under any other Loan Document and (ii) no assignment shall be made to any Credit Party, any Subsidiary of a Credit Party or any Affiliate of a Credit Party.
(c)    A Lender may at any time, without consent of or notice to any Borrower or Agent, sell participations to any Person (other than a natural person or Parent Borrower, any Subsidiary or any Affiliate thereof, or any Disqualified Institution (to the extent that the list of Disqualified Institutions have been made available to all Lenders)) in all or a portion of such Lender’s rights and/or obligations under this Agreement; provided that any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, the Loans participated; (ii) any extension of the final maturity date thereof; and (iii) any release of all or substantially all of the Collateral or the value of the Guarantees (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 2.11, 2.13 and 2.14 each Borrower acknowledges and agrees that a participation shall give rise to an obligation of Borrowers to the participant and the participant shall be considered to be a “Lender”; provided, that, such participant (A) shall not be entitled to receive any greater payment under Sections 2.13 and

2.14 than the applicable Lender from whom it received its participation would have been entitled to receive with respect to the participation sold to such participant and (B) complies with the provisions of Sections 2.13(d), 2.14(d) and 2.14(g) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. Except as set forth in this paragraph, no Borrower or Credit Party shall have any obligation or duty to any participant and shall continue to deal solely and directly with the Lender selling the participation. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred. Notwithstanding anything to the contrary contained in the Loan Documents, no Lender may assign or sell a participation to any Person that is not an Eligible Assignee and participations shall not require Borrowers’ or Agent’s prior written consent.
(d)    Except as expressly provided in this Section 11.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.
(e)    Any Lender may furnish information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 12.8.
(f)    No Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 2.14(a), increased costs under Section 2.14(b), an inability to fund LIBOR Loans under Section 2.14(c), or withholding taxes in accordance with Section 2.13(a).
(g)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”), may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing by the Granting Lender to Agent and Borrowers, the option to provide to Borrowers all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrowers and Agent assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrowers and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC. This Section 11.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.
11.2    Successors and Assigns. This Agreement and the other Loan Documents is binding on and inures to the benefit of each Credit Party, Agent, Co-Collateral Agent, Lender and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and all of the Lenders; provided that Agent and the Lenders shall be deemed to have consented to any assignment, transfer, hypothecation or conveyance of rights, benefits, obligations or duties to any successor of a Credit Party as a result of the consummation of a merger, consolidation, amalgamation or other fundamental change or transaction permitted under Section 7. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and all of the Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent, Co-Collateral Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents (other than the Indemnified Persons).
11.3    Certain Prohibitions. No assignment or participation may be made to any Borrower, any Affiliate of any Borrower, Non-Funding Lender or a natural person.

12.    ~~MISCELLANEOUS~~MISCELLANEOUS
12.1    Complete Agreement; Modification of Agreement. This Agreement shall become effective when it shall have been executed by Borrowers, the other Credit Parties signatory hereto, the Lenders, the L/C Issuers, Agent and Co-Collateral Agent. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Borrowers, the other Credit Parties party hereto, Agent, Co-Collateral Agents, the Swing Line Lender, each L/C Issuer and each Lender, their respective successors and permitted assigns. Except as expressly provided in any Loan Document, none of any Borrower, any other Credit Party, any Lender, any L/C Issuer or Agent shall have the right to assign any rights or obligations hereunder or any interest herein. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 12.2. Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between any Credit Party and any Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.
12.2    Amendments and Waivers.
(a)    Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers and by Requisite Lenders, Supermajority Lenders or all directly and adversely affected Lenders as provided in Section 12.2(c). Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.
(b)    No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 3.1 or Section 3.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Requisite Lenders and Borrowers. Notwithstanding the immediately preceding sentence, no amendment or modification with respect to any provision of this Agreement that either (i) increases the advance rates with respect to the Borrowing Base above those in existence on the Amendment No. ~~3~~6 Effective Date or (ii) amends or modifies the definition of the Borrowing Base or any defined term used therein (to the extent such amendment or modification would have the effect of making more credit available) shall be effective unless the same shall be in writing and signed by Agent, Supermajority Lenders and Borrowers (except, for the avoidance of doubt, any Incremental Revolving Loan Amendment effectuated in order to implement Permitted Incremental FILO Loans which comply in all respects with the Permitted FILO Tranche Conditions, or any amendment or modification with respect to any provision of any such Incremental Revolving Loan Amendment, may be effected with the consent of Agent, Co-Collateral Agents and each Incremental Lender providing such Incremental Revolving Loans, but without the consent of any other Lender, so long as the amendments or modifications set forth in such Incremental Revolving Loan Amendment comply with the requirements set forth in, and are limited to amendments or modifications of the type described in, Section 2.16). Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 3.2 unless the same shall be in writing and signed by Agent and Requisite Lenders.
(c)    No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender and L/C Issuer directly affected thereby: (i) increase the principal amount of any Lender’s Commitment (which action shall be deemed only to affect those Lenders whose Commitments are increased); (ii) reduce the principal of, rate of interest on, composition of interest on (i.e., cash pay or payment-in-kind) or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender (provided, however, in each case, the waiver of any Default or Event of Default or the implementation or revocation of Default Rate interest shall not constitute a reduction in the rate of interest or any Fee); (iii) extend the final maturity date of the principal amount of any Loan of any Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees or other Obligations as to any affected Lender (provided, however, in each case, the waiver of any Default or Event of Default or the implementation or revocation of Default Rate interest shall not constitute a reduction in the rate of interest or any Fee); (v) release all or substantially all of the Guaranties or, except as otherwise permitted herein or in the other Loan Documents, release (or, except as contemplated by the ABL Intercreditor Agreement, subordinate the Lien of Agent in), or permit any Credit Party to sell or otherwise dispose of all or substantially all of the Collateral (which action shall be deemed to directly affect all Lenders and all L/C Issuers); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; (vii) amend or waive this Section 12.2 or the definitions of the term “Requisite Lenders” or “Supermajority Lenders”; (viii) amend the allocation and waterfalls in Section 2.9 (except, for the avoidance of doubt, that any Incremental Revolving Loan Amendment effectuated in connection with implementing Permitted Incremental FILO Loans may be effected with the consent of Agent, Co-Collateral Agents and each Incremental Lender providing such Permitted Incremental FILO Loans, but without the consent of any other Lender) or (ix) amend the definition of Pro Rata Share or Section 10.7. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer, under this Agreement or any other Loan Document, including any increase in the L/C Sublimit or any release of any Guaranty requiring a writing signed by all of the Lenders or release of any Collateral requiring a writing signed by all Lenders, shall be effective unless in writing and signed by Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Notwithstanding anything in this Section 12.2 to the contrary, this Agreement and the other Loan Documents may be amended by Agent, Co-Collateral Agents and each Credit Party party to an Incremental Revolving Loan Amendment in accordance with Section 2.16, to incorporate the terms of any Incremental Revolving Loans (including any Permitted Incremental FILO Loans) or increased Commitments and the related Loans thereunder and to provide for non-pro rata borrowings and payments of any amounts hereunder as between the Loans and any Incremental Revolving Loans, or increased Commitments in connection therewith, or to establish any Commitments with respect to Permitted Incremental FILO Loans as a separate “class” of Loans hereunder, in each case with the consent of Agent, Co-Collateral Agents and each Incremental Lender providing such

Permitted Incremental FILO Loans pursuant to such Incremental Revolving Loan Amendment, but without the consent of any other Lender. Notwithstanding anything in this Section 12.2 to the contrary, Parent Borrower and Agent may enter into a LIBOR ~~Successor Amendment,~~successor amendment, and such amendment shall be effective at the times and upon the terms described in Section 2.15. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.2 shall be binding upon each holder of the Obligations at the time outstanding and each future holder of the Obligations. Any amendment, modification, waiver, consent, termination or release of any Bank Product Documents or Secured Hedge Agreement may be effected by the parties thereto without the consent of the Lenders.
(d)    If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders or all directly and adversely affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 12.2(d) being referred to as a “Non-Consenting Lender”), then, with respect to this Section 12.2(d), so long as Agent is not a Non-Consenting Lender, at Borrower Representative’s request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent’s consent (but shall have no obligation) to purchase from any such Non-Consenting Lenders, and any such Non-Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent or such Person, all of the Commitments of any such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by such Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement. In the event that a Non-Consenting Lender does not execute an Assignment Agreement pursuant to Section 11.1 within five (5) Business Days after receipt by such Non-Consenting Lender of notice of replacement pursuant to this Section 12.2(d) and presentation to such Non-Consenting Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 12.2(d), Borrower Representative shall be entitled (but not obligated) to execute such Assignment Agreement on behalf of any such Non-Consenting Lender, and any such Assignment Agreement so executed by Borrower Representative, the replacement Lender and Agent, shall be effective for purposes of this Section 12.2(d) and Section 11.1.
(e)    Upon the Termination Date, Agent shall deliver to Borrowers termination statements, security releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.
(f)    Notwithstanding anything to the contrary contained in this Section 12.2, in the event that Borrowers request that this Agreement be modified or amended in a manner that would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Requisite Lenders, then with the consent of Borrower Representative, Agent and the Requisite Lenders, Borrower Representative, Agent and the Requisite Lenders shall be permitted to amend this Agreement without the consent of the Non-Consenting Lenders to provide for (i) the termination of the Commitment of each Non-Consenting Lender at the election of Borrower Representative, Agent and the Requisite Lenders, (ii) simultaneously with the Commitment termination provided for in the foregoing clause (i), the addition to this Agreement of one or more other financial institutions (each of which shall be acceptable to Agent), or an increase in the Commitment of one or more of the Requisite Lenders (with the written consent thereof), so that the total Commitment after giving effect to such amendment shall be in the same amount as the total Commitment immediately before giving effect to such amendment, so long as such new or increased Commitments are on the same terms and provisions (including, without limitation, economic terms with respect to interest rates, pricing, fees, maturity date, etc.) as the Commitment terminated pursuant to the foregoing clause (i), (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Requisite Lender(s), as the case may be, as may be necessary to repay in full, at par, the outstanding Loans of the Non-Consenting Lenders immediately before giving effect to such amendment and (iv) such other modifications to this Agreement as may be appropriate to effect the foregoing clauses (i)-(iii).
(g)    Notwithstanding the foregoing, no Lender’s consent is required to enter into any amendment, extension, supplement, restatement, replacement, waiver or other modification to the ABL Intercreditor Agreement (i) that is for the purpose of adding the holders of Indebtedness permitted hereunder (or a Senior Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of the ABL Intercreditor Agreement (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor or subordination agreement as, in the good faith determination of Agent, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders), (ii) that is expressly contemplated by the ABL Intercreditor Agreement or (iii) that is otherwise permitted by Section 10.15 hereof; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of Agent hereunder or under any other Loan Document without the prior written consent of Agent, as applicable.
(h)    Further, notwithstanding anything to the contrary contained in this Section 12.2, technical and conforming modifications to the Loan Documents may be made with the consent of Parent Borrower and Agent (but without the consent of any Lender) to the extent necessary to cure any ambiguity, omission, defect or inconsistency; provided, that Agent shall notify the Lenders of any such proposed modifications and no such modification shall become effective if the Requisite Lenders have objected thereto within five (5) Business Days after the delivery of such notice.
12.3    Fees and Expenses. Parent Borrower shall reimburse (or shall cause to be reimbursed): (i) Agent, Co-Collateral Agents and Lead Arrangers for all reasonable documented fees, reasonable documented out-of-pocket costs and expenses (including the reasonable documented fees and reasonable documented out-of-pocket expenses of one firm of counsel);

and (ii) Agent, Co-Collateral Agents and Lead Arrangers (and, with respect to clauses (b), (c) and (d) below, all Lenders and all L/C Issuers for all reasonable documented out-of-pocket fees, costs and expenses, including the reasonable documented fees, reasonable documented out-of-pocket costs and expenses of one firm of counsel for Agent, Co-Collateral Agents, Lead Arrangers, L/C Issuers and Lenders, taken as a whole, and a single local counsel in each relevant jurisdiction and in the case of an actual or potential conflict of interest where Agent, any Co-Collateral Agent, any Lead Arranger, any L/C Issuer or any Lender affected by such conflict informs Agent of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person), incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents, and incurred in connection with:
(a)    any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;
(b)    any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Co-Collateral Agent, any L/C Issuer, any Lender, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents and the transactions contemplated thereby or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof; in connection with a case commenced by or against any or all of the Credit Parties or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that no Person shall be entitled to reimbursement under this clause (b) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s (or such Person’s Related Person’s) gross negligence, bad faith, material breach or willful misconduct (in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment); provided, further, that no Indemnified Person will be indemnified for any such cost, expense or liability to the extent of any dispute solely among Indemnified Persons other than claims against Agent, in such capacity in connection with fulfilling any such roles;
(c)    any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Obligations during the pendency of one or more Events of Default;
(d)    any workout or restructuring of the Obligations upon the occurrence and during the continuance of one or more Events of Default; and
(e)    efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) subject to the limitations contained herein verify, protect, evaluate, assess, appraise, audit, collect, sell, liquidate or otherwise dispose of any of the Collateral; including, as to each of clauses (a) through (d) above, all reasonable and documented professionals fees, including, but not limited to appraisers’, field examiners’ and attorneys’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all reasonable documented out-of-pocket expenses, costs, charges and other fees incurred by such professionals in connection with or relating to any of the events or actions described in this Section 12.3. All amounts under this Section 12.3 shall be payable no later than 20 days after written demand therefore (together with reasonably detailed supporting documentation submitted to a Financial Officer of Borrower Representative).
12.4    No Waiver. Agent’s, any L/C Issuer’s or any Lender’s failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent, such L/C Issuer or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 12.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable Requisite Lenders, and directed to Borrowers specifying such suspension or waiver.
12.5    Remedies. Agent’s, Co-Collateral Agents’, L/C Issuers’ and Lenders’ rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent, any Co-Collateral Agent, any L/C Issuer or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.
12.6    Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.
12.7    Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.
12.8    Confidentiality. Each Lender, each L/C Issuer Agent and each Co-Collateral Agent agrees to maintain, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Credit Party as confidential or disclosed under circumstances where it is reasonable to assume that such information is confidential (the “Information”), except that such Information may be disclosed by any Lender, any L/C Issuer,

Agent (i) with Borrower Representative’s consent, (ii) to Related Persons of such Lender, L/C Issuer or Agent or any Co-Collateral Agent, as the case may be, that are advised of the confidential nature of such Information and are instructed to keep such Information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 12.8 or (B) available to such Lender, L/C Issuer, Co-Collateral Agent or Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable law or other legal process or requested or demanded by any Governmental Authority, including any governmental bank regulatory authority (in which case Agent shall notify Borrower Representative, to the extent not prohibited by law or legal process; provided that no notice shall be required in the case of disclosure to bank regulatory authorities having jurisdiction over Agent, any Co-Collateral Agent, any Lender or any L/C Issuer), (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective assignees or participants, direct or contractual counterparties to any Swap Contracts and to their respective Related Persons, in each case to the extent such assignees, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 12.8 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender, L/C Issuer, Co-Collateral Agent or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender, L/C Issuer, Co-Collateral Agent or Agent or any of their Related Persons, (x) to the National Association of Insurance Commissioners, CUSIP Service Bureau or any similar organization, regulatory authority, examiner or nationally recognized ratings agency and (xi) to any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to Borrowers and their obligations, this Agreement or payments hereunder, in each case to the extent such Persons agree to be bound by provisions substantially similar to the provisions of this Section 12.8. In the event of any conflict between the terms of this Section 12.8 and those of any Loan Document, the terms of this Section 12.8 shall govern.
Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied to the federal tax treatment and federal tax structure of the Loans (the “Tax Structure”) (and any related transactions or arrangements) from the commencement of discussions between the parties, and (ii) each party (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the Tax Structure and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to the Tax Structure. The preceding sentence is intended to cause the Tax Structure to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC, and shall be construed in a manner consistent with such purpose. Each party hereto acknowledges that it has no proprietary or exclusive rights to the Tax Structure.
12.9    GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES. EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS RELATED TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SECTION 12.10 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR FIVE (5) BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.
12.10    Notices.
(a)    Addresses. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to (A) the party to be notified and sent to the address or facsimile number indicated in this Section 12.10 (or to such other address as may be hereafter notified by the respective parties hereto), or (B) the party to be notified at its address specified on the signature page of this Agreement or any applicable Assignment Agreement, (ii) to the extent given by a Credit Party posted to any E-System set up by or at the direction of Agent in an appropriate location or (iii) addressed to such other address as shall be notified in writing (A) in the case of Borrower Representative, Agent and Swing Line Lender, to the other parties hereto and (B) in the case of all other parties, to Borrower Representative and Agent. Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System. Notice addresses as of the Amendment No. ~~3~~6 Effective Date shall be as set forth below:
(i)    If to Agent and MSSF as Co-Collateral Agent, at
Morgan Stanley Senior Funding, Inc.
1300 Thames Street, 4th Floor
Thames Street Wharf
Baltimore, Maryland 21231
Telephone No.: (917) 260-0588
Email for Borrowers: agency.borrowers@morganstanley.com
Email for Lenders: msagency@morganstanley.com
For all E-System postings: borrower.documents@morganstanley.com with copies to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Kenneth Steinberg
Fax No.: (212) 450-5736
Telephone No.: (212) 450-4566
(ii)    If to ~~JPMorgan Chase Bank~~Citibank, N.A., as Co-Collateral Agent, at
~~JPMorgan Chase Bank~~Citibank, N.A.
~~3424 Peachtree Road NE, Suite 2300~~388 Greenwich Street, 4th Floor
~~Atlanta, Georgia 30326~~
New York, NY 10013
Attention: ~~Credit Risk Manager – XPO Logistics~~Allister Chan
Telephone No.: ~~404-926-2784~~(212) 723-6257

Email: ~~lia.cornejo@jpmorgan~~Allister.Chan@citi.com
with copies to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Kenneth Steinberg
Fax No.: (212) 450-5736
Telephone No.: (212) 450-4566
(iii)    If to any Borrower, to Borrower Representative, at
XPO Logistics, Inc.
Five American Lane
Greenwich, Connecticut 06831
Attn: Karlis P. Kirsis
Fax: (203) 629-7073
Telephone No.: (203) 489-1598
Email: Karlis.Kirsis@xpo.com
with a copy to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Gregory E. Pessin
Fax: (212) 403-2359
Telephone No: (212) 403-1359
Attention: John R. Sobolewski
Fax: (212) 403-2340
Telephone No: (212) 403-1340
(iv)    If to any L/C Issuer: See Annex D
(b)    Effectiveness.
(i)    All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, five (5) Business Days after deposit in the mail, (iv) if delivered by facsimile or electronic mail (other than to post to an E-System pursuant to clause (a) above) upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the date of such posting in an appropriate location and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated in Section 12.10 to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.
(ii)    The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete in all material respects (to the extent required under the Loan Documents) except as expressly noted in such communication or E-System.
(c)    Each Lender shall notify Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its lending office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.
12.11    Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
12.12    Counterparts. This Agreement may be executed in any number of separate counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.
12.13    WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO KNOWINGLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS, L/C ISSUERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS

AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.
12.14    Press Releases and Related Matters. Each Credit Party consents to the publication by Agent or any Lender of customary advertising material relating to the financing transactions contemplated by this Agreement using Borrower’s name, product photographs, logo or trademark. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.
12.15    Reinstatement. This Agreement shall remain in full force and effect should any petition be filed by or against Borrowers for liquidation or reorganization, should Borrowers become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver, interim receiver, receiver and manager or trustee be appointed for all or any significant part of Borrowers’ assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
12.16    Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 12.9 and 12.13, with its counsel.
12.17    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
12.18    Patriot Act Notice. Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, such Lender and Agent may be required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender and Agent, as the case may be, to identify the Credit Parties in accordance with the Patriot Act.
12.19    Currency Equivalency Generally; Change of Currency.
(a)    For the purposes of making valuations or computations under this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), and in particular, without limitation, for purposes of valuations or computations under Sections 2.1, 2.2, 2.3, 4, 6, 7 and 9, unless expressly provided otherwise, where a reference is made to a dollar amount the amount is to be considered as the amount in

Dollars and, therefore, each other currency shall be converted into the Dollar Equivalent thereof.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as Agent may from time to time specify with Parent Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.
12.20    Judgment Currency.
(a)    If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 12.20 referred to as the “Judgment Currency”) an amount due under any Loan Document in Dollars (the “Obligation Currency”), the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such earlier date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 12.20 being hereinafter in this Section 12.20 referred to as the “Judgment Conversion Date”).
(b)    If, in the case of any proceeding in the court of any jurisdiction referred to in Section 12.20(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Credit Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Credit Party under this Section 12.20(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.
(c)    The term “rate of exchange” in this Section 12.20 means the rate of exchange at which Agent would, on the relevant date at or about 1:00 p.m. (New York time), be prepared to sell the Obligation Currency against the Judgment Currency.
12.21    Electronic Transmissions.
(a)    Authorization. Subject to the provisions of Section 12.10(a), each of Agent, Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each Borrower and each Lender party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the use of Electronic Transmissions.
(b)    Signatures. Subject to the provisions of Section 12.10(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C)(i) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any Code, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural applicable law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which Agent, each Co-Collateral Agent, each Lender and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.
(c)    Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 12.10 and this Section 12.21, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by Agent and Credit Parties in connection with the use of such E-System.
(d)    LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each Borrower, each other Credit Party executing this Agreement and each Lender agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

12.22    Independence of Provisions. The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.
12.23    No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Credit Parties, the Lenders, the L/C Issuers, Agent, Co-Collateral Agents, Lead Arrangers, for the purposes of Section 2.11, the Indemnified Persons and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither Agent nor any Lender nor any Credit Party (except as otherwise specifically provided under the Loan Documents) shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.
12.24    Relationships between Lenders and Credit Parties. Borrowers acknowledge and agree that the Lenders are acting solely in the capacity of an arm’s length contractual counterparty to Borrowers with respect to the Loans and other financial accommodations contemplated hereby and not as a financial advisor or a fiduciary to, or an agent of, Borrowers or any other Person. Additionally, no Lender is advising Borrowers or any other Person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Borrowers shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Lenders shall have no responsibility or liability to Borrowers with respect thereto. Any review by the Lenders of Borrowers, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Lenders and shall not be on behalf of Borrowers. Each Lender may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates.
12.25    ABL Intercreditor Agreement. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document: (a) the Liens granted to Agent for the benefit of the Secured Parties pursuant to the Loan Documents and the exercise of any right related to any U.S. Collateral shall be subject, in each case, to the terms of the ABL Intercreditor Agreement, (b) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document, on the one hand, and of the ABL Intercreditor Agreement, on the other hand, the terms and provisions of the ABL Intercreditor Agreement shall control, and (c) each Lender (and, by its acceptance of the benefits of any Collateral Document, each other Secured Party) hereunder (i) acknowledges that it has received a copy of the ABL Intercreditor Agreement, (ii) agrees that it will be bound by and take no actions contrary to the provisions of the ABL Intercreditor Agreement and (iii) authorizes and instructs Agent and, where applicable, each Co-Collateral Agent, to execute the ABL Intercreditor Agreement on behalf of such Secured Party and to enter into such amendments thereto as contemplated by Section 12.2(g) hereof.
13.    ~~GUARANTY~~GUARANTY
13.1    Guaranty.

(a)    Each U.S. Credit Party hereby agrees that such U.S. Credit Party is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent, Lenders, Hedge Banks and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Secured Parties by each other Credit Party. Each Canadian Credit Party hereby agrees that such Credit Party is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Secured Parties by each other Canadian Credit Party. Each Credit Party agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 13 shall not be discharged until the Termination Date, and that its obligations under this Section 13 shall be absolute and unconditional, irrespective of, and unaffected by,
(i)    the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or Secured Hedge Agreement or any other agreement, document or instrument to which any Credit Party is or may become a party;
(ii)    the absence of any action to enforce this Agreement (including this Section 13) or any other Loan Document or Secured Hedge Agreement or the waiver or consent by Agent and Lenders or Hedge Banks, as applicable, with respect to any of the provisions thereof;
(iii)    the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders or Hedge Banks in respect thereof (including the release of any such security);
(iv)    the insolvency of any Credit Party;
(v)    any amendment, alteration, novation or variation in any manner and to any extent (and irrespective of the effect of the same on any Guarantor) of any of the Obligations, any liabilities and obligations of any surety, and any security of any one or more of the Secured Parties’ arrangements with the Credit Parties or any other Person; or
(vi)    any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.
Each Credit Party shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guarantied hereunder.
(b)    Each Credit Party expressly represents and acknowledges that it is part of a common enterprise with the other Credit Parties and that any financial accommodations by Lenders, Hedge Banks or any of them, to any other Credit Party hereunder and under the other Loan Documents or Secured Hedge Agreements are and will be of direct and indirect interest, benefit and advantage to all Credit Parties.

13.2    Waivers by Credit Parties. Each Credit Party expressly waives, to the extent permitted by law, all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or any other Secured Party to marshal assets or to proceed in respect of the Obligations guarantied hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Credit Party. It is agreed among each Credit Party, Agent, Co-Collateral Agent, L/C Issuers, Lenders and other Secured Parties that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 13 and such waivers, Agent, Co-Collateral Agent, L/C Issuers, Lenders and other Secured Parties would decline to enter into this Agreement. Each Credit Party expressly waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in any Credit Party’s financial condition or any other fact which might increase the risk to another Credit Party).
13.3    Benefit of Guaranty; Stay of Acceleration. Each Credit Party agrees that the provisions of this Section 13 are for the benefit of the Secured Parties and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Credit Party and Agent or any other Secured Party, the obligations of such other Credit Party under the Loan Documents or Secured Hedge Agreements.
13.4    Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 13.7, each Credit Party hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Termination Date. Each Credit Party acknowledges and agrees that this subordination is intended to benefit Agent and the other Secured Parties and shall not limit or otherwise affect such Credit Party’s liability hereunder or the enforceability of this Section 13, and that Agent, the other Secured Parties and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 13.4.
13.5    Election of Remedies. If Agent or any other Secured Party may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such other Secured Party a Lien upon any Collateral, whether owned by any Credit Party or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any other Secured Party may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 13. If, in the exercise of any of its rights and remedies, Agent or any other Secured Party shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Credit Party hereby consents to such action by Agent or such other Secured Party and waives any claim based upon such action, even if such action by Agent or such other Secured Party shall result in a full or partial loss of any rights of subrogation that such Credit Party might otherwise have had but for such action by Agent or such other Secured Party. Any election of remedies that results in the denial or impairment of the right of Agent or any other Secured Party to seek a deficiency judgment against any Credit Party shall not impair any other Credit Party’s obligation to pay the full amount of the Obligations. In the event Agent or any other Secured Party shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Agent or such other Secured Party may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such other Secured Party but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, other Secured Party or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 13, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.
13.6    Limitation. Notwithstanding any provision herein contained to the contrary, each Credit Party’s liability under this Section 13 shall be limited to an amount not to exceed as of any date of determination the greater of:
(a)    the amount of all Loans advanced to (and Letter of Credit Obligations incurred on behalf of) Borrowers and;
(b)    the amount that could be claimed by Agent and the other Secured Parties from such Credit Party under this Section 13 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar foreign or domestic statute or common law after taking into account, among other things, such Credit Party’s right of contribution and indemnification from each other Credit Party under Section 13.7.
13.7    Contribution with Respect to Guaranty Obligations.
(a)    To the extent that any Credit Party shall make a payment under this Section 13 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Credit Party, exceeds the amount that such Credit Party would otherwise have paid if each Credit Party had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Credit Party’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each Credit Party as determined immediately prior to the making of such Guarantor Payment, then, following the Termination Date, such Credit Party shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Credit Party for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)    As of any date of determination, the “Allocable Amount” of any Credit Party shall be equal to the maximum amount of the claim that could then be recovered from such Credit Party under this Section 13 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
(c)    This Section 13.7 is intended only to define the relative rights of the Credit Parties and nothing set forth in this Section 13.7 is intended to or shall impair the obligations of the Credit Parties, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of, and subject to the limitations contained in, this Agreement, including Section 13.1. Nothing contained in this Section 13.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.
(d)    The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Credit Parties to which such contribution and indemnification is owing.
(e)    The rights of the indemnifying Credit Parties against other Credit Parties under this Section 13.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.
13.8    Liability Cumulative. The liability of each Credit Party under this Section 13 is in addition to and shall be cumulative with all liabilities of such Credit Party to Agent and Lenders under this Agreement and the other Loan Documents to which such Credit Party is a party or in respect of any Obligations or obligation of the other Credit Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
13.9    Obligations of the Canadian Credit Parties. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, (i) no Canadian Credit Party shall be liable or in any manner responsible for, or be deemed to have guaranteed, directly or indirectly, whether as a primary obligor, guarantor, indemnitor, or otherwise, and none of their assets shall secure, directly or indirectly, any Obligations of any U.S. Borrower or U.S. Guarantor (including, without limitation, principal, interest, fees, penalties, premiums, expenses, charges, reimbursements, indemnities or any other Obligations) under this Agreement or any other Loan Document, (ii) no Collateral or other assets of any Canadian Credit Party nor any collections on or proceeds of, any such Collateral or other assets shall be applied to the Obligations of any U.S. Borrower or U.S. Guarantor under this Agreement or any other Loan Document and (iii) no Canadian Credit Party shall be obligated to make any payment hereunder or under any other Loan Document on behalf of, or with respect to, any Obligation of any U.S. Borrower or U.S. Guarantor.
13.10    Name of Agreement. (a) Immediately and automatically upon the Restatement Date, Parent Borrower hereby terminates all “Commitments” under (and as defined in) the

Existing Credit Agreement. The Lenders party hereto that are also party to the Existing Credit Agreement, who collectively constitute the “Requisite Lenders” under the Existing Credit Agreement, hereby waive any requirement of prior notice for termination of all such “Commitments”. Morgan Stanley Senior Funding Inc., as Agent under the Existing Credit Agreement, agrees to enter into a customary payoff letter relating to the Existing Credit Agreement acknowledging the payment in full of the obligations under the Existing Credit Agreement and the related Loan Documents (other than “Bank Products Obligations” and “Secured Hedging Obligations”, each as defined in the Existing Credit Agreement) and authorizing any necessary or desirable filings or other actions to evidence the payment in full of such obligations promptly following the Restatement Date.
(b)    The parties hereto acknowledge and agree that this Agreement is referred to as being an “amendment and restatement” of the Existing Credit Agreement as a matter of convenience and that this Agreement shall for all purposes be treated as a replacement and refinancing of the Existing Credit Agreement and the “Obligations” thereunder.
13.11    Release of Borrowers and Guarantors. The Obligations of any Credit Party (other than Parent Borrower) shall automatically terminate and be of no further force or effect and such Credit Party shall be automatically released from all obligations under this Agreement and all the Loan Documents upon:
(a)    the sale, disposition, exchange or other transfer (including through merger, consolidation amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Credit Party is no longer a Restricted Subsidiary), of the applicable Credit Party if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Agreement; ~~or~~provided that, if such transaction would result in the Aggregate Revolving Credit Exposure exceeding the Available Credit on a pro forma basis immediately after giving effect to such transaction, the Borrowers shall have repaid outstanding Loans or cash collateralized Letter of Credit Obligations in the manner set forth in Section 2.2 to the extent required to avoid any such excess, in accordance with Section 2.3(b)(i); or
(b)    the designation of such Credit Party as an Unrestricted Subsidiary in accordance with the provisions of the definition of “Unrestricted Subsidiary”; ~~or~~provided that, if such designation would result in the Aggregate Revolving Credit Exposure exceeding the Available Credit on a pro forma basis immediately after giving effect to such designation, the Borrowers shall have repaid outstanding Loans or cash collateralized Letter of Credit Obligations in the manner set forth in Section 2.2 to the extent required to avoid any such excess, in accordance with Section 2.3(b)(i); or
(c)    (i) such Subsidiary becomes an Excluded Subsidiary (as evidenced by a notice in writing from an Officer of Parent Borrower); so long as, in the case of this clause (i) (solely with respect to a transaction as a result of which a Wholly Owned Subsidiary would become an Excluded Subsidiary due to clause (h) of the definition thereof), if such transaction would result in the Aggregate Revolving Credit Exposure exceeding the Available Credit on a pro forma basis immediately after giving effect to such transaction, the Borrowers shall have repaid outstanding Loans or cash collateralized Letter of Credit

Obligations in the manner set forth in Section 2.2 to the extent required to avoid any such excess, in accordance with Section 2.3(b)(i); or (ii) Parent Borrower re-designates a Designated Guarantor as an Excluded Subsidiary, so long as, in the case of this clause (ii), prior to such re-designation Parent Borrower shall have delivered to Agent an updated Borrowing Base Certificate reflecting that no Overadvance shall have occurred after giving pro forma effect to the removal from the Borrowing Base of such Designated Guarantor’s assets; or
(d)    repayment of all of the Loans and termination of all of the Commitments hereunder.
(e)    Additional Borrowers. Upon the request of Parent Borrower from time to time, any direct or indirect Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary or organized under the laws of Canada (or any province or territory thereof) (including any such Subsidiary that is already a Guarantor at such time) may become a U.S. Borrower or a Canadian Borrower, respectively, hereunder, effective upon the execution and delivery to Agent by such Wholly Owned Restricted Subsidiary, of (i) an instrument of accession or joinder to this Agreement, (ii) any other Collateral Documents and other documents that such Domestic Subsidiary would be required to deliver pursuant to Section 6.12 if it were becoming a Guarantor (with such modifications thereto as are reasonably necessary to accommodate such Subsidiary becoming a Borrower and not a Guarantor) as may be reasonably requested by Agent and (iii) all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case to the extent requested by Agent from Parent Borrower.
13.12    Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion, of such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.
13.13    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Secured Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special ~~Resolutions~~Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 13.13, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[SIGNATURE PAGES FOLLOW]

EXHIBIT B-1
To
Amendment No. 6
[See attached]

ANNEX C
TO
CREDIT AGREEMENT

COMMITMENTS AS OF THE SEPARATION EFFECTIVE DATE

Lender(s)	Commitment	Canadian Commitment[2]	Swing Line Commitment[3]
Citibank, N.A.	$94,000,000	$13,000,000	$0
Barclays Bank PLC	$94,000,000	$12,000,000	$0
Credit Agricole Corporate and Investment Bank	$94,000,000	$12,000,000	$0
Morgan Stanley Bank, N.A.	$45,800,000	$7,000,000	$0
Morgan Stanley Senior Funding Inc.	$13,500,000	$0	$50,000,000
Bank of America, N.A.	$59,300,000	$7,000,000	$0
BNP Paribas	$59,300,000	$7,000,000	$0
Capital One, National Association	$59,300,000	$7,000,000	$0
Credit Suisse AG, Cayman Islands Branch	$59,300,000	$7,000,000	$0
Deutsche Bank AG New York Branch	$59,300,000	$7,000,000	$0
Goldman Sachs Bank USA	$59,300,000	$7,000,000	$0
JPMorgan Chase Bank, N.A. *Canadian Sublimit to be funded through JPMorgan Chase Bank, N.A., Toronto Branch	$59,300,000	$7,000,000	$0
Wells Fargo Bank, N.A. *Canadian Sublimit to be funded through Wells Fargo Capital Finance Corporation Canada	$59,300,000	$7,000,000	$0
2 Canadian Commitment constitutes a subfacility of the aggregate Commitments.
3 Swing Line Commitment constitutes a subfacility of the aggregate Commitments.

U.S. Bank National Association	$59,300,000	$0	$0
City National Bank	$25,000,000	$0	$0
HSBC Bank USA, N.A.	$25,000,000	$0	$0
KeyBank National Association	$25,000,000	$0	$0
MUFG Union Bank, N.A.	$25,000,000	$0	$0
The Bank of Nova Scotia	$25,000,000	$0	$0
TOTAL	$1,000,000,000	$100,000,000	$50,000,000

EXHIBIT B-2
To
Amendment No. 6
[See attached]

ANNEX D
TO
CREDIT AGREEMENT

L/C ISSUER FRONTING SUBLIMIT AMOUNTS AS OF THE SEPARATION EFFECTIVE DATE

L/C Issuer	L/C Issuer Fronting Sublimit Amount	Alternative Currencies for Letters of Credit
Citibank, N.A.	$50,000,000	Euros, Pounds Sterling, Singapore Dollars
Barclays Bank PLC	$50,000,000	Euros, Pounds Sterling, Singapore Dollars
Credit Agricole Corporate and Investment Bank	$50,000,000	Euros, Pounds Sterling, Singapore Dollars
Morgan Stanley Bank, N.A.	$32,000,000	Euros, Pounds Sterling, Singapore Dollars
BNP Paribas	$32,000,000	Euros, Pounds Sterling, Singapore Dollars
Deutsche Bank AG New York Branch	$32,000,000	Euros, Pounds Sterling, Singapore Dollars
JPMorgan Chase Bank, N.A.	$32,000,000	Euros, Pounds Sterling, Singapore Dollars
U.S. Bank National Association	$32,000,000	Euros, Pounds Sterling, Singapore Dollars
Wells Fargo Bank, N.A.	$32,000,000	Euros, Pounds Sterling, Singapore Dollars
The Bank of Nova Scotia	$8,000,000	Euros, Pounds Sterling, Singapore Dollars
TOTAL	$350,000,000

Schedule A-1
To
Amendment No. 6
BOUNCE LOGISTICS, LLC
CON-WAY MULTIMODAL INC.
JACOBSON LOGISTICS COMPANY, L.C.
JACOBSON TRANSPORTATION COMPANY, INC.
JHCI HOLDING USA, INC.
MANUFACTURERS CONSOLIDATION SERVICE OF CANADA, INC.
XPO AIR CHARTER, LLC
XPO CNW, INC.
XPO COURIER, LLC
XPO CUSTOMS CLEARANCE SOLUTIONS, LLC
XPO DEDICATED, LLC
XPO ENTERPRISE SERVICES, LLC
XPO GLOBAL FORWARDING, INC.
XPO INTERMODAL SERVICES, LLC
XPO INTERMODAL SOLUTIONS, INC.
XPO INTERMODAL, INC.
XPO LAND HOLDINGS, LLC
XPO LAST MILE CANADA INC.
XPO LAST MILE HOLDING, INC.
XPO LAST MILE, INC.
XPO LOGISTICS CARTAGE, LLC
XPO LOGISTICS DRAYAGE, LLC
XPO LOGISTICS EXPRESS, LLC
XPO LOGISTICS FREIGHT, INC.
XPO LOGISTICS MANAGED TRANSPORTATION, LLC
XPO LOGISTICS MANUFACTURING, LLC
XPO LOGISTICS NLM, LLC
XPO LOGISTICS PORT SERVICES, LLC
XPO LOGISTICS TRANSPORT SERVICES, LLC
XPO LOGISTICS WORLDWIDE GOVERNMENT SERVICES, LLC
XPO LOGISTICS, LLC
XPO LTL HOLDINGS, LLC
XPO LTL SOLUTIONS, LLC
XPO MANUFACTURING HOLDINGS, LLC
XPO NAT SOLUTIONS, LLC
XPO PROPERTIES, INC.
XPO SERVCO, LLC
XPO STACKTRAIN, LLC
XPO TRANSPORT, LLC
PDS TRUCKING, INC.
XPO DISTRIBUTION SERVICES, INC.